     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 27, 2001


                                                      REGISTRATION NO. 333-58116
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                                AMENDMENT NO. 3
                                       TO
                                    FORM F-4


                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                                GROUPE CGI INC./
                                 CGI GROUP INC.

             (Exact name of registrant as specified in its charter)

                                 CGI GROUP INC.
                (Translation of registrant's name into English)

        QUEBEC, CANADA                     7374                              NONE
 (State or other jurisdiction        (Primary Standard       (I.R.S. Employer Identification No.)
              of                        Industrial
incorporation or organization)  Classification Code Number)

                         ------------------------------

                      CGI GROUP INC.                                          CGI INFORMATION SYSTEMS &
                1130 SHERBROOKE STREET WEST                                 MANAGEMENT CONSULTANTS, INC.
                         5TH FLOOR                                               600 FEDERAL STREET
             MONTREAL, QUEBEC, CANADA H3A 2M8                                     ANDOVER, MA 01810
                      (514) 841-3200                                            ATTN: PIERRE TURCOTTE
       (Address and telephone number of Registrant's                               (978) 682-5500
               principal executive offices)                              (Name, address and telephone number
                                                                                of agent for service)

                            ------------------------

                                   COPIES TO:

        PAULE DORE           PETER GOLDEN, ESQ.   CHRISTIANE JODOIN, ESQ.    ROBERT GRAMMIG, ESQ.       DILIP PATEL, ESQ.
 Executive Vice President,     Fried, Frank,         McCarthy Tetrault       Holland & Knight LLP        Vice President-
  Chief Corporate Officer         Harris,              The Windsor,         400 North Ashley Drive       General Counsel
       and Secretary         Shriver & Jacobson          5th Floor             Tampa, FL 33602            and Secretary
      CGI Group Inc.         One New York Plaza      1170 Peel Street           (813) 227-8500           IMRglobal Corp.
1130 Sherbrooke Street West  New York, NY 10004      Montreal, Quebec                               100 South Missouri Avenue
     Montreal, Quebec          (212) 859-8000         Canada H3B 4S8                                Clearwater, Florida 33756
      Canada H3A 2M8                                  (514) 397-4100                                     (727) 467-8000
      (514) 841-3200

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    AS PROMPTLY AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                         ------------------------------

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

            PRELIMINARY--SUBJECT TO COMPLETION--DATED JUNE 27, 2001

THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THE SECURITIES OFFERED BY THIS PROXY
STATEMENT/PROSPECTUS UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.

                                     [LOGO]


                           100 SOUTH MISSOURI AVENUE
                           CLEARWATER, FLORIDA 33756
                                 JUNE 27, 2001

                             ---------------------

Fellow Shareholders:


    You are cordially invited to attend a special meeting of shareholders of IMRglobal Corp. on July 27, 2001, at 10:00 a.m., local time, at The Hilton Millennium Hotel, 55 Church Street, New York, New York 10007.



    At the special meeting we will ask you to vote on the proposed merger between IMRglobal and a wholly owned subsidiary of CGI Group Inc. CGI, a company incorporated under the laws of Quebec, is a large Canadian independent information technology (IT) services firm with approximately 10,000 employees in March 2001. If the merger is completed, IMRglobal will become a wholly owned subsidiary of CGI, and each of your shares of IMRglobal common stock will be converted into the right to receive 1.5974 Class A Subordinate Shares of CGI. The CGI Class A Subordinate Shares are quoted on the New York Stock Exchange under the symbol "GIB." The CGI Class A Subordinate Shares also trade on the Toronto Stock Exchange under the symbol "GIB.A." On June 21, 2001, the closing price of a CGI Class A Subordinate Share on the New York Stock Exchange was $(US)5.73. Based on that closing price, the 1.5974 Class A Subordinate Shares of CGI to be exchanged for each share of IMRglobal common stock in the merger would have a market value of $(US)9.1531.



    We estimate that in the merger CGI will issue approximately 70.7 million CGI Class A Subordinate Shares to IMRglobal shareholders and up to approximately
8.7 million CGI Class A Subordinate Shares in connection with subsequent exercises of options to purchase shares of IMRglobal common stock which will become options to acquire CGI Class A Subordinate Shares. As a result, IMRglobal shareholders will own approximately 19.1% of all of the CGI shares outstanding immediately after the merger, and, assuming the exercise of all outstanding options, warrants and preemptive rights to purchase CGI shares immediately after the merger, IMRglobal shareholders and option holders will own approximately 20.2% of all of the CGI shares then outstanding.



    Based on the closing price of a CGI Class A Subordinate Share on the New York Stock Exchange on June 21, 2001, the aggregate value of the shares of CGI to be issued to IMRglobal shareholders in the merger would be approximately $(US)405.0 million, and $(US)454.7 million if all of the options to acquire shares of IMRglobal common stock were exercised.



    Based on IMRglobal's unaudited balance sheet at March 31, 2001 and a preliminary valuation of intangible assets, CGI will acquire approximately $(US)155.7 million of assets, $(US)81.0 million of liabilities and $(US)330.3 million of goodwill.



    Only shareholders who hold shares of IMRglobal common stock of record at the close of business on June 21, 2001 will be entitled to vote at the special meeting.


    Directors and executive officers of IMRglobal currently beneficially own approximately 30.8% of the total outstanding common stock of IMRglobal and, following the completion of the merger, will beneficially own approximately 6.8% of the Class A Subordinate Shares of CGI, in each case assuming the exercise of all options to acquire shares of IMRglobal common stock.

    AFTER CAREFUL CONSIDERATION, IMRGLOBAL'S BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER AGREEMENT AND THE MERGER ARE ADVISABLE AND IN THE BEST INTERESTS OF IMRGLOBAL AND ITS SHAREHOLDERS AND RECOMMENDS THAT ALL SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT AT THE SPECIAL MEETING. THE FINANCIAL ADVISOR TO IMRGLOBAL, UPDATA CAPITAL INC., HAS DELIVERED ITS WRITTEN OPINION TO THE EFFECT THAT, AS OF THE DATE OF THE MERGER AGREEMENT, THE EXCHANGE RATIO WAS FAIR FROM A FINANCIAL POINT OF VIEW TO THE SHAREHOLDERS OF IMRGLOBAL. THE MERGER AGREEMENT IS INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS AS APPENDIX A, AND THE OPINION OF UPDATA CAPITAL IS INCLUDED IN THIS PROXY STATEMENT/ PROSPECTUS AS APPENDIX B AND EACH APPENDIX SHOULD BE READ CAREFULLY IN ITS ENTIRETY BY ALL SHAREHOLDERS.

    The accompanying notice of meeting and proxy statement/prospectus explain the proposed merger and provide specific information concerning the special meeting. Please read these materials carefully. YOU SHOULD ALSO CAREFULLY CONSIDER THE RISK FACTORS IN THE MERGER DESCRIBED BEGINNING ON PAGE 25.

    Your vote is very important. Failure to vote your shares will have the same effect as a vote against the adoption of the merger agreement. To be certain that your shares are voted at the special meeting, please sign, date and return the enclosed proxy card as soon as possible, whether or not you plan to attend in person. If you hold your shares in "street name" you should instruct your broker how to vote in accordance with the voting instructions form provided by your broker.
                                          Cordially,
                                          [LOGO]
                                          Satish K. Sanan
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE CGI CLASS A SUBORDINATE SHARES TO BE ISSUED IN CONNECTION WITH THE MERGER, OR DETERMINED IF THIS PROXY STATEMENT/ PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS PROXY STATEMENT/ PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION WHERE AN OFFER OR SOLICITATION WOULD BE ILLEGAL.

                           --------------------------


    This proxy statement/prospectus is dated June 27, 2001 and was first mailed to IMRglobal shareholders on or about June 27, 2001.

                                IMRGLOBAL CORP.
                           100 SOUTH MISSOURI AVENUE
                           CLEARWATER, FLORIDA 33756

                             ---------------------


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 27, 2001


                             ---------------------

To the Shareholders of IMRglobal Corp.


    Notice is hereby given that a special meeting of shareholders of IMRglobal Corp. will be held on July 27, 2001, at 10:00 a.m., local time, at The Hilton Millennium Hotel, 55 Church Street, New York, New York 10007.


    You are cordially invited to attend the special meeting. The purpose of the special meeting is to consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of February 21, 2001, among CGI
Group Inc., IMRglobal Corp. and CGI Florida Corporation, a wholly owned subsidiary of CGI. Pursuant to the merger agreement, IMRglobal will become a wholly owned subsidiary of CGI through the merger of CGI Florida Corporation, or another wholly owned subsidiary of CGI, with and into IMRglobal. Each share of IMRglobal common stock outstanding immediately prior to the merger will be converted into the right to receive 1.5974 CGI Class A Subordinate Shares.

    This proposal is more fully described later in the proxy statement/prospectus attached to this notice.


    Only shareholders of record at the close of business on June 21, 2001 are entitled to notice of and to vote at the special meeting and any adjournments of the special meeting. You may vote in person or by proxy. Mailing your completed proxy in advance of the meeting will not prevent you from voting in person at the special meeting.


    We cannot complete the merger unless the Agreement and Plan of Merger is approved by receiving the affirmative vote from the holders of a majority of the outstanding shares of IMRglobal common stock on the record date.

                                          By order of the Board of Directors,

                                          [LOGO]

                                          Dilip Patel
                                          VICE PRESIDENT-GENERAL COUNSEL AND
                                          SECRETARY

                                IMPORTANT NOTICE

    WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT/PROSPECTUS CAREFULLY AND THEN TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR TO SUBMIT YOUR VOTE THROUGH THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE ACCOMPANYING PROXY CARD. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER SET FORTH IN THE PROXY STATEMENT/PROSPECTUS. PLEASE DO NOT SEND US ANY STOCK CERTIFICATES AT THIS TIME. ONCE THE MERGER IS APPROVED, YOU WILL RECEIVE INSTRUCTIONS ABOUT EXCHANGING YOUR SHARE CERTIFICATES.

    IF YOU HOLD YOUR SHARES IN "STREET NAME," PLEASE INSTRUCT YOUR BROKER HOW TO VOTE IN ACCORDANCE WITH THE INSTRUCTIONS PROVIDED BY YOUR BROKER.

Clearwater, Florida


June 27, 2001

                               TABLE OF CONTENTS


                                                                PAGE
                                                              --------
QUESTIONS AND ANSWERS ABOUT THE MERGER......................      1
SUMMARY.....................................................      5
RISK FACTORS................................................     25
FORWARD-LOOKING STATEMENTS..................................     34
THE IMRGLOBAL SPECIAL MEETING...............................     36
  General...................................................     36
  Record Date; Quorum.......................................     36
  Required Vote.............................................     36
  Voting and Revocation of Proxies..........................     37
  Solicitation of Proxies...................................     37
  Appraisal Rights..........................................     37
THE MERGER..................................................     38
  Background of the Merger..................................     38
  Reasons for the Merger....................................     42
  Potential Risks and Negative Factors......................     44
  Recommendation of the IMRglobal Board of Directors;
    Considerations of the IMR global Board of Directors.....     45
  Opinion of IMRglobal's Financial Advisor..................     47
  Plans for IMRglobal After the Merger......................     53
  Conflicts of Interest between Directors and Officers of
    IMRglobal and IMRglobal Shareholders in the Merger......     53
  Accounting Treatment......................................     57
  Regulatory Approvals Required for the Merger..............     57
  Other Effects of the Merger...............................     58
  Directors and Management of CGI and IMRglobal Following
    the Merger..............................................     60
  Equity Ownership Following the Merger.....................     60
  Financial Information.....................................     61
  Dividends.................................................     61
  Federal Securities Laws Consequences......................     61
  Appraisal Rights..........................................     62
  CGI Shareholder Preemptive Rights and Related Matters.....     62
MATERIAL UNITED STATES TAX CONSEQUENCES.....................     63
  General...................................................     63
  Tax Opinions..............................................     64
  United States Federal Income Tax Consequences to U.S.
    Holders of IMRglobal Common Stock.......................     64
  United States Federal Income Tax Consequences of Owning
    CGI Class A Subordinate Shares..........................     65
MATERIAL CANADIAN TAX CONSEQUENCES..........................     66
  Dividends on CGI Class A Subordinate Shares...............     67
  Disposition of CGI Class A Subordinate Shares.............     67
THE MERGER AGREEMENT........................................     68
  The Merger................................................     68
  Effective Time and Timing of Closing......................     68
  Consideration to be Received in the Merger................     68
  Exchange of Certificates Representing IMRglobal Common
    Stock...................................................     68
  Representations and Warranties............................     69
  Conduct of Business Pending the Merger; Other Actions.....     70
  Offers for Alternative Transactions.......................     71

                                                                PAGE
                                                              --------
  Agreement Regarding Recommendation to Shareholders........     72
  Stock Options and Other Employee Benefits.................     72
  Indemnification and Insurance.............................     74
  Conditions................................................     74
  Termination and Effects of Termination....................     76
  Expenses..................................................     78
  Amendment; Waiver.........................................     78
THE VOTING AGREEMENT........................................     78
SHARE OWNERSHIP OF IMRGLOBAL................................     79
EXCHANGE RATES..............................................     80
MARKET PRICE AND DIVIDEND DATA..............................     80
  Market Prices.............................................     80
  Dividend Data.............................................     82
DESCRIPTION OF CGI..........................................     83
DESCRIPTION OF IMRGLOBAL....................................     86
COMPETITION BETWEEN CGI AND IMRGLOBAL.......................     89
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
  INFORMATION...............................................     90
COMPILATION REPORT..........................................     91
COMMENT FOR UNITED STATES READERS ON DIFFERENCES BETWEEN
  CANADIAN AND UNITED STATES REPORTING STANDARDS............     91
DESCRIPTION OF CGI SHARES...................................    106
  General...................................................    106
  Dividends.................................................    108
  Voting Rights.............................................    108
  Conversion Rights.........................................    108
  Liquidation Rights........................................    109
  Preemptive Rights and New Issues of Shares................    109
  Changes in Capital........................................    109
  General Meetings and Notices..............................    110
  Liability of Directors and Officers.......................    110
  Registrar.................................................    110
COMPARISON OF RIGHTS OF IMRGLOBAL SHAREHOLDERS AND CGI
  SHAREHOLDERS..............................................    111
  Voting Rights.............................................    111
  Action by Written Consent.................................    112
  Shareholder Proposals and Shareholder Nominations of
    Directors...............................................    112
  Sources and Payment of Dividends..........................    113
  Rights of Purchase and Redemption.........................    114
  Authority to Issue Shares.................................    114
  Meetings of Shareholders..................................    114
  Special Meetings of Shareholders..........................    115
  Appraisal Rights..........................................    116
  Preemptive Rights.........................................    116
  Conversion Rights.........................................    119
  Amendment of Governing Instruments........................    120
  Preferred Stock...........................................    121
  Stock Class Rights........................................    121
  Shareholders' Votes on Certain Transactions...............    122
  Rights of Inspection......................................    123

                                                                PAGE
                                                              --------
  Standard of Conduct for Directors.........................    124
  Classification of the Board of Directors..................    125
  Removal of Directors......................................    125
  Vacancies on the Board of Directors.......................    126
  Liability of Directors and Officers.......................    127
  Indemnification of Directors and Officers.................    128
  Conflict of Interest of Directors and Officers............    129
  Shareholders' Suits.......................................    130
  Provisions Relating to Share Acquisitions and Certain
    Business Combinations...................................    130
  Directors' Fiduciary Duties in Takeovers..................    132
  Disclosure of Interests...................................    132
  Limitation on Enforceability of Civil Liabilities Under
    U.S. Federal Securities Laws............................    133
  Proxy Statements and Reports..............................    134
  Reporting Requirements....................................    135
DIRECTORS AND MANAGEMENT OF CGI FOLLOWING THE MERGER........    136
  Directors and Executive Officers..........................    136
  CGI Directors.............................................    136
  Responsibility and Terms of Members of the Board of
    Directors...............................................    138
  Meetings of the Board of Directors of CGI; Committees of
    the Board...............................................    138
  Governance Policies.......................................    139
  CGI Executive Officers....................................    144
  Share Ownership of CGI....................................    145
  Remuneration of Executive Officers........................    147
  Share Options.............................................    149
  Remuneration of Directors.................................    150
INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS...............    151
RELATED PARTIES AND CERTAIN TRANSACTIONS....................    151
  Information Regarding BCE Inc.............................    151
  Decisions Requiring Prior Approval by BCE Inc.............    152
  Put Rights of Messrs. Godin, Imbeau and Brassard..........    153
  Call Right of BCE Inc.....................................    153
  Price on the Put and Call Rights..........................    153
  Board of Directors Designees..............................    153
  BCE Inc. Rights of First Refusal..........................    153
  Change of Control Offers..................................    154
  Termination...............................................    154
FEES AND EXPENSES...........................................    154
VALIDITY OF SECURITIES......................................    155
EXPERTS.....................................................    155
SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING OF
  IMRGLOBAL SHAREHOLDERS....................................    155

INDEX TO CGI CONSOLIDATED FINANCIAL STATEMENTS..............    F-1
CGI CONSOLIDATED FINANCIAL STATEMENTS.......................    F-3

Appendix A  Agreement and Plan of Merger by and among CGI
            Group Inc., IMRglobal Corp. and CGI Florida
            Corporation.....................................    A-i
Appendix B  Opinion of Updata Capital, Inc..................    B-1

    THIS DOCUMENT INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT CGI AND IMRGLOBAL FROM DOCUMENTS FILED WITH THE SEC THAT ARE NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. CGI WILL PROVIDE YOU WITH COPIES OF THIS INFORMATION RELATING TO CGI, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO:

                                 CGI GROUP INC.
                          1130 SHERBROOKE STREET WEST
                        MONTREAL, QUEBEC, CANADA H3A 2M8
                            ATTENTION: RONALD WHITE
                          DIRECTOR, INVESTOR RELATIONS
                        TELEPHONE NUMBER: (514) 841-3230

    IMRGLOBAL WILL PROVIDE YOU WITH COPIES OF THIS INFORMATION RELATING TO IMRGLOBAL, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO:

                                IMRGLOBAL CORP.
                           100 SOUTH MISSOURI AVENUE
                           CLEARWATER, FLORIDA 33756
                         ATTENTION: INVESTOR RELATIONS
                        TELEPHONE NUMBER: (727) 467-8163


    IN ORDER TO RECEIVE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE IMRGLOBAL SPECIAL MEETING, YOU SHOULD MAKE YOUR REQUEST NO LATER THAN JULY 6, 2001. YOU MAY ALSO CALL THE INVESTOR RELATIONS DEPARTMENT OF IMRGLOBAL IF YOU HAVE ANY QUESTIONS ABOUT THE MERGER.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

    The following questions and answers are intended to address briefly some commonly asked questions regarding the merger. These questions and answers may not address all questions that may be important to you as an IMRglobal shareholder. Please refer to the more detailed information contained elsewhere in this proxy statement/prospectus, the appendices to this proxy statement/prospectus and the documents referred to or incorporated by reference in this proxy statement/prospectus.

Q.  WHAT IS THE PROPOSED TRANSACTION?

A. CGI will acquire IMRglobal by merging a wholly owned subsidiary of CGI into IMRglobal. As a result of the merger, IMRglobal will become a wholly owned subsidiary of CGI and holders of shares of IMRglobal common stock will receive Class A Subordinate Shares of CGI.

Q.  WHY ARE CGI AND IMRGLOBAL PROPOSING TO MERGE?

A. The boards of directors of CGI and IMRglobal believe that the combination of their two companies will create a company well positioned to establish a world class standard of excellence in global information technology (IT) services. The boards of directors of CGI and IMRglobal believe that the combined company will be capable of generating substantially more long-term shareholder value than could be achieved by either of our companies individually. Specifically, we believe the combined company will be positioned to offer its clients a greater depth and breadth of services around the world.

Q.  WHAT ARE THE POSSIBLE DISADVANTAGES ASSOCIATED WITH THE MERGER?

A. In determining whether to vote to approve and adopt the merger and the merger agreement, you should consider carefully the risk factors described in detail on pages 25 through 34, including the following:

    - key employees may terminate their employment in connection with or after the merger;

    - we may lose existing clients as a result of the merger;

    - cost savings and other benefits expected from the merger may not be realized;

    - CGI may not be able to successfully integrate IMRglobal and other businesses it has acquired or may acquire in the future;

    - the market value of CGI shares received in connection with the merger may fluctuate considerably;

    - sales of IMRglobal common stock and CGI shares by IMRglobal shareholders not permitted to hold shares of a non-U.S. company may adversely affect the market price of CGI Class A Subordinate Shares;

    - a majority of the voting power of CGI's stock is, and will after completion of the merger be, in the hands of a number of related persons who will exercise substantial influence over the policies of CGI and can prevent CGI from engaging in a number of specified transactions, including a sale of CGI.

Q. WHY IS THE IMRGLOBAL BOARD OF DIRECTORS RECOMMENDING APPROVAL OF THE MERGER AGREEMENT?

A. In addition to the reasons for the merger described above, the IMRglobal board of directors believes that the merger is fair to and in the best interests of IMRglobal and its shareholders. The IMRglobal board of directors received an opinion from its financial advisor, Updata
    Capital Inc., that, as of the date of the merger agreement, the exchange ratio pursuant to the merger agreement is fair from a financial point of view to IMRglobal shareholders. To review the IMRglobal board of directors' reasons for recommending approval of the merger agreement, see pages 45 through 47.

    Some members of the IMRglobal board of directors have additional interests in the merger that may create possible conflicts of interest as discussed on pages 53 through 56.

Q.  WHAT WILL IMRGLOBAL SHAREHOLDERS RECEIVE IN THE MERGER?

A. You will receive 1.5974 CGI Class A Subordinate Shares for each share of IMRglobal common stock you own. This exchange ratio will not change, even if the market price of CGI or IMRglobal shares increases or decreases between now and the date the merger is completed. You will receive only whole CGI shares. Any fractional shares you would otherwise receive will be paid in cash.

Q.  WHAT IS A CGI CLASS A SUBORDINATE SHARE?

A. CGI currently has outstanding two classes of shares, Class A Subordinate Shares and Class B Shares (multiple voting), both of which are the equivalent of the common stock issued by a company organized under state law in the United States. The Class A Subordinate Shares are entitled to one vote per share and the Class B Shares (multiple voting) are entitled to ten votes per share. The Class A Subordinate Shares and Class B Shares (multiple voting) participate equally with respect to dividends and distributions of proceeds upon liquidation of CGI. The Class B Shares (multiple voting) may be converted into Class A Subordinate Shares on a one-for-one basis at any time at the option of the holder of the Class B Shares (multiple voting). BCE Inc., directly or indirectly, currently owns CGI shares representing approximately 30.4% of the voting power of all voting shares of CGI. Also, Messrs. Godin, Imbeau and Brassard and their holding companies own shares of CGI which currently represent approximately 46.2% of the voting power of all CGI voting shares. These persons, by virtue of their ownership of Class A Subordinate Shares and Class B Shares (multiple voting) of CGI will, immediately following the merger, in the aggregate own shares of CGI representing a maximum of approximately 71.1% of the voting power of all voting shares of CGI (if BCE Inc. does not exercise certain preemptive rights described on page 62), or, a maximum of approximately 72.5% of the voting power of all voting shares of CGI (if BCE Inc. does exercise these preemptive rights). Only the Class A Subordinate Shares are listed for trading on the Toronto and New York Stock Exchanges. For more details on Class A Subordinate Shares and Class B Shares (multiple voting), see pages 106 through 110.

Q.  WHAT ARE THE U.S. TAX CONSEQUENCES TO IMRGLOBAL SHAREHOLDERS OF THE MERGER?

A. The exchange by U.S. holders of IMRglobal common stock for CGI Class A Subordinate Shares will generally be tax-free for United States federal income tax purposes, except for any gains with respect to cash received upon the sale of shares representing the fractional share interests in CGI shares that IMRglobal shareholders are otherwise entitled to receive. Special rules apply, however, to any U.S. holder that is a five-percent transferee holder with respect to CGI immediately after the merger. You should consult your tax advisor on how specific tax consequences of the merger apply to you.

Q.  WHEN IS THE MERGER EXPECTED TO BE COMPLETED?

A. We expect to complete the merger in the summer of 2001. Because the merger is subject to shareholder and governmental approvals, we cannot predict the exact timing of its completion.

Q.  WHAT IF THE MERGER IS NOT COMPLETED?

A. It is possible that the merger will not be completed, if, for example, IMRglobal's shareholders do not approve and adopt the merger agreement. Should the merger not be completed, neither IMRglobal nor any other person is under any obligation to make or consider any alternative proposal regarding the acquisition of IMRglobal. It is therefore possible that IMRglobal would continue as an independent company. In addition, IMRglobal may be required to pay a termination fee if the merger is not completed under some circumstances relating to other acquisition proposals for IMRglobal. If the merger is not completed, the market price of

    IMRglobal shares may be affected. The reason why the merger is not completed may have an influence on the stock price.

Q.  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A. No. After we complete the merger, we will send you instructions explaining how to exchange your IMRglobal share certificates for certificates representing CGI Class A Subordinate Shares.

Q.  WHAT DO I NEED TO DO NOW?

A. After carefully reading and considering the information contained in this proxy statement/ prospectus, please vote your shares of IMRglobal common stock as soon as possible.

Q.  HOW DO I VOTE?

A. You may choose one of the following ways to cast your vote:

    - by completing the accompanying proxy card and returning it in the enclosed postage-paid envelope;

    - through the Internet or by telephone as described on the accompanying proxy card; or

    - by appearing and voting in person at the special meeting.

    If your shares are held in "street name," i.e., in the name of a bank, broker or other financial institution you should follow the procedure described by your bank, broker or other financial institution on the voting instructions form provided by them.

Q. IF MY SHARES ARE HELD FOR ME BY MY BROKER, WILL MY BROKER VOTE THOSE SHARES FOR ME?

A. Your broker will vote your shares only if you provide instructions to your broker on how to vote. You should instruct your broker on how to vote your shares, using the instructions provided by your broker.

Q.  MAY I CHANGE MY VOTE?

A. Yes. You may withdraw your proxy or change your vote:

    - by sending written revocation of your proxy to IMRglobal;

    - by submitting a new properly completed and signed proxy to IMRglobal by mail;

    - by voting again through the Internet or by telephone as described on the accompanying proxy card prior to the IMRglobal special meeting; or

    - by voting in person at the IMRglobal special meeting.

    If your shares are held in "street name," you must follow the procedure described by your bank, broker or other financial institution on the voting instructions form provided by them.

Q.  DO I NEED TO ATTEND THE SPECIAL MEETING IN PERSON?

A. No. It is not necessary for you to attend the special meeting in order to vote your shares, although you are welcome to attend.

Q.  WHO IS ENTITLED TO VOTE AT THE SPECIAL MEETING?


A. Holders of record of IMRglobal common stock as of the close of business on June 21, 2001 are entitled to vote at the special meeting. Each IMRglobal shareholder has one vote for each share of IMRglobal common stock owned. Options to purchase shares of IMRglobal common stock do not bear rights to vote.

Q. WHAT VOTE IS REQUIRED FOR THE IMRGLOBAL SHAREHOLDERS TO APPROVE THE MERGER AGREEMENT?

A. In order for the merger agreement to be approved, holders of a majority of the outstanding IMRglobal common stock must vote FOR approval of the merger agreement. The Chairman and Chief Executive Officer of IMRglobal and his family limited partnership, an entity he controls, together are holders of approximately 27.3% of the outstanding shares of IMRglobal common stock, and have agreed to vote to approve the merger agreement.

Q.  WHAT OTHER MATTERS WILL BE VOTED ON AT THE IMRGLOBAL SPECIAL MEETING?

A. IMRglobal does not expect to ask shareholders to vote on any other matter at the special meeting. Under Florida law, IMRglobal cannot ask shareholders to vote on any other matters at the special meeting, without providing notice of those matters.

Q.  WHERE CAN I FIND MORE INFORMATION ABOUT IMRGLOBAL AND CGI?

A. IMRglobal files periodic reports and other information with the SEC. CGI files Forms 40-F and 6-K with, and has an obligation to furnish other documents to, the SEC. You may read and copy this information at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. Information about CGI is also available at the offices of the New York Stock Exchange. Information about IMRglobal is also available at the offices of the NASD and the Internet site maintained by the SEC at http://www.sec.gov. For a more detailed description of the information available, please see page 22.

Q.  WHO CAN HELP ANSWER MY QUESTIONS?

A. If you have questions about the merger after reading this proxy statement/prospectus or if you need assistance voting your shares you should contact IMRglobal's Investor Relations Department at (727) 467-8163.

                                    SUMMARY

    THIS SUMMARY, TOGETHER WITH THE PRECEDING QUESTIONS AND ANSWERS SECTION, HIGHLIGHTS THE MATERIAL INFORMATION FROM THIS PROXY STATEMENT/PROSPECTUS. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ CAREFULLY THE ENTIRE PROXY STATEMENT/PROSPECTUS AND THE ADDITIONAL DOCUMENTS REFERRED TO IN, OR INCORPORATED BY REFERENCE TO, THIS PROXY STATEMENT/PROSPECTUS TO FULLY UNDERSTAND THE MERGER. IN PARTICULAR, YOU SHOULD READ THE DOCUMENTS ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS, INCLUDING THE AGREEMENT AND PLAN OF MERGER ATTACHED AS APPENDIX A.


THE COMPANIES (SEE PAGE 83)


                                 CGI GROUP INC.
                          1130 Sherbrooke Street West
                                Montreal, Quebec
                                 Canada H3A 2M8
                                 (514) 841-3200

    CGI, a company incorporated under the laws of Quebec, is a large Canadian independent information technology (IT) services firm with a headcount of close to 10,000 employees in March 2001. CGI helps its 2,500 clients in the private and public sectors meet their strategic goals by providing them with an end-to-end offering of high-level business and IT solutions. CGI specializes in the following areas of IT services: strategic IT and management consulting (including business process engineering); systems development and integration; and outsourcing and management of IT and business functions. CGI has offices in Canada, the United States and the United Kingdom, and project offices in more than 20 other countries. More information about CGI can be found on page 83 under the heading "Description of CGI."

                                IMRGLOBAL CORP.
                           100 South Missouri Avenue
                              Clearwater, FL 33756
                                 (727) 467-8000

    IMRglobal is a global provider of end-to-end information technology services to Fortune 500 and Global 2000 companies in six vertical industries. Those industries include financial services, healthcare, government, utilities, retail and manufacturing/distribution. IMRglobal's services include strategic IT and management consulting (including business process engineering), systems development and integration, software application outsourcing and professional services. IMRglobal maintains its corporate headquarters in the United States and country headquarters in France, United Kingdom, India, Japan, Canada and Australia. More information about IMRglobal can be found on page 86 under the heading "Description of IMRglobal."

COMPETITION BETWEEN CGI AND IMRGLOBAL

    Despite operating in the same industry, CGI and IMRglobal have not traditionally directly competed against one another in the past. CGI generates 46% of its revenue from the Telecommunications sector, a sector in which IMRglobal has not competed in the past, and the two companies' primary operations are substantially in different geographic locations, with 72% of CGI's revenue being derived in Canada, as opposed to only 5% for IMRglobal. CGI generates approximately 26% of its total revenue from the Financial Services sector, while IMRglobal generates approximately 50% of its total revenue from this sector. However, within the sector CGI and IMRglobal have a focus which is only partly overlapping, with CGI focusing on both the Credit Unions and the Property and Casualty Insurance segments, and IMRglobal focusing, within its North American operations, on the

Life Insurance and Property and Casualty Insurance segments. In addition, CGI's business is focused on large full IT outsourcing deals of greater than $20 million, while IMRglobal has focused primarily on application management outsourcing deals of less than $20 million.

    Because of the above, and the other factors described on page 89 under the heading "Competition Between CGI and IMRglobal", to date, CGI and IMRglobal have only competed directly for customer projects in the Property and Casualty Insurance industry segment of the Financial Services sector in North America.

THE MERGER (SEE PAGE 38)


    In the merger, a wholly owned subsidiary of CGI will merge with and into IMRglobal and, as a result, IMRglobal will become a wholly owned subsidiary of CGI. Upon completion of the merger CGI will issue approximately 70.7 million Class A Subordinate Shares. In addition, in connection with the merger, CGI may issue up to approximately 8.7 million CGI Class A Subordinate Shares in connection with subsequent exercises of options to purchase shares of IMRglobal common stock that will become options to acquire CGI Class A Subordinate Shares.



    Based on the closing price of a CGI Class A Subordinate Share on the New York Stock Exchange on June 21, 2001 of $(US)5.73, the 1.5974 Class A Subordinate Shares of CGI to be exchanged for each share of IMRglobal common stock in the merger would have a market value of $(US)9.1531, and the aggregate value of the shares of CGI to be issued to IMRglobal shareholders in the merger would be approximately $(US)405.0 million, and $(US)454.7 million if all of the options to acquire shares of IMRglobal common stock were exercised. As a result, IMRglobal shareholders would own approximately 19.1% of all of the CGI shares outstanding immediately after the merger, and, assuming the exercise of all outstanding options, warrants and preemptive rights to purchase CGI shares immediately after the merger, IMRglobal shareholders and option holders would own approximately 20.2% of all of the CGI shares then outstanding.


    Directors and executive officers of IMRglobal currently beneficially own approximately 30.8% of the total outstanding common stock of IMRglobal and, following the completion of the merger, will beneficially own approximately 6.8% of the Class A Subordinate Shares of CGI, in each case assuming the exercise of all options to acquire shares of IMRglobal common stock.

    The number of Class A Subordinate Shares of CGI to be exchanged for each share of IMRglobal common stock in the merger was determined by arms length negotiation between CGI and IMRglobal and, at the time the exchange ratio was determined, was intended to provide $(US)9.50 in value for each share of IMRglobal common stock based on the average closing price of CGI Class A Subordinate Shares on the New York Stock Exchange for the 25 trading days ended February 16, 2001. The actual value of the CGI Class A Subordinate Shares exchanged for each share of IMRglobal common stock in the merger will depend on the market price of CGI Class A Subordinate Shares at the time the merger is completed, which may be substantially different than $(US)9.50.


    Based on IMRglobal's unaudited balance sheet at March 31, 2001 and a preliminary valuation of intangible assets, CGI will acquire approximately $(US)155.7 million of assets, $(US)81.0 million of liabilities and $(US)330.3 million of goodwill.


RECOMMENDATION OF IMRGLOBAL'S BOARD OF DIRECTORS (SEE PAGE 45)

    The IMRglobal board of directors has determined that the merger agreement and the merger are in the best interests of IMRglobal and its shareholders and has unanimously approved and declared advisable the merger and the merger agreement. The board of directors of IMRglobal recommends that IMRglobal shareholders vote "FOR" approval of the merger agreement at the special meeting.

RECORD DATE FOR VOTING; VOTE REQUIRED OF IMRGLOBAL SHAREHOLDERS (SEE PAGE 36)


    You can vote at the special meeting of IMRglobal shareholders if you owned IMRglobal common stock at the close of business on June 21, 2001.


    Approval of the merger agreement requires the affirmative vote of holders of a majority of the outstanding shares of IMRglobal common stock.


    As of the record date, June 21, 2001, IMRglobal had 44,089,019 shares of common stock outstanding. Each share of IMRglobal common stock outstanding on the record date entitles its holder to one vote. As of the record date, the directors, executive officers of IMRglobal and their affiliates held common stock representing approximately 29.4% of all the outstanding IMRglobal common stock. This includes approximately 27.3% of the outstanding shares of IMRglobal common stock owned by the Chairman and Chief Executive Officer of IMRglobal and his family limited partnership, an entity he controls, which are required to be voted for approval of the merger agreement pursuant to an agreement with CGI.


OPINION OF IMRGLOBAL'S FINANCIAL ADVISOR (SEE PAGE 47)

    Updata Capital, as financial advisor to IMRglobal, has delivered a written opinion to the board of directors of IMRglobal to the effect that, as of the date of the merger agreement, the exchange ratio was fair from a financial point of view to the IMRglobal shareholders. We have attached this opinion as Appendix B to this proxy statement/prospectus. You are urged to read this opinion carefully. Updata Capital has not been paid separately for this opinion, however, IMRglobal has agreed to pay Updata Capital, upon consummation of the merger, a total fee of 0.6% of the aggregate consideration paid in the transaction for its services.

DIRECTORS AND MANAGEMENT OF CGI AND IMRGLOBAL FOLLOWING THE MERGER (SEE PAGE 60)

    When we complete the merger, the current board of directors of CGI, which consists of 13 directors, will continue to serve as the board of directors of CGI. In addition, CGI has agreed that the CGI board of directors will appoint Satish K. Sanan, IMRglobal's Chairman and Chief Executive Officer, to the CGI board of directors when a vacancy on the board occurs, subject to Mr. Sanan's continued employment with CGI at that time. If no vacancy on the board has occurred Mr. Sanan will be nominated for election as a CGI director at CGI's next annual meeting of shareholders if he continues as an employee of CGI at that time.

    Serge Godin, the Chairman, President and Chief Executive Officer of CGI, will continue to be Chairman, President and Chief Executive Officer of CGI after the merger. Upon completion of the merger, substantially all of the senior management of IMRglobal is expected to continue in management roles at IMRglobal or CGI.

EMPLOYMENT AGREEMENTS (SEE PAGE 53)

    In connection with the merger agreement, Satish K. Sanan, Chairman and Chief Executive Officer of IMRglobal, has entered into a new employment agreement with IMRglobal and CGI which will become effective when the merger is completed. This employment agreement provides for a two-year term of employment beginning upon completion of the merger. Two other IMRglobal executive officers entered into amendments to their employment agreements. The merger will not change current employment agreements of other senior executives and key employees of IMRglobal.

CONFLICTS OF INTERESTS BETWEEN DIRECTORS AND OFFICERS OF IMRGLOBAL AND IMRGLOBAL
  SHAREHOLDERS IN THE MERGER (SEE PAGE 53)

    Certain officers and directors of IMRglobal are participating in arrangements that provide them with interests in the merger that are different from, or in addition to, those of other IMRglobal shareholders, including the following:

        INDEMNIFICATION AND DIRECTORS' AND OFFICERS' LIABILITY INSURANCE COVERAGE. CGI has agreed that the indemnification provisions of the articles of incorporation and bylaws of IMRglobal immediately prior to the effective time of the merger will not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would adversely affect the rights of individuals who, at the effective time of the merger, were directors, officers, employees or agents of IMRglobal, and has agreed, for a period of six years after the effective time of the merger, to procure directors' and officers' liability insurance with coverage and in amounts no less favorable than IMRglobal's current coverage; provided that CGI is not required to procure any coverage in excess of the amount that can be obtained at a premium of 250% of the current annual premium paid by IMRglobal;

        VESTING OF STOCK OPTIONS HELD BY CERTAIN DIRECTORS. The vesting of 11,250 stock options to acquire shares of IMRglobal's common stock that are held by each of two directors of IMRglobal, Charles C. Luthin and Jeffery S. Slowgrove, otherwise vesting on May 26, 2002 at an exercise price of $(US)15.50 per share, will be accelerated as a result of the merger. Upon completion of the merger, all outstanding options under the directors stock option plan of IMRglobal will become options to purchase CGI Class A Subordinate Shares and will remain exercisable until December 31, 2001;

        GRANT OF STOCK OPTIONS TO SENIOR MANAGEMENT. CGI has agreed that after completion of the Merger, CGI will grant members of senior management of IMRglobal options to purchase an aggregate of 1,000,000 CGI Class A Subordinate Shares pursuant to CGI's stock option plan. The options will be granted as determined by CGI and are intended to incentivize and encourage these persons to remain with the combined company, and to facilitate the integration of IMRglobal with CGI by aligning the interests of these persons with the interests of CGI following the merger. The per share exercise price of these options will be the fair market value of the underlying stock on the date option is granted, calculated as provided for under CGI's stock option plan;

        VESTING OF STOCK OPTIONS HELD BY DIRECTORS AND OFFICERS UPON TERMINATION. Under the terms of IMRglobal's stock option plans, if the employment of any director or employee is terminated without cause within 12 months of the completion of the merger, the stock options held by such directors and employees will automatically vest and become exercisable;

        EMPLOYMENT AGREEMENT WITH IMRGLOBAL'S CHIEF EXECUTIVE OFFICER. In connection with the merger, IMRglobal's Chief Executive Officer, Satish K. Sanan, has entered into a new employment agreement and certain related agreements with IMRglobal and CGI that will become effective at the time the merger is completed and provide for, among other things, (1) a two year term, with automatic one year renewals; (2) the forgiveness of the $(US)5.0 million loan (and any accrued interest) to Mr. Sanan from IMRglobal or a bonus payment to Mr. Sanan in an amount equal to the loan which will be used to repay the loan; (3) an annual base salary of $(US)500,000; (4) an annual financial bonus of up $(US)500,000; (5) the grant of employee stock options to purchase CGI Class A Subordinate Shares; (6) the immediate vesting of all stock options granted to Mr. Sanan prior to the completion of the merger in the event he is terminated without cause (options for IMRglobal shares otherwise vesting as to 34,000 shares on May 10, 2002 at $(US)17.625 per share, 50,000 shares on March 16, 2002 at $(US)13.1875 per share and 50,000 shares on March 16, 2003 at $(US)13.1875 per share);
    (7) the provision of insurance benefits, car allowances, and the payment each year of up to $(US)106,020 in premiums on life insurance policies for the benefit of Mr. Sanan; (8) if he is an employee of CGI at such time, the board of directors of CGI will either appoint Mr. Sanan to the board of directors to fill any vacancy which occurs or, if no such vacancy occurs, nominate Mr. Sanan for election as a CGI director at CGI's next annual meeting of shareholders expected to be held in January 2002; and (9) the payment to Mr. Sanan of his base salary, insurance benefits and car allowances for the remainder of the then current term of his employment agreement if he is terminated without cause.

        EMPLOYMENT AGREEMENT WITH CERTAIN EXECUTIVE OFFICERS OF IMRGLOBAL. In connection with the merger and to induce continued employment, CGI and IMRglobal entered into amendments to the existing employment agreements between IMRglobal and each of Vincent Addonisio, IMRglobal's Executive Vice President and Chief Administrative Officer, and Philip Shipperlee, IMRglobal's President of European Operations. These amendments provide for the forgiveness of loans provided by IMRglobal to each individual to purchase shares of IMRglobal common stock. (Each loan is $(US)234,500 plus accrued interest of approximately $(US)50,000 on each loan.) In the event that either individual terminates his employment within six months of the merger, CGI has the right to claim the forgiven amount from such individual.

        AGGREGATE DEBT FORGIVENESS OF DIRECTORS AND EXECUTIVE OFFICERS OF IMRGLOBAL. In connection with the merger, including the debt forgiveness described above, IMRglobal insiders will receive debt forgiveness of approximately $(US)5.6 million, as follows:

                                                              THOUSANDS OF
                                                               US DOLLARS
                                                              ------------
Satish K. Sanan.............................................     $5,000
Vincent Addonisio...........................................        285
Philip Shipperlee...........................................        285
                                                                 ------
                                                                 $5,570
                                                                 ======

    Accordingly, the directors and officers of IMRglobal receiving these benefits may have been more likely to vote to adopt the merger agreement and to approve the merger than if they did not have these interests. IMRglobal shareholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger. You can read more about these interests under the heading "The Merger--Conflicts of Interest between Directors and Officers of IMRglobal and IMRglobal Shareholders in the Merger."

PREEMPTIVE RIGHTS (SEE PAGE 62)

    Under the articles of incorporation of CGI, holders of Class B Shares (multiple voting) have preemptive rights to acquire additional Class B Shares (multiple voting) to maintain their current percentage voting power associated with Class B Shares in connection with certain issuances of Class A Subordinate Shares. The current holders of Class B Shares (multiple voting) are
Messrs. Godin, Imbeau and Brassard, directly or indirectly through holding companies they control, as well as BCE Inc., directly or indirectly through an entity it controls. Furthermore, pursuant to an agreement, BCE Inc. has rights to acquire additional Class A Subordinate Shares to maintain its equity participation in connection with certain issuances of Class A Subordinate Shares. The preemptive rights to purchase additional Class B Shares (multiple voting) available to Messrs. Godin, Imbeau and Brassard and their holding companies in connection with the merger will be exercised, in full or in part, by Messrs. Godin and Imbeau and their respective holding companies at a cash price equal to the weighted average trading price on the TSE for the Class A Subordinate Shares for the twenty-one day period starting ten days before and ending ten days after the date of closing of the merger up to a maximum aggregate purchase price of $(Cdn)60 million.

    BCE Inc. has informed CGI that it will not exercise its preemptive rights to acquire additional Class A Subordinate Shares. However, it has indicated to CGI that it will decide prior to completion of the merger whether or not it will exercise its preemptive rights to acquire additional Class B Shares (multiple voting). If BCE Inc. does not exercise its preemptive rights, up to a maximum of an aggregate of approximately 6.0 million Class B Shares (multiple voting) will be issued to Messrs. Godin and Imbeau and their holding companies. If BCE Inc. exercises its preemptive rights, up to a maximum of an aggregate of approximately 9.6 million Class B Shares (multiple voting) will be issued in connection with the exercise of these preemptive rights, including shares which are subscribed to by Messrs. Godin and Imbeau and their holding companies. The proceeds to be received by CGI in connection with the exercise of the preemptive rights will be used to repay long-term debt.

    If BCE Inc. does not exercise its preemptive rights to acquire additional Class B Shares (multiple voting), Messrs. Godin, Imbeau and Brassard and
BCE Inc. will collectively beneficially own 113,658,948 Class A Subordinate Shares and a maximum of 40,874,693 Class B Shares (multiple voting) representing, in the aggregate, a maximum of approximately 71.1% of the voting power of shares of CGI to be outstanding immediately following completion of the merger. If BCE Inc. does exercise those preemptive rights then Messrs. Godin, Imbeau and Brassard and BCE Inc. will collectively beneficially own 113,658,948 Class A Subordinate Shares and a maximum of 44,488,326 Class B Shares (multiple voting) representing, in the aggregate, a maximum of approximately 72.5% of the voting power of shares of CGI to be outstanding immediately following completion of the merger.

RISK FACTORS (SEE PAGE 25)

    In determining whether to vote to approve and adopt the merger agreement, you should consider carefully the risk factors described in this proxy statement/prospectus, including the risks that:

    - key employees, including those having relationships with clients, may terminate their employment in connection with or after the merger;

    - we may lose existing clients as a result of the merger;

    - cost savings and other benefits expected from the merger may not be realized;

    - CGI may not be able to successfully integrate IMRglobal and other businesses it has acquired or may acquire in the future;

    - the value of CGI Class A Subordinate Shares received in connection with the merger may fluctuate considerably;

    - sales of IMRglobal common stock and CGI shares by IMRglobal shareholders not permitted to hold shares of a non-U.S. company may adversely affect the market price of CGI Class A Subordinate Shares;

    - a majority of the voting power of CGI's stock is, and will after completion of the merger be, in the hands of a number of related persons who will exercise substantial influence over the policies of CGI and can prevent CGI from engaging in a number of specified transactions, including a sale of CGI;

    - our success or failure will partially depend on competition in the IT services market, as well as fluctuations in client expenditures on IT services, taking into consideration general economic conditions as well as industry specific conditions affecting our clients;

    - our operating results may fluctuate from quarter to quarter which could result in a decline in CGI's stock price;

    - increased competition for qualified consultants may create difficulties in attracting and retaining them, which could result in our inability to service existing clients;

    - future acquisitions may dilute shareholders' holdings in CGI if securities are issued in connection with the acquisition;

    - we may not be able to meet client expectations while performing our services and providing solutions for our clients, which may damage our reputation, and create difficulties attracting new business; and

    - international operations create various internal and external risks, including foreign currency exchange rate fluctuations, which may negatively affect our performance.

    These risks and other risks we describe under "Risk Factors" may have an adverse effect on our business, financial condition and results of operations.

    COMPARISON OF RIGHTS OF HOLDERS OF CGI SHARES WITH HOLDERS OF IMRGLOBAL COMMON STOCK (SEE PAGE 111)

    As a result of the merger, holders of IMRglobal common stock will receive CGI Class A Subordinate Shares. There are numerous differences between the rights of a shareholder in IMRglobal, a Florida corporation, and the rights of a shareholder of CGI, a Quebec company. For example:


    - Each holder of IMRglobal common stock is entitled to one vote per share and will be entitled to one vote per share as a holder of CGI Class A Subordinate Shares after the completion of the merger. In the merger, holders of IMRglobal shares will receive CGI Class A Subordinate Shares which have one vote per share. However, holders of CGI's outstanding
      Class B Shares (multiple voting) are entitled to ten votes per share. CGI Class B Shares (multiple voting) currently outstanding carry approximately 57.7% of the voting power in CGI. The holders of CGI's outstanding
      Class B Shares (multiple voting) also own CGI Class A Subordinate Shares. The combined ownership of Class A Subordinate Shares and Class B Shares (multiple voting) by holders of Class B Shares (multiple voting) currently represents approximately 76.5% of the total voting power of all voting securities of CGI;


    - CGI's articles of incorporation provide for preemptive rights, in some cases, in favor of holders of Class B Shares (multiple voting) upon issuance of Class A Subordinate Shares of CGI or securities convertible into Class A Subordinate Shares so that these holders may maintain their voting power at current levels. An options agreement among Bell Canada, CGI, BCE Inc. and various other shareholders of CGI provides for additional preemptive rights in favor of BCE Inc. upon issuance of Class A Subordinate Shares of CGI or securities convertible into Class A Subordinate Shares;

    - Holders of shares of IMRglobal common stock have no preemptive rights and will have no preemptive rights after the completion of the merger;

    - Class A Subordinate Shares of CGI are convertible, at the option of the holder, into Class B Shares (multiple voting) in the event of certain takeover bids on Class B Shares (multiple voting) on a one-for-one basis;

    - Class B Shares (multiple voting) are convertible at any time, at the option of the holder, on a one-for-one basis into Class A Subordinate Shares;

    - If BCE Inc. and any of its wholly-owned subsidiaries hold in the aggregate at least 30% of the outstanding equity shares of CGI, Class B Shares (multiple voting) will be automatically converted on a one-for-one basis into Class A Subordinate Shares, thereby eliminating the multiple votes to which Class B Shares (multiple voting) are entitled, and Class A Subordinate Shares will be automatically re-designated as "common shares", in each case, as of the earlier of: (a) January 5, 2004 and (b) upon material breach (which breach is not cured) by CGI or any of

      Messrs. Godin, Imbeau or Brassard or their respective holding companies of their agreements with BCE Inc.;

    - IMRglobal's board of directors may issue shares of preferred stock with specified rights and privileges, but there are no shares of preferred stock of IMRglobal currently outstanding;

    - CGI's articles of incorporation authorize it to issue an unlimited number of shares of any authorized class of shares;

    - The Companies Act (Quebec) does not specifically provide for shareholder proposals to be presented at a meeting of shareholders, however, 10% or more of the holders of shares of the company can require the company to call a meeting;

    - The Companies Act (Quebec) does not generally provide for appraisal rights, however a dissenting shareholder may apply to courts to protect its rights;

    - CGI's articles of incorporation do not provide for a classified board of directors;

    - As a foreign private issuer, CGI is not governed by the proxy rules under the Exchange Act; and

    - Pursuant to the options agreement among CGI, BCE Inc., Bell Canada and various other shareholders of CGI, a number of matters, including dividend policy, major transactions and non-arm's length transactions are subject to the prior approval of BCE Inc.

    You should also be aware that it may be difficult to effect service of process to begin a lawsuit in a U.S. court against directors and officers of CGI who are not residents of the U.S.

CONDITIONS TO THE MERGER (SEE PAGE 74)

    We will not complete the merger unless a number of conditions are satisfied. These include:

    - approval by IMRglobal shareholders;

    - clearance under applicable antitrust laws of the U.S. and other jurisdictions and approval by other regulatory authorities, in each case without conditions that would have a material adverse effect on CGI or on IMRglobal or result in a violation of the civil or criminal law of that jurisdiction;

    - listing of CGI Class A Subordinate Shares to be issued pursuant to the merger on the Toronto and New York Stock Exchanges, as described on page 58 under "The Merger--Other Effects of the Merger--Listing of Shares"; and

    - receipt of opinions of tax counsel to the effect that the merger generally will be tax-free to U.S. holders of IMRglobal common stock for U.S. federal income tax purposes, except with respect to cash received from the proceeds of the sale of shares representing the fractional interests in CGI shares that IMRglobal shareholders are otherwise entitled to receive. Special rules apply, however, to any U.S. holder that is a five-percent transferee holder of CGI immediately after the merger.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 76)

    We may terminate the merger agreement by mutual consent with the approval of both of our boards of directors. In addition, either of us may terminate the merger agreement if:

    - we do not complete the merger by October 21, 2001, unless the failure is caused by a material breach of the merger agreement by the company seeking to terminate; or

    - the shareholders of IMRglobal do not approve the merger agreement at the special shareholders meeting; or

    - a governmental law or order permanently enjoins or otherwise prohibits the merger, unless the company seeking to terminate failed to use reasonable best efforts to prevent the law or order from being enacted or issued or the law or order is due to a material breach by the company seeking to terminate its obligations under the merger agreement.

    Additionally, CGI may terminate the merger agreement if:

    - the IMRglobal board of directors withdraws or adversely modifies or fails to reconfirm its favorable recommendation of the merger to its shareholders; or

    - the IMRglobal board of directors recommends an alternative transaction proposed by a third party before the receipt of IMRglobal shareholder approval of the merger agreement; or

    - IMRglobal breaches (and does not cure the breach) any of its representations, warranties or obligations under the merger agreement and, as a result of this breach, a condition to the merger would not be satisfied.

    IMRglobal may terminate the merger agreement if:

    - prior to the receipt of IMRglobal shareholder approval of the merger agreement, the IMRglobal board of directors resolves to accept an alternative transaction proposal by a third party and IMRglobal pays CGI the termination payment described below; or

    - CGI breaches (and does not cure the breach) any of its representations, warranties or obligations under the merger agreement and, as a result of this breach, a condition to the merger would not be satisfied.

TERMINATION PAYMENTS (SEE PAGE 77)

    IMRglobal will be required to pay CGI a termination payment of $(US)13 million if:

    (1) the IMRglobal board of directors recommends an alternative transaction by a third party to its shareholders or withdraws or adversely modifies or fails to reconfirm its favorable recommendation of the merger to its shareholders;

    (2) (a) a third party makes a proposal for an alternative transaction to IMRglobal, (b) IMRglobal terminates the merger agreement because the merger has not been completed by October 21, 2001, and (c) within nine months after the termination of the merger agreement IMRglobal enters into or completes an alternative transaction with a third party;

    (3) IMRglobal's representations and warranties are inaccurate or IMRglobal violates its obligations under the merger agreement and, in either case, the result is that a condition to the merger cannot be satisfied, and either (a) prior to such breach or violation a third party makes a bona fide proposal for an alternative transaction to IMRglobal or (b) within nine months after termination of the merger agreement IMRglobal enters into or completes an alternative transaction; or

    (4) (a) a third party makes a proposal for an alternative transaction to IMRglobal, (b) the shareholders of IMRglobal do not vote to approve the merger agreement and (c) within nine months after termination of the merger agreement IMRglobal enters into or completes an alternative transaction.

AGREEMENT REGARDING RECOMMENDATION TO SHAREHOLDERS (SEE PAGE 72)

    The IMRglobal board of directors has agreed, subject to its fiduciary duties in the event of a proposal for an alternative transaction, to recommend that IMRglobal shareholders vote to approve the merger.

ACCOUNTING TREATMENT (SEE PAGE 57)


    CGI will account for the merger using the purchase method under both generally accepted accounting principles in Canada (Canadian GAAP) and generally accepted accounting principles in the U.S. (U.S. GAAP).


APPRAISAL RIGHTS (SEE PAGE 62)


    Under Florida law, holders of IMRglobal common stock do not have the right to demand an appraisal of the value of their shares in connection with the merger because IMRglobal common stock is listed on the Nasdaq National Market.

LISTING OF CGI CLASS A SUBORDINATE SHARES (SEE PAGE 58)

    The CGI Class A Subordinate Shares you will receive upon completion of the merger will be listed for trading on both the Toronto Stock Exchange and the New York Stock Exchange.


U.S. FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE 63)


    The exchange by U.S. holders of IMRglobal common stock for CGI Class A Subordinate Shares will generally be tax free for United States federal income tax purposes, except with respect to cash received from the proceeds of the sale of shares representing fractional interests in CGI shares. Special rules apply, however, to any U.S. holder that is a five-percent transferee holder of CGI immediately after the merger. You should consult your tax advisor on how specific tax consequences of the merger apply to you.

REGULATORY APPROVALS (SEE PAGE 57)

    We have both agreed to use reasonable best efforts to complete the merger, including to gain clearance from antitrust and competition authorities and to obtain other required regulatory approvals. For this purpose, CGI and IMRglobal have also agreed to take actions and to accept restrictions or conditions, to the extent consistent with its obligation to use reasonable best efforts, to avoid or eliminate impediments under any antitrust or competition laws unless those actions, restrictions or conditions would have a material adverse effect on CGI or on IMRglobal. Although we do not expect the regulatory authorities to raise any significant objections to the merger, we cannot assure you that we will obtain all required regulatory approvals or that these approvals will not require actions or contain restrictions or conditions that would be detrimental to CGI or IMRglobal.

COMPARATIVE MARKET PRICE DATA

    We present below the per share closing prices for CGI Class A Subordinate Shares as reported on the NYSE Composite Tape and the closing price for shares of IMRglobal common stock as quoted on the Nasdaq National Market. We also present the closing prices for CGI Class A Subordinate Shares as reported on the Toronto Stock Exchange. These prices are presented on the following dates:

    - February 20, 2001, the last full trading day before the first public announcement of the signing of the merger agreement; and


    - June 21, 2001 the latest practicable date before the printing of this proxy statement/prospectus.

    The table also presents implied equivalent per share values for shares of IMRglobal common stock by multiplying the price per CGI Class A Subordinate Share on the two dates by the exchange ratio of 1.5974.


                                                                                        IMRGLOBAL SHARE
                                   CGI                               CGI CLASS A        PRICE EQUIVALENT
                                 CLASS A           IMRGLOBAL      SUBORDINATE SHARE     (CGI NYSE PRICE
                            SUBORDINATE SHARE     SHARE $(US)          $(CDN)         PER IMRGLOBAL SHARE)
                            $(US) NYSE PRICE     NASDAQ PRICE         TSE PRICE              $(US)
                            -----------------   ---------------   -----------------   --------------------
February 20, 2001.........        5.60               6.53               8.75                  8.95
June 21, 2001.............        5.73               8.93               8.60                  9.15


    Additional historical market price information for CGI Class A Subordinate Shares and IMRglobal common stock is included under "Market Price and Dividend Data" on pages 80 through 82.

    IMRGLOBAL SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR CGI CLASS A SUBORDINATE SHARES AND SHARES OF IMRGLOBAL COMMON STOCK BEFORE MAKING A DECISION WITH RESPECT TO THE MERGER.

CURRENCIES AND EXCHANGE RATES

    References in this document to "dollars," "$" or "$(US)" are to the currency of the United States and references to Canadian dollars or $(Cdn) are to the currency of Canada. Solely for your convenience, this proxy statement/prospectus contains translations of Canadian dollar amounts into U.S. dollars at specified rates. You should not take these translations as assurances that Canadian dollar amounts currently represent U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated or at any other rate, at any time.


    In this proxy statement/prospectus, unless otherwise stated, Canadian dollars have been translated, solely for convenience, into U.S. dollars at a rate of $(US)0.6636 per $(Cdn)1.00, the noon buying rate in New York City on September 30, 2000 for cable transfers for Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York, for all data presented in Canadian dollars as of September 30, 2000. In addition, unless otherwise stated, Canadian dollars have been translated, solely for convenience, into U.S. dollars at a rate of $(US)0.6336 per $(Cdn)1.00, the noon buying rate in New York City on March 31, 2001 for cable transfers for Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York, for all data presented in Canadian dollars as of March 31, 2001. On June 21, 2001, the latest practicable date for which exchange rate information was available before the printing of this proxy statement/prospectus, the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York was $(US)0.6551 per $(Cdn)1.00. These translations should not be construed as a representation that the U.S. dollar amounts actually represent, or could be converted into, Canadian dollars at the rates indicated.


    The period end, average and range of high and low U.S. dollar/Canadian dollar exchange rates for the five years ended September 30, 2000, and the six months ended March 31, 2001, are presented in the section entitled "Exchange Rates" beginning on page 80.

COMPARATIVE PER SHARE DATA

    We present below audited historical year-end, unaudited historical quarterly and unaudited pro forma per share data that reflect the completion of the merger based upon the historical financial statements of CGI and IMRglobal. The pro forma data are not indicative of the results of future operations or the actual results that would have occurred had the merger been completed at the beginning of the periods presented. You should read the data presented below together with:

    - the audited and unaudited historical consolidated financial statements, including applicable notes, of CGI as at and for the year ended September 30, 2000 and as at and for the six months ended March 31, 2001 included elsewhere in this proxy statement/prospectus;

    - the audited and unaudited historical consolidated financial statements, including applicable notes, of IMRglobal as at and for the year ended December 31, 2000 incorporated by reference into this proxy statement/prospectus and as at and for the six months ended March 31, 2001; and

    - the unaudited pro forma condensed consolidated financial information appearing in this proxy statement/prospectus beginning on page 90.

    IMRglobal's earnings and book value per share have been restated to Canadian GAAP based on the following:

    - IMRglobal's historical audited financial position and results of operation were converted into Canadian dollars. This was done using a rate of $(Cdn)1.5070 to $(US)1.00 and of $(Cdn)1.5784 to $(US)1.00 for the
      respective purposes of the September 30, 2000 and March 31, 2001 unaudited pro forma condensed consolidated financial information; and

    - unaudited adjustments to restate the above amounts to conform with CGI's disclosed accounting policies applied under Canadian GAAP.

    The above adjustments are described in the notes to the unaudited pro forma condensed consolidated information.

    The first, third, sixth and eighth columns of numeric data in the tables below present historical per share amounts for CGI and IMRglobal for the year ended and at September 30, 2000 and at and for the six months ended March 31, 2001 in the case of CGI, and for the year ended and at December 31, 2000 and at and for the three months ended March 31, 2001, in the case of IMRglobal. The ninth column of numeric data presents unaudited pro forma per share amounts and the eleventh column of numeric data presents pro forma equivalent data for the year ended September 30, 2000, respectively, based on the estimated number of CGI shares to be issued in the merger. The thirteenth column of numeric data presents unaudited pro forma per share amounts and the fifteenth column of numeric data presents pro forma equivalent data, as at and for the six months ended March 31, 2001, respectively, based on the estimated number of CGI shares to be issued in the merger. Solely for your convenience, in the second, fourth, tenth, twelfth, fourteenth and sixteenth columns of numeric data below we present in U.S. dollars the CGI historical per share amount, pro forma and pro forma equivalent amounts presented in Canadian dollars in the first, third, ninth, eleventh, thirteenth and fifteenth columns. Solely for your convenience, in the fifth and seventh columns below, we present in Canadian dollars the IMRglobal historical amounts presented in U.S. dollars in the sixth and eighth columns. Solely for your convenience, the Canadian dollars have been converted into U.S. dollars at a rate of $(US)0.6636 per $(Cdn)1.00, and U.S. dollars have been converted into Canadian dollars at a rate of $(Cdn)1.5070 per $(US)1.00, the noon buying rate in New York City on September 30, 2000 for all data presented as at and for the year ended September 30, 2000, and the Canadian dollars have been converted into U.S. dollars at a rate of $(US)0.6336 per $(Cdn)1.00 and U.S. dollars have been converted into Canadian dollars at a rate of $(Cdn)1.5784 per $(US)1.00, the noon buying rate in New York City on March 31, 2001 for all data presented as at and for the six months ended
March 31, 2001. Solely for your convenience, U.S. dollars have been converted into Canadian dollars at a rate of $(Cdn)0.6669 per $(US)1.00, the noon buying rate in New York City on December 31, 2000 for all data presented as at and for the year ended December 31, 2000.


                                                                         HISTORICAL PER         HISTORICAL PER
                            HISTORICAL PER        HISTORICAL PER        IMRGLOBAL SHARE        IMRGLOBAL SHARE
                             CGI SHARE (1)         CGI SHARE (1)      --------------------   --------------------
                          -------------------   -------------------    AS AT AND FOR THE      AS AT AND FOR THE
                           AS AT AND FOR THE     AS AT AND FOR THE         YEAR ENDED            THREE MONTHS
                            YEAR ENDED SEP-      SIX MONTHS ENDED         DECEMBER 31,         ENDED MARCH 31,
                            TEMBER 30, 2000       MARCH 31, 2001              2000                   2001
                          -------------------   -------------------   --------------------   --------------------
                           $(CDN)     $(US)      $(CDN)     $(US)      $(CDN)      $(US)      $(CDN)      $(US)
                                                    (UNAUDITED)                                  (UNAUDITED)
AMOUNT UNDER CANADIAN
  GAAP
Earnings:
  Basic.................    0.21       0.14       0.09       0.06       0.05       0.03        0.01        0.00
  Diluted (1)...........    0.20       0.13       0.09       0.06       0.05       0.03        0.01        0.00
Book value (2)..........    2.46       1.63       2.81       1.78       9.81       6.54        9.47        6.00
  U.S. GAAP
Earnings:
  Basic.................    0.20       0.13       0.07       0.05       0.00       0.00        0.03        0.02
  Diluted...............    0.20       0.13       0.07       0.05       0.00       0.00        0.03        0.02
Book value (2)..........    2.49       1.65       2.83       1.79       8.46       5.64        8.16        5.17

                                                     PRO FORMA                                    PRO FORMA
                                                  EQUIVALENT PER                               EQUIVALENT PER
                                                  IMRGLOBAL SHARE                              IMRGLOBAL SHARE
                                                  (CGI PRO FORMA                               (CGI PRO FORMA
                                                   MULTIPLIED BY                                MULTIPLIED BY
                             PRO FORMA PER        EXCHANGE RATIO)        PRO FORMA PER         EXCHANGE RATIO)
                             CGI SHARE (1)              (1)              CGI SHARE (1)               (1)
                          -------------------   -------------------   --------------------   -------------------
                             FOR THE YEAR          FOR THE YEAR        AS AT AND FOR THE      AS AT AND FOR THE
                             ENDED SEPTEM-         ENDED SEPTEM-        SIX MONTHS ENDED      SIX MONTHS ENDED
                             BER 30, 2000          BER 30, 2000          MARCH 31, 2001        MARCH 31, 2001
                          -------------------   -------------------   --------------------   -------------------
                           $(CDN)     $(US)      $(CDN)     $(US)      $(CDN)      $(US)      $(CDN)     $(US)
                              (UNAUDITED)           (UNAUDITED)           (UNAUDITED)            (UNAUDITED)
AMOUNT UNDER CANADIAN
  GAAP
Earnings:
  Basic.................    0.13       0.09       0.21       0.14       0.02        0.01       0.03       0.02
  Diluted (1)...........    0.13       0.09       0.21       0.14       0.02        0.01       0.03       0.02
Book value (2)..........                                                3.95        2.50       6.30       3.99
  U.S. GAAP
Earnings:
  Basic.................    0.11       0.08       0.18       0.12       0.00        0.00       0.01       0.00
  Diluted...............    0.11       0.07       0.18       0.12       0.00        0.00       0.01       0.00
Book value (2)..........                                                3.96        2.51       6.33       4.01

----------------------------------------

(1) The treasury stock method is used for determining the dilutive effect of options.

(2) Based on the total outstanding Class A Subordinate Shares and Class B Shares (multiple voting) at balance sheet dates.

    Neither CGI nor IMRglobal declared or paid any dividends during the periods referred to above.

SELECTED HISTORICAL FINANCIAL DATA

    We present below selected historical financial data of CGI and IMRglobal for each of the years included in the five year period ended September 30, 2000 in the case of CGI, and December 31, 2000 in the case of IMRglobal. We also present below unaudited selected historical data for the six months ended March 31, 2001 in the case of CGI and for the three months ended March 31, 2001 in the case of IMRglobal. We derived the selected historical financial data of each of CGI and IMRglobal (apart from the selected historical financial data for CGI and IMRglobal for 1996 and 1997 and the selected historical balance sheet data for
1998) from, and you should read the data in conjunction with, the annual audited consolidated financial statements, including the notes to those financial statements of CGI included elsewhere in this proxy statement/prospectus, and of IMRglobal, incorporated by reference into this proxy statement/prospectus. CGI and IMRglobal selected historical financial data for 1996 and 1997 and the selected historical balance sheet data for 1998 have been derived from their respective annual audited consolidated financial statements for those years, which, in accordance with SEC rules, have not been incorporated by reference into this proxy statement/prospectus. We derived the unaudited selected historical data of CGI for the six months ended March 31, 2001 from CGI's
Form 6-K incorporated by reference into this proxy statement/prospectus. We derived the unaudited selected historical data of IMRglobal for the three months ended March 31, 2001 from IMRglobal's Form 10-Q incorporated by reference into this proxy statement/prospectus.

    CGI reports its financial results in accordance with Canadian GAAP and IMRglobal reports its financial results in accordance with U.S. GAAP. The significant differences between U.S. GAAP and Canadian GAAP that are relevant to CGI's consolidated financial statements are presented in Note 15 thereto, which presents a reconciliation to U.S. GAAP of CGI's consolidated net earnings and shareholders' equity for the years ended September 30, 1998, 1999 and 2000. CGI's financial statements and Annual Report on Form 40-F include non-U.S. GAAP measures such as EBITDA, earnings before amortization of goodwill, earnings per share before amortization of goodwill and operating cash flows. These supplementary measures are permitted to be used in Canadian GAAP and in Canadian securities filings. CGI's financial statements including the notes thereto are included elsewhere in this proxy statement/prospectus.

                   SELECTED HISTORICAL FINANCIAL DATA FOR CGI

                                               AS AT AND FOR
                                              THE SIX MONTHS                       AS AT AND FOR THE
                                                   ENDED                       YEARS ENDED SEPTEMBER 30,
                                                 MARCH 31,      --------------------------------------------------------
                                                   2001            2000         1999        1998       1997       1996
                                              ---------------   ----------   ----------   --------   --------   --------
                                                (UNAUDITED)
                                                     (IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF EARNINGS DATA
CANADIAN GAAP
Revenue.....................................    $  708,161      $1,436,008   $1,409,458   $740,693   $231,916   $122,015
Earnings before amortization of goodwill
  (1).......................................        38,340          73,542       99,906     43,166      9,210      3,163
Earnings per share before amortization of
  goodwill (1)(2)
  Basic.....................................          0.14            0.27         0.37       0.18       0.06       0.02
  Diluted (3)...............................          0.14            0.27         0.37       0.18       0.06       0.02
Net earnings................................        25,628          55,666       83,816     34,828      7,765      2,718
Earnings per share (2)
  Basic.....................................          0.09            0.21         0.31       0.15       0.05       0.02
  Diluted (3)...............................          0.09            0.20         0.31       0.15       0.05       0.02
Net margin..................................           3.6%            3.9%         5.9%       4.7%       3.3%       2.2%
U.S. GAAP
Revenue.....................................    $  708,161      $1,436,008   $1,409,458   $740,963   $231,916   $122,015
Net earnings................................        20,424          53,864       86,050     32,794      6,125      1,803
Earnings per share (2)
  Basic.....................................          0.07            0.20         0.32       0.14       0.04       0.01
  Diluted...................................          0.07            0.20         0.32       0.14       0.04       0.01
Net margin..................................           2.9%            3.8%         6.1%       4.4%       2.6%       1.5%
BALANCE SHEET DATA
CANADIAN GAAP
Total assets................................    $1,107,251      $  920,873   $  866,489   $744,930   $154,143   $ 72,159
Shareholders' equity........................       815,987         677,301      563,055    474,247     72,271     40,789
Working capital.............................       131,254         164,624       97,556     63,956     16,935     18,823
Long-term debt (4)..........................        30,000          30,000       46,200      1,073     34,822     10,023
U.S. GAAP
Total assets................................    $1,111,907      $  930,423   $  875,551   $741,526   $149,459   $ 68,474
Shareholders' equity........................       819,997         685,688      562,019    470,843     67,993     38,151
Working capital.............................       131,254         165,800       97,556     63,956     16,935     18,823
Long-term debt (4)..........................        30,000          30,000       46,200      1,073     34,822     10,023

------------------------------

(1) In Canada, the Accounting Standards Board has approved an addendum to "Business Combinations", Section No. 1580 that permits goodwill amortization expense to be presented net-of-tax on a separate line in the Consolidated Statement of Earnings. This presentation is not currently permitted under U.S. GAAP.

(2) Adjusted for 2-for-1 stock splits effective August 12 and December 15, 1997, as well as May 21, 1998 and January 7, 2000.

(3) Effective October 1, 2000, CGI employed the treasury stock method for determining the dilutive effect of options issued in calculating diluted earnings per share. Information for all periods presented in the above table have been prepared using the treasury stock method.

(4) Excludes current portion of long-term debt and obligations under capital leases.

                SELECTED HISTORICAL FINANCIAL DATA OF IMRGLOBAL
                                  (U.S. GAAP)

                                 AS AT AND FOR
                                THE THREE MONTHS        AS AT AND FOR THE YEARS ENDED DECEMBER 31,
                                ENDED MARCH 31,    ----------------------------------------------------
                                      2001           2000       1999       1998       1997       1996
                                ----------------   --------   --------   --------   --------   --------
                                  (UNAUDITED)
                                       (IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
Revenue.......................      $ 61,604       $256,172   $222,028   $170,318   $89,645    $30,988
Gross Profit..................        24,489        101,345     92,857     80,243    39,934     13,346
Income (loss) from
  operations..................         2,707          8,754    (10,110)    28,823    16,908      5,016
Cumulative effect of change in
  accounting method, net of
  income taxes................            --         (2,707)        --         --        --         --
Net income (loss).............           675            185    (11,839)    19,880    12,469      2,890
Diluted earnings (loss) per
  share.......................          0.02           0.00      (0.34)      0.57      0.40       0.13
Cash dividends................            --             --         --        163        --      1,623
Cash dividends per share......            --             --         --         --        --       0.07
Weighted average common stock
  and common stock equivalents
  outstanding, assuming
  dilution....................        44,435         43,261     34,786     35,064    31,238     23,026
BALANCE SHEET DATA
Cash, cash equivalents and
  marketable securities.......      $ 10,963       $ 19,689   $ 37,432   $110,416   $91,452    $30,307
Working Capital...............        49,306         43,552     47,091    122,783    96,977     31,371
Total assets..................       308,674        318,835    303,798    223,699   138,656     50,563
Long-term debt, net of current
  portion.....................        31,050         30,894        985        671       918         39
Shareholders' equity..........       227,701        231,780    234,923    174,814   114,358     41,045
Common stock outstanding at
  period end, net of treasury
  stock.......................        44,041         41,069     37,028     30,392    26,370     22,430

SELECTED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

    CGI and IMRglobal are providing the following selected unaudited pro forma condensed consolidated financial data to give you a better picture of what the results of operations and financial position of the combined businesses of CGI and IMRglobal might have looked like had the merger occurred on an earlier date. The unaudited pro forma condensed consolidated financial information does not take into account any synergies or cost savings, which may or are expected to occur as a result of the merger. We are providing this information for illustrative purposes only. This information does not purport to represent what the results of operations or financial position of CGI would have been if the merger had actually occurred on the earlier dates assumed. This information is also not necessarily indicative of what CGI's future operating results or consolidated financial position will be.

    See "Unaudited Pro Forma Condensed Consolidated Financial Information" beginning on page 90 for a more detailed explanation of this analysis.

BASIS OF PREPARATION

    The unaudited pro forma condensed consolidated financial information was prepared in accordance with Canadian GAAP, which differs in certain material respects from U.S. GAAP. The significant differences between U.S. GAAP and Canadian GAAP that are relevant to CGI's unaudited pro forma consolidated financial information are presented in Note 4 of CGI's unaudited pro forma condensed consolidated financial information included elsewhere in this proxy statement/prospectus. The unaudited pro forma condensed consolidated financial information for the year ended September 30, 2000 and as at and for the six months ended March 31, 2001 has been derived from: (1) the audited historical consolidated financial statements of CGI for the year ended September 30, 2000 and the unaudited consolidated financial statements as at and for the six months ended March 31, 2001, respectively, (2) the audited historical consolidated financial statements of IMRglobal for the year ended December 31, 2000 and the unaudited financial statements of IMRglobal as at and for the six months ended March 31, 2001, respectively, (3) the unaudited adjustments to conform IMRglobal's historical financial information with CGI's disclosed accounting policies under Canadian GAAP, and (4) the unaudited pro forma assumptions and adjustments described in the notes to the unaudited pro forma condensed consolidated financial information.

    Solely for your convenience, unaudited pro forma condensed consolidated financial information has been converted into U.S. dollars using a rate of $(US)0.6636 to $(Cdn)1.00 and a rate of $(US)0.6336 to $(Cdn)1.00, the noon buying rate in New York City, for the purposes of the September 30, 2000 and March 31, 2001 unaudited pro forma condensed consolidated information, on those respective dates.

    CGI intends to account for the merger using the purchase method under both Canadian and U.S. GAAP. The unaudited pro forma condensed consolidated financial information has been prepared on this basis.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS SELECTED DATA
  AND UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET SELECTED DATA

    The unaudited pro forma condensed consolidated statements of earnings selected data we provide below assume that the merger took place on October 1, 1999 for the year ended September 30, 2000 and for the six months ended
March 31, 2001 and have been prepared in accordance with the methodology described above under "--Basis of Preparation."

    The unaudited pro forma condensed consolidated balance sheet selected data we provide below assumes that the merger took place on March 31, 2001, and has been prepared in accordance with the methodology described above under "--Basis of Preparation."

       SELECTED UNAUDITED PROFORMA CONDENSED CONSOLIDATED FINANCIAL DATA

                                     FOR           AS AT AND FOR THE        FOR THE         AS AT AND FOR THE
                                THE YEAR ENDED     SIX MONTHS ENDED        YEAR ENDED       SIX MONTHS ENDED
                              SEPTEMBER 30, 2000    MARCH 31, 2001     SEPTEMBER 30, 2000    MARCH 31, 2001
                              ------------------   -----------------   ------------------   -----------------
                                    $(CDN)              $(CDN)               $(US)                $(US)
                                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF EARNINGS DATA
CANADIAN GAAP
Revenue.....................      $1,822,059          $  889,492           $1,209,064           $  563,541
Earnings before amortization
  of goodwill (1)...........          90,607              33,298               60,124               21,097
Earnings per share before
  amortization of goodwill
  Basic.....................            0.26                0.09                 0.17                 0.06
  Diluted (2)...............            0.26                0.09                 0.17                 0.06
Net earnings................          45,749               6,166               30,357                3,907
Earnings per share
  Basic.....................            0.13                0.02                 0.09                 0.01
  Diluted (2)...............            0.13                0.02                 0.09                 0.01
Net margin..................             2.5%                0.7%                 2.5%                 0.7%
U.S. GAAP
Revenue.....................      $1,822,059          $  889,492           $1,209,064           $  563,541
Net earnings................          39,277                 922               26,063                  583
Earnings per share
  Basic.....................            0.11                0.00                 0.08                 0.00
  Diluted...................            0.11                0.00                 0.07                 0.00
Net margin..................             2.2%                0.1%                 2.2%                 0.1%
BALANCE SHEET DATA
CANADIAN GAAP
Total assets................                          $1,941,514                                $1,230,052
Shareholders' equity........                           1,445,813                                   915,999
Working capital.............                             209,031                                   132,432
Long-term debt (3)..........                              75,805                                    48,026
U.S. GAAP
Total assets................                          $1,945,456                                $1,232,549
Shareholders' equity........                           1,449,823                                   918,539
Working capital.............                             209,650                                   132,824
Long-term debt (3)..........                              75,805                                    48,026

------------------------

(1) In Canada, the Accounting Standards Board has approved an addendum to "Business Combinations," Section No. 1580 that permits goodwill amortization expense to be presented net-of-tax on a separate line in the Consolidated Statement of Earnings. This presentation is not currently permitted under U.S. GAAP.

(2) The treasury stock method is used for determining the dilutive effect of options issued.

(3) Excludes current portion of long-term debt and obligations under capital leases.

WHERE YOU CAN FIND MORE INFORMATION

    CGI files annual and special reports and other information and IMRglobal files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's public reference room located at 450 Fifth

Street, NW, Washington, D.C. 20549 or at one of the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC filings are also available to the public from commercial document retrieval services. The IMRglobal filings, as well as the registration statement of which this proxy statement/prospectus forms a part, are available at the Internet world wide web site maintained by the SEC at WWW.SEC.GOV.

    CGI has filed a registration statement on Form F-4 to register with the SEC the CGI Class A Subordinate Shares which IMRglobal shareholders will receive in connection with the merger. This proxy statement/prospectus is a part of the registration statement on Form F-4 and constitutes a prospectus of CGI, as well as being a proxy statement of IMRglobal for its special meeting.

    The SEC permits CGI and IMRglobal to "incorporate by reference" information into this proxy statement/prospectus. This means that the companies can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus.

    This proxy statement/prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about CGI and IMRglobal and their financial conditions.


CGI SEC FILINGS (FILE NO 1-14858)          PERIOD OR FILING DATE
Report on Form 6-K                         June 22, 2001
Report on Form 6-K                         June 4, 2001
Report on Form 6-K                         June 4, 2001
Report on Form 6-K                         May 16, 2001
Report on Form 6-K                         May 16, 2001
Report on Form 6-K                         May 16, 2001
Report on Form 6-K                         May 16, 2001
Quarterly Report on Form 6-K               Six months ended March 31, 2001
Report on Form 6-K                         May 9, 2001
Report on Form 6-K                         April 30, 2001
Report on Form 6-K                         April 10, 2001
Report on Form 6-K                         February 28, 2001
Report on Form 6-K                         February 28, 2001
Report on Form 6-K                         February 14, 2001
Report on Form 6-K                         February 14, 2001
Report on Form 6-K                         January 31, 2001
Report on Form 6-K                         January 31, 2001
Report on Form 6-K                         January 31, 2001
Report on Form 6-K                         January 17, 2001
Report on Form 6-K                         January 12, 2001
Report on Form 6-K                         January 2, 2001
Quarterly Report on Form 6-K               Three months ended December 31, 2000
Report on Form 6-K                         December 18, 2000
Report on Form 6-K                         December 7, 2000
Report on Form 6-K                         November 22, 2000
Report on Form 6-K                         November 13, 2000
Report on Form 6-K                         October 30, 2000
Report on Form 6-K                         October 30, 2000
Report on Form 6-K                         October 16, 2000
Report on Form 6-K                         October 16, 2000

Report on Form 6-K                         October 16, 2000
Report on Form 6-K                         October 16, 2000
Report on Form 6-K                         October 16, 2000
Annual Report on Form 40-F                 Year ended September 30, 2000

IMRGLOBAL SEC FILINGS (FILE NO. 0-28840)   PERIOD OR FILING DATE
Quarterly Report on Form 10-Q              Three months ended March 31, 2001
Annual Report on Form 10-K                 Year ended December 31, 2000


    The financial statements which form part of CGI's Annual Report on Form 40-F for the year ended September 30, 2000 are not incorporated by reference in this proxy statement/prospectus. Consolidated financial statements of CGI appear in this joint proxy statement/prospectus at page F-1.

    CGI and IMRglobal also incorporate by reference into this proxy statement/prospectus additional documents that they may file with the SEC from the date of this proxy statement/prospectus to the date of the IMRglobal special meeting. These include reports such as Annual Reports on Form 10-K and Form 40-F, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, any Reports on Form 6-K designated as being incorporated by reference into this proxy statement/prospectus, as well as proxy statements filed by IMRglobal.

    The CGI Class A Subordinate Shares are traded on the New York Stock Exchange and the Toronto Stock Exchange. You may inspect any reports and other information filed with the SEC by CGI at the offices of the NYSE, 20 Broad Street, New York, New York 10005. You may inspect any periodic reports, proxy statements and other information filed with the SEC by IMRglobal at the offices of the NASD at 1735 K Street NW, Washington, DC 20006-1500.

    If you are a CGI or IMRglobal shareholder, you may not have been sent some of the documents incorporated by reference, but you can obtain any of them through CGI or IMRglobal as described below, the SEC or the SEC's Internet world wide web site as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this proxy statement/prospectus. Shareholders may obtain documents incorporated by reference into this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

          CGI Group Inc.                           IMRglobal Corp.
   1130 Sherbrooke Street West                100 South Missouri Avenue
         Montreal, Quebec                     Clearwater, Florida 33756
          Canada H3A 2M8                         Tel: (727) 467-8163
       Tel: (514) 841-3230                  Attention: Investor Relations
     Attention: Ronald White
   Director, Investor Relations


    If you would like to request documents from CGI or IMRglobal, please do so by July 6, 2001 to receive them before the IMRglobal special meeting.


                            ------------------------

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT/PROSPECTUS TO VOTE ON THE MERGER. NO ONE HAS BEEN AUTHORIZED TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS PROXY STATEMENT/PROSPECTUS. THIS PROXY STATEMENT/PROSPECTUS IS DATED JUNE 8, 2001. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE. NEITHER OUR MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO IMRGLOBAL SHAREHOLDERS NOR THE ISSUANCE BY CGI OF CLASS A SUBORDINATE SHARES IN CONNECTION WITH THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY. INFORMATION CONTAINED IN THIS PROXY STATEMENT/ PROSPECTUS REGARDING CGI HAS BEEN PROVIDED BY CGI, AND INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS REGARDING IMRGLOBAL HAS BEEN PROVIDED BY IMRGLOBAL.

                                  RISK FACTORS

    You should consider the following matters in deciding whether to vote in favor of the merger. You should also consider the other information included in this document. These matters have been grouped under two separate headings:
"Risks Relating to the Merger," which discuss the risks of combining our companies, risks under the merger agreement and potential conflicts of interest, and "Industry and Business Risks," which discuss the risks of the industry and our business. See "Forward-Looking Statements" on page 34.

RISKS RELATING TO THE MERGER

    THE PERFORMANCE OF THE COMBINED COMPANY WILL BE AFFECTED BY ITS ABILITY TO RETAIN KEY PERSONNEL.

    Because our respective employees and their skills and relationships with clients are among our most important assets, the performance of the combined company will be affected by its ability to retain these employees after the completion of the merger.

    We cannot assure you that employees of IMRglobal or CGI, including senior executives and key employees, will not terminate their employment in connection with or after completion of the merger. If the combined company is unable to retain IMRglobal's and CGI's senior executives and key employees, or attract qualified personnel to replace any employees who leave, the business of the combined company may be materially and adversely impacted.

    WE MAY LOSE EXISTING CLIENTS AS A RESULT OF THE MERGER.

    The performance of the combined company will be affected by its ability to retain the existing clients of CGI and IMRglobal and attract new clients. In particular, in order to retain existing clients the combined company likely must: (1) maintain the existing levels of service; (2) eliminate any confusion in the marketplace concerning continuity of service and (3) assure clients that existing technology will continue to be supported. Additionally, because of the combined company's larger number of clients there is a greater likelihood that we will experience conflicts of interest between clients or potential clients that will limit our ability to expand our business. If the combined company fails to maintain existing clients or attract new clients, its revenues and profitability may be adversely impacted.

    WE MAY NOT REALIZE THE COST SAVINGS AND OTHER BENEFITS WE EXPECT FROM THE MERGER.

    The combined company's ability to successfully realize cost savings and benefits resulting from the merger, and the timing of this realization may be affected by a variety of factors, including:

    - its broad geographic areas of operations and the resulting potential complexity of implementing cost savings and realizing synergies;

    - the failure to fully develop or carry out its cost savings implementation plans; and

    - unexpected events, including major changes in the IT services industry.

    Whether the anticipated benefits of the merger are ultimately achieved will depend upon a number of factors, including our ability to integrate the operations of our companies and achieve operating efficiencies, economies of scale and the ability of the combined company to capitalize on its combined asset base and strategic position.

    If the cost savings or benefits we expect are not realized or are delayed, the market price of the CGI Class A Subordinate Shares could be adversely affected.

    U.S. SHAREHOLDERS OF CGI MAY HAVE DIFFICULTY ENFORCING CIVIL LIABILITIES AGAINST CGI AND ITS AFFILIATES.

    CGI is a Canadian corporation with its principal place of business in Montreal, Quebec, Canada. Currently, all of CGI's directors and executive officers, and its accountants, are residents of Canada and/or are organized under the laws of Canada or a province thereof and all or a substantial portion of the assets of such persons and of CGI are located outside the U.S. Consequently, it may be difficult for U.S. investors to effect service within the U.S. upon CGI, its directors or officers, or to realize in the U.S. upon judgments of courts of the U.S. predicated upon civil liabilities under the Securities Act. In addition, investors should not assume that courts in Canada
(1) would enforce judgments of U.S. courts obtained in actions against CGI or such persons predicated upon the civil liability provisions of the U.S. federal securities laws or the securities or blue sky laws of any state within the U.S. or (2) would enforce, in original actions, liabilities against CGI or such persons predicated upon the U.S. federal securities laws or any state securities or blue sky laws.

    CERTAIN DIRECTORS AND EXECUTIVE OFFICERS OF IMRGLOBAL MAY BE DEEMED TO HAVE CONFLICTS OF INTERESTS THAT MAY INFLUENCE THEM TO SUPPORT OR APPROVE THE MERGER.

    Certain officers and directors of IMRglobal are participating in arrangements that provide them with interests in the merger that are different from, or in addition to, those of other IMRglobal shareholders, including the following:

        INDEMNIFICATION AND DIRECTORS' AND OFFICERS' LIABILITY INSURANCE COVERAGE. CGI has agreed that the indemnification provisions of the articles of incorporation and bylaws of IMRglobal immediately prior to the effective time of the merger will not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would adversely affect the rights of individuals who, at the effective time of the merger, were directors, officers, employees or agents of IMRglobal, and has agreed, for a period of six years after the effective time of the merger, to procure directors' and officers' liability insurance with coverage and in amounts no less favorable than IMRglobal's current coverage; provided that CGI is not required to procure any coverage in excess of the amount that can be obtained at a premium of 250% of the current annual premium paid by IMRglobal;

        VESTING OF STOCK OPTIONS HELD BY CERTAIN DIRECTORS. The vesting of 11,250 stock options to acquire shares of IMRglobal's common stock that are held by each of two directors of IMRglobal, Charles C. Luthin and Jeffery S. Slowgrove, otherwise vesting on May 26, 2002 at an exercise price of $(US)15.50 per share, will be accelerated as a result of the merger. Upon completion of the merger, all outstanding options under the directors stock option plan of IMRglobal will become options to purchase CGI Class A Subordinate Shares and will remain exercisable until December 31, 2001;

        GRANT OF STOCK OPTIONS TO SENIOR MANAGEMENT. CGI has agreed that after completion of the Merger, CGI will grant members of senior management of IMRglobal options to purchase an aggregate of 1,000,000 CGI Class A Subordinate Shares (the options will be granted as determined by CGI and are intended to incentivize and encourage these persons to remain with the combined company, and to facilitate the integration of IMRglobal with CGI by aligning the interests of these persons with the interests of CGI following the merger);

        VESTING OF STOCK OPTIONS HELD BY DIRECTORS AND OFFICERS UPON TERMINATION. Under the terms of IMRglobal's stock option plans, if the employment of any director or employee is terminated without cause within 12 months of the completion of the merger, the stock options held by such directors and employees will automatically vest and become exercisable;

        EMPLOYMENT AGREEMENT WITH IMRGLOBAL'S CHIEF EXECUTIVE OFFICER. In connection with the merger, IMRglobal's Chief Executive Officer, Satish K. Sanan, has entered into a new employment agreement and certain related agreements with IMRglobal and CGI that will become effective at the time the merger is completed and provide for, among other things, (1) a two year term, with automatic one year renewals; (2) the forgiveness of the $(US)5.0 million loan (and any accrued interest) to Mr. Sanan from IMRglobal or a bonus payment to Mr. Sanan in an amount equal to the loan which will be used to repay the loan; (3) an annual base salary of $(US)500,000; (4) an annual financial bonus of up $(US)500,000; (5) the grant of employee stock options to purchase CGI Class A Subordinate Shares; (6) the immediate vesting of all stock options granted to Mr. Sanan prior to the completion of the merger in the event he is terminated without cause (options for IMRglobal shares otherwise vesting as to 34,000 shares on May 10, 2002 at $17.625 per share, 50,000 shares on March 16, 2002 at $13.1875 per share and 50,000 shares on March 16, 2003 at $13.1875 per share); (7) the provision of insurance benefits, car allowances, and the payment each year of up to $(US)106,020 in premiums on life insurance policies for the benefit of Mr. Sanan; (8) if he is an employee of CGI at such time, the board of directors of CGI will either appoint Mr. Sanan to the board of directors to fill any vacancy which occurs or, if no such vacancy occurs, nominate
    Mr. Sanan for election as a CGI director at CGI's next annual meeting of shareholders expected to be held in January 2002; and (9) the payment to Mr. Sanan of his base salary, insurance benefits and car allowances for the remainder of the then current term of his employment agreement if he is terminated without cause.

        EMPLOYMENT AGREEMENT WITH CERTAIN EXECUTIVE OFFICERS OF IMRGLOBAL. In connection with the merger and to induce continued employment, CGI and IMRglobal entered into amendments to the existing employment agreements between IMRglobal and each of Vincent Addonisio, IMRglobal's Executive Vice President and Chief Administrative Officer, and Philip Shipperlee, IMRglobal's President of European Operations. These amendments provide for the forgiveness of loans provided by IMRglobal to each individual to purchase shares of IMRglobal common stock. (Each loan is $(US)234,500 plus accrued interest of approximately $(US)50,000 on each loan.) In the event that either individual terminates his employment within six months of the merger, CGI has the right to claim the forgiven amount from such individual.

        AGGREGATE DEBT FORGIVENESS OF DIRECTORS AND EXECUTIVE OFFICERS OF IMRGLOBAL. In connection with the merger including the debt forgiveness described above, IMRglobal insiders will receive debt forgiveness of approximately $(US)5.6 million, in the aggregate.

    Accordingly, the directors and officers of IMRglobal receiving these benefits may have been more likely to vote to adopt the merger agreement and to approve the merger than if they did not have these interests. IMRglobal shareholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger. You can read more about these interests under the heading "The Merger--Conflicts of Interest between Directors and Officers of IMRglobal and IMRglobal Shareholders in the Merger."

    THE MARKET PRICE OF THE CGI CLASS A SUBORDINATE SHARES MAY BE SUBJECT TO DOWNWARD PRESSURE FOR A PERIOD OF TIME AS A RESULT OF SALES OF IMRGLOBAL COMMON STOCK AND CGI SHARES BY IMRGLOBAL SHAREHOLDERS.

    In connection with the merger, shareholders of IMRglobal may sell a significant number of shares of IMRglobal common stock or the CGI Class A Subordinate Shares they will receive upon completion of the merger. These sales could adversely affect the market price for the CGI Class A Subordinate Shares for a period of time before and after completion of the merger. Shareholders of IMRglobal who may sell shares in connection with the merger include:

    - some U.S. mutual funds, state pension funds and other investors who are not permitted to hold equity securities of non-U.S. companies; and

    - employees of IMRglobal who hold IMRglobal common stock and currently vested options.

    THE VALUE OF CGI CLASS A SUBORDINATE SHARES YOU WILL RECEIVE IN THE MERGER DEPENDS ON THE MARKET PRICE OF THE CGI CLASS A SUBORDINATE SHARES AT THE COMPLETION OF THE MERGER. THERE IS A FIXED EXCHANGE RATIO.

    The number of CGI Class A Subordinate Shares that you will receive in the merger for each share of IMRglobal common stock is fixed at 1.5974. Because the market price of CGI Class A Subordinate Shares will fluctuate, the value at the time of the completion of the merger of the consideration you will receive will depend on the market price at that time. The market prices of CGI Class A Subordinate Shares and IMRglobal common stock, and the value of CGI Class A Subordinate Shares relative to IMRglobal common stock, may be substantially different on the date the merger agreement was signed, the date of this proxy statement/prospectus, the date of the special meeting of the IMRglobal shareholders, and the date the merger is completed. These market prices may vary depending upon changes in the business, operations or prospects of CGI and IMRglobal, market assessments of the likelihood that the merger will be consummated and the timing thereof, general market, economic and industry conditions, and other factors both within and beyond the control of CGI and IMRglobal. There can be no assurance of the value at the time of the merger of CGI Class A Subordinate Shares you will receive for your IMRglobal shares in the merger. In addition, the value of CGI Class A Subordinate Shares will fluctuate following completion of the merger. For historical and current market prices of the CGI Class A Subordinate Shares, see "Market Price and Dividend Data."

    IMRGLOBAL MAY BE REQUIRED TO PAY CGI A TERMINATION FEE IF THE MERGER AGREEMENT IS TERMINATED UNDER CERTAIN CIRCUMSTANCES RELATING TO THIRD PARTY PROPOSALS TO ACQUIRE IMRGLOBAL.

    The termination fee provisions in the merger agreement may discourage alternative proposals from being made to IMRglobal by third parties. Those termination fee provisions, which are described in detail on page 76 under the heading "The Merger Agreement--Termination and Effects of Termination", require IMRglobal to pay CGI a termination fee of $(US)13 million if the merger agreement with CGI is terminated in any one of three circumstances and, within nine months of termination, IMRglobal enters into a merger agreement or completes a merger in respect of an alternative transaction.

    FOLLOWING THE MERGER WE MAY BE INFLUENCED BY CERTAIN SHAREHOLDERS.

    BCE Inc., directly or indirectly, currently owns shares of CGI representing approximately 30.4% of the voting power of all voting shares of CGI. Also, Messrs. Godin, Imbeau and Brassard and their holding companies own shares of CGI which currently represent approximately 46.2% of the voting power of all CGI voting shares. As a result, they will have the ability to influence the outcome of elections of directors and other matters presented for approval to CGI's shareholders. In addition, CGI has contractual arrangements with BCE Inc. and certain other shareholders of CGI, pursuant to which certain matters, including dividend policy, major transactions (including changes of control), changes in certain executive officers of CGI, and non-arm's length transactions are subject to the prior approval of BCE Inc. This concentration of ownership and contractual arrangement could have the effect of preventing a change of control of CGI or otherwise limiting the price investors may be willing to pay in the future for Class A Subordinate Shares.

INDUSTRY AND BUSINESS RISKS

    WE OPERATE, AND THE COMBINED COMPANY WILL OPERATE, IN A HIGHLY COMPETITIVE INDUSTRY.

    We each operate in a highly competitive industry. Certain of the companies which compete with CGI and IMRglobal have longer operating histories, larger client bases, longer relationships with their clients, greater brand or name recognition, and greater financial and other resources than the company resulting from the merger will have. As a result, our competitors may be in a stronger position to respond more quickly to new or emerging technologies and changes in client requirements and to devote greater resources than we can to the development, promotion and sale of their services. Competitors could lower their prices, potentially forcing us to lower our prices and suffer reduced operating margins. We cannot assure you that the combined company will not encounter increased competition in the future that would adversely affect its operations.

    THE COMBINED COMPANY'S PERFORMANCE WILL BE AFFECTED BY CHANGES IN THE AMOUNTS SPENT ON IT SERVICES AND CAPITAL EXPENDITURES BY CLIENTS OF CGI AND IMRGLOBAL AND BY POTENTIAL NEW CLIENTS.

    Currently, the performance of each of CGI and IMRglobal is affected by the general demand for IT services by clients and potential clients. This will continue to be true after the merger. Therefore, any significant decrease in demand for the services of the combined company resulting from reductions in the IT budgets of clients will adversely affect the combined company. The demand for IT services is, in part, affected by general economic conditions as well as specific industry conditions affecting our clients. An economic slowdown or recession may cause our clients to reduce or defer their expenditures on IT services.

    CGI'S STRATEGIC ALLIANCE WITH BCE INC. MAY CREATE BUSINESS RISKS AS WELL AS OPPORTUNITIES.

    BCE Inc. is a telecommunications company operating in Canada and other countries. BCE Inc., directly or indirectly, currently owns shares of CGI representing approximately 30.4% of the voting power of all voting shares of CGI. As more fully described in the section beginning on page 151 entitled "Related Parties and Certain Transactions", CGI delivers a wide range of IT services to BCE Inc. and its related companies, ranging from full or partial outsourcing of IS/IT services, to consulting and systems integration services, and has other business relationships with BCE Inc. The terms of the contracts which form part of this strategic relationship between CGI and BCE and its related companies were negotiated at arm's length. For the years ended
September 30, 1998, 1999 and 2000, revenues attributable to these contracts accounted for 18.9%, 37.4% and 39.9% of CGI's total gross revenue, respectively. This strategic alliance is material to CGI, and a loss of, or a substantial decrease in, this business could have a material adverse effect on CGI. Also, competitors of BCE and its affiliates, including Bell Canada, may be reluctant to engage in business with CGI, or certain significant projects with such competitors may be subject to approval by BCE Inc., as provided by the terms of an options agreement among CGI, BCE, Bell Canada and various other shareholders of CGI.

    THE COMBINED COMPANY'S REVENUES AND OPERATING RESULTS MAY FLUCTUATE FROM QUARTER TO QUARTER, AND FLUCTUATIONS IN OPERATING RESULTS COULD CAUSE CGI'S STOCK PRICE TO DECLINE.

    Our individual operating results have fluctuated in the past and the combined company's revenue and operating results may fluctuate in the future as a result of a variety of factors, many of which will be outside of the combined company's control. In future quarters, our operating results may be below the expectations of public market analysts or investors, and the price of our Class A Subordinate Shares may decline. Factors that could cause quarterly fluctuations include many of the risk factors discussed elsewhere in this proxy statement/prospectus, and also include:

    - the beginning and ending of significant contracts during a quarter;

    - the number, size, timing and scope of client assignments;

    - the loss of key consultants, which could cause clients to end their relationships with us;

    - the accuracy of our project estimates;

    - unanticipated project terminations, delays or deferrals;

    - the loss of one or more significant clients;

    - fluctuations in the information technologies services market;

    - regulatory and judicial actions;

    - fluctuations in the value of foreign currencies versus the U.S. dollar or Canadian dollar; and

    - general economic conditions.

    Because a significant portion of our expenses are relatively fixed, a variation in the number of client assignments or the timing of the initiation or the completion of client assignments may cause significant variations in operating results from quarter to quarter and could result in losses. To the extent the addition of consultant employees is not followed by corresponding increases in revenues, we would incur additional expenses that would not be matched by corresponding revenues. Therefore, our profitability would decline and we could potentially experience losses. In addition, our stock price would likely decline.

    THE PRICE OF CGI CLASS A SUBORDINATE SHARES MAY BE VOLATILE.

    The trading price of CGI Class A Subordinate Shares fluctuates significantly, and may be further affected by market factors, such as:

    - the depth and liquidity of the market for our Class A Subordinate Shares;

    - investor perception of us and the industries in which we operate;

    - changes in earnings estimates or buy/sell recommendations by analysts; and

    - general financial and other market conditions.

    In addition, public stock markets have experienced, and are currently experiencing, significant price and trading volume volatility, particularly in the technology sector of the market. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to or disproportionately impacted by the operating performance of these companies. These broad market fluctuations may adversely affect the market price of our Class A Subordinate Shares. As a result, we may be unable to raise capital or use our stock to acquire businesses on attractive terms and investors may be unable to resell their Class A Subordinate Shares at or above their purchase price.

    WE MAY LOSE LARGE CLIENTS OR SIGNIFICANT CLIENT ENGAGEMENTS.

    If we lose a major client or large client engagement, our revenues will be adversely affected. We perform varying amounts of work for specific clients from year to year. A major client in one year may not use our services in another year. In addition, we may derive revenue from a major client that constitutes a large portion of total revenue for particular quarters. If we lose any major clients or any of our clients cancel or significantly reduce the scope of a large client engagement, our business, financial condition and results of operations could be materially and adversely affected. Consequently, you should not predict or anticipate our future revenue based upon the number of clients we currently have or the number and size of our existing client engagements.

    WE MAY BE UNABLE TO COLLECT OUR ACCOUNTS RECEIVABLE.

    A high percentage of our current assets at any given time are accounts receivable. If we are unable to collect these amounts due to disputes with customers or default by the parties owing us these amounts, our operating cash flows and earnings may be reduced.

    WE MUST CONTINUE TO ATTRACT AND RETAIN QUALITY CONSULTANTS, AND OUR INABILITY TO DO SO COULD IMPAIR OUR ABILITY TO SERVICE EXISTING ENGAGEMENTS OR UNDERTAKE NEW ENGAGEMENTS, RESULTING IN A DECLINE IN OUR REVENUES AND INCOME.

    We must attract a significant number of new consultants to implement our growth plans. The number of potential consultants that meet our hiring criteria is relatively small, and we face significant competition for these consultants from our direct competitors and others in the IT industry. Competition for these consultants may result in significant increases in our costs to retain the consultants, which could reduce our margins and our profitability. In addition, we will need to attract consultants in international locations, principally Europe and India, to support our international growth plans. Our inability to recruit new consultants and retain existing consultants could impair our ability to service existing engagements or undertake new engagements. If we are unable to attract and retain consultants, our revenues and our profitability could decline.

    IF WE DO NOT CONTINUALLY ENHANCE OUR SERVICES TO MEET THE CHANGING NEEDS OF OUR CUSTOMERS, WE MAY LOSE FUTURE BUSINESS TO OUR COMPETITORS.

    We believe that our future success will depend upon our ability to enhance our existing services and to introduce new services to meet the requirements of our customers in a rapidly developing and evolving market. Our present or future services may not satisfy the needs of the IT services market. If we are unable to anticipate or respond adequately to customer needs, we may lose business and our financial performance will suffer.

    THERE ARE RISKS ASSOCIATED WITH OUR ACQUISITION ACTIVITY.

    The IT services industry is undergoing significant consolidation and change. We have engaged in a number of significant acquisitions as part of our growth and business development strategy. There can be no assurance that we will be able to identify appropriate acquisition candidates in the future, that any identified candidates will be acquired or that acquired businesses will be integrated effectively or prove profitable.

    Also, industry consolidation or the formation of joint ventures or alliances could reduce our client base, reduce the number of potential clients that we can target or decrease the demand for its services. A merger or acquisition of one of our clients may result in the elimination, postponement or reduction of outsourced IT services utilized by that newly combined company.

    ANY DELAY OR INABILITY TO INTEGRATE ACQUIRED BUSINESSES COULD IMPAIR OUR OPERATING RESULTS.

    CGI has grown, and plans to continue to grow, in part by acquiring other businesses in its industry. Since July 1, 2000, CGI has acquired six companies (excluding IMRglobal). Our future success is dependent on our ability to integrate our past and future acquisitions into one enterprise with a common business and operating plan. We must also monitor the performance of our acquired businesses. Our acquisitions involve a number of risks, including:

    - diversion of management's attention from other business concerns;

    - failure to effectively assimilate the acquired businesses and their technology, personnel and customers;

    - failure of the acquired businesses to achieve the results we expect, including increasing revenues, realizing cost savings and implementing best practices;

    - the loss of key customers or employees from either our current business or the acquired businesses;

    - our inability to integrate the accounting, purchasing or marketing methods of the acquired businesses on a timely basis;

    - risks associated with unanticipated events or liabilities, and

    - customer dissatisfaction or performance problems at the acquired businesses.

    We may not be successful in our efforts to integrate acquired businesses or to monitor their performance. If we are unable to do so, or if we experience delays or unusual expenses in doing so, our operating costs may be higher than anticipated and earnings may be lower than anticipated which could have a material adverse effect on our businesses, financial condition and results of operations.

    OUR ACQUISITION ACTIVITIES COULD DILUTE YOUR HOLDINGS IN OUR COMPANY.

    Holdings of existing shareholders will be diluted if equity securities are issued in connection with any acquisition. If we incur debt in order to effect any acquisition, we will incur debt service costs, and we expect that we would enter into agreements that will restrict our operations in some respects. If we incur indebtedness, our shareholders will also rank junior to the holders of the indebtedness in connection with any liquidation of our company.

    For the years ended September 30, 1998, 1999 and 2000, and for the six-month period ended March 31, 2001, CGI issued the following Class A Subordinate Shares (or securities convertible into Class A Subordinate Shares) in connection with acquisitions:

1998........................................................  39.8 million

1999........................................................  None

2000........................................................  5.6 million

Six-month period ended March 31, 2001.......................  14.3 million

    Whether CGI issues shares in connection with any possible future acquisitions will depend upon many factors including the availability of attractive acquisition opportunities, the terms of such acquisition, the market value of CGI equity at the time, and other facts and circumstances existing at the time of those transactions. Consequently, CGI cannot currently determine the amount of any possible future issuances in acquisitions. As of the date of this proxy statement/prospectus, CGI has not entered into any agreements in connection with a possible material future acquisition of a company, nor does it have any current plan in respect of any possible specific material future acquisition. CGI undertakes no obligation to update this disclosure, other than as required by law.

    IF WE FAIL TO MEET CLIENT EXPECTATIONS IN THE PERFORMANCE OF OUR SERVICES AND THE PROVISION OF SOLUTIONS, WE COULD DAMAGE OUR REPUTATION AND HAVE DIFFICULTY ATTRACTING NEW BUSINESS.

    Our services and solutions often involve complex information systems and software, which are critical to our clients' operations. Our failure to meet client expectations in the provision of appropriate solutions, and the performance of our services, including the quality, cost and timeliness of our services, may damage our reputation in the IT services industry and adversely affect our ability to attract and retain clients. If a client is not satisfied with our solutions or services, we will generally spend additional human and other resources at our own expense to ensure client satisfaction. Such expenditures will typically result in a lower margin on such engagements and could materially adversely effect our business, financial condition and results of operations.

    In the course of providing our solutions and services, we will often recommend the use of other software and hardware products. These products may not perform as expected or may contain defects. If this occurs, our reputation could be damaged and we could be subject to liability. We attempt contractually to limit our exposure to potential liability claims. Such limitations may not always be effective. A successful liability claim brought against us may adversely affect our reputation in the IT services industry and could have a material adverse effect on our business, financial condition and results of operations. Although we maintain liability insurance, such insurance may not always provide adequate coverage for successful claims against us.

    WITH THE INCREASED INTERNATIONAL BUSINESS VOLUME, WE WILL BE EXPOSED TO GREATER FOREIGN CURRENCY EXCHANGE RISKS, WHICH COULD ADVERSELY IMPACT OUR OPERATING RESULTS.

    Some of our international engagements are denominated in the local currency of our clients. Expenses that we incur in delivering these services, consisting primarily of consultant compensation, are often denominated in Canadian dollars. To the extent that the value of a currency in which our billings are denominated decreases in relation to the Canadian dollar or another currency in which our expenses are denominated, our revenues, operating results and financial condition could be harmed. We may hedge our foreign currency exposure from time to time, but hedging may not be effective.

    OUR INTERNATIONAL OPERATIONS ALSO CREATE SPECIALIZED RISKS THAT CAN NEGATIVELY AFFECT US.

    These risks include:

    - difficulties in creating international market demand for our services;

    - difficulties and costs of tailoring our services to each individual country's IT needs;

    - unfavorable pricing and price competition;

    - longer payment cycles in some countries and difficulties in collecting international accounts receivables;

    - difficulties in enforcing contractual obligations and intellectual property rights;

    - adverse tax consequences;

    - increased costs associated with maintaining international marketing efforts and offices;

    - adverse changes in regulatory requirements;

    - economic instability;

    - potential foreign tax consequences, including taxes payable on the repatriation of earnings from our India operations;

    - compliance with employment laws in foreign countries, which may be more stringent than employment laws in the U.S.; and

    - unexpected changes in the local and regional political climate in India and the possible reactions to those changes by the international community, including economic sanctions.

    Any one or all of these factors may cause increased operating costs, lower than anticipated financial performance and may materially adversely affect our business, financial condition and results of operations.

    IF WE FAIL TO DEVELOP LONG-TERM RELATIONSHIPS WITH CUSTOMERS, OUR SUCCESS COULD BE JEOPARDIZED.

    A substantial majority of our business is derived from repeat customers. Our future success depends to a significant extent on our ability to develop long-term relationships with our customers. We may be unable to develop new customer relationships and our relationships with new or existing customers may be unsuccessful. Our inability to build long-term customer relations could result in declines in our revenues and profitability.

    OUR INABILITY TO PROTECT OUR INTELLECTUAL PROPERTY COULD HARM OUR COMPETITIVE POSITION AND OUR FINANCIAL PERFORMANCE OR EXPOSE US TO LITIGATION RISKS.

    We rely upon a combination of nondisclosure and other contractual arrangements and trade secret, copyright and trademark laws to protect our proprietary rights and the proprietary rights of third parties from whom we license intellectual property. There can be no assurance that the steps we have taken to limit distribution of confidential and proprietary information will be adequate to deter misappropriation of confidential or proprietary information or that we will be able to detect unauthorized use and take appropriate steps to enforce our intellectual property rights.

    We may be subject to the risk of claims alleging infringement of third-party intellectual property rights. Any claims could require us to spend significant sums in litigation, pay damages, develop non-infringing intellectual property or acquire licenses to the intellectual property that is the subject of asserted infringement.

                           FORWARD-LOOKING STATEMENTS

    This proxy statement/prospectus, and the documents we are incorporating by reference, contain forward-looking statements about CGI, IMRglobal and the combined company, which we intend to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and include financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. This includes information relating to:

    - cost savings, benefits, revenues and earnings estimated to result from the merger; and

    - estimated costs of combining our companies.

    It also includes statements using words like "expects," "anticipates," "believes," "intends," "estimates" and similar expressions.

    The forward-looking statements in this proxy statement/prospectus are subject to various risks and uncertainties, most of which are difficult to predict and generally beyond the control of CGI and IMRglobal. Accordingly, actual results may differ materially from those expressed in, or implied by, the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include: those we discuss above under "Risk Factors," those we discuss or identify in our public filings with the SEC, and risks and uncertainties with respect to our expectations regarding:

    - the timing and completion of the merger;

    - the value of the merger consideration;

    - growth and expansion opportunities;

    - market positions;

    - the conduct of worldwide operations;

    - earnings improvements;

    - cost savings;

    - revenue growth;

    - other benefits anticipated from the merger;

    - gains and losses of clients and client business and projects;

    - changes in the IT budgets and capital expenditures of clients;

    - changes in management or ownership of clients; and

    - retention of, and ability to attract, qualified employees;

    and the effects of:

    - foreign exchange rate fluctuations;

    - regional, national and international economic conditions, including changes in interest rates and the performance of the financial markets;

    - changes in industry rates of compensation;

    - changes in regional, national and international laws;

    - regulations and taxes;

    - changes in competition and pricing environments;

    - regional, national and international market and industry conditions; and

    - regional, national and international political conditions.

    The actual results, performance or achievement by CGI, IMRglobal or the combined company could differ significantly from those expressed in, or implied by, our forward-looking statements. Accordingly, we cannot assure you that any of the events anticipated by the forward-looking statements will occur, or if they do, what effect they will have on the results of operations and financial conditions of CGI, IMRglobal or the combined company following the merger. In addition, CGI's Annual Report on Form 40-F and Reports on Form 6-K contain a discussion of various risk factors relating to its business and results of operations and IMRglobal's filings with the SEC contain similar information with respect to its business and results and they are incorporated herein by reference.

    Neither CGI nor IMRglobal assumes any obligation, and each disclaims any intention to, update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

                         THE IMRGLOBAL SPECIAL MEETING

GENERAL


    The special meeting of shareholders of IMRglobal will be held on July 27, 2001, at 10:00 a.m., local time, at The Millennium Hilton, 55 Church Street, New York, New York 10007. At the special meeting the IMRglobal shareholders will consider and vote upon the Agreement and Plan of Merger, dated as of February 21, 2001, by and among CGI, IMRglobal and CGI Florida Corporation, a wholly owned subsidiary of CGI, and the merger. Pursuant to the merger agreement, CGI Florida Corporation or another wholly owned subsidiary of CGI will merge with and into IMRglobal. Following the merger, IMRglobal will be a wholly owned subsidiary of CGI. We have attached a copy of the merger agreement to this proxy statement/prospectus as Appendix A.


RECORD DATE; QUORUM


    IMRglobal's board of directors has fixed the close of business on June 21, 2001 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the special meeting. At the record date there were 44,250,031 outstanding shares of IMRglobal common stock held by 192 IMRglobal shareholders of record.


    The holders of not less than 33 1/3% of the outstanding shares of IMRglobal common stock at the record date, represented by person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Any shares of IMRglobal common stock held in treasury by IMRglobal or by any of its subsidiaries are not considered to be outstanding for purposes of a quorum. Brokers and nominees are not allowed to vote on the approval of the merger on behalf of shareholders, and shares that are not voted because brokers did not receive instructions are referred to as "broker non-votes." Abstentions and "broker non-votes" count as present for establishing a quorum. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting, unless the holder is present solely to object to the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established.

REQUIRED VOTE


    Each share of IMRglobal common stock outstanding as of the close of business on June 21, 2001 entitles the holder to one vote at the special meeting. Completion of the merger requires the approval of the merger agreement by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of IMRglobal common stock. Because the vote is based on the number of shares outstanding rather than on the number of votes cast, failure to vote your shares is effectively a vote against approval of the merger. In addition, abstentions and "broker non-votes" will have the same effect as votes against approval of the merger. You may vote your shares in one of the following ways:


    (1) by completing the accompanying proxy card and returning it in the enclosed postage-paid envelope;

    (2) through the Internet or by telephone by following the instructions on the accompanying proxy card; or

    (3) by appearing and voting in person at the special meeting.

    If your shares are held in "street name," i.e., in the name of a bank, broker or other financial institution, you should follow the procedure described by your bank, broker or other financial institution on the voting instructions form provided by them.

    At the record date, directors and executive officers of IMRglobal and their associates and affiliates owned approximately 29.4% of the outstanding shares of IMRglobal common stock. Included in these shares are those owned by IMRglobal's Chairman and Chief Executive Officer and his family limited partnership, an entity controlled by Mr. Sanan, representing approximately 27.3% of the outstanding shares of IMRglobal common stock, which are required to be voted in favor of approval of the merger agreement under an agreement with CGI.

VOTING AND REVOCATION OF PROXIES

    If you vote your shares of IMRglobal common stock by signing a proxy, your shares will be voted at the special meeting as you indicate on your proxy card. If no instructions are indicated on your signed proxy card, your shares of IMRglobal common stock will be voted "FOR" the approval of the merger. If you vote your shares of IMRglobal common stock through the Internet or by telephone, your shares will be voted at the special meeting as instructed.

    You may revoke your proxy at any time before the proxy is voted at the special meeting. A proxy may be revoked prior to the vote at the special meeting in any of the following ways:

    (1) by submitting a written revocation to the Secretary of IMRglobal Corp. at 100 South Missouri Avenue, Clearwater, Florida 33756;

    (2) by submitting a new proxy dated after the date of the proxy that is being revoked; or

    (3) by voting in person at the special meeting.

    However, simply attending the special meeting will not revoke a proxy. If you do not hold your shares of IMRglobal common stock in your own name, you may revoke a previously given proxy by following the revocation instructions provided by the bank, broker or other party who is the registered owner of the shares.

    The IMRglobal board of directors is not aware of any other business to be brought before the special meeting. If, however, other matters are properly brought before the special meeting or any adjournment or postponement of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment. Under Florida law, IMRglobal cannot ask shareholders to vote on any other matter at the special meeting, without providing notice of those matters.

    Do not include stock certificates when returning the enclosed proxy card. If the merger is completed, you will be sent instructions at that time for exchanging your shares of IMRglobal common stock for CGI Class A Subordinate Shares.

SOLICITATION OF PROXIES

    IMRglobal will bear the costs of soliciting proxies to vote on the merger agreement at the special meeting. CGI and IMRglobal will share equally the amount of the filing fees and other expenses incurred in connection with the cost of filing, printing and distributing this proxy statement/prospectus. Officers, directors and employees of IMRglobal may also solicit proxies from shareholders by telephone, mail, the Internet or in person. Executive officers and directors of CGI may also solicit proxies from shareholders of IMRglobal by telephone or in person. However, none of the persons listed above will be paid for soliciting proxies. IMRglobal will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners, and IMRglobal will reimburse those brokerage houses and custodians for their reasonable expenses in doing so.

APPRAISAL RIGHTS

    Holders of IMRglobal common stock are not entitled to appraisal rights under Florida law in connection with the merger because IMRglobal common stock is listed on Nasdaq National Market.

                                   THE MERGER

BACKGROUND OF THE MERGER

    IMRglobal has continually reviewed its position in the IT services industry in which it competes and potential strategic business alternatives. Beginning in late 1999, the IMRglobal board of directors held several meetings to discuss the exploration of a possible sale of IMRglobal for cash or a strategic business combination with another entity in exchange for stock consideration. During these meetings, IMRglobal identified some of the desired attributes of a business combination partner, such as:

    - a significantly larger company with a strong balance sheet;

    - a capable provider of infrastructure and operations services, a service line that IMRglobal's large customers needed, but that IMRglobal was unable to provide on its own;

    - a company that is organized and integrated in areas where IMRglobal is strong such as financial services, and, that had capabilities for expansion in the utilities and telecommunications industries;

    - a company that could take advantage of IMRglobal's offshore delivery capabilities; and

    - a combination partner that would benefit from IMRglobal's existing employee base.

    Although IMRglobal was also focused at this time on plans to improve its operating performance in the upcoming fiscal year, it was still committed to the exploration of its strategic alternatives.

    In December 1999, IMRglobal retained Updata Capital, Inc. as its financial advisor to assist IMRglobal's management and board of directors in examining strategies to maximize shareholder value, including a possible sale of IMRglobal or other business combination transactions. The engagement of Updata Capital was based on the firm's specialized experience in the IT services industry and its experience in transactions of the type contemplated by IMRglobal. Updata Capital contacted approximately 62 potential strategic and financial partners and 34 of these potential partners signed confidentiality agreements enabling them to receive confidential information prepared by IMRglobal for this purpose. In addition to CGI, seven of these companies expressed significant interest in a possible transaction with IMRglobal.

    At various times from March 2000 until mid December 2000, IMRglobal engaged in discussions regarding potential transactions with each of these interested companies. During this period, IMRglobal stock fluctuated between $(US)19.19 and $(US)2.38 per share, which, as noted below, in one instance resulted in an indication of interest being reduced in amount. In all cases, several telephone conferences were held and in all cases, a face-to-face meeting was held. During this period, Satish K. Sanan, IMRglobal's Chief Executive Officer and Vincent Addonisio, IMRglobal's Executive Vice President and Chief Administrative Officer were the two IMRglobal officers who had primary contact with these companies. In addition to CGI, these companies included a large European-based telecommunications company, a large Asian-based electronics and technology company, and five U.S.-based companies, including one international telecommunications company, one international software company, one international business supplier and two international IT service providers. The securities of all of these companies are publicly traded and all were potential strategic buyers. None of these discussions, except those with CGI, resulted in a formal offer to purchase IMRglobal and the discussions in most cases did not extend beyond preliminary exchanges of information and informal discussions of valuation. Additionally, in December 2000, Messrs. Sanan and Addonisio began to explore the possibility of a leverage buyout transaction.

    During this time period, aside from CGI, Computer Sciences Corporation expressed the greatest interest in IMRglobal and in November 2000 made a verbal preliminary indication of interest at a reasonable premium to market, which was calculated by Updata Capital to be approximately $(US)9.75 per share. This verbal preliminary indication of interest changed in response to a decrease in IMRglobal's stock price. On December 14, 2000 the Computer Sciences Corporation preliminary offer stood at $(US)4.00 per share. Computer Sciences Corporation indicated that the offer would be paid in its stock, although later in the negotiation process, Computer Sciences Corporation indicated that it might be willing to include a cash component in its offer, if any offer was made. Computer Sciences Corporation raised its preliminary acquisition proposal to $(US)5-6 per share during the period between December 18-21, 2000. On December 22, 2000 Computer Sciences Corporation raised the premium to market it was willing to pay. Based upon the increased premium, Updata Capital estimated that the value of Computer Sciences Corporations preliminary indication of interest was $(US)7-8 per share, payable either exclusively or primarily in the stock of Computer Sciences Corporation. Although IMRglobal's management informed the IMRglobal board of directors of all such discussions, IMRglobal's management did not continue to pursue discussions with Computer Sciences Corporation because of its belief that the price offered did not reflect an adequate value to the IMRglobal shareholders.

    During the summer of 2000, representatives of Updata Capital and Renaud Caron, CGI's Senior Vice President, Business Engineering and Mergers and Acquisitions had exploratory discussions regarding the possibility of a combination of the two companies. The two companies signed a confidentiality agreement on November 9, 2000 providing for the confidential treatment of any non-public information exchanged and of the fact that the companies were considering a possible transaction.

    On November 21, 2000, Francois Chasse, CGI's Executive Vice President, Mergers and Acquisitions and General Manager-USA and Mr. Caron met in Clearwater, Florida with Messrs. Sanan and Addonisio and a representative of Updata Capital, in order to discuss a possible business combination between IMRglobal and CGI. At this meeting, the parties generally discussed the background and business strategy of each of the respective companies, the terms of a potential transaction and the advantages of a combined company.

    On December 5, 2000, Mr. Sanan met in person with Serge Godin, CGI's Chairman, Chief Executive Officer and President, in Montreal at CGI's headquarters to tour CGI's facilities and to engage in additional discussions regarding a potential transaction with CGI.

    On December 15, 2000, Messrs. Godin and Chasse met with Mr. Sanan and
Mr. Addonisio in Clearwater to further discuss the business of the two companies, the terms of the potential transaction and the business advantages that could be obtained by combining the two companies. A representative of Updata Capital was also present.

    On December 20, 2000, Messrs. Godin, Sanan and Addonisio participated in a conference call to exchange and discuss financial information of both companies and to exchange views regarding valuations.

    On December 27, 2000, Mr. Addonisio and Michael Dean, IMRglobal's Chief Financial Officer, visited and met with Mr. Godin, Andre Imbeau, CGI's Executive Vice President and Chief Financial Officer, David Anderson, CGI's Vice President of Finance and Treasury, and Benoit Garant, CGI's Director of Finance and Treasury, at CGI's headquarters in Montreal to further discuss and evaluate a potential transaction. Based on the IMRglobal financial information available to CGI at the time, CGI verbally made its initial offer to IMRglobal, including an initial indication of CGI's intent to offer IMRglobal shareholders CGI Class A Subordinate Shares valued in the range of $(US)6.00 to $(US)7.00 per share of IMRglobal common stock based on CGI's then current share price, which was rejected by Messrs. Addonisio and Dean. During the course of the all-day series of meetings, numerous discussions were held to evaluate, discuss and negotiate the potential transaction, including the exchange ratio. Further explanation of the IMRglobal financial information was provided by IMRglobal.

    By the end of this meeting, CGI had increased its offer to IMRglobal shareholders to CGI Class A Subordinate Shares valued at approximately $(US)9.00 per share of IMRglobal common stock based on CGI's then current share price. Messrs. Sanan and Addonisio indicated that this offer would also not be acceptable to the IMRglobal board of directors because it did not adequately reflect the intrinsic value of IMRglobal.

    On December 29, 2000, Messrs. Sanan and Addonisio had a telephone conference with Mr. Godin, in which Mr. Godin indicated CGI's intent to improve its offer to IMRglobal shareholders payable in CGI Class A Subordinate Shares to a value of $(US)9.50 per share of IMRglobal common stock based on CGI's then current share price.

    On January 2, 2001, the IMRglobal board of directors held a special meeting to discuss the following strategic options:

    - a leveraged buyout of IMRglobal by a management-led group;

    - a sale of the company for cash;

    - a strategic business combination with another entity with stock consideration; and

    - the continuation of IMRglobal as an independent company.

    IMRglobal's management then made a presentation to the board of directors regarding each option. This included the details of the initial meetings with all interested companies. The board of directors discussed each option at length, including the potential merger with CGI for stock consideration then valued at $(US)9.50 per share of IMRglobal common stock, and the fact that, as of yet, none of the other interested companies had submitted offers more favorable than CGI's offer. The IMRglobal board of directors discussed the significant consolidation experienced by the IT industry in recent years and the decline in IMRglobal's stock price since the board first considered exploring strategic options and alternatives in late 1999. At the conclusion of the meeting, after a review of the current and historical market prices of IMRglobal common stock and CGI Class A Subordinate Shares relative to each other and relative to those of other industry participants, the IMRglobal board of directors authorized IMRglobal's senior executives to continue to explore all available strategic options and alternatives in order to maximize shareholder value, including the advancement of negotiations with CGI and further discussions with any existing or newly interested companies.

    IMRglobal continued its discussions with the other interested companies and held meetings and telephone conferences with five firms that had been found by Hyde Park Capital Advisors, LLC, a Tampa-based investment banking firm, regarding a leveraged buyout transaction. Each of these five firms was a financial buyer specializing in making significant investments in leveraged buyout transactions. One of these firms, Investcorp International, Inc., presented a written expression of interest to IMRglobal at $(US)8-9 per share in cash. The other firm made an oral expression of interest. Both proposals would have required an unspecified but substantial financial and professional commitment from the senior officers of IMRglobal, in order to demonstrate to the investors management's commitment to the project. These officers were unable or unwilling to commit to any such proposal because they were unable or unwilling to make a substantial equity investment in a privately held company with no firm prospects for liquidity. Accordingly, it was not feasible to proceed with these discussions.

    On January 5, 2001, the CGI board of directors considered and approved a recommendation to pursue a combination with IMRglobal, and to continue discussions with IMRglobal looking towards such a combination. On January 5, 2001, CGI engaged Salomon Smith Barney to serve as CGI's representative and financial advisor in connection with a possible business combination involving IMRglobal.

    During January and February of 2001, both CGI and IMRglobal completed an extensive due diligence review of the operations of the other company.

    A CGI team traveled to Florida to evaluate and perform due diligence on IMRglobal from January 15, 2001 through January 25, 2001. These meetings were held at the Tampa offices of Holland & Knight LLP, legal counsel to IMRglobal.

    On January 30, 2001 Messrs. Sanan and Addonisio met with Messrs. Godin, Chasse and Imbeau in Tampa to discuss the terms of the potential transaction. On January 31, 2001, Messrs. Imbeau and Chasse met with Messrs. Sanan, Addonisio and Dean regarding the operational details of a business combination. Also on January 31, 2001, IMRglobal publicly announced that its board of directors had authorized management to explore strategic alternatives and that it was engaged in several discussions regarding possible strategic alternatives. After this announcement, IMRglobal was contacted by representatives of two additional companies who expressed an interest in acquiring IMRglobal. "One of these was a US-based company with securities traded on the New York Stock Exchange and the other was a European-based company. The European-based company was not willing to make a proposal to acquire the entire business of IMRglobal and after an investigation by IMRglobal's advisors did not appear to have adequate resources to purchase a substantial portion of IMRglobal's operations. After the US-based company was informed that another potential buyer had offered $(US)9.50 per share, IMRglobal's representatives were told that this potential acquiror was not interested in proceeding at a price greater than $(US)9.00 per share and no further discussions took place."

    An IMRglobal team, along with representatives of Updata Capital and representatives of IMRglobal's outside U.S. and Canadian legal counsel traveled to Montreal to evaluate and perform due diligence on CGI, from February 5, 2001 through February 7, 2001.

    On February 9, 2001, Fried, Frank, Harris, Shriver & Jacobson, and McCarthy Tetrault, legal counsel to CGI, circulated the first draft of the merger agreement and related agreements to IMRglobal, CGI and Holland & Knight LLP. CGI also advised IMRglobal that its willingness to enter into a merger agreement was conditioned upon Mr. Sanan's committing to support the transaction, and a draft voting agreement was provided to Mr. Sanan and IMRglobal.

    On February 12, 2001, CGI proposed an exchange ratio for each share of IMRglobal common stock computed as the number of CGI Class A Subordinate Shares needed to equal $(US)9.50 based on the average closing price of CGI Class A Subordinate Shares on the New York Stock Exchange for the 25 trading days ending February 16, 2001.

    On February 12, 2001, the IMRglobal board of directors held a special meeting to again consider all of its strategic alternatives and to receive an update on the CGI negotiations. IMRglobal's management made a presentation to the board of directors regarding the status of each alternative and discussions with several interested parties. The details of proposals received from all interested companies as well as the leveraged buyout proposals received were presented to the IMRglobal board of directors. CGI's offer also was presented to the IMRglobal board of directors at this meeting. The IMRglobal board of directors reached the conclusion that: (a) a leveraged buyout of IMRglobal by a management-led group was not a viable alternative because senior management was unable or unwilling to commit substantial resources to invest in a privately-held corporation; (b) a sale of IMRglobal for cash to an outside buyer was not a viable alternative because no potential purchaser had made a cash offer that was superior to the CGI offer; and (c) although the continued operation of IMRglobal as an independent company was possible, that for the reasons set forth under the heading "--Reasons for the Merger," the IMRglobal board of directors determined that it was in the best interests of the IMRglobal shareholders to combine operations with a larger organization. The IMRglobal board of directors determined that no other proposal was as favorable to the shareholders of IMRglobal as the CGI proposal. Updata Capital gave a presentation based on the CGI offer and indicated its initial belief that it could give a fairness opinion based on the proposed consideration to be received by IMRglobal shareholders from CGI. At the conclusion of the meeting, and after considering all the proposals presented, the IMRglobal board of directors approved in principle the merger with CGI subject to the Updata Capital fairness opinion and the negotiation of acceptable final transaction documents and authorized IMRglobal's senior executives to proceed with the negotiation of a definitive merger agreement with CGI.

    Representatives of CGI and IMRglobal, together with their respective legal advisors, then continued to negotiate the merger agreement and the related documents.

    On both February 14 and 19, 2001, the IMRglobal board of directors held special meetings to receive updates from Messrs. Sanan and Addonisio on the status of the negotiations with CGI. Messrs. Imbeau and Chasse also traveled to Clearwater on February 19, 2001, to meet with Messrs. Sanan and Addonisio to further discuss the specifics of the proposed transaction. The fixed exchange ratio of 1.5974 CGI Class A Subordinate Shares for each share of IMRglobal common stock was confirmed. On February 20, 2001, the IMRglobal board of directors held another special meeting with Messrs. Sanan and Addonisio and its legal and financial advisors in attendance, and reviewed the following:

    - the status of the negotiations for the proposed transaction with CGI;

    - the principal terms of the merger agreement and the related documents;

    - the strategic fit of the transaction with CGI in light of the desirable attributes for a business combination partner that IMRglobal had identified in late 1999;

    - the potential risks of the transaction with CGI; and

    - the results of the due diligence evaluation of CGI.

    Updata Capital reviewed its various financial analysis with respect to the fairness of the exchange ratio and presented its oral and written opinion to the IMRglobal board of directors that the exchange ratio was fair to IMRglobal shareholders from a financial point of view. Updata Capital's analysis and opinion are described in "--Opinion of IMRglobal's Financial Advisor".

    IMRglobal's legal advisors discussed the board's responsibilities and fiduciary duties in considering a strategic business combination and further discussed the terms of the merger agreement and the related documents. Following discussion, the IMRglobal board:

    - determined that the proposed merger was advisable, fair to and in the best interests of IMRglobal and its shareholders;

    - unanimously approved the merger agreement, the voting agreement and related documents; and

    - resolved to recommend the approval and adoption of the merger agreement and approval of the merger by IMRglobal shareholders.

    On the evening of February 20, 2001, the CGI board of directors held a special meeting with members of CGI's senior management and its legal and financial advisors, and reviewed the results of the due diligence evaluation of IMRglobal and the terms of the proposed transaction. The CGI board of directors approved the merger agreement and related documents.

    The approval of the merger, including the exchange ratio in the merger, by the boards of directors of CGI and IMRglobal was based upon the factors described immediately below in the section entitled "--Recommendation of IMRglobal Board of Directors; Considerations of the IMRglobal Board of Directors."

    In the morning of February 21, 2001, IMRglobal and CGI entered into the merger agreement and related agreements. CGI also entered into a voting agreement with Mr. Sanan and his family limited partnership, an entity he controls. On February 21, 2001, CGI and IMRglobal issued press releases announcing the transaction.

REASONS FOR THE MERGER

    CGI and IMRglobal believe that the merger will establish a combined company well positioned to establish a world class standard of excellence in IT services. We believe that the combined company will be capable of generating substantially more long-term shareholder value than could be achieved by either of our companies individually. We describe below the key benefits we expect to derive from the merger.

ABILITY TO OFFER A WIDE RANGE OF SOLUTIONS AND SERVICES

    We believe that, through subsidiaries in North America, Europe, Asia Pacific and Latin America, the combined company will be uniquely positioned to offer clients the industry's widest range of solutions and services on a local and global basis. These products and services and the combined company's highly complementary businesses are:

    - outsourcing and management of IT functions;

    - systems development and integration;

    - business and technology consulting;

    - e-business services and solutions;

    - IT strategy formulation;

    - application maintenance and support; and

    - professional services.

    We believe that the combined company will be positioned to benefit substantially from:

    - the increased ability to offer a broader range of services, including management of IT functions, business technology consulting, e-business, application development/component based solutions, application modernization and application maintenance--customers will be offered end-to-end IT solutions;

    - the ability to provide additional services to the existing customers of each of CGI and IMRglobal; and

    - a broader and more experienced management team drawn from both companies.

COST SAVINGS OPPORTUNITIES

    We believe that the combined company will have opportunities to realize cost savings as a result of the merger. The combined company expects to realize savings:

    - by lowering cost of supporting CGI owned solutions by utilizing IMRglobal's offshore maintenance support;

    - by combining our personnel training and recruitment efforts;

    - through financial planning, budgeting, reporting and control, tax planning, property procurement, IT investment and the elimination of various duplicative holding company costs of CGI and IMRglobal, including legal, investor relations, human resources, treasury and public company expenses; and

    - by eliminating duplication in infrastructure, such as real estate, networking, and telecommunication.

    These potential cost savings are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of CGI and IMRglobal. We cannot provide assurance that the combined company will achieve these cost savings.

    In addition to the reasons set forth above, CGI also believes that CGI and its current shareholders will benefit from the merger in a number of ways. These benefits for the merger include:

    - the addition of IMRglobal almost doubles CGI's revenues generated in the United States which is the largest IT services market in the world, and is a vital market for any North American IT services provider;

    - the addition of IMRglobal is expected to provide the critical mass to position CGI as a full IT outsourcing services player in the large United States outsourcing market. Critical mass is significant as clients look to outsource their operations to IT partners that can demonstrate that they have the size, the breadth of services, the depth of expertise, the large teams of IT professionals and the financial stability to meet their requirements over contract terms that often extend to ten years;

    - the combination with IMRglobal will significantly increase CGI's systems integration and high-end consulting capabilities in the U.S. and U.K. and provides a presence in France, India, Japan and Australia, expanding CGI's ability to service multinational companies;

    - IMRglobal is expected to strengthen CGI's expertise and presence in CGI's vertical markets in the United States. Specifically, CGI expects to

       - gain additional brand recognition and opportunities with insurance clients,

       - add significant life insurance and health insurance IT service capabilities,

       - leverage long standing relationships in brand name accounts such as John Hancock and American Express,

       - strengthen its presence in the manufacturing sector,

       - gain presence and capabilities in the retail sector,

       - gain access to the large United States healthcare market through IMRglobal's senior level management consulting capability which CGI believes has a first class reputation, and

       - be in a position to aggressively target the government sector leveraging CGI's expertise in electronic service delivery;

    - the merger provides CGI with cross-selling opportunities, especially in the United States and Europe. CGI will be in a position to offer its end-to-end IT services offering, full IT outsourcing capabilities including its infrastructure related services, and global industry specific solutions to IMRglobal's clients. IMRglobal's component based development, eCRM solutions, and other industry specific solutions can be offered to existing CGI clients;

    - IMRglobal is expected to add strong management and IT professionals in the United States and international markets;

    - IMRglobal is expected to add a dynamic sales channel for CGI's end-to-end services and full IT outsourcing capabilities;

    - IMRglobal will provide CGI with what CGI believes to be a unique delivery model which brings high quality, cost effective client support through IT services operations in India; and

    - the merger is expected to be neutral to slightly accretive to CGI's cash earnings per share.

POTENTIAL RISKS AND NEGATIVE FACTORS

    The merger is subject to potential risks and negative factors such as:

    - the risk that the operations of CGI and IMRglobal might not be successfully integrated;

    - the risk that, despite the efforts of CGI and IMRglobal after the merger, key personnel might leave IMRglobal;

    - the risk that, despite the efforts of CGI and IMRglobal after the merger, we may lose customers;

    - the risk that the potential benefits of the merger might not be fully realized;

    - the risk that the market price for CGI Class A Subordinate Shares might decline; and

    - the fact that the termination fee provisions of the merger agreement could discourage alternative proposals being made to IMRglobal. (In this regard, the IMRglobal board of directors took into account that these provisions are customary for transactions of this type, provide for amounts within the range that is customary for transactions of this size, and were necessary to induce CGI to enter into the merger agreement.)


    While the IMRglobal board of directors considered each of the foregoing potential risks and negative factors, as discussed below under "--Recommendation of the IMRglobal Directors; Considerations of the IMRglobal Board of Directors," the IMRglobal board of directors concluded that the benefits of the merger outweigh such potential risks and negative factors.

RECOMMENDATION OF THE IMRGLOBAL BOARD OF DIRECTORS; CONSIDERATIONS OF THE
  IMRGLOBAL BOARD OF DIRECTORS

    At a special meeting on February 20, 2001, the IMRglobal board of directors unanimously determined that the merger is advisable, and that the merger agreement and the merger are in the best interests of IMRglobal and its shareholders. Accordingly, the IMRglobal board of directors recommends that the shareholders of IMRglobal vote "FOR" approval of the merger agreement and the merger at the special meeting.

    In the course of reaching its decision to adopt the merger agreement and the related agreements, the IMRglobal board of directors consulted with management, as well as with outside legal counsel and its financial advisor, and in addition to those set forth above under "--Reasons for the Merger," considered the following material factors as reasons that the merger will be beneficial to IMRglobal and its shareholders:

    - the business, operations, properties and assets, financial condition, competitive position, business strategy, and prospects of IMRglobal and CGI (as well as the risks involved in achieving these prospects), the nature of the IT services industry in which IMRglobal competes, and current industry, economic and market conditions, both on a historical and on a prospective basis;

    - the fact that CGI (1) is a significantly larger company in the industry with a strong balance sheet; (2) is a capable provider of infrastructure and operations services, a service line needed by IMRglobal's large customers; (3) is organized and integrated in areas where IMRglobal is strong such as financial services, and has capabilities for expansion in the utilities and telecommunications industries; (4) is a company that could take advantage of IMRglobal's offshore delivery capabilities; and
      (5) would provide IMRglobal with a combination partner that would benefit from IMRglobal's existing employee base;

    - the potential shareholder value that could be expected to be generated from the various strategic alternatives available to IMRglobal, including
      (1) a leveraged buyout of IMRglobal by a management-led group; (2) a sale of the company for cash; (3) a strategic business combination with another entity for stock consideration; and (4) continuation as an independent company;

    - the view of management and the board of directors that a combination between CGI and IMRglobal would represent an excellent "fit" from a strategic standpoint, with minimal conflicts between their respective clients, and would produce a strong and diversified combined company;

    - the view that because the CGI transaction is structured as a stock merger rather than a cash sale, the merger provides IMRglobal's shareholders with the opportunity to participate in a larger, more competitive company; and

    - the expectation that the CGI merger will qualify as a tax-free transaction for U.S. federal income tax purposes (except with respect to cash received for fractional shares).

    In the course of deliberations, the IMRglobal board of directors reviewed with IMRglobal management a number of other factors relevant to the merger. In particular, the IMRglobal board of directors considered other factors supportive of its decision to adopt the merger agreement, including:

    - the presentations of IMRglobal's financial advisor concerning financial aspects of the proposed merger and of the various strategic alternatives available to IMRglobal, and the oral and written opinion received from Updata Capital, that as of the date of the opinion, and based on the considerations in those opinions, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to IMRglobal shareholders;

    - the view of IMRglobal management and the IMRglobal board of directors that: (1) the IT services industry has experienced significant consolidation in recent years, (2) the industry participants that achieve the greatest geographic and functional scale and diversity are likely to be at a competitive advantage relative to smaller competitors and to be better positioned to take advantage of long-term growth opportunities and trends, and (3) IMRglobal's business and financial performance would benefit from being part of a larger, more diverse company;

    - the current and historical market prices of IMRglobal common stock and CGI Class A Subordinate Shares relative to each other and relative to those of other industry participants;

    - the fact that several members of IMRglobal's current senior management team are expected to play a significant role in the management of IMRglobal during the transition following the merger as well as on an ongoing basis;

    - the terms of the merger agreement, including: the nature and relatively limited number of conditions to the completion of the merger, which the IMRglobal board of directors believes increases the likelihood that the merger will be completed if approved by shareholders; the provisions that allow IMRglobal, under some circumstances, to furnish information to and conduct negotiations with third parties and that allow the IMRglobal board of directors, upon receipt of a superior proposal, to change its recommendation to shareholders; and the termination fee provisions requiring IMRglobal to compensate CGI in some circumstances in the event the merger agreement is terminated; and

    - the views of IMRglobal's largest shareholder, Satish K. Sanan, as to the desirability of the transaction, his willingness to support the merger by entering into a voting agreement with CGI and that the terms of the voting agreement (including its termination upon termination of the merger agreement) will not prevent IMRglobal from responding to, and accepting, acquisition proposals from third parties.

    The IMRglobal board of directors also considered the following potentially negative factors associated with the CGI merger:

    - the risk that the operations of CGI and IMRglobal might not be successfully integrated;

    - the risk that, despite the efforts of CGI and IMRglobal after the merger, key personnel might leave IMRglobal;

    - the risk that, despite the efforts of CGI and IMRglobal after the merger, we may lose customers;

    - the risk that the potential benefits of the merger might not be fully realized;

    - the risk that the market price for CGI Class A Subordinate Shares might decline; and

    - the fact that the termination fee provisions of the merger agreement could discourage alternative proposals being made to IMRglobal (in this regard, the IMRglobal board of directors took into account that these provisions are customary for transactions of this type, provide for amounts within the range that is customary for transactions of this size, and were necessary to induce CGI to enter into the merger agreement).

    In addition, in considering the proposed merger with CGI, the directors of IMRglobal were aware of the interests of various officers and directors in the merger described under "--Conflicts of Interest between Directors and Officers of IMRglobal and IMRglobal Shareholders in the Merger" and determined that these interests did not detract from the fairness of the merger to the IMRglobal shareholders. To the extent certain benefits received by these officers and directors encourage these persons to continue in the employ of the combined company following the merger, it was believed that these benefits might also result in future benefits for the shareholders of CGI, following the merger, including shareholders of IMRglobal.

    The foregoing discussion addresses the material information and factors considered by the IMRglobal board of directors in its consideration of the merger, including factors that support the merger as well as those that may weigh against it. The IMRglobal board of directors conducted numerous discussions of the factors described above, including asking questions of IMRglobal's management and legal and financial advisors. In view of the variety of factors and the amount of information considered, the IMRglobal board of directors did not find it practicable to, and did not, make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, the IMRglobal board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination. The determination to approve the merger was made after consideration of all of the factors as a whole. In addition, individual members of the IMRglobal board of directors may have given different weights to different factors.

OPINION OF IMRGLOBAL'S FINANCIAL ADVISOR

    Updata Capital focuses on providing merger and acquisition and strategic advisory services to information technology companies. In this capacity, Updata Capital is continually engaged in valuing technology businesses. IMRglobal engaged Updata Capital to act as its financial advisor in connection with a potential merger or business combination. On February 20, 2001, Updata Capital delivered to IMRglobal's board of directors its oral and written opinions that, as of that date, and subject to the assumptions, limitations and qualifications set forth in such opinion, the exchange ratio was fair from a financial point of view to IMRglobal and the holders of IMRglobal common stock.

    THE FULL TEXT OF THE OPINION DELIVERED BY UPDATA CAPITAL TO THE IMRGLOBAL BOARD OF DIRECTORS, DATED FEBRUARY 20, 2001, WHICH SETS FORTH THE ASSUMPTIONS MADE, GENERAL PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY UPDATA CAPITAL IN RENDERING ITS OPINION, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. UPDATA CAPITAL HAS CONSENTED IN WRITING TO THE INCLUSION OF THE OPINION IN THIS PROXY STATEMENT/PROSPECTUS. THE OPINION SPEAKS ONLY AS OF THE DAY PRIOR TO THE PUBLIC ANNOUNCEMENT OF THE PROPOSED TRANSACTION. UPDATA CAPITAL DELIVERED THE OPINION SOLELY FOR THE INFORMATION OF THE BOARD OF DIRECTORS OF IMRGLOBAL IN CONNECTION WITH ITS CONSIDERATION OF THE TRANSACTION AND IT DOES NOT CONSTITUTE A RECOMMENDATION TO ANY IMRGLOBAL SHAREHOLDER AS TO WHETHER TO VOTE ITS, HIS OR HER SHARES OF IMRGLOBAL COMMON STOCK IN FAVOR OF THE TRANSACTION. UPDATA CAPITAL STATES IN ITS OPINION THAT IT DOES NOT BELIEVE THAT ANY OTHER PERSON OTHER THAN THE BOARD OF DIRECTORS OF IMRGLOBAL HAS THE LEGAL RIGHT UNDER STATE LAW TO RELY ON ITS OPINION, AND THAT, IN THE ABSENCE OF ANY GOVERNING PRECEDENTS, IT WOULD RESIST ANY ASSERTION OTHERWISE. IF NECESSARY THE MATTER WOULD BE DETERMINED BY A COURT OF COMPETENT JURISDICTION. WHETHER OR NOT ANY OTHER PERSON OTHER THAN THE BOARD OF DIRECTORS OF IMRGLOBAL HAS THE LEGAL RIGHT UNDER STATE LAW TO RELY ON UPDATA CAPITAL'S OPINION WOULD HAVE NO EFFECT ON THE RIGHTS AND RESPONSIBILITIES OF UPDATA CAPITAL OR THE BOARD OF DIRECTORS UNDER THE FEDERAL SECURITIES LAWS. THE SUMMARY OF THE UPDATA CAPITAL OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS APPENDIX B. IMRGLOBAL SHAREHOLDERS ARE URGED TO READ THE OPINION CAREFULLY IN ITS ENTIRETY.

    In rendering its opinion, Updata Capital, among other things:

    - reviewed a draft of the merger agreement dated February 9, 2001 and related documents, and based its opinion on the understanding that the terms and conditions of the final merger agreement would not materially change;

    - reviewed IMRglobal's and CGI's respective historical and projected financial statements that were provided to Updata Capital by IMRglobal and CGI, respectively;

    - reviewed certain internal financial and operating information, including certain projections relating to IMRglobal and CGI prepared by their respective managements (including projections under various financing and operating assumptions);

    - participated in discussions with IMRglobal management and CGI management concerning the operations, business strategy, financial performance and prospects for IMRglobal and CGI;

    - reviewed the recent reported closing prices and trading activity for IMRglobal's common stock and CGI's Class A Subordinate Shares;

    - compared certain aspects of the financial and market performances of IMRglobal and CGI with public companies it deemed comparable in whole or in part;

    - analyzed available information, both public and private, concerning other mergers and acquisitions it believed to be comparable in whole or in part to the proposed transaction;

    - reviewed certain publicly available financial statements and other information of CGI;

    - reviewed IMRglobal's Annual Reports on Form 10-K for the fiscal years ended December 31, 1999 and December 31, 1998, including the audited financial statements included therein, and Quarterly Reports on Form 10-Q for the fiscal quarters ending March 31, 2000, June 30, 2000 and September 30, 2000;

    - reviewed the IMRglobal's unaudited financial statements for the fiscal year ended December 31, 2000;

    - assessed, based on discussions with IMRglobal's senior management and CGI's senior management, the strategic rationale for the proposed transaction;

    - assisted in negotiations and discussions related to the proposed transaction among IMRglobal, CGI and their respective legal and financial advisors; and

    - conducted other financial studies, analyses and investigations as it deemed appropriate for purposes of rendering its opinion.

    Updata Capital did not assume responsibility for independent verification of, and did not independently verify, any of the information concerning IMRglobal or CGI considered in connection with its review of the proposed transactions, including without limitation, any financial information, forecasts or projections considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Updata Capital assumed and relied upon the accuracy and completeness of all such information. In connection with its opinion, Updata Capital did not prepare or obtain any independent valuation or appraisal of any of the assets or liabilities of IMRglobal or CGI, and it did not conduct a physical inspection of the properties and facilities of IMRglobal or CGI. With respect to the financial forecasts and projections used in its analysis, Updata Capital assumed that they reflected the best currently available estimates and judgments of the expected future financial performance of IMRglobal and CGI, and Updata Capital expressed no view as to the reasonableness of such forecasts and projections or the assumptions on which such forecasts or projections were based. For the purposes of its opinion, Updata Capital also assumed that neither IMRglobal nor CGI was a party to any pending transactions, including without limitation external recapitalizations or material merger or acquisition discussions, other than the proposed merger and transactions in the ordinary course of conducting their respective businesses.

    Updata Capital did not opine on, nor did its opinion consider:

    - the tax consequences of the merger, including tax consequences to any holder of IMRglobal common stock;

    - the relative merits of the merger as compared to any alternative business strategies that might exist for IMRglobal;

    - the effect of any other transaction in which IMRglobal might engage;

    - the form or terms of the merger agreement; or

    - the prices at which IMRglobal or CGI stock may trade following the date of its opinion or following the consummation of the merger.

    In performing its analyses, Updata Capital used published Wall Street estimates of calendar years 2000 and 2001 financial performances of IMRglobal and CGI and made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of IMRglobal, CGI or Updata Capital. The analyses performed by Updata Capital and summarized below are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of IMRglobal, CGI or their respective advisors, neither IMRglobal, CGI, Updata Capital nor any other person assumes responsibility if future results or actual values are materially different from the results of analyses based on forecasts or assumptions. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be acquired or bought or sold.

    Updata Capital's opinion is necessarily based upon market, economic, financial and other conditions as they existed and can be evaluated as of the date of the opinion and any subsequent change in such conditions would require a reevaluation of such opinion. Although subsequent developments may affect its opinion, Updata Capital has assumed no obligation to update, revise or reaffirm it.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to summary description. The summary of Updata Capital's analyses set forth below summarizes the material analyses presented to the IMRglobal's board of directors but is not a complete description of the presentation by Updata Capital to the IMRglobal board of directors or the analysis performed by Updata Capital in connection with preparing its opinion. In arriving at its opinion, Updata Capital did not attribute any particular weight to any analyses or factors considered by it, but rather made subjective, qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Updata Capital believes that its analyses and the summary set forth below must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or of the following summary, without considering all factors and analyses, could create an incomplete view of the processes underlying the analyses set forth in the Updata Capital presentation to the IMRglobal board of directors and Updata Capital's opinion.

    The terms of the proposed merger, including the type and amount of merger consideration, were determined through negotiations between IMRglobal and CGI and were approved by IMRglobal's board of directors. Although Updata Capital provided advice to IMRglobal during the course of these negotiations, the decision to enter into the merger was solely that of the IMRglobal board of directors. As described above, the opinion of Updata Capital as to the fairness of the merger consideration from a financial point of view was only one of a number of factors taken into consideration by the IMRglobal board of directors in making its determination to approve the proposed merger.

    The following is a brief summary of the material financial analyses performed by Updata Capital in connection with providing its opinion to the IMRglobal board of directors on February 20, 2001.

    ANALYSIS OF PUBLICLY TRADED COMPANIES CONSIDERED COMPARABLE TO
IMRGLOBAL. This analysis reviews a business' operating performance and outlook relative to a group of peer companies to determine an implied value. Updata Capital chose firms that are comparable to IMRglobal in terms of information technology service focus, business models and size. Using published Wall Street estimates, Updata Capital used revenue, EBIT, and P/E multiples when making its comparisons, because valuations based on these multiples are generally accepted in the analysis of IT services companies. Revenue and EBIT multiples were based on Enterprise Value, and P/E multiples were based on Market Value of Equity for a group of publicly traded companies that Updata Capital considered comparable to IMRglobal. Net

Enterprise Value represents a company's current stock price multiplied by its fully diluted common shares, plus debt and preferred stock, minus cash and cash equivalents on the most recent publicly available balance sheet. EBIT means a company's earnings before interest and taxes. Updata Capital used closing per share prices as of February 16, 2001 in its calculations.

    The companies that Updata Capital considered comparable to IMRglobal were:

    - Answerthink, Inc.

    - Atlantic Data Services, Inc.

    - Cognizant Technology Solutions Corp.

    - COGNICASE Inc.

    - First Consulting Group, Inc.

    - Intelligroup, Inc.

    - Nextera Enterprises, Inc.

    - Proxicom, Inc.

    - Sapient Corporation

    - Silverline Technologies Limited

    - Syntel, Inc.

    - Technology Solutions Company

    Updata Capital determined mean and median revenue, EBIT and P/E multiples for these companies. Applying such multiples for the comparable companies to actual and projected calendar year 2000 and 2001 results of operations of IMRglobal resulted in a range of implied value per share of IMRglobal of $(US)1.88 to $(US)10.73. See the following table for details.

                                           CY 2000    CY 2001    CY 2000    CY 2001    CY 2000    CY 2001
                                           --------   --------   --------   --------   --------   --------
                                            REVENUE MULTIPLES      EBIT MULTIPLES         P/E MULTIPLES
Comparable Public Companies
  Mean...................................      1.4x       1.2       15.4       15.7x      27.8x      25.6x
  Median.................................      1.0x       1.0x      15.5x      14.7x      23.8x      29.0x
IMR Results ($(US) millions).............  $ 256.2    $ 300.0     $  9.6     $ 26.6     $ 0.08     $ 0.37

Value of IMR Per Share
  Mean...................................  $  7.70    $  7.67     $ 3.02     $ 9.02     $ 2.19     $ 9.46
  Median.................................  $  5.45    $  6.72     $ 3.06     $ 8.44     $ 1.88     $10.73

    ANALYSIS OF SELECTED TRANSACTIONS. This analysis provides a valuation range based on financial information of selected public companies which have been recently acquired and are in similar industries as the business being evaluated. Using published Wall Street estimates, Updata Capital compared the proposed merger with fifteen selected mergers and acquisitions transactions involving IT services companies. In evaluating the transactions and the changing market conditions, Updata Capital based its transactions analysis on four transactions announced during the second half of 2000 and early 2001 which most closely reflected the current market conditions for IT services companies. These transactions resemble the IMRglobal transaction in terms of information technology service focus, business models, publicly traded companies and similarity of market conditions at the time of announcement. The acquirors and targets in the transactions that Updata Capital deemed comparable to the proposed merger were:

    Most Recent Transactions

    - Schlumberger Limited/Sema plc--Pending

    - ICICI Infotech Inc./Command Systems, Inc.--Pending

    - Silverline Technologies Limited/SeraNova, Inc.--October 2000

    - Computer Sciences Corporation/Mynd Corporation--July 2000

    Other Transactions Considered

    - CMG plc/Admiral plc--April 2000

    - PSINet Inc./Metamor Worldwide, Inc.--March 2000

    - Whittman Hart, Inc./USWeb/CKS--December 1999

    - Razorfish, Inc./International Integration Incorporated--August 1999

    - AnswerThink Consulting Group, Inc./THINK New Ideas, Inc.--June 1999

    - Compuware Corp./Data Processing Resources Corp.--June 1999

    - Computer Associates International, Inc./Computer Management
      Sciences, Inc.--October 1998

    - Affiliated Computer Services, Inc./BRC Holdings, Inc.--October 1998

    - First Consulting Group, Inc./Integrated Systems Consulting
      Group--September 1999

    - Complete Business Solutions, Inc./Claremont Technology
      Group, Inc.--April 1998

    - Computer Horizons Corp./Spargo Consulting--May 1998

    For each transaction, Updata Capital calculated multiples based on the Net Enterprise Value one day prior to announcement over last 12 months (LTM) revenues and EBIT, where data was available and meaningful. All multiples for the selected transactions were based on public information available at the time of public announcement. Applying the medians of the foregoing sets of multiples to IMRglobal's calendar year 2000 revenues and EBIT resulted in a range of implied per share value of IMRglobal of $(US)4.80 to $(US)8.41. See the following table for details.

                                             MULTIPLE OF LTM
                                                 REVENUE       MULTIPLE OF LTM EBIT
                                             ---------------   --------------------
Transactions During Second Half of 2000
  Average..................................         1.5x                23.7x
  Median...................................         1.4x                23.7x
IMR: 2000 Results ($(US) millions).........      $256.2               $  9.6

Valuation of IMR Per Share
  Mean.....................................      $ 8.41               $ 4.80
  Median...................................      $ 7.75               $ 4.80

    Updata Capital also observed that no company or transaction used in the above analyses is identical to IMRglobal or the proposed merger, and the reasons for and circumstances surrounding each of the analyzed transactions are inherently different. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involves complex, qualitative considerations and judgments, reflected in Updata Capital's opinion, concerning differences in the financial and operating characteristics of the compared companies, the characteristics of the selected transactions and other factors that could affect the public trading values of the comparable companies, IMRglobal and CGI.

    PREMIUM ANALYSIS PAID IN SELECTED TRANSACTIONS. Updata Capital reviewed premiums paid in the above listed fifteen mergers and acquisitions of publicly traded IT services companies at one day and thirty days prior to the announcement of the transactions. As with the analysis of selected transactions, Updata Capital based its premium analysis on the four most recent transactions because the transactions resemble the IMRglobal transaction in terms of information technology service focus, business models, publicly traded companies and similarity of market conditions at the time of announcement. The mean premiums paid over the seller's or target's stock price one day and thirty days prior to the announcement were 49.3% and 78.3% respectively. Based upon IMRglobal's closing stock price of $(US)6.56 on February 16, 2001 and $(US)4.75 on January 17, 2001, the range of implied per share value for IMRglobal was between $(US)8.47 and $(US)9.80. In addition, the $(US)9.50 per share implied merger consideration offered to IMRglobal shareholders represented premiums of approximately:

    - 45% over the closing price of $(US)6.56 on February 16, 2001 (the date two trading days prior to the announcement of the CGI offer; and

    - 100% over the closing price of $(US)4.75 on January 17, 2001 (the date 35 days prior to the announcement of the CGI offer).

    See the following table for details.


                                                           SELLER'S PREMIUM
                                                  -----------------------------------
                                                  ONE DAY PRIOR TO   30 DAYS PRIOR TO
                                                   DATE ANNOUNCED     DATE ANNOUNCED
                                                  ----------------   ----------------
Premiums During Second Half of 2000
  Average.......................................           49.3%              78.3%
  Median........................................           45.1%              85.5%

IMR Stock Price.................................        2/16/01            1/17/01
                                                      $(US)6.56          $(US)4.75
Valuation of IMR Per Share
  Mean..........................................      $(US)9.80          $(US)8.47
  Median........................................      $(US)9.52          $(US)8.81


    DISCOUNTED CASH FLOW ANALYSIS. Updata Capital calculated a range of theoretical values for IMRglobal based upon projected discounted cash flows from 2001-2005 and a terminal value based upon a multiple of 2005 EBIT. Results were based on financial estimates, prepared by IMRglobal's management through 2005, Updata Capital's analysis of after-tax, unlevered free cash flows, and discount rates between 15% and 30%. Changes in these estimated ranges, or in management's estimates of business performance, would change the implied theoretical values. The discounted cash flow analysis produced a range of theoretical values, depending on the assumptions utilized, from $(US)7.77 to $(US)15.54 per share. See the following table for details.

                                              MARKET VALUE OF EQUITY/SHARE
                                 ------------------------------------------------------
                                                 MULTIPLE OF 2005 EBIT
                                 ------------------------------------------------------
    DISCOUNT RATE                  14.0X                 16.0X                 18.0X
---------------------            ----------            ----------            ----------
        15.0%                    $(US)12.50            $(US)14.02            $(US)15.54
        20.0%                    $(US)10.59            $(US)11.87            $(US)13.16
        25.0%                    $(US) 9.04            $(US)10.13            $(US)11.22
        30.0%                    $(US) 7.77            $(US) 8.70            $(US) 9.63

    Updata Capital, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, and other investment banking activity. Updata Capital may in the future provide investment banking or other financial advisory services to IMRglobal or CGI or their affiliates and may receive fees for the rendering of such services.

    Pursuant to an engagement letter dated December 13, 1999, IMRglobal has agreed to pay Updata Capital, upon consummation of a merger, a fee of 0.6% of the aggregate consideration paid in the transaction, but no fee if a merger is not consummated. The letter also provides that IMRglobal will reimburse Updata Capital for its reasonable out-of-pocket expenses (regardless of whether or not the merger is consummated) and will indemnify Updata Capital and certain related persons against certain liabilities arising out of its engagement. In addition, Updata Capital's engagement letter stipulates that Updata Capital will revise the fairness opinion if there is a material change to the transaction terms.

PLANS FOR IMRGLOBAL AFTER THE MERGER

SUBSIDIARY OF CGI

    Following the merger, IMRglobal will be a wholly owned subsidiary of CGI.

EMPLOYMENT AGREEMENTS

    In connection with the execution of the merger agreement, CGI and IMRglobal have entered into a new employment agreement with Satish K. Sanan, Chairman and Chief Executive Officer of IMRglobal. In addition, in connection with the merger agreement, the existing employment agreements of Vincent Addonisio, IMRglobal's Executive Vice President and Chief Administrative Officer, and Philip Shipperlee, IMRglobal's President, European Operations were amended. The employment agreements of Messrs. Sanan, Addonisio and Shipperlee are described in "--Conflicts of Interests between Directors and Officers of IMRglobal and IMRglobal Shareholders in the Merger."

CONFLICTS OF INTERESTS BETWEEN DIRECTORS AND OFFICERS OF IMRGLOBAL AND IMRGLOBAL
  SHAREHOLDERS IN THE MERGER

    In considering the recommendation of the IMRglobal board of directors in favor of the merger, you should be aware that some of the directors and executive officers of IMRglobal could have interests in the merger that may be different from, or in addition to, the interests of IMRglobal shareholders generally. These interests, to the extent material, are described below. The IMRglobal board of directors was aware of the existence of these interests, in approving the merger agreement and the merger and determined that these interests did not detract from the fairness of the merger to the IMRglobal shareholders. To the extent certain benefits received by these officers and directors encourage these persons to continue in the employ of the combined company following the merger, it was believed that these benefits might also result in future benefits for the shareholders of CGI, following the merger, including shareholders of IMRglobal.

EMPLOYMENT AGREEMENTS

    In connection with entering into the merger agreement, IMRglobal's Chairman and Chief Executive Officer, Satish K. Sanan, entered into a new employment agreement which will become effective at the time the merger is completed, and certain related agreements, with IMRglobal and CGI.

    The new agreements with Mr. Sanan provide for:

    - Mr. Sanan's employment by IMRglobal;

    - a two-year term, with automatic one year renewals unless notice of termination is given at least 120 days prior to the expiration of the term by either Mr. Sanan or IMRglobal;

    - responsibilities for Mr. Sanan as are reasonably agreed upon by Mr. Sanan and CGI;

    - an annual base salary of $(US)500,000;

    - an annual financial performance bonus of up to 100% of base salary keyed to performance criteria related to CGI and IMRglobal;

    - the granting to Mr. Sanan of employee stock options by CGI in a manner consistent with grants to executive vice presidents of CGI located in the United States. The number of options to be granted to Mr. Sanan has not yet been determined. However, it is expected that these options would be valid for a term of 10 years. In the past, executive vice presidents of CGI located in the United States have been granted options at a level, based on achievement of performance objectives, valued between 40% to 80% of base salary. The number of options issued has generally been equal to the value divided by the grant price (generally, fair market value at the time of grant);

    - the immediate vesting of all stock options granted to Mr. Sanan prior to the completion of the merger in the event he is terminated without "cause" (as defined in his new employment agreement). These options otherwise vest as to 34,000 shares on May 10, 2002 at $(US)17.625 per share, 50,000 shares on March 16, 2002 at $(US)13.1875 per share and 50,000 shares on March 16, 2003 at $(US)13.1875 per share;

    - the payment to Mr. Sanan of his base salary, insurance benefits and car allowances for the remainder of the then current term of his employment agreement in the event that his employment is terminated without cause;

    - the provision to Mr. Sanan of insurance benefits, car allowances, and the payment by IMRglobal each year of up to $(US)106,020 in premiums on life insurance policies for the benefit of Mr. Sanan; and

    - if he is an employee of CGI at such time, the appointment of Mr. Sanan to the board of directors of CGI if a board vacancy occurs or, if not, the nomination for election of Mr. Sanan as a CGI director at CGI's next annual meeting of shareholders, if he continues as an employee of CGI at that time, subject to any necessary shareholder approval.

    In consideration for the foregoing new employment and related agreements and as an inducement to CGI entering into the merger agreement, Mr. Sanan has agreed to the following:

       - while the merger agreement is in effect and following completion of the merger, Mr. Sanan will not be entitled to the severance benefits provided for under his existing employment agreement which might otherwise be payable upon a termination of his employment without cause by IMRglobal or following specified "constructive" terminations of his employment. These severance benefits waived by Mr. Sanan include a payment equal to three times his gross employment income attributable to IMRglobal for the previous calendar year (which could have totaled as much as $(US)96.0 million in severance payments based on Mr. Sanan's 2000 earnings), the vesting of all of his employee stock options, and the continuation of certain insurance benefits;

       - upon completion of the merger, revised terms to his continuing employment, including a new bonus arrangement so that Mr. Sanan will no longer be entitled to the financial performance bonus in his existing employment agreement equal to 2% of IMRglobal's consolidated pre-tax cash earnings, up to a maximum of $(US)1.0 million and will instead be entitled to an annual financial performance bonus of up to $(US)500,000;

       - immediately prior to completion of the merger, the $(US)5.0 million loan (and any accrued interest) to Mr. Sanan pursuant to a line of credit provided to him by IMRglobal under his existing employment agreement will be eliminated either by the forgiveness of the loan or the payment of a bonus to Mr. Sanan in an amount equal to the loan which will be used to repay the loan;

       - an overpayment to Mr. Sanan in respect of his year 2000 bonus in the amount of $(US)286,832 will be credited against his year 2001 bonus, if earned, and Mr. Sanan will be required to repay this overpayment to the extent that it exceeds the aggregate amount of his 2001 bonus; and

       - at the time the merger is completed, his existing employment agreement will be replaced by the new employment agreement.

    CGI indicated to Mr. Sanan that it would not be willing to enter into the merger agreement unless Mr. Sanan agreed to the foregoing conditions. Mr. Sanan determined that if CGI entered into the merger agreement, the terms of his new employment agreement would be adequate for him to forego the severance payments provided in his prior employment agreement with IMRglobal.

    At the time the merger agreement was signed, CGI and IMRglobal also entered into amendments to the existing employment agreements between IMRglobal and each of Vincent Addonisio, IMRglobal's Executive Vice President and Chief Administrative Officer, and Philip Shipperlee, IMRglobal's President of European Operations. These amendments provide:

    - that the amounts these individuals have borrowed from IMRglobal pursuant to loans provided to them under their existing employment agreements and used by each of them to purchase shares of IMRglobal common stock that secure such loans (each loan is approximately $(US)234,500 plus accrued interest of approximately $(US)50,000 on each loan) will be forgiven and IMRglobal's security interest in its common stock released at the time the merger is completed (each loan was used by each of Mr. Addonisio and Mr. Shipperlee to purchase IMRglobal common stock with a current market value of approximately $(US)75,000 for each);

    - the employee will be obligated to repay the loan amounts plus accrued interest if he voluntarily terminates his employment (other than by reason of death or disability) within six months after the consummation of the merger; and

    - if the employee's employment with IMRglobal is terminated for any reason after the consummation of the merger, any unvested stock options granted to him by IMRglobal prior to the merger will become immediately and fully exercisable and all of his outstanding stock options will remain exercisable for 36 months after the termination of employment.

    These amendments to the employment agreements of Messrs. Addonisio and Shipperlee will terminate if the merger agreement is terminated. CGI determined that continued employment by Messrs. Addonisio and Shipperlee up to and after completion of the merger would be beneficial and necessary to a successful integration of IMRglobal into CGI. CGI further determined that the potential forgiveness of the loans would provide an adequate incentive for Messrs. Addonisio and Shipperlee to continue their employment up to and after completion of the merger. The amendments to the employment agreements of Messrs. Addonisio and Shipperlee were offered only after the principal terms of the proposed merger had been negotiated, and were accepted by Messrs. Addonisio and Shipperlee without negotiation.

EFFECT OF THE MERGER ON THE IMRGLOBAL EQUITY PLANS

    At the effective time of the merger, all options to acquire shares of IMRglobal common stock including options held by IMRglobal's directors and executive officers, by their terms will become options to acquire CGI Class A Subordinate Shares in a number and at an exercise price which will reflect the exchange ratio of IMRglobal common stock for CGI Class A Subordinate Shares in the merger. In addition, CGI will, no later than three business days after the effective time of the merger, register the CGI Class A Subordinate Shares issuable upon exercise of these options under the Securities Act of 1933. Under the terms of IMRglobal's stock option plans, if the employment of an IMRglobal employee is terminated without cause within twelve months of the completion of the merger, the stock options held by the employee will automatically vest and become exercisable. The merger will result in the acceleration of the vesting of 11,250 options for each of IMRglobal directors Charles C. Luthin and Jeffery S. Slowgrove that would otherwise vest on May 26, 2002 at an exercise price of $(US)15.50 per share. When these options are converted into options to purchase CGI Class A Subordinate Shares at the effective time of the merger, they will all become fully vested. Upon completion of the merger, all outstanding options under the directors stock option plan of IMRglobal will remain exercisable until December 31, 2001.

NEW STOCK OPTION GRANTS

    In the merger agreement, CGI has agreed to grant to members of senior management of IMRglobal options to purchase an aggregate of 1,000,000 CGI
Class A Subordinate Shares. The grant will be made following completion of the merger to members of IMRglobal management as determined by CGI after consultation with IMRglobal's Chairman and Chief Executive Officer, Satish K. Sanan. The per share exercise price of the options will be the fair market value of the CGI Class A Subordinate Shares on the date the option is granted as provided for under CGI's plans. The option grants are intended to be part of the incentive compensation for IMRglobal's management following completion of the merger, to encourage these persons to remain with the combined company, and to facilitate the integration of IMRglobal with CGI by aligning the interests of these persons with the interests of CGI following the merger.


IMRGLOBAL EMPLOYEE STOCK PURCHASE PLAN



    CGI currently intends to continue in place IMRglobal's existing employee stock purchase plan. Under the plan IMRglobal employees who participate in the stock purchase plan authorize a stated dollar amount or percentage of the employee's regular pay to be deducted by IMRglobal from the employee's pay each three month period for the purpose of purchasing shares of IMRglobal common stock. Following the merger, the deduction would be applied to the purchase of CGI Class A Subordinate Shares.



    CGI currently intends to reserve an aggregate of 100,000 Class A Subordinate Shares for issuance under this plan.


INDEMNIFICATION OF DIRECTORS AND OFFICERS

    CGI has agreed that the indemnification provisions of the articles of incorporation and bylaws of IMRglobal immediately prior to the effective time of the merger will not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would adversely affect the rights thereunder of individuals who at the effective time of the merger, were directors, officers, employees or agents of IMRglobal.

    CGI has agreed to indemnify and hold harmless, each present and former director and officer of IMRglobal or any of its subsidiaries against any costs or expenses, including attorneys' fees, damages and liabilities in connection with any actual or threatened claim or investigation in connection with any action or omission occurring or alleged to occur prior to the effective time of the merger in their capacities as officer or director.

    The merger agreement requires that, for a period of six years after the effective time of the merger, CGI will procure directors' and officers' liability insurance with coverage and in amounts no less favorable than IMRglobal's current coverage; provided that CGI is not required to procure any coverage in excess of the amount that can be obtained at a premium of 250% of the current annual premium paid by IMRglobal.

    Due to the foregoing interests of IMRglobal directors and officers, such directors and officers of IMRglobal may have been more likely to vote to adopt the merger agreement and to approve the

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merger than if they did not have these interests. IMRglobal shareholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger.

ACCOUNTING TREATMENT

    CGI will account for the merger using the purchase method under both Canadian and U.S. GAAP. See the "Unaudited Pro Forma Condensed Consolidated Financial Information" beginning on page 90.

    The purchase price will be allocated to the net assets acquired of IMRglobal based on their estimated fair value. CGI's management believes that any excess of the purchase consideration over the fair value of the net assets acquired of IMRglobal will be allocated to goodwill.

    The purchase price for Canadian and U.S. GAAP will differ. In accordance with Canadian GAAP, the determination of the purchase price is based on the CGI Class A Subordinate Share average market closing price on the TSE for the twenty-one day period starting ten days before and ending ten days after the closing date of the merger as compared to the twenty-one day period starting ten days before and ending ten days after the announcement date for U.S. GAAP purposes.

    A preliminary allocation of the purchase price to the estimated fair value of net assets acquired has been performed for purposes of the unaudited pro forma condensed consolidated financial information based on initial appraisal estimates and other valuation studies which are in process and which CGI management believes are reasonable. Accordingly, the purchase adjustments made in connection with the development of the unaudited pro forma condensed consolidated financial information appearing elsewhere in this document are preliminary and were made solely for purposes of developing the unaudited pro forma condensed consolidated financial information. CGI will make appropriate purchase adjustments upon finalization of these estimates and other valuation studies. For financial reporting purposes, CGI will include the results of operations of IMRglobal in the CGI consolidated statement of earnings starting from the completion date of the merger.

REGULATORY APPROVALS REQUIRED FOR THE MERGER

U.S. ANTITRUST

    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, we cannot complete the merger until we have given notification and furnished information relating to the operations of CGI and IMRglobal and the markets in which they operate to the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and the applicable waiting period expires or the transaction is granted early termination. On March 16, 2001, CGI and IMRglobal each filed a premerger notification and report form under the HSR Act with the FTC and the Department of Justice. All applicable waiting periods under the HSR Act have now expired or have been terminated.

    At any time before or after the consummation of the merger, and notwithstanding the expiration of the waiting period under the HSR Act, the Department of Justice or the FTC could take any action under the antitrust laws that it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking the divestiture of substantial assets of IMRglobal or CGI.

    CGI and IMRglobal believe that neither the FTC nor the Department of Justice should challenge the merger. There can be no assurance, however, that a challenge to the merger on antitrust grounds will not be made, or, if a challenge is made, what the result will be. In addition, private parties and state attorneys general may also bring actions under the antitrust laws challenging the merger.

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EXON-FLORIO AMENDMENT

    The Exon-Florio Amendment consisting of the Omnibus Trade and Competitiveness Act of 1988, which was added to Title VII of the Defense Production Act of 1950, empowers the President of the United States to prohibit or suspend an acquisition of, or investment in, a United States company by a "foreign person" if the President, after investigation, finds credible evidence that the foreign person might take action that threatens to impair the national security of the United States and that other provisions of existing law do not provide adequate and appropriate authority to protect the national security. By a 1988 executive order, the President delegated to the Committee on Foreign Investment in the United States, or CFIUS, the authority to receive notices of proposed transactions, determine when an investigation is warranted, conduct investigations and submit recommendations to the President to suspend or prohibit the completion of transactions or to require divestitures of completed transactions. Parties to a transaction are not required to file a notice with CFIUS. However, CFIUS has the authority to review transactions even if no notice has been filed by the parties to transaction.

    CGI and IMRglobal do not intend to file a notice with CFIUS with respect to the merger. They do not believe the merger threatens to impair the national security of the United States. Consequently they believe no review of the merger or other action is appropriate. However, there can be no assurance that an investigation or challenge of the merger based on the Exon-Florio Amendment will not be made or, if made, what the result will be.

OTHER LAWS

    CGI and IMRglobal conduct operations in a number of jurisdictions throughout the world where other regulatory filings or approvals may be required or advisable in connection with the completion of the merger. CGI and IMRglobal are currently in the process of reviewing whether filings or approvals material to CGI and IMRglobal and its subsidiaries may be required or desirable in other jurisdictions. It is possible that one or more of these filings may not be made, or one or more of these approvals, which are not as a matter of practice required to be obtained prior to effectiveness of a merger transaction, may not be obtained, prior to the merger.

GENERAL

    It is possible that one or more of the regulatory approvals required to complete the merger will not be obtained on a timely basis or at all. In addition, it is possible that any of the governmental entities with which filings are made may seek regulatory concessions as conditions for granting approval of the merger. Under the merger agreement, CGI and IMRglobal have each agreed to use its reasonable best efforts to complete the merger, including to gain clearance from antitrust and competition authorities and obtain other required approvals. For this purpose, CGI and IMRglobal have agreed to offer to take and to accept, to the extent consistent with its obligation to use reasonable best efforts, any actions, conditions, terms or restrictions necessary to obtain any regulatory approval, unless those conditions, terms and restrictions in the aggregate would have a material adverse effect on CGI or IMRglobal. Although we do not expect regulatory authorities to raise any significant objections to the merger, we can not be certain that we will obtain all required regulatory approvals or that these approvals will not contain terms, conditions or restrictions that would be detrimental to CGI after the merger.

OTHER EFFECTS OF THE MERGER

LISTING OF SHARES

    It is a condition to the merger that the CGI Class A Subordinate Shares issuable in connection with the merger be authorized for listing on the New York Stock Exchange and the Toronto Stock Exchange, subject to official notice of issuance.

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
CONTENT AND TIMING OF REPORTS AND NOTICES OF THE COMPANIES; DEFINITION OF
  FOREIGN PRIVATE ISSUER

    The content and timing of reports and notices that CGI files with the SEC differ in several respects from the reports and notices that IMRglobal currently files. CGI is a foreign private issuer for the purposes of the reporting rules under the Exchange Act.

    As a U.S. reporting company, IMRglobal currently must file with the SEC, among other reports and notices:

    (1) an Annual Report on Form 10-K within 90 days after the end of each fiscal year;

    (2) a Quarterly Report on Form 10-Q within 45 days after the end of each fiscal quarter; and

    (3) Current Reports on Form 8-K upon the occurrence of various corporate events.

    As a foreign private issuer eligible to use the SEC's multijurisdictional disclosure system, pursuant to the requirements of the Exchange Act, CGI is required to:

    (1) file with the SEC an annual report on Form 40-F within six months after the end of each fiscal year; and

    (2) furnish reports on Form 6-K upon the occurrence of significant corporate events if the events are disclosed in Canada.

    Subsequent to the merger, CGI will continue to make filings with the SEC on the same basis. As a foreign private issuer, CGI is not required under the Exchange Act to file quarterly reports on Form 10-Q after the end of each financial quarter.

    In addition, the content and timing of reports and notices that holders of CGI Class A Subordinate Shares will receive will differ from the reports and notices that are currently received by IMRglobal shareholders. As a U.S. reporting company, IMRglobal must mail to its shareholders in advance of each annual meeting of shareholders:

    (1) an annual report containing audited financial statements; and

    (2) a proxy statement that complies with the requirements of the Exchange
       Act.

    As a foreign private issuer, CGI is exempt from the rules under the Exchange Act prescribing the furnishing and content of annual reports and proxy statements to its shareholders. CGI expects to retain its status as a foreign private issuer after the completion of the merger. Under SEC rules, CGI will retain its status as a foreign private issuer so long as either:

    - 50% or more of CGI's shares, including CGI Class A Subordinate Shares, are beneficially owned by shareholders who are not residents of the U.S.; or

    - all three of the following conditions continue to be satisfied: at least 50% of CGI's directors and its executive officers are neither citizens nor residents of the U.S.; at least 50% of CGI's assets are located outside the U.S.; and CGI's business is administered principally outside the U.S.

    After completion of the merger, it is not expected that U.S. shareholders will hold more than 50% of CGI's shares, including the CGI Class A Subordinate Shares. However, even if U.S. shareholders were to hold more than 50% of CGI's shares after completion of the merger, CGI expects that after the merger at least 50% of its directors and executive officers will be persons who are not U.S. citizens or residents and, on a consolidated basis, at least 50% of its assets will be located outside of the U.S. Furthermore, CGI will continue to administer its business from its current headquarters in Montreal, Quebec. Accordingly, CGI expects to retain its status as a foreign private issuer after completion of the merger. If CGI at any time loses its status as a foreign private issuer, it will be required to file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In addition, CGI will become subject to the rules under the Exchange Act regarding the furnishing and content of annual reports and proxy statements to its shareholders.

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
    As a foreign private issuer, CGI is exempt from the rules under the Exchange Act regarding the furnishing of annual reports. However, under the rules of the NYSE, CGI is required to distribute to the holders of its Class A Subordinate Shares an annual report containing audited financial statements a reasonable period of time before CGI's annual general meeting of shareholders and, in any event, no later than 225 days after the close of its fiscal year. Under applicable Canadian securities laws and the TSE rules, an annual report containing audited financial statements must be filed and distributed to shareholders within 140 days from the end of CGI's financial year. CGI currently furnishes holders of its Class A Subordinate Shares with its annual report which contains audited financial statements prepared in conformity with Canadian GAAP, including U.S. GAAP reconciliations, and a discussion of CGI's financial results that is comparable to the management's discussion and analysis that is contained in IMRglobal's Annual Reports on Form 10-K. See "Description of CGI Shares."

DELISTING OF IMRGLOBAL COMMON STOCK

    Following completion of the merger, the IMRglobal common stock will be delisted from the Nasdaq National Market System and deregistered under the Exchange Act.

REQUIRED DISPOSITIONS

    Some U.S. mutual funds and state pension funds currently holding IMRglobal common stock who are precluded from holding non-U.S. equities will be required to sell their IMRglobal shares (or the CGI Class A Subordinate Shares they receive in exchange) prior to or after completion of the merger. These sales could adversely affect the market price for the CGI Class A Subordinate Shares.

DIRECTORS AND MANAGEMENT OF CGI AND IMRGLOBAL FOLLOWING THE MERGER

    Following completion of the merger, CGI's directors and executive officers will remain unchanged. Information regarding these directors and officers is contained under the caption "Directors and Management of CGI Following the Merger." CGI has agreed that the board of directors of CGI will appoint Satish
K. Sanan, IMRglobal's Chairman and Chief Executive Officer, if he is an employee of CGI at that time, to the board of directors of CGI should a vacancy occur. If no vacancy on the board has occurred and if Mr. Sanan continues as an employee of CGI, CGI has agreed to nominate him for election to CGI's board of directors at CGI's next annual meeting of shareholders, which is expected to be held in January, 2002, subject to CGI shareholder approval. Upon completion of the merger, the directors of CGI Florida Corporation, all of whom are executive officers of CGI, will become the directors of IMRglobal.

    In addition, it is expected that substantially all of the executive officers and key employees of IMRglobal will continue in the management of IMRglobal and provide services to the combined company.

EQUITY OWNERSHIP FOLLOWING THE MERGER


    Based on the closing price of a CGI Class A Subordinate Share on the New York Stock Exchange on June 21, 2001 of $(US)5.73, the 1.5974 Class A Subordinate Shares of CGI to be exchanged for each share of IMRglobal common stock in the merger would have a market value of $(US)9.1531, and the aggregate value of the shares of CGI to be issued to IMRglobal shareholders in the merger would be approximately $(US)405.0 million, and $(US)454.7 million if all of the options to acquire shares of IMRglobal common stock were exercised. As a result, IMRglobal shareholders would own approximately 19.1% of all of the CGI shares outstanding immediately after the merger, and, assuming the exercise of all outstanding options, warrants and preemptive rights to purchase CGI shares immediately after the merger, IMRglobal shareholders and option holders would own approximately 20.2% of all of the CGI shares then outstanding.


    Directors and executive officers of IMRglobal currently beneficially own approximately 30.8% of the total outstanding common stock of IMRglobal and, following the completion of the merger, will

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
beneficially own approximately 6.8% of the Class A Subordinate Shares of CGI, in each case assuming the exercise of all options to acquire shares of IMRglobal common stock.

    The number of Class A Subordinate Shares of CGI to be exchanged for each share of IMRglobal common stock in the merger was determined by arms length negotiation between CGI and IMRglobal and, at the time the exchange ratio was determined, was intended to provide $(US)9.50 in value for each share of IMRglobal common stock based on the average closing price of CGI Class A Subordinate Shares on the New York Stock Exchange for the 25 trading days ended February 16, 2001. The actual value of the CGI Class A Subordinate Shares exchanged for each share of IMRglobal common stock in the merger will depend on the market price of CGI Class A Subordinate Shares at the time the merger is completed, which may be substantially different than $(US)9.50.


    Based on IMRglobal's unaudited balance sheet at March 31, 2001 and a preliminary valuation of intangible assets, CGI will acquire approximately $(US)155.7 million of assets, $(US)81.0 million of liabilities and $(US)330.3 million of goodwill.


FINANCIAL INFORMATION

    CGI prepares its financial statements in accordance with Canadian GAAP and presents them in Canadian dollars. The CGI financial statements include a reconciliation of the Canadian GAAP financial information to U.S. GAAP and a description of the effects of the differences between Canadian GAAP and U.S. GAAP in accordance with SEC rules.

    If CGI loses its status as a foreign private issuer, under SEC rules it will be required to prepare financial statements in accordance with U.S. GAAP and present them in U.S. dollars, in addition to its financial statements prepared in accordance with Canadian GAAP and presented in Canadian dollars. See "--Other Effects of the Merger" above. The notes to CGI's consolidated financial statements on Form 40-F for the year ended September 30, 2000 describe the significant differences between Canadian GAAP and U.S. GAAP as they relate to CGI. The notes to the Unaudited Pro Forma Condensed Consolidated Financial Information, prepared in accordance with Canadian GAAP, present material adjustments which would be required if U.S. GAAP had been applied to that information.

DIVIDENDS

    CGI historically has not paid dividends on Class A Subordinate Shares and does not expect to pay dividends on Class A Subordinate Shares in the foreseeable future. The amount of any future dividends of CGI will be dependent upon its earnings and financial condition, and other factors affecting its businesses. Holders of CGI shares would receive dividends, if any, in Canadian dollars.

FEDERAL SECURITIES LAWS CONSEQUENCES

    All CGI Class A Subordinate Shares received in the merger by IMRglobal shareholders will be freely transferable, except that CGI Class A Subordinate Shares received by persons who are deemed to be "affiliates" of IMRglobal under the Securities Act of 1933, as amended, at the time of the IMRglobal special meeting may be resold by them only in transactions permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of IMRglobal for these purposes generally include individuals or entities that control, are controlled by or are under common control with IMRglobal and include directors and executive officers of IMRglobal. The merger agreement requires IMRglobal to use its reasonable best efforts to cause each of its affiliates to execute a written agreement to the effect that he or she will not offer, sell or otherwise dispose of any CGI Class A Subordinate Shares issued to them in the merger in violation of the Securities Act or the related SEC rules.

    By virtue of available statutory prospectus exemptions under the securities laws of certain provinces of Canada, Class A Subordinate Shares to be issued to IMRglobal shareholders in connection with the merger will be freely resalable in Canada by a former holder of IMRglobal common stock.

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
APPRAISAL RIGHTS

    Under the Florida Business Corporation Act, if the merger is completed, shareholders of IMRglobal will not have any dissenters' rights to have their shares appraised by a court and to be paid such appraised "fair value" in cash, regardless of how these shareholders vote on the merger. The dissenters rights are not available because IMRglobal common stock is listed on the Nasdaq Stock Market's National Market.

CGI SHAREHOLDER PREEMPTIVE RIGHTS AND RELATED MATTERS


    Under the articles of incorporation of CGI, holders of Class B Shares (multiple voting) have preemptive rights in connection with certain issuances of Class A Subordinate Shares or securities convertible into Class A Subordinate Shares. Pursuant to these preemptive rights, each holder of Class B Shares (multiple voting) has a right to purchase that number of Class B Shares (multiple voting) which allows him to maintain his then current percentage voting power associated with the Class B Shares (multiple voting) in CGI. The current holders of Class B Shares (multiple voting) are (a) Messrs. Godin, Imbeau and Brassard, directly or indirectly through holding companies they control, and (b) BCE Inc., directly or indirectly through an entity it controls. In addition, under the options agreement among BCE Inc., Bell Canada, CGI and Messrs. Godin, Imbeau and Brassard and their respective holding companies, BCE Inc. has additional preemptive rights in connection with certain issuances of Class A Subordinate Shares or securities convertible into Class A Subordinate Shares giving BCE Inc. the right to purchase Class A Subordinate Shares to maintain its equity participation in CGI. If any of the holders of Class B Shares (multiple voting) other than BCE Inc. decides not to exercise its preemptive rights, these rights can be exercised by BCE Inc. The preemptive rights to purchase additional Class B Shares (multiple voting) of CGI available to Messrs. Godin, Imbeau and Brassard and their holding companies in connection with the merger will be exercised, in full or in part, by Messrs. Godin and Imbeau and their holding companies (including, with the consent of BCE Inc., Mr. Brassard's preemptive rights) at a cash price equal to the weighted average trading price on the TSE for the Class A Subordinate Shares for the twenty-one day period starting ten days before and ending ten days after the date of the closing of the merger up to a maximum aggregate purchase price of $(Cdn)60 million. BCE Inc. has informed CGI that it will not exercise its preemptive rights to acquire additional Class A Subordinate Shares and has indicated to CGI that it will decide prior to completion of the merger whether or not it will exercise its preemptive rights to purchase Class B Shares (multiple voting) at the same per share price described above for the other preemptive rights. If BCE Inc. does not exercise its preemptive rights, up to a maximum of an aggregate of approximately 6.0 million Class B Shares (multiple voting) will be issued to Messrs. Godin and Imbeau and their holding companies in connection with the exercise of these preemptive rights, and if BCE Inc. exercises its preemptive rights, up to a maximum of an aggregate of approximately 9.6 million Class B Shares (multiple voting) will be issued in connection with the exercise of these preemptive rights, including shares which are subscribed to by Messrs. Godin and Imbeau and their holding companies. The sale of these additional CGI shares pursuant to the exercise of preemptive rights will occur at the time that the merger is completed. The proceeds to be received by CGI in connection with the exercise of the preemptive rights will be used to repay long-term debt.


    If BCE Inc. does not exercise its preemptive rights to acquire additional Class B Shares (multiple voting), Messrs. Godin, Imbeau and Brassard and
BCE Inc. will collectively beneficially own 113,648,948 Class A Subordinate Shares and a maximum of 40,874,693 Class B Shares (multiple voting) representing, in the aggregate, a maximum of approximately 71.1% of the voting power of shares of CGI to be outstanding immediately following completion of the merger. If BCE Inc. does exercise those preemptive rights then Messrs. Godin, Imbeau and Brassard and BCE Inc. will collectively beneficially own 113,648,948 Class A Subordinate Shares and a maximum of 44,488,326 Class B Shares (multiple voting) representing, in the aggregate, a maximum of approximately 72.5% of the voting power of shares of CGI to be outstanding immediately following completion of the merger.

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    In connection with the execution of the merger agreement, CGI obtained the consent of BCE Inc. which has a right to approve major transactions under its contractual arrangements with CGI. See "Related Parties and Certain Transactions" on page 151.

    Under the rules and interpretations of the NYSE, the TSE and Quebec law, CGI shareholder approval of the merger or the merger agreement is not required.

                    MATERIAL UNITED STATES TAX CONSEQUENCES

GENERAL

    The following is a discussion of the material U.S. federal income tax consequences of the merger to U.S. Holders of IMRglobal common stock and the material U.S. federal income tax considerations applicable to the ownership of CGI Class A Subordinate Shares by U.S. Holders and is the opinion of Fried, Frank, Harris, Shriver & Jacobson, U.S. counsel to CGI, and Holland & Knight LLP, U.S. counsel to IMRglobal. As used in this discussion, a "U.S. Holder" means (1) prior to completion of the merger, a beneficial owner of a share of IMRglobal common stock, and (2) after completion of the merger, a beneficial owner of a CGI Class A Subordinate Share, in either case, characterized as, for U.S. federal income tax purposes:

    - a citizen or individual resident of the U.S.;

    - a corporation or other entity that has elected to be treated as a corporation organized in or under the laws of the U.S. or any state thereof, including the District of Columbia;

    - an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

    - a trust if, in general, the trust is subject to the supervision of a court within the U.S. and the control of one or more U.S. persons as described in Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended (the "U.S. tax code").

    If a partnership is a beneficial owner of a share of IMRglobal common stock, or a beneficial owner of a CGI Class A Subordinate Share, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A U.S. holder that is a partnership, and partners in such a partnership, should consult their tax advisors about the U.S. federal income tax consequences of the merger and the material U.S. federal income tax considerations applicable to the ownership of CGI Class A Subordinate Shares.

    This discussion does not address all aspects of U.S. federal income taxation that may be relevant to shareholders to which special provisions of U.S. federal income tax law may apply based on their particular circumstances or status. For example, the discussion does not address all aspects of U.S. federal income taxation that may be relevant to:

    - shareholders liable for alternative minimum tax;

    - shareholders that actually or constructively own or will own 5% or more by vote or value of the outstanding shares of IMRglobal or CGI;

    - shareholders that hold their shares as part of a straddle, hedge, synthetic security, conversion transaction or other integrated investment composed of CGI shares and one or more other investments;

    - shareholders whose "functional currency" is not the U.S. dollar;

    - financial institutions;

    - insurance companies;

    - tax-exempt organizations;

    - traders in securities that elect mark-to-market accounting treatment;

    - broker-dealers;

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
    - persons who acquired their shares of stock by exercising employee stock options or as some other form of compensation;

    - qualified retirement plans;

    - regulated investment companies; or

    - real estate investment trusts.

    Further, the discussion below is limited to shareholders who hold shares of IMRglobal common stock and, after the merger, CGI Class A Subordinate Shares, as capital assets and does not address U.S. state or local taxation or taxation by countries other than the U.S.

    The discussion below is based on existing U.S. federal income tax law, including legislation, administrative rulings and court decisions, as well as on the relevant Canada-U.S. tax treaty, all as in effect on the date of this proxy statement/prospectus, all of which are subject to change, or changes in interpretation, possibly with retroactive effect. The foregoing discussion also assumes that the merger will be completed in accordance with the terms and conditions of the merger agreement without waiver or modification of any such terms or conditions.

    Finally, CGI believes that it is not a "passive foreign investment company" within the meaning of Section 1297(a) of the U.S. tax code or a "foreign personal holding company" within the meaning of Section 552(a) of the U.S. tax code and the discussion below so assumes.

    Each IMRglobal shareholder is advised to consult his or her own tax advisor as to the U.S. federal income tax consequences of the merger, and the ownership and disposition of the CGI Class A Subordinate Shares to him or her, in each case in light of the facts and circumstances that may be unique to him or her, and as to, U.S. estate, gift, state, local, or non-U.S. tax consequences of the merger.

TAX OPINIONS

    The merger agreement provides that CGI and IMRglobal must each receive at closing an additional opinion from its counsel substantially to the effect that the merger will be treated as a reorganization within the meaning of
Section 368(a) of the U.S. tax code and a U.S. Holder of IMRglobal common stock who receives CGI Class A Subordinate Shares in exchange for shares of IMRglobal common stock will not recognize gain or loss on the exchange, except with respect to cash received upon the sale of CGI fractional share interests. Each tax opinion from counsel will be based on representations of CGI and IMRglobal as to factual matters and various assumptions as noted in these opinions.

    The merger agreement permits each of CGI and IMRglobal to waive (but neither intends to waive) the receipt of its counsel's opinion as a condition to its obligation to consummate the merger. The tax opinions will not be binding on the IRS or a court and will not preclude the IRS or a court from adopting a contrary position. In the event either CGI or IMRglobal were to waive receipt of its counsel's tax opinion, CGI and IMRglobal have agreed to resolicit proxies from shareholders of IMRglobal. Accordingly, the discussion below assumes the merger agreement is consummated without waiver of the tax opinion condition. If the tax opinion is waived, or the IRS successfully challenges the conclusions of the tax opinion, the U.S. federal tax consequences to U.S. Holders may be other than those described in this section. Neither CGI nor IMRglobal will seek a ruling from the IRS as to the U.S. federal income tax treatment of the merger.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS OF IMRGLOBAL
  COMMON STOCK

    For U.S. federal income tax purposes, the merger will be treated as a reorganization within the meaning of Section 368(a) of the U.S. tax code. Accordingly, U.S. Holders of IMRglobal common stock will not recognize gain or loss as a result of the receipt solely of CGI Class A Subordinate Shares in exchange for shares of IMRglobal common stock, except to the extent of any cash received upon the sale of fractional CGI Class A Subordinate Shares as explained below.

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    The aggregate tax basis of the CGI Class A Subordinate Shares received in the merger will equal the aggregate tax basis of the shares of IMRglobal common stock exchanged, decreased by the basis of any IMRglobal common stock allocated to a fractional interest in a CGI Class A Subordinate Shares that is sold for cash. The holding period of the CGI Class A Subordinate Shares will include the holding period of the shares of IMRglobal common stock for which they are exchanged.

    Fractional interests in CGI Class A Subordinate Shares will not be issued to IMRglobal shareholders in the merger. In lieu of the issuance of fractional interests in CGI Class A Subordinate Shares, any fractional interests IMRglobal shareholders otherwise would have been entitled to receive will be sold and the proceeds of that sale will be paid to those shareholders. A U.S. Holder who receives cash in respect of a fractional share will recognize gain or loss equal to the cash amount received for the fractional share reduced by the U.S. Holder's tax basis in IMRglobal common stock exchanged which is allocable to the fractional share interest. Any gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss with respect to shares of IMRglobal common stock held for more than 12 months at the effective time of the merger.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF OWNING CGI CLASS A SUBORDINATE
  SHARES

TAXATION OF DIVIDENDS

    Although CGI does not currently pay dividends on Class A Subordinate Shares, if and when it does so, for U.S. federal income tax purposes, a U.S. Holder will generally include in gross income the amount of any dividend paid by CGI (unreduced by any applicable Canadian withholding tax), to the extent paid out of CGI's current and/or accumulated earnings and profits, as determined for U.S. federal income tax purposes, as ordinary income when the dividend is actually received by the U.S. Holder. As described below, dividends paid or deemed paid by CGI with respect to Class A Subordinate Shares held by U.S. persons may be subject to income tax withholding in Canada. The dividend will generally not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. Distributions in excess of CGI's current and/or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of the U.S. Holder's tax basis in the CGI Class A Subordinate Shares and thereafter as capital gain.

    The amount of the dividend includible in the income of a U.S. Holder will be the U.S. dollar value of the dividend, determined at the spot rate on the date the dividend is includible in the income of the U.S. Holder, regardless of whether the payment is in fact converted into U.S. dollars. A U.S. Holder will have a basis in any Canadian dollar distributed by CGI equal to the U.S. dollar value of the Canadian dollar on the date it is actually or constructively received by the U.S. Holder. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend payment is includible in income to the date that payment is converted into U.S. dollars will be treated as ordinary income or loss. This gain or loss will generally be income from sources within the U.S. for foreign tax credit limitation purposes.

    A U.S. Holder may, subject to limitations, be eligible to claim as a credit or deduction for purposes of computing its U.S. federal income tax liability the Canadian withholding tax properly withheld from dividend distributions. However, under rules enacted by the U.S. Congress in 1997 and other guidance recently released by the U.S. Treasury department, foreign tax credits will not be allowed for withholding taxes imposed on some short-term or hedged positions in securities or on arrangements in which a U.S. Holder's expected economic profit, after non-U.S. taxes, is insubstantial. The calculation and availability of foreign tax credits, and in the case of a U.S. Holder that does not elect or is not permitted to claim a foreign tax credit, of deductions, involves the application of complex rules that depend on a U.S. Holder's particular circumstances. U.S. Holders should consult their own advisers regarding the availability of foreign tax credits and deductions for such Canadian withholding tax.

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TAXATION OF CAPITAL GAINS

    Upon a sale or other disposition of CGI Class A Subordinate Shares, a U.S. Holder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the U.S. dollar value of the amount realized and the U.S. Holder's tax basis, determined in U.S. dollars, in the CGI Class A Subordinate Shares. Gain or loss recognized will be long-term capital gain or loss with respect to CGI Class A Subordinate Shares held for more than 12 months at the time of the sale or other disposition and any gain recognized generally will be income from sources within the U.S. for foreign tax credit limitation purposes.

    A U.S. Holder that is liable for both U.S. federal income tax and Canadian tax on a sale or other disposition of CGI Class A Subordinate Shares should consult with his or her tax advisor to determine the U.S. Holder's entitlement to credit the Canadian tax against the U.S. Holder's U.S. federal income tax liability. See "Material Canadian Tax Consequences--Disposition of CGI Class A Subordinate Shares."

BACKUP WITHHOLDING AND INFORMATION REPORTING

    In general, information reporting requirements will apply to dividends in respect of the CGI Class A Subordinate Shares and the proceeds received on the sale or disposition of the CGI Class A Subordinate Shares paid within the U.S., and in certain cases outside of the U.S., to a U.S. Holder unless the U.S. Holder is an exempt recipient, such as a corporation, and a 31% backup withholding may apply to these amounts if the U.S. Holder fails to provide an accurate taxpayer identification number or has been notified by the IRS that he or she is subject to backup withholding as a result of a failure to report interest and dividends required to be shown on the U.S. Holder's U.S. federal income tax returns.

    Amounts withheld under the backup withholding rules may be credited against a U.S. Holder's U.S. federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS.

    IMRGLOBAL SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM, INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR NON U.S. INCOME AND OTHER TAX LAWS, OF THE MERGER.

                       MATERIAL CANADIAN TAX CONSEQUENCES

    The following is a summary of the material Canadian federal income tax considerations generally applicable to a person who acquires CGI Class A Subordinate Shares in the merger and who, for the purposes of the INCOME TAX ACT (Canada) (the "ITA") and the CANADA--UNITED STATES INCOME TAX CONVENTION (the "Convention"), as applicable, and at all relevant times, (i) is resident in the United States and not resident in Canada, (ii) does not use or hold the Class A Subordinate Shares in carrying on a business in Canada, (iii) holds CGI Class A Subordinate Shares as capital property, and (iv) deals at arm's length with and is not and will not be affiliated with CGI (a "U.S. Resident Holder"). CGI
Class A Subordinate Shares will generally constitute capital property to a U.S. Resident Holder unless the holder holds such shares in the course of carrying on a business or has acquired such shares in a transaction or transactions considered to be an adventure in the nature of trade.

    This summary does not apply to holders of CGI Class A Subordinate Shares that are "financial institutions" for purpose of the "mark-to-market" rules in the ITA. Moreover, special rules, which are not described below, may apply to non-resident insurers for whom CGI Class A Subordinate Shares are "designated insurance property" under the ITA.

    This summary is based upon the current provisions of the ITA, the regulations thereunder and the current published administrative practices and policies of the Canada Customs and Revenue Agency ("CCRA") all in effect as of the date hereof. This summary also takes into account specific proposals to

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amend the ITA, and regulations, publicly announced by or on behalf of the
Minister of Finance (Canada) prior to the date hereof, or ITA proposals, and assumes that all ITA proposals will be enacted substantially as proposed. However, no assurance can be given that the ITA proposals will be enacted as proposed, or at all.

    This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the ITA proposals, does not take into account or anticipate any changes in law, whether by legislative, governmental or judicial decision or action, or any changes in the administrative practices of the CCRA. This summary does not take into account tax legislation of any province, territory or foreign jurisdiction. Provisions of provincial income tax legislation vary from province to province in Canada and may differ from federal income tax legislation.

    This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder of CGI Class A Subordinate Shares. Accordingly, U.S. Resident Holders should consult their own tax advisors for advice with respect to the income tax consequences to them of acquiring and holding CGI Class A Subordinate Shares having regard to their own particular circumstances.

DIVIDENDS ON CGI CLASS A SUBORDINATE SHARES

    Although CGI does not currently pay dividends on Class A Subordinate Shares, if it were to do so in the future, under the ITA and the Convention, dividends paid or credited, or deemed to be paid or credited, on the CGI Class A Subordinate Shares to a U.S. Resident Holder will be subject to Canadian withholding tax at the rate of 15% of the gross amount of such dividends or deemed dividends. If a U.S. Resident Holder is a corporation and owns 10% or more of CGI's voting stock, the withholding tax rate is reduced from 15% to 5%.

DISPOSITION OF CGI CLASS A SUBORDINATE SHARES

    A U.S. Resident Holder will not be subject to tax under the ITA in respect of any capital gain on a disposition of CGI Class A Subordinate Shares unless at the time of such disposition, such shares constitute "taxable Canadian property" of the U.S. Resident Holder for purposes of the ITA and such U.S. Resident Holder is not entitled to relief under the Convention. The CGI Class A Subordinate Shares will not constitute taxable Canadian property of a U.S. Resident Holder at the time of a disposition of such shares unless such U.S. Resident Holder uses or holds or is deemed to use or hold such shares in or in the course of carrying on business in Canada or, at any time within the five year period immediately preceding the disposition, the U.S. Resident Holder, persons with whom the U.S. Resident Holder did not deal at arm's length, or the U.S. Resident Holder together with such persons, owned or had an interest in or right to acquire not less than 25% of the issued shares of any class of the share capital of CGI.

    If the Class A Subordinate Shares are taxable Canadian property to a U.S. Resident Holder, any capital gain realised on a disposition or deemed disposition of such Class A Subordinate Shares will generally be exempt from tax under the ITA by virtue of the Convention provided that the value of the Class A Subordinate Shares is not derived principally from real property situated in Canada. CGI is of the view that the value of Class A Subordinate Shares of its share capital is not currently derived principally from real property situated in Canada.

    Provided that the CGI Class A Subordinate Shares remain listed on a prescribed stock exchange, (including the New York Stock Exchange and The Toronto Stock Exchange) a U.S. Resident Holder who disposes of CGI Class A Subordinate Shares will not be required to comply with Canadian notification procedures generally applicable to dispositions of taxable Canadian property.

    Canada does not currently impose any estate taxes or succession duties.

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                              THE MERGER AGREEMENT

    The following is a summary of the material terms of the merger agreement. This summary is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached to this proxy statement/prospectus as Appendix A and is incorporated by reference into this document. IMRglobal shareholders are urged to read the merger agreement in its entirety because it is the legal document that governs the merger.

THE MERGER

    CGI Florida Corporation or another wholly owned subsidiary of CGI will merge with and into IMRglobal, with IMRglobal surviving as a wholly owned subsidiary of CGI.

EFFECTIVE TIME AND TIMING OF CLOSING

    The merger will become effective and be completed when IMRglobal and CGI Florida Corporation (or another wholly owned subsidiary of CGI) file articles of merger with the Secretary of State of the State of Florida or at a later time, if agreed to by CGI and IMRglobal and so specified in the articles of merger. We expect the merger to become effective on the same day as the closing of the merger, which will take place either as soon as practicable after the conditions described in the merger agreement have been satisfied or waived or on another date agreed upon by CGI and IMRglobal. We currently expect that the merger will be completed shortly after the approval of the merger agreement by IMRglobal shareholders.

CONSIDERATION TO BE RECEIVED IN THE MERGER

    At the time the merger becomes effective:

    - each outstanding share of IMRglobal common stock will be canceled and converted into a right to receive 1.5974 CGI Class A Subordinate Shares; and

    - each outstanding IMRglobal stock option will become an option to purchase CGI Class A Subordinate Shares as described on page 72 under "--Stock Options and Other Employee Benefits."

    In the event that before the completion of the merger a stock split, reverse stock split, stock dividend, recapitalization or redenomination of share capital or other similar transaction causes a change to the number of outstanding shares of IMRglobal common stock or CGI Class A Subordinate Shares, then the number of CGI Class A Subordinate Shares into which a share of IMRglobal common stock will be converted in the merger will be appropriately adjusted.

EXCHANGE OF CERTIFICATES REPRESENTING IMRGLOBAL COMMON STOCK

    CGI will appoint an exchange agent who will, in exchange for certificates representing shares of IMRglobal common stock, issue certificates representing the CGI Class A Subordinate Shares into which IMRglobal shares will be converted in the merger. Promptly after the merger is completed, IMRglobal or the exchange agent will mail to each registered holder of shares of IMRglobal common stock a letter of transmittal. The holder must properly complete the letter of transmittal and deliver to the exchange agent with the holder's common stock certificates.

    The holder will then be entitled to receive in exchange for the holder's IMRglobal common stock:

    - the number of CGI Class A Subordinate Shares, into which the holder's shares were converted in the merger, excluding fractional share interests; and

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    - a check in the amount, after giving effect to any required tax withholdings, of cash in U.S. dollars, in lieu of any fractional interest in CGI Class A Subordinate Shares on the terms described below.

    The exchange agent will not deliver fractional CGI Class A Subordinate Shares in connection with the merger. Instead, each holder of shares of IMRglobal common stock exchanged in the merger who would otherwise have received a fraction of a CGI Class A Subordinate Share will receive cash in an amount equal to the holder's proportionate interest in the net proceeds from the sale on the New York Stock Exchange by the exchange agent of CGI shares representing all of the fractional shares which IMRglobal shareholders are otherwise entitled to receive. IMRglobal will pay all commissions, transfer taxes and out-of-pocket costs, including the expenses and compensation of the exchange agent, incurred in connection with the sale of the CGI shares representing all fractional shares.

    Shares of IMRglobal common stock that are surrendered to the exchange agent will be canceled. No interest will be paid or accrued on any amount payable to holders of IMRglobal common stock. In addition, no holder of IMRglobal common stock will receive any dividends or other distributions with respect to CGI Class A Subordinate Shares to which the holder is entitled under the merger agreement until that holder's IMRglobal common stock certificate is surrendered to the exchange agent with a properly completed letter of transmittal.

    In order for a person who is not a registered holder of the IMRglobal common stock to have a certificate exchanged, the person must:

    - ensure that the certificate surrendered is properly endorsed or otherwise in proper form for transfer; and

    - pay the exchange agent any transfer or other taxes required or establish to the satisfaction of the exchange agent that such taxes have been paid or are not payable.

    An IMRglobal shareholder who holds IMRglobal common stock in "street name" through a bank, broker or other financial institution should receive information about the procedures for exchanging that holder's shares for CGI Class A Subordinate Shares from that institution and should direct inquiries to the institution.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains a number of customary representations and warranties made by CGI and IMRglobal regarding:

    - due organization, good standing and qualification;

    - capital structure;

    - corporate authority to enter into the merger agreement and lack of conflicts with corporate governance documents, contracts or laws;

    - governmental filings;

    - SEC reports and financial statements;

    - absence of material changes;

    - litigation and liabilities;

    - brokers' and finders' fees;

    - employee benefit plans;

    - labor and employment matters;

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    - licenses;

    - intellectual property;

    - continuity of business;

    - compliance with laws;

    - environmental matters; and

    - tax matters.

    IMRglobal has also represented:

    - that it has taken or will take all actions appropriate and necessary to ensure that provisions of the Florida Business Corporation Act limiting business combinations with affiliates and regulating so called control shares will not affect the merger, the voting agreement, or any other transaction contemplated by the merger agreement and the voting agreement; and

    - as to absence of sensitive payments, non-competition provisions in certain contracts, and transactions with affiliates.

    The merger agreement also contains customary representations and warranties of CGI regarding CGI Florida Corporation, including that it has not engaged in prior business activities or incurred liabilities other than in connection with the merger agreement.

CONDUCT OF BUSINESS PENDING THE MERGER; OTHER ACTIONS

    IMRglobal has agreed that during the period from the signing of the merger agreement until the completion of the merger, unless otherwise provided in the merger agreement or approved by CGI, it will carry on its business in the ordinary and usual course in all material respects. Moreover, to the extent consistent with this obligation, IMRglobal is required to use reasonable best efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, clients, suppliers, creditors, regulators, lessors, employees and business associates.

    CGI and IMRglobal have each also agreed that before the completion of the merger they will, unless otherwise provided in the merger agreement or approved by the other party in writing:

    - not amend their corporate governance documents;

    - not split, combine, subdivide or reclassify their outstanding shares;

    - not adopt a plan of complete or partial liquidation;

    - not declare or pay dividends or make distributions on their outstanding shares or securities convertible into those shares;

    - not repurchase any of their outstanding shares or securities convertible into those shares except as required by the terms of securities now outstanding;

    - not take any action, or fail to take any action which to the knowledge of their senior executives would prevent, materially delay or materially impede the completion of the merger;

    - not take any action that will cause the merger to fail to qualify as a tax free reorganization under the U.S. tax code;

    - timely satisfy all applicable tax reporting and filing requirements contained in the U.S. tax code relating to the merger; and

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    - not take any action to cause their shares to be delisted, in the case of
      CGI, on the Toronto Stock Exchange and on the New York Stock Exchange and in the case of IMRglobal, on the Nasdaq National Market.

    In addition, IMRglobal has agreed that, unless otherwise provided in the merger agreement or approved by CGI in writing, it will not take any of the following actions:

    - issue any new shares of common stock or securities convertible into those shares, except upon the exercise of outstanding stock options or in accordance with IMRglobal's employee stock purchase plan;

    - incur or materially modify (1) the terms of any material indebtedness or
      (2) any other liability outside the ordinary and usual course of business;

    - enter into any merger or share exchange;

    - dispose of any business or material asset outside the ordinary and usual course of business;

    - make acquisitions of businesses or assets outside of the ordinary and usual course of business;

    - amend or make any new awards of stock-based compensation or other benefits under, any compensation or benefit plan, except increases in salary or non-stock-based bonus compensation in the ordinary and usual course of business consistent with past practice;

    - enter into any contract or commitment to make expenditures other than
      (1) any contract for the provision of services to any new or existing client of IMRglobal which is expected to generate less than $(US)2.0 million in revenues over its term, or (2) any other related contracts or commitments that are reasonably expected to involve payments of less than $(US)300,000;

    - enter into or amend the terms of, or terminate any material joint venture, partnership or similar arrangement; and

    - change its tax accounting policies, elections or settle any material audits, examinations or litigation regarding taxes.

OFFERS FOR ALTERNATIVE TRANSACTIONS

    IMRglobal has agreed not to, and is required to use its best efforts to cause its employees, agents and representatives not to:

    - initiate, solicit or encourage any party to make, or facilitate the making of, a merger, reorganization, share exchange, consolidation, or similar transaction with it or the purchase of 10% or more of its assets or shares; or

    - engage in any discussions or negotiations with or provide any confidential information or data to any person relating to an offer for an alternative transaction or engage in any negotiations with any person concerning any alternative transaction offer, or otherwise facilitate any effort to make or implement an alternative transaction offer.

    However, if IMRglobal receives an alternative transaction offer, it may, after giving CGI at least three business days notice, engage in discussions or negotiations with, and furnish confidential information to, the person that made the offer, if that offer:

    - did not result from the breach of IMRglobal's obligations described above not to solicit or engage in discussions regarding an alternative transaction offer;

    - IMRglobal's board of directors determines in its good faith judgment after receiving the advice of its financial adviser that the offer is reasonably likely to result in a superior offer; and

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    - IMRglobal's board of directors determines in its good faith judgment after receiving the advice of its outside counsel that the board of directors would violate its fiduciary duties if it did not engage in discussions or negotiations or furnish information with respect to that offer.

    A "superior offer" is a bona-fide written alternative transaction offer that:

    - has a value of at least 105% of the value of the consideration offered pursuant to the merger agreement with CGI; and

    - IMRglobal's board of directors determines in its good faith judgment, after consultation with its financial advisors, to be an offer more favorable from a financial point of view to its shareholders than the merger under the merger agreement between CGI and IMRglobal, and taking into account all legal, financial, regulatory and other aspects of the offer, the offer is for a transaction that is reasonably likely to be completed.

    IMRglobal has also agreed:

    - to terminate any discussions or negotiations regarding alternative transactions that were being conducted before the merger agreement was signed;

    - to inform its subsidiaries and their representatives of the relevant obligations undertaken in the merger agreement;

    - to notify CGI promptly if any inquiries, proposals or requests for information regarding an alternative transaction are received or any discussions or negotiations are sought and identify the person making the inquiry, proposal or request and the material terms of any alternative transaction offer that company receives; and

    - to request the prompt return of all confidential information relating to IMRglobal provided to third parties prior to the date of the merger agreement in connection with IMRglobal's consideration of an alternative transaction.

AGREEMENT REGARDING RECOMMENDATION TO SHAREHOLDERS

    The IMRglobal board of directors is required to recommend that IMRglobal shareholders vote to approve the merger agreement. However, the IMRglobal board of directors will not be required to recommend approval of the merger agreement if it has received an acquisition proposal from a third party which is a superior proposal and the board concludes, after receiving the advice of its outside counsel, that there is a reasonable possibility that the board would be in violation of its fiduciary duties under applicable law if it did not change its recommendation.

    IMRglobal's board of directors also is required to deliver written notice to CGI at least five business days before that board of directors modifies its favorable recommendation of the merger, advising that it intends to do so unless CGI modifies the terms and conditions of the merger agreement.

    However, IMRglobal is required to submit the merger for a vote of its shareholders even if its board of directors determines not to recommend approval of the merger unless the merger agreement has been terminated.

STOCK OPTIONS AND OTHER EMPLOYEE BENEFITS

STOCK OPTIONS

    In the merger, all IMRglobal stock options will by their terms become options to acquire CGI Class A Subordinate Shares.

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    Each IMRglobal stock option will remain subject to the terms of the
IMRglobal stock option plan under which it was issued, except that after the merger IMRglobal stock options will be exercisable for 1.5974 Class A Subordinate Shares for each share of IMRglobal common stock subject to that option before the merger.

    The exercise price per CGI Class A Subordinate Share for each of these options will be the exercise price per share of IMRglobal common stock applicable to that option before completion of the merger divided by 1.5974.

    Additionally, under the terms of IMRglobal's stock option plans, options granted to employees, including executive officers of IMRglobal, will vest and become fully exercisable if the employment of the employee is terminated without cause within twelve months after the merger. Pursuant to the amendments to the employment agreements of Messrs. Addonisio and Shipperlee, all stock options held by either of them and granted prior to the completion of the merger will vest and become fully exercisable for a period of 36 months following the date of termination of either of them for any reason. Furthermore, the new employment agreement entered into between IMRglobal and Mr. Sanan provides for the immediate vesting of all stock options granted to Mr. Sanan prior to the completion of the merger in the event he is terminated without "cause" (as defined in his new employment agreement). These options otherwise vest as to 34,000 shares on May 10, 2002 at $(US)17.625 per share, 50,000 shares on March 16, 2002 at $(US)13.1875 per share and 50,000 shares on March 16, 2003 at $(US)13.1875 per share.

    The merger will result in the acceleration of the vesting of options for the following directors pursuant to the existing terms of their options: Charles C. Luthin (options to purchase 11,250 IMRglobal shares at $15.50 per share) and Jeffery S. Slowgrove (options to purchase 11,250 IMRglobal shares at $15.50 per share). When these options are converted into CGI options at the effective time of the merger, they will be fully vested and exercisable until December 31, 2001.

OTHER EMPLOYEE BENEFITS

    For at least the twelve month period after completion of the merger, CGI intends to provide to IMRglobal employees:

    - employee benefits, except salary, incentive compensation and stock-based benefits, which in the aggregate are substantially comparable to the benefits provided by IMRglobal before the merger; and

    - salary, incentive compensation stock-based benefits pursuant to criteria and procedures substantially similar to the criteria and procedures applied to similarly situated employees of CGI.

    However, IMRglobal employees who are subject to collective bargaining or other labor agreements will receive benefits under the terms of those agreements. IMRglobal employees who have entered into an employment agreement with IMRglobal will receive all salary, incentive compensation and other employee benefits under the terms of that employment agreement.

    CGI will also recognize:

    - an IMRglobal employee's prior service with IMRglobal and its predecessor entities for purposes of eligibility and vesting, but not benefit accruals, under any employee benefit plans that are maintained for the benefit of IMRglobal employees after the merger to the same extent as that service is recognized by IMRglobal before the merger.

    In the merger agreement, CGI has agreed to grant options to purchase an aggregate of 1,000,000 CGI Class A Subordinate Shares to members of IMRglobal's senior management as part of their incentive compensation following completion of the merger.

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INDEMNIFICATION AND INSURANCE

    After the merger, CGI will indemnify the individuals who are or were directors or officers of IMRglobal or any of its subsidiaries as of or before the completion of the merger for any losses they incur because they acted as directors and officers of IMRglobal or its subsidiaries before the merger, as follows:

    - CGI will maintain, for a period of six years after the merger, all rights to indemnification and all limitations on liability existing under the IMRglobal articles of incorporation and bylaws in favor of those directors and officers;

    - CGI will maintain all rights to indemnification and all limitations on liability existing under any agreement between any of those directors or officers;

    - CGI will, for a period of six years after the merger, indemnify those directors and officers (including with respect to acts in connection with their adoption and approval of the merger agreement) to the fullest extent permitted by law; and

    - CGI will, for a period of six years after the merger, provide liability insurance for those directors and officers for acts or omissions occurring before the merger on terms at least as favorable as those of any policy presently in effect. CGI will not, however, be required to provide any more coverage than can be obtained for the remainder of the period for an annual premium that is more than 250% of the annual premium currently paid by IMRglobal for its existing coverage.

CONDITIONS

CONDITIONS TO EACH PARTY'S OBLIGATIONS TO COMPLETE THE MERGER

    IMRglobal's and CGI's respective obligations to complete the merger are subject to the satisfaction or waiver of the following conditions:

    - SHAREHOLDER APPROVAL. The holders of a majority of the voting power of IMRglobal common stock shall have approved the merger agreement; and

    - REGULATORY APPROVALS. Without being subject to conditions or restrictions that would have a material adverse effect on CGI or on IMRglobal:

       (1) all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act having expired or been terminated (this condition has now been satisfied); and

       (2) all other consents, approvals and declarations and authorizations of other governmental entities, having been obtained which, if not obtained before completion of the merger, would have a material adverse effect on CGI or IMRglobal or would result in a violation of the civil or criminal law of that jurisdiction.

    We describe in detail the regulatory approvals required for the merger and the actions the merger agreement requires that CGI and IMRglobal take in order to obtain regulatory approvals under "The Merger--Regulatory Approvals Required for the Merger."

    - NO LAWS OR ORDERS. No law, judgment or order having been enacted or entered by a governmental entity that restrains, enjoins or otherwise prohibits the completion of the merger or that materially frustrates the express intent and purposes of the merger agreement and no governmental entity having instituted a proceeding that would have a material adverse effect on CGI and IMRglobal on a combined basis.

    - STOCK EXCHANGE LISTING. The CGI Class A Subordinate Shares to be issued in connection with the merger having been authorized for listing on the New York Stock Exchange and the Toronto Stock Exchange, subject to official notice of issuance.

    - THIRD PARTY CONSENTS. Any consents of third parties required in connection with the merger shall have been obtained, except, generally, where the failure to obtain the consents would not have a material adverse effect on CGI or IMRglobal following the merger.

    As used in the merger agreement, a "material adverse effect" means, with respect to any entity, a material adverse effect on the business, properties, results of operations or financial condition of the entity and its subsidiaries, taken as a whole, except that events, consequences or conditions caused by changes in the economy in general or in the industries in which such entity operates which do not disproportionately affect that entity will not be considered to have a material adverse effect.

ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF CGI

    The obligations of CGI to effect the merger are also subject to the satisfaction, or waiver by CGI, of the following conditions:

    - REPRESENTATIONS AND WARRANTIES. IMRglobal's representations and warranties in the merger agreement having been true in all material respects when the merger agreement was entered into and as of the date the merger is completed, except to the extent that a representation or warranty expressly speaks as of a specific date, in which case it need be true only as of that date, and except to the extent that together all inaccuracies in the representations and warranties would not reasonably be expected to have a material adverse effect on IMRglobal. IMRglobal's representation regarding its capitalization must by itself be true in all material respects.

    - COMPLIANCE WITH COVENANTS. IMRglobal having performed all material obligations required to be performed by it under the merger agreement at or before the date of the closing of the merger.

    - TAX OPINION. CGI having received an opinion from Fried, Frank, Harris, Shriver & Jacobson substantially to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion:

       (1) the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368 of the U.S. tax code;

       (2) CGI will be treated as a corporation under Section 367(a) of the U.S. tax code with respect to each transfer of property pursuant to the merger;

       (3) no gain or loss will be recognized by the shareholders of IMRglobal who exchange IMRglobal common stock solely for CGI Class A Subordinate Shares in the merger, except with respect to cash received instead of fractional interests in those shares; and

       (4) each of CGI, IMRglobal and CGI Florida Corporation will be a party to the reorganization within the meaning of Section 368 of the U.S. tax code.

    CGI does not intend to waive this tax opinion condition. The opinion shall not address any tax consequences to a five percent transferee shareholder.

    - CEO AGREEMENTS. The agreements relating to the employment of the Chairman and Chief Executive Officer of IMRglobal entered into in connection with the merger agreement shall be effective and no breach of these agreements shall have occurred.

    - AFFILIATE LETTERS. Each affiliate of IMRglobal shall have entered into an agreement requiring any disposition of CGI Class A Subordinate Shares received in the merger to be made in compliance with the Securities Act of 1933.

ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF IMRGLOBAL

    The obligation of IMRglobal to effect the merger is also subject to the satisfaction or, except as noted below, waiver by IMRglobal of the following conditions:

    - REPRESENTATIONS AND WARRANTIES. CGI's representations and warranties in the merger agreement having been true in all material respects when the merger agreement was entered into and as of the closing date, except to the extent that a representation or warranty expressly speaks as of a specific date, in which case it need be true only as of that date and except to the extent that together all inaccuracies in the representations and warranties would not reasonably be expected to have a material adverse effect on CGI. CGI's representation regarding its capitalization must by itself be true in all material respects.

    - COMPLIANCE WITH COVENANTS. CGI having performed all material obligations required to be performed by it under the merger agreement at or before the date of the closing of the merger.

    - TAX OPINION. IMRglobal having received an opinion from Holland & Knight, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion:

       (1) the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368 of the U.S. tax code;

       (2) CGI will be treated as a corporation under Section 367(a) of the U.S. tax code with respect to each transfer of property pursuant to the merger;

       (3) no gain or loss will be recognized by the shareholders of IMRglobal who exchange IMRglobal common stock solely for CGI Class A Subordinate Shares in the merger, except with respect to cash received instead of fractional interests in those shares; and

       (4) each of CGI, IMRglobal and CGI Florida Corporation will be a party to the reorganization within the meaning of Section 368 of the U.S. tax code.

    IMRglobal does not intend to waive this tax opinion condition. The opinion shall not address any tax consequences to a five percent transferee shareholder.

    Both CGI and IMRglobal do not intend to waive the conditions to their respective obligations to complete the merger relating to receipt of a tax opinion. In addition, both CGI and IMRglobal do not intend to waive the conditions discussed on page 74 under the headings "--Conditions--No Laws or Orders" and "--Conditions--Stock Exchange Listing."

    CGI and IMRglobal have not yet made any determination as to whether they would waive any other conditions to their respective obligations to complete the merger. Any decision will be made based upon the facts and circumstances existing at that time. Whether any amendment of this proxy statement/prospectus or resolicitation of proxies would be made if a condition were to be waived will depend upon the materiality of the waiver. If we do not resolicit proxies in the event a material condition is waived, then certain of the benefits of the merger may not be realized, such as the continuation of business relationships or the absence of a material adverse change. In the SEC's view, generally a resolicitation of proxies and an amendment to this proxy statement/prospectus would be required if material conditions for the benefit of IMRglobal shareholders are waived.

TERMINATION AND EFFECTS OF TERMINATION

RIGHT TO TERMINATE

    The merger agreement may be terminated at any time before the closing in any of the following ways:

    (1) by mutual written consent;

    (2) by either company, if:

       (a) the merger is not completed by October 21, 2001, provided that neither company may terminate the merger agreement if the failure to complete the merger by that date is caused by the failure of the company seeking to terminate to fulfill its obligations under the merger agreement;

       (b) a governmental authority enacts any law or issues a final non-appealable permanent injunction that prohibits the completion of the merger, except that the right to terminate the merger agreement for this reason is not available to any company that has not used its reasonable best efforts to prevent this injunction from being issued or this injunction is due to a material breach by that company of its obligations under the merger agreement; or

       (c) IMRglobal's shareholders do not approve the merger agreement at the IMRglobal shareholders meeting;

    (3) by CGI, if:

       (a) the IMRglobal board withdraws or adversely modifies its favorable recommendation of the merger agreement to IMRglobal's shareholders;

       (b) IMRglobal or its board recommends an alternative transaction offer to its shareholders; or

       (c) any representation or warranty of IMRglobal contained in the merger agreement is inaccurate, or IMRglobal breaches any of its obligations contained in the merger agreement, which, unless cured within 20 business days following written notice of this inaccuracy or breach from CGI, would result in conditions to the merger not being satisfied before or as of October 21, 2001; and

    (4) by IMRglobal, if:

       (a) any representation or warranty of CGI contained in the merger agreement is inaccurate, or CGI breaches any of its obligations contained in the merger agreement, which, unless cured within 20 business days following written notice of this inaccuracy or breach from IMRglobal, would result in conditions to the merger not being satisfied before or as of October 21, 2001; or

       (b) prior to approval of the merger agreement by IMRglobal shareholders, the IMRglobal board of directors accepts an acquisition proposal which is a superior proposal, after having given CGI five business days' prior written notice and having paid CGI the termination fee described below.

TERMINATION FEES PAYABLE TO CGI

    IMRglobal has agreed to pay CGI a termination fee of $(US)13 million if:

    (1) IMRglobal's board of directors withdraws or adversely modifies its favorable recommendation of the merger to its shareholders at a time when an alternative transaction offer for IMRglobal is pending;

    (2) IMRglobal or its board of directors recommends an alternative transaction offer to its shareholders; or

    (3) an alternative transaction offer for IMRglobal is made or is publicly announced and the merger agreement is subsequently terminated:

       (a) by CGI or IMRglobal, because the necessary approval of IMRglobal's shareholders is not obtained at the IMRglobal shareholders meeting;

       (b) by IMRglobal, because the merger is not consummated by October 21, 2001, except if the necessary approval of CGI shareholders has not then been obtained, for any reason other than as a result of a breach by IMRglobal; or

       (c) by CGI, because any representation or warranty of IMRglobal contained in the merger agreement is inaccurate or IMRglobal breaches any of its obligations contained in the merger agreement, which, unless cured within 20 business days following written notice of this breach from CGI, would not be satisfied prior to or as of the termination date; and

in the case of each of (a), (b) or (c), if within nine months after the merger agreement is terminated, IMRglobal enters into an agreement in respect of any alternative transaction, or an alternative transaction is completed.

EXPENSES

    Whether or not the merger is completed, all costs and expenses incurred in connection with the merger, the merger agreement and the transaction contemplated by the merger agreement will be paid by the party incurring the expense, except that CGI and IMRglobal will share equally the costs and expenses of filing, printing and distributing the Form F-4 registration statement and this proxy statement/prospectus and CGI will pay all fees required in connection with any filing required under the HSR Act.

AMENDMENT; WAIVER

    CGI and IMRglobal may amend the merger agreement by written agreement prior to completion of the merger, but, after IMRglobal's shareholders have approved the merger agreement, no amendment may be made which by law requires further shareholder approval without the shareholder approval being obtained.

    Any provision of the merger agreement may be waived before the merger is completed, but only if the waiver is in writing and signed by the party against whom the waiver is to be effective.

                              THE VOTING AGREEMENT

    Satish K. Sanan, the Chairman and Chief Executive Officer of IMRglobal, and a family limited partnership he controls, collectively the owners of 12,086,597 shares of IMRglobal common stock, representing approximately 27.3% of IMRglobal's outstanding common stock, have entered into a voting agreement with CGI and CGI Florida Corporation. (In addition, any of the IMRglobal additional shares obtained by Mr. Sanan upon the exercise of any of the options to acquire 625,000 shares of IMRglobal common stock also will be subject to the voting agreement.) This agreement requires them to vote their shares in favor of approval of the merger agreement at the IMRglobal shareholders meeting, to vote against other acquisition proposals and certain other matters relating to IMRglobal, and not to transfer their shares of IMRglobal common stock, subject to certain exceptions. The voting agreement will terminate upon termination of the merger agreement.

    Under the voting agreement, CGI has agreed to register under the U.S. securities laws the CGI Class A Subordinate Shares that Mr. Sanan and his family limited partnership will receive upon completion of the merger if these shares cannot be sold in compliance with the U.S. securities laws without such registration. Mr. Sanan would have the right to request two registrations of his shares and he would be obligated to pay the expenses of such registrations. He would also have certain rights to include these shares in other registration statements filed by CGI in connection with the sale of Class A Subordinate Shares in the United States.

    Mr. Sanan also has agreed that, if and when he decides to sell CGI Class A Subordinate Shares that he will receive upon completion of the merger, to use commercially reasonable efforts to sell these shares in an orderly manner which is not disruptive to the market for the shares. Furthermore, he has agreed, so long as he continues to be an employee of CGI or IMRglobal, to retain at least 20% of his CGI Class A Subordinate Shares for two years after completion of the merger.

                          SHARE OWNERSHIP OF IMRGLOBAL


    The following table sets forth, as of June 21, 2001 the beneficial ownership of IMRglobal's outstanding common stock of (a) each person known by IMRglobal to own beneficially more than 5% of IMRglobal's outstanding common stock, (b) each director, (c) each executive officer, and (d) all executive officers and directors as a group:


                                               COMMON STOCK BENEFICIALLY OWNED (1)
                                              --------------------------------------
                                              NUMBER OF SHARES
NAME OF BENEFICIAL OWNERS                     OF COMMON STOCK    PERCENTAGE OF CLASS
-------------------------                     ----------------   -------------------
Massachusetts Financial Services Company
  (2).......................................      4,549,661              10.3%
State of Wisconsin Investment Board (2).....      3,350,800               7.6%
Satish K. Sanan (3).........................     12,577,597              28.1%
Jeffery S. Slowgrove (4)....................        770,950               1.7%
Vincent Addonisio (5).......................        256,750                 *
Philip Shipperlee (6).......................        150,871                 *
Charles C. Luthin (7).......................         67,925                 *
Michael Dean (8)............................         61,050                 *
All executive officers and directors as a
  group (6 persons) (9).....................     13,885,143              30.8%

------------------------

    * Less than 1% of the outstanding common stock


(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. For purposes of calculating the percentage beneficially owned, the number of shares deemed outstanding includes (i) 44,250,031 shares outstanding as of June 21, 2001 and (ii) shares issuable by IMRglobal pursuant to options held by the respective person or group which may be exercised within 60 days following the date of this proxy statement/prospectus which are the "presently exercisable options." These options are deemed to be outstanding and to be beneficially owned by the person or group holding such options for the purpose of computing the percentage ownership of that person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.


(2) For purposes of this proxy statement/prospectus, IMRglobal has relied upon information reported by the respective shareholder to the SEC pursuant to
    Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, as of February 12, 2001, for Massachusetts, Financial Services Company; and as of February 9, 2001, for the State of Wisconsin Investment Board.

(3) Includes 491,000 shares issuable upon the exercise of presently exercisable options (225,000 at an exercise price of $(US)6.22 per share; 150,000 at an exercise price of $(US)37.17 per share; 66,000 at an exercise price of $(US)17.62 per share and 50,000 at an exercise price of $(US)13.19 per share). Also includes 6,441,360 shares held in the A&S Family Limited Partnership, the sole general partner of which is a corporation controlled by Mr. Sanan.

(4) Includes 22,500 shares issuable upon the exercise of presently exercisable options (at an exercise price of $(US)15.50 per share). Also includes 172,250 shares held in trusts which are controlled by Mr. Slowgrove.

(5) Includes 212,500 shares issuable upon the exercise of presently exercisable options (22,500 at an exercise price of $(US)22.94 per share; 90,000 at an exercise price of $(US)24.13 per share; and 100,000 at an exercise price of $(US)8.06 per share). Also includes 29,250 shares held in a family limited partnership controlled by Mr. Addonisio.

(6) Includes 52,500 shares issuable upon the exercise of presently exercisable options (22,500 at an exercise price of $(US)6.22 per share; and 30,000 at an exercise price of $(US)15.08 per share).

(7) Includes 67,500 shares issuable upon the exercise of presently exercisable options (22,500 at an exercise price of $(US)6.22 per share; 22,500 at an exercise price of $(US)22.94 per share; and 22,500 at an exercise price of $(US)15.50 per share).

(8) Includes 50,000 shares issuable upon the exercise of presently exercisable options (at an exercise price of $(US)0.04 per share).

(9) Includes an aggregate of 896,000 shares issuable upon the exercise of presently exercisable options.

                                 EXCHANGE RATES

    This table sets forth, for each period indicated, the high and low exchange rates for one Canadian dollar expressed in U.S. dollars, the average exchange rate during that period, and the exchange rate at the end of that period.

                                                                              YEAR ENDED SEPTEMBER 30,
                                    SIX MONTHS ENDED      ----------------------------------------------------------------
                                     MARCH 31, 2001         2000          1999          1998          1997          1996
                                    ----------------      --------      --------      --------      --------      --------
High..........................           0.6697            0.6969        0.6828        0.7292        0.7513        0.7527
Low...........................           0.6336            0.6629        0.6423        0.6341        0.7145        0.7235
Average.......................           0.6548            0.6792        0.6663        0.6845        0.7286        0.7327
Period end....................           0.6336            0.6636        0.6805        0.6552        0.7234        0.7342


    As of June 21, 2001, the latest practicable date for which exchange rate information was available prior to the printing of this document, the exchange rate for one Canadian dollar expressed in U.S. dollars was $(US)0.6551.


    This table sets forth, for each period indicated, the high and low exchange rates for one U.S. dollar expressed in Canadian dollars, the average exchange rate during that period, and the exchange rate at the end of that period.

                                                                              YEAR ENDED SEPTEMBER 30,
                                    SIX MONTHS ENDED      ----------------------------------------------------------------
                                     MARCH 31, 2001         2000          1999          1998          1997          1996
                                    ----------------      --------      --------      --------      --------      --------
High..........................           1.5784            1.5085        1.5569        1.5770        1.3996        1.3822
Low...........................           1.4933            1.4350        1.4646        1.3714        1.3310        1.3286
Average.......................           1.5270            1.4723        1.5008        1.4609        1.3725        1.3648
Period end....................           1.5784            1.5070        1.4695        1.5262        1.3824        1.3620


    As of June 21, 2001, the latest practicable date for which exchange rate information was available prior to the printing of this document, the exchange rate for one U.S. dollar was $(Cdn)1.5265.


    All of the exchange rate information set forth above is based on the noon buying rates in New York City for cable transfer in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York on the relevant dates.

                         MARKET PRICE AND DIVIDEND DATA

MARKET PRICES

CGI

    The primary trading market for the CGI Class A Subordinate Shares is the Toronto Stock Exchange, where they are traded under the ticker symbol "GIB.A." The CGI Class A Subordinate Shares also are traded on the New York Stock Exchange, where the ticker symbol is "GIB."

    The table below sets forth, for the calendar quarters indicated, the high and low closing sales prices for the Class A Subordinate Shares as reported on the TSE and the range of high and low closing sales prices of CGI Class A Subordinate Shares as reported on the NYSE Composite Tape.


                                                   CGI CLASS A SUBORDINATE      CGI CLASS A SUBORDINATE
                                                  SHARE ($(US) PER CLASS A     SHARE ($(CDN) PER CLASS A
                                                         SUBORDINATE          SUBORDINATE SHARE) (1) PER
                                                     SHARE) (1) PER NYSE                  TSE
                                                  -------------------------   ---------------------------
                                                     HIGH           LOW           HIGH           LOW
                                                  -----------   -----------   ------------   ------------
YEAR ENDED SEPTEMBER 30, 1999
First Quarter...................................      9.91          5.41         14.88           8.38
Second Quarter..................................     12.62         10.03         18.68          15.10
Third Quarter...................................     12.16         10.25         17.63          15.18
Fourth Quarter..................................     10.94          9.81         16.10          12.63

YEAR ENDED SEPTEMBER 30, 2000
First Quarter...................................     24.50          9.81         31.75          14.45
Second Quarter..................................     22.90         13.00         33.45          18.80
Third Quarter...................................     13.37          6.62         19.35           9.70
Fourth Quarter..................................      9.31          6.00         13.70           8.90

YEAR TO END SEPTEMBER 30, 2001
First Quarter...................................      7.81          3.50         11.90           5.65
Second Quarter..................................      6.45          3.52          9.75           5.50
Third Quarter (through June 26, 2001)...........      6.27          3.24          9.69           5.16


------------------------

(1) Adjusted for 2-for-1 stock split effective January 7, 2000.

    IMRGLOBAL SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE CGI CLASS A SUBORDINATE SHARES.


    On February 20, 2001, the last trading day prior to the formal public announcement of the signing of the merger agreement, the closing sales price of the CGI Class A Subordinate Shares on the NYSE was $US5.60 per share (and $(Cdn)8.75 per share on the TSE). On June 26, 2001, the last trading day for which information was available prior to the printing of this proxy statement/prospectus, the closing sales price of the Class A Subordinate Shares on the NYSE was $(US)5.71 per share (and $(Cdn)8.71 per share on the TSE).


    As of May 31, 2001 the last date prior to the printing of this proxy statement/prospectus for which it was practicable for us to obtain information, there were approximately 1,645 record holders of CGI Class A Subordinate Shares.

IMRGLOBAL


    The IMRglobal common stock is traded on the Nasdaq National Market under the ticker symbol "IMRS." The table below sets forth, for the calendar quarters indicated, the high and low bid prices of shares of IMRglobal common stock as quoted on the Nasdaq National Market.



                                                               IMRGLOBAL COMMON
                                                                     STOCK
                                                               ($(US) PER SHARE)
                                                              -------------------
                                                                HIGH       LOW
                                                              --------   --------
YEAR ENDED DECEMBER 31, 1999
First Quarter...............................................    32.63      12.94
Second Quarter..............................................    23.25      13.75
Third Quarter...............................................    20.13       8.00
Fourth Quarter..............................................    14.50       7.00

YEAR ENDED DECEMBER 31, 2000
First Quarter...............................................    13.38       8.50
Second Quarter..............................................    19.19      11.13
Third Quarter...............................................    14.19      10.19
Fourth Quarter..............................................    11.88       2.38

YEAR TO END DECEMBER 31, 2001
First Quarter...............................................     7.03       4.25
Second Quarter (through June 26, 2001)......................     9.75       4.69



    The last sale price of a share of IMRglobal common stock on the Nasdaq National Market on February 20, 2001, the day prior to the formal public announcement of the signing of the merger agreement, was $(US)6.5312 per share. On June 26, 2001, the last trading day for which information was available prior to the printing of this proxy statement/prospectus the last sale price was $(US)8.94 per share.



    As of June 21, 2001, the last date prior to the printing of this proxy statement/prospectus for which it was practicable for us to obtain this information, there were 192 record holders of IMRglobal common stock.


    IMRGLOBAL SHAREHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE IMRGLOBAL COMMON STOCK.

DIVIDEND DATA

    Neither CGI nor IMRglobal has declared or paid dividends on Class A Subordinate Shares, in the case of CGI, or on common stock, in the case of IMRglobal, during the last three full calendar years or during 2001.

                               DESCRIPTION OF CGI

    CGI is a large independent Canadian IT services company with a headcount of close to 10,000 employees in March 2001. CGI helps its 2,500 clients in the private and public sectors meet their strategic goals by providing them with an end-to-end offering of high-level business and IT solutions. CGI specializes in the following areas of IT services: strategic IT and management consulting (including business process engineering); systems development and integration; and outsourcing and management of IT and business functions. CGI serves some 2,500 medium-sized and large public and private organizations in Canada, the United States, Europe, as well as in 20 other countries around the world. CGI has offices in Canada, the United States and the United Kingdom, and project offices in more than 20 other countries.

    CGI's ISO 9001 certified management frameworks ensure that its clients' objectives are clearly defined, that projects are properly scoped and that the necessary resources are applied to meet objectives. These processes ensure that clients' requirements drive CGI's solutions.

    CGI is fully independent of any hardware or software vendor, which, CGI believes, sets it apart from most other major IT firms in North America and enables CGI to provide objective professional services of the highest quality.

    CGI provides the full range of IT services, including outsourcing, systems development and integration, and consulting. CGI's primary focus is large scale systems development and integration and outsourcing contracts. Outsourcing revenue represented approximately 62%, systems development and integration represented approximately 23% and consulting represented approximately 15% of fiscal 2000 revenues. CGI generated 75% of total revenue from higher value added services such as IT planning, business process engineering, systems architecture, systems development and maintenance. The remaining 25% is comprised of facilities management services including state-of-the-art data centers, help desks, call centers and desktop services.

OUTSOURCING

    Outsourcing is one of the fastest-growing segments of the IT industry. CGI has been active in outsourcing since 1986, which makes it a pioneer in this sector. Through a series of acquisitions completed since 1996, including the acquisition on July 1, 1998 of Bell Sygma Telecom Solutions and Bell Sygma International, divisions of Bell Sygma Inc., CGI has become a large independent provider of outsourcing services in North America, with a headcount of close to 10,000 employees in March 2001.

    Outsourcing contracts are signed for periods ranging from five to ten years and are renewable at the client's option. They are paid for according to a formula of monthly payments. As part of such contracts, CGI takes over partial or complete responsibility for the development and maintenance of part or all of a client's information systems, including the management of data centers and telecommunications networks. Clients, meanwhile, generally maintain control over their strategic IT functions.

    The services provided in the field of outsourcing cover the following areas:

    - management of the IT functions of the client;

    - project management, systems architecture development and maintenance, and Internet-based solutions development and integration;

    - technology management, including call centers, data center management, desktop services, as well as Web hosting and Internet server hosting. These services include hosting and operating clients' computer systems (mainframe and distributed environments), as well as managing and supporting their operating systems and software;

    - management of technological transitions;

    - management of telecommunications applications and systems;

    - management of local and wide area networks (LAN/WAN);

    - management of document technology services;

    - financial transaction switching services;

    - operation of business functions such as payroll services (business process outsourcing).

    CGI today operates three technology management centers in Canada, in Montreal (Quebec), Mississauga (Ontario) and Regina (Saskatchewan) as well as service centers in Montreal (Quebec), Quebec City (Quebec) and Mississauga (Ontario). In the United States, CGI operates nine credit union processing facilities. In the U.K., CGI operates one data center facility. These operations employ more than 1,300 professionals.

SYSTEMS DEVELOPMENT AND INTEGRATION

    As part of systems development and integration projects, CGI takes responsibility for all activities relating to the development and implementation of information systems. CGI develops IT systems which respond to clients' strategic needs by integrating different technologies. Comprehensive integrated solutions consist of a complex set of hardware, software, information systems and telecommunications components. CGI brings a complete solution including systems engineering, software development or customization, integration of various software and hardware, and user training. Systems integration contracts are projects with a clearly defined beginning and end, typically ranging from six months to three years.

    To ensure that such fixed-price systems integration contracts are profitable and to reduce risk, CGI has implemented a rigorous management framework covering all phases of a project--from the initial proposal to final delivery--which is systematically applied to all of its new contracts.

CONSULTING SERVICES

    These services comprise IT and management consulting services, including IT strategic planning, business process engineering and systems architecture. CGI believes that, in addition to their technical expertise, CGI professionals understand the business issues in a particular industry or sector.

    CGI's strength in the area of e-business services stems from what it believes are key competitive advantages. Its strategic e-business offering remains focused on enhancing--not replacing--client business models. Also, CGI is one of the few North American IT firms to provide its clients with an all-encompassing offering that includes the planning, design, implementation and management of e-business solutions. CGI offers e-business solutions and services for a range of applications including e-commerce, supply chain management, customer relationship management, knowledge management, business intelligence, and collaborative technology.

    CGI approaches its clients' e-business needs from a business perspective and based on its understanding of their industry. CGI tailors integrated solutions that take into consideration its clients' business, software and infrastructure requirements. Because CGI's e-solutions are founded on organizations' business needs, we believe that they reflect the way clients think and how they view e-business.

REVENUE BY GEOGRAPHIC REGION

    CGI's gross revenues for the years ended September 30, 1998, 1999 and 2000 were attributable to operations in Canada, United States and other international regions (mainly Europe and Latin America):

                                                 YEARS ENDED SEPTEMBER 30,
                                             ----------------------------------
                                               1998        1999         2000
                                             --------   ----------   ----------
                                              (TABULAR AMOUNTS IN THOUSANDS OF
                                                     CANADIAN DOLLARS)
Canada.....................................  $614,911   $1,143,874   $1,043,978
US.........................................    94,535      136,479      215,401
International..............................    31,517      129,105      176,629
                                             --------   ----------   ----------
                                             $740,963   $1,409,458   $1,436,008
                                             ========   ==========   ==========

REVENUE BY SERVICE OFFERING

    CGI's gross revenues for the years ended September 30, 1998, 1999 and 2000 were attributable to its service offerings:

                                                 YEARS ENDED SEPTEMBER 30,
                                             ----------------------------------
                                               1998        1999         2000
                                             --------   ----------   ----------
                                              (TABULAR AMOUNTS IN THOUSANDS OF
                                                     CANADIAN DOLLARS)
Management of IT and business functions
  (outsourcing)............................  $517,078   $1,009,844   $  891,726
Systems integration........................   134,991      239,768      326,569
Consulting.................................    89,554      159,846      217,713
                                             --------   ----------   ----------
                                             $740,963   $1,409,458   $1,436,008
                                             ========   ==========   ==========

MARKETING

    CGI offers its services directly through its professional staff and senior management. CGI does not market its services through third party channels.

    CGI's sales force is organized primarily on a geographic basis with focus on five specific target industries: Telecommunications, Financial Services, Government, Public Services and Utilities, and Manufacturing, Retail and Distribution. CGI focuses its sales and marketing efforts on large and medium size corporations in the target industries.

QUALITATIVE AND QUANTITATIVE DISCLOSURE OF MARKET RISK

    INTEREST RATES. CGI has variable-rate long-term debt, subject to market-risk from changes in interest rates. Sensitivity analysis is one technique it uses to measure the impact of changes in interest rates on the value of market-risk sensitive financial instruments. A hypothetical 10% movement in interest rates would not have material impact on CGI's future earnings or cash flows.

    FOREIGN CURRENCY. CGI conducts business in Canada, United States, Europe and Latin America. CGI generates approximately 73% of its revenue from Canada and reports its financial statements in Canadian dollars. The primary purpose of its foreign currency hedging activities is to protect against currency exchange risk relating to its client contracts. It has not entered into foreign currency forward contracts for speculative or trading purposes. As a result, a hypothetical 10% movement of the value of the Canadian Dollars against all currencies in either direction would not have a material impact.

                            DESCRIPTION OF IMRGLOBAL

    IMRglobal is a global provider of end-to-end IT services to Fortune 500 and Global 2000 sized companies in key vertical industries. These industries include financial services, healthcare, government, utilities, retail and manufacturing/distribution. IMRglobal's revenue was $(US)256 million for its fiscal year ended December 31, 2000. IMRglobal has approximately 3,000 employees and has its principal offices in the United States, Canada, U.K., France, India, Japan and Australia.

    IMRglobal believes one of its competitive advantages is to offer services on a fixed-price, fixed-time basis. By offering fixed pricing, IMRglobal's clients reduce their exposure to increased costs by using the "on-site, off-site" delivery model. The off-site portion of IMRglobal's model utilizes India delivery centers, which have achieved ISO 9001/9002/9003 certification. These centers allow IMRglobal to maintain consistent quality and reduce project delivery time in facilities that cost substantially less than comparable facilities in North America and Europe.

    IMRglobal provides a broad range of IT services, including: (a) strategic IT and management consulting (including business process engineering); (b) systems development and integration; (c) software application outsourcing and
(d) professional services. IMRglobal delivers each of these services independently or as a comprehensive package.

STRATEGIC IT AND MANAGEMENT CONSULTING

    IMRglobal provides industry business experience such as helping its healthcare clients by simplifying complex business issues in the healthcare industry, evaluating their financial and operational performance and supplying advice in the ever-changing healthcare industry. IMRglobal's healthcare consultants have a national reputation as experts in healthcare payment methodologies and help its clients to improve the quality of their services, increase productivity and reduce costs. IMRglobal has been significantly increasing its industry business expertise in each of its targeted markets by hiring people with extensive experience in particular industries and by acquiring companies that focus exclusively on a particular vertical industry.

    By combining industry business expertise with its technological experience, IMRglobal is able to assist its clients in formulating effective IT strategies that best match the client's business objectives.

SYSTEMS DEVELOPMENT AND INTEGRATION

    Using an approach similar to the popular Lego-Registered Trademark--building block approach, IMRglobal utilizes reusable, industry-specific software components to quickly build vertical industry specific applications for its clients. These pre-built, pre-tested software components, along with components customized for company specific purposes, are assembled in significantly less time than building an application from scratch and provide clients a solution that fits their business better than a packaged solution. This approach can be used to deliver projects on an accelerated basis for selected platforms, avoiding the functional shortcomings of traditional standardized, pre-packaged software solutions or the time and cost of developing completely new custom solutions.

    In addition to the component based development described above, Systems development and integration services also include services to build new systems on technologies as specified by clients. Further, IMRglobal helps clients design and implement solutions involving the Internet and electronic commerce.

SOFTWARE APPLICATION OUTSOURCING

    IMRglobal has four distinct processes for its software application outsourcing services:

    (1) Corrective maintenance requires software failures to be diagnosed and fixed as they occur. These failures can directly affect business operations and require the highest level of support. Quick fixes and poor documentation often result in increased code complexity and increased future maintenance costs.

    (2) Adaptive maintenance requires software modification to support changing business requirements or changing technical environments. This includes user enhancements, operating system upgrades and other outside improvements. Enhancement backlogs are generally the biggest source of concern for IT management.

    (3) Perfective maintenance involves modifications to application systems to improve performance, without changing the basic system.

    (4) Preventive maintenance identifies and eliminates the maintenance problems that create the need for corrective maintenance.

PROFESSIONAL SERVICES

    IMRglobal also provides professional services on a time and materials basis. In addition to staffing its client's short-term needs, IMRglobal's objective is to leverage professional staffing engagements to learn more about the client's business and IT system needs and position itself to provide additional services.

REVENUE BY GEOGRAPHIC REGION

    IMRglobal's gross revenues for the years ended December 31, 1998, 1999 and 2000 were attributable to operations in the United States, Canada and other international regions (mainly Europe and Asia Pacific):

                                                         YEARS ENDED DECEMBER
                                                ---------------------------------------
                                                   1998          1999          2000
                                                -----------   -----------   -----------
                                                 (TABULAR AMOUNTS IN THOUSANDS OF U.S.
                                                               DOLLARS)
US............................................   $113,792      $131,708      $165,348
Canada........................................      3,926        17,727        12,600
International.................................     52,600        72,593        78,224
                                                 --------      --------      --------
                                                 $170,318      $222,028      $256,172
                                                 ========      ========      ========

REVENUE BY SERVICE OFFERING

    IMRglobal's gross revenues for the years ended December 31, 1998, 1999 and 2000 were attributable to its service offerings:

                                                         YEARS ENDED DECEMBER
                                                ---------------------------------------
                                                   1998          1999          2000
                                                -----------   -----------   -----------
                                                 (TABULAR AMOUNTS IN THOUSANDS OF U.S.
                                                               DOLLARS)
Management of IT and business functions
  (outsourcing)...............................   $ 41,208      $ 55,233      $ 58,495
Systems integration...........................    101,515       127,542       127,460
Consulting....................................     27,595        39,253        70,217
                                                 --------      --------      --------
                                                 $170,318      $222,028      $256,172
                                                 ========      ========      ========

MARKETING

    IMRglobal markets and sells its services directly through its professional staff and senior management operating at its United States and international regional offices and sales branch offices. IMRglobal focuses its marketing efforts on large corporations within its targeted industries that have significant IT budgets and recurring staffing or software development needs. Marketing personnel identify prospects and enter the information into a database that is consistently maintained. Direct sales representatives utilize those records to initiate the sales cycle from prospect qualification to closing. As a result, IMRglobal can pre-qualify sales opportunities and minimize the time that direct sales representatives spend on prospect qualification.

    IMRglobal's marketing programs include direct mail campaigns, advertising, seminars, conferences and other activities. The executive, sales, financial and technical support teams define the scope, deliverables, assumptions and execution strategies for a proposed project. They also develop project estimates, prepare pricing margin, and cash flow analyses, and finalize sales proposals. Management reviews and approves all proposals and the sales staff presents the proposal to the prospective client. Sales personnel are actively involved throughout the execution phase of every project, because IMRglobal believes successful project implementations will lead to more sales opportunities at that client.

QUANTITATIVE AND QUALITATIVE DISCLOSURE OF MARKET RISKS

    IMRglobal is exposed to market risk from changes in interest rates and foreign currency exchange rates. It occasionally enters into hedging transactions to manage the foreign currency risk. It does not hold or issue derivative financial instruments for trading purposes.

INTEREST RATES

    IMRglobal has variable-rate long-term debt obligations, subject to market risk from changes in interest rates. Sensitivity analysis is one technique it uses to measure the impact of changes in interest rates on the value of market-risk sensitive financial instruments. A hypothetical 10% movement in interest rates would not have a material impact on IMRglobal's future earnings or cash flows.

FOREIGN CURRENCY

    IMRglobal conducts business in the United States and around the world. IMRglobal's most significant foreign currency transaction exposures relate to Canada, the United Kingdom, France (Euro currency), Australia and Japan. The primary purpose of its foreign currency hedging activities is to protect against foreign currency exchange risk from intercompany financing and trading transactions. IMRglobal enters into foreign currency forward contracts with durations of generally less than 12 months to hedge such transactions. It has not entered into foreign currency forward contracts for speculative or trading purposes. All IMRglobal's foreign currency forward contracts are marked-to-market, with gains and losses recognized in earnings, on a current basis. In addition, since it enters into forward contracts only as a hedge, any change in currency rates would not result in any material gain or loss, as any gain or loss on the underlying foreign denominated balance would be offset by the loss or gain on the forward contract.

    During the ordinary course of business, IMRglobal enters into certain contracts denominated in foreign currency. Potential foreign currency exposures arising from these contracts are analyzed during the contract bidding process. IMRglobal generally manages these transactions by ensuring that most costs to service contracts are incurred in the same currency in which revenue is received. By matching revenues and costs to the same currency, IMRglobal has been able to substantially mitigate foreign currency risk to earnings.

    Approximately 35% of IMRglobal's revenue is generated outside of the United States. Using sensitivity analysis, a hypothetical ten-percent increase in the value of the U.S. dollar against all currencies would decrease annual revenue by 3.5%, while a hypothetical ten-percent decrease in the value of the U.S. dollar against all currencies would increase revenue by 3.5%. In the opinion of management, expenses incurred in local currency would offset a substantial portion of this fluctuation. As a result, a hypothetical 10% movement of the value of the U.S. Dollar against all currencies in either direction would impact IMRglobal's earnings before interest and taxes by approximately $(US)600,000 on an annual basis. This amount would be offset, in part, from the impacts of local income taxes.

                     COMPETITION BETWEEN CGI AND IMRGLOBAL

    Despite operating in the same industry, CGI and IMRglobal have not traditionally directly competed against one another in the past. This is due to the following:

    - CGI generates 46% of its revenue from the Telecommunications sector, a sector in which IMRglobal has not competed in the past.

    - The two companies' primary operations are in different geographic locations. Over 72% of CGI's revenues are derived in Canada compared to less than 5% for IMRglobal. Additionally, IMRglobal did not enter the Canadian market until late in 1998 while CGI has operated in the Canadian market since 1976.

      In the U.S., CGI's expansion has occurred primarily over the past three years due to a series of US-based acquisitions. These acquisitions were primarily focused on the Property and Casualty Insurance and the Credit Union industry segments.

      Outside of North America, IMRglobal and CGI's only other common geographic market is the U.K. However, both companies' U.K. operations have been relatively small (under $20 million revenue annually) and have only been initiated within the past four years. Accordingly, CGI has not competed directly with IMRglobal in the U.K. through the present time.

    - CGI generates approximately 26% of its total revenue from the Financial Services sector, while IMRglobal generates approximately 50% of its total revenue from this sector. However, within the sector CGI and IMRglobal have a focus which is only partly overlapping, with CGI focusing on both the Credit Unions and the Property and Casualty Insurance segments, and IMRglobal focusing, within its North American operations, on the Life Insurance and Property and Casualty segments.

    - CGI's business is focused on large full IT outsourcing deals of greater than $20 million, and includes the outsourcing of data centers and hardware functions. IMRglobal has focused primarily on application management outsourcing deals of less than $20 million and has not offered the outsourcing of data centers and hardware functions.

    Because of the above, to date, CGI and IMRglobal have only competed directly for customer projects in the Property and Casualty Insurance industry segment of the Financial Services sector in North America.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

INTRODUCTION

    The following unaudited pro forma condensed consolidated financial information gives pro forma effect to the proposed merger of CGI and IMRglobal, after giving effect to the pro forma adjustments described in the accompanying notes. The unaudited pro forma financial statements give effect to a definitive merger agreement providing for the acquisition by CGI of all outstanding shares of common stock of IMRglobal on the basis of 1.5974 Class A Subordinate Shares of CGI for each IMRglobal share of common stock. The unaudited pro forma condensed consolidated financial statements also give effect to the exercise of the preemptive rights of certain holders of CGI Class B Shares (multiple voting). In connection with the exercise of these preemptive rights, CGI
Class B Shares (multiple voting) will be issued, the proceeds of which will be used to repay long-term debt. This financial information was prepared from, and should be read in conjunction with, the historical consolidated financial statements, including applicable notes thereto, of CGI included elsewhere in this proxy statement/prospectus and incorporated by reference herein, and of IMRglobal, incorporated by reference into this proxy statement/prospectus. For information on how to obtain any of these documents, see "Summary--Where You Can Find More Information."

    The unaudited pro forma condensed consolidated statements of earnings for the year ended September 30, 2000 and for the six months ended March 31, 2001 give effect to the transaction as if it had occurred on October 1, 1999.

    The unaudited pro forma condensed consolidated balance sheet as at March 31, 2001 gives effect to the transaction as if it had occurred on that date.

    The unaudited pro forma condensed consolidated financial information was prepared for illustrative purposes only. This information does not purport to represent what the actual results of operations or financial position of CGI would have been if the merger had actually occurred on the dates assumed and does not necessarily indicate what CGI's future operating results or consolidated financial position will be.

    The unaudited pro forma condensed consolidated financial information was prepared in accordance with Canadian generally accepted accounting principles
(GAAP), which differs in certain material respects from U.S. GAAP. Note 15 to the CGI consolidated financial statements for the year ended September 30, 2000 and the six months ended March 31, 2001 included elsewhere in this proxy statement/prospectus describes the principal differences between Canadian GAAP and U.S. GAAP as they relate to CGI. The notes to the unaudited pro forma condensed consolidated financial information present material adjustments to pro forma consolidated net earnings and pro forma consolidated shareholders' equity which would be required if U.S. GAAP had been applied.

    The proposed merger will be accounted for using the purchase method of accounting under both Canadian and U.S. GAAP.

    The historical financial statements of IMRglobal were prepared in accordance with U.S. GAAP. For purposes of presenting the unaudited pro forma condensed consolidated financial information, the historical audited financial information relating to IMRglobal was adjusted to include unaudited adjustments to conform IMRglobal's historical financial information with CGI's disclosed accounting policies under Canadian GAAP as described in the notes to the unaudited pro forma condensed consolidated financial information.

    The pro forma adjustments presented in the unaudited pro forma condensed consolidated financial information give effect to estimates made by CGI management and assumptions that it believes to be reasonable. The unaudited pro forma condensed consolidated financial information does not take into account any synergies or cost savings which may or are expected to occur as a result of the merger. See "The Merger--Reasons for the Merger" on page 42.

                               COMPILATION REPORT

To the Directors of CGI Group Inc.

    We have reviewed, as to compilation only, the accompanying unaudited pro forma condensed consolidated balance sheet as at March 31, 2001, and the unaudited pro forma condensed consolidated statements of earnings, for the year ended September 30, 2000 and for the six months ended March 31, 2001 which have been prepared in accordance with accounting principles generally accepted in Canada. The statements have been prepared for inclusion in the proxy statement/prospectus. In our opinion, the unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statements of earnings have been properly compiled to give effect to the transaction and the assumptions described in the notes thereto.

(signed) Samson Belair/Deloitte & Touche
Chartered Accountants


Montreal, Quebec
June 27, 2001


            COMMENT FOR UNITED STATES READERS ON DIFFERENCES BETWEEN
                 CANADIAN AND UNITED STATES REPORTING STANDARDS

    The above opinion, provided solely pursuant to Canadian requirements, is expressed in accordance with standards of reporting generally accepted in Canada. Such standards contemplate the expression of an opinion with respect to the compilation of pro forma financial statements. U.S. standards do not provide for the expression of an opinion on the compilation of pro forma statements. To report in conformity with United States standards on the reasonableness of the pro forma adjustments and their application to the unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statements of earnings would require an examination or review which would be substantially greater in scope than the review as to compilation only that we have conducted. Consequently, under U.S. standards, we would be unable to express any opinion with respect to the compilation of the accompanying unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statements of earnings.

(signed) Samson Belair/Deloitte & Touche
Chartered Accountants


Montreal, Quebec
June 27, 2001

                                 CGI GROUP INC.
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                     FOR THE YEAR ENDED SEPTEMBER 30, 2000

                                                                                                    CGI PRO
                                                                                                     FORMA          CGI PRO
                                     CGI FOR THE                                                    FOR THE          FORMA
                                        YEAR        IMRGLOBAL FOR                                    YEAR        FOR THE YEAR
                                        ENDED       THE YEAR ENDED                                   ENDED           ENDED
                                    SEPTEMBER 30,    DECEMBER 31,     PRO FORMA                  SEPTEMBER 30,   SEPTEMBER 30,
                                        2000        2000 (NOTE 3)    ADJUSTMENTS      NOTES          2000            2000
                                    -------------   --------------   -----------   -----------   -------------   -------------
                                       $(CDN)           $(CDN)         $(CDN)                       $(CDN)           $(US)
                                                      (TABULAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUE...........................     1,436,008       386,051               --                     1,822,059       1,209,064

Operating expenses................     1,264,311       346,583            1,683      2 (iii)        1,612,577       1,070,058
                                     -----------       -------       -----------                  -----------     -----------

Operating earnings before:........       171,697        39,468           (1,683)                      209,482         139,006

Depreciation and amortization.....        48,378        11,007               --                        59,385          39,406
                                     -----------       -------       -----------                  -----------     -----------

Earnings before the following
  items...........................       123,319        28,461           (1,683)                      150,097          99,600

Interest income (expense) and
  other...........................           208        (3,599)              --                        (3,391)         (2,250)
                                     -----------       -------       -----------                  -----------     -----------

Earnings before income taxes and
  amortization of goodwill........       123,527        24,862           (1,683)                      146,706          97,350

Income taxes......................        49,985         6,754             (640)                       56,099          37,226
                                     -----------       -------       -----------                  -----------     -----------

Earnings before amortization of
  goodwill........................        73,542        18,108           (1,043)                       90,607          60,124

Amortization of goodwill, net of
  taxes...........................        17,876        16,034           10,948      2 (iii)           44,858          29,767
                                     -----------       -------       -----------                  -----------     -----------

NET EARNINGS......................        55,666         2,074          (11,991)                       45,749          30,357
                                     ===========       =======       ===========                  ===========     ===========

Basic earnings per share before
  amortization of goodwill........          0.27                                                         0.26            0.17
                                     ===========                                                  ===========     ===========

Diluted earnings per share before
  amortization of goodwill........          0.27                                                         0.26            0.17
                                     ===========                                                  ===========     ===========

Basic earnings per share..........          0.21                                                         0.13            0.09
                                     ===========                                                  ===========     ===========

Diluted earnings per share........          0.20                                                         0.13            0.09
                                     ===========                                                  ===========     ===========

Basic weighted average number of                                                   2 (iii), 2
  shares..........................   270,442,354                     76,255,848       (iv)        346,698,202     346,698,202
                                     ===========                     ===========                  ===========     ===========

Diluted weighted average numbers
  of shares.......................   272,760,212                                                  351,004,892     351,004,892
                                     ===========                                                  ===========     ===========

    See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                                 CGI GROUP INC.
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                    FOR THE SIX MONTHS ENDED MARCH 31, 2001

                                          IMRGLOBAL FOR                                   CGI PRO FORMA    CGI PRO FORMA
                                             THE SIX                                       FOR THE SIX      FOR THE SIX
                        CGI FOR THE SIX   MONTHS ENDED                                    MONTHS ENDED     MONTHS ENDED
                         MONTHS ENDED       MARCH 31,      PRO FORMA                        MARCH 31,        MARCH 31,
                        MARCH 31, 2001    2001 (NOTE 3)   ADJUSTMENTS        NOTES            2001             2001
                        ---------------   -------------   -----------   ---------------   -------------   ---------------
                            $(CDN)           $(CDN)         $(CDN)                           $(CDN)            $(US)
                                              (TABULAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUE...............        708,161        181,331              --                           889,492          563,541
Operating expenses....        612,289        181,552             882             2(iii)        794,723          503,499
                          -----------       --------      ----------                       -----------      -----------
Operating earnings
  (loss) before:......         95,872           (221)           (882)                           94,769           60,042
Depreciation and
  amortization........         26,588          4,612              --                            31,200           19,767
                          -----------       --------      ----------                       -----------      -----------
Earnings (loss) before
  the following
  items...............         69,284         (4,833)           (882)                           63,569           40,275
Interest income
  (expense) and
  other...............           (705)        (3,132)             --                            (3,837)          (2,431)
                          -----------       --------      ----------                       -----------      -----------
Earnings (loss) before
  income taxes and
  amortization of
  goodwill............         68,579         (7,965)           (882)                           59,732           37,844
Provision for
  (recovery of) income
  taxes...............         30,239         (3,470)           (335)                           26,434           16,747
                          -----------       --------      ----------                       -----------      -----------
Earnings (loss) before
  amortization of
  goodwill............         38,340         (4,495)           (547)                           33,298           21,097
Amortization of
  goodwill............         12,712          8,946           5,474             2(iii)         27,132           17,190
                          -----------       --------      ----------                       -----------      -----------
NET EARNINGS (LOSS)...         25,628        (13,441)         (6,021)                            6,166            3,907
                          ===========       ========      ==========                       ===========      ===========
Basic and diluted
  earnings per share
  before amortization
  of goodwill.........           0.14                                                             0.09             0.06
                          ===========                                                      ===========      ===========
Basic and diluted
  earnings per
  share...............           0.09                                                             0.02             0.01
                          ===========                                                      ===========      ===========
Basic weighted average
  number of shares....    281,893,441                     76,255,848      2(iii), 2(iv)    358,149,289      358,149,289
                          ===========                     ==========                       ===========      ===========
Diluted weighted
  average number of
  shares..............    282,739,145                                                      360,542,450      360,542,450
                          ===========                                                      ===========      ===========

  See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                                 CGI GROUP INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS AT MARCH 31, 2001

                                 CGI AS AT     IMRGLOBAL AS AT                                   CGI PRO FORMA    CGI PRO FORMA
                                 MARCH 31,        MARCH 31,       PRO FORMA                          AS AT            AS AT
                                    2001        2001 (NOTE 3)    ADJUSTMENTS        NOTES        MARCH 31, 2001   MARCH 31, 2001
                                ------------   ---------------   -----------   ---------------   --------------   --------------
                                   $(CDN)          $(CDN)          $(CDN)                            $(CDN)           $(US)
                                                     (TABULAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
ASSETS
Current assets
  Cash and cash equivalents...      28,190          17,304          45,710              2(iii)        91,204           57,783
  Accounts receivable.........     232,396          74,808              --                           307,204          194,630
  Income taxes................      21,299              --              --                            21,299           13,494
  Work in progress............      48,702          27,761              --                            76,463           48,443
  Prepaid expenses and other
    current assets............      32,997           5,449              --                            38,446           24,358
  Future income taxes.........       6,951          22,601          28,957              2(iii)        58,509           37,068
                                 ---------         -------         -------                         ---------        ---------
                                   370,535         147,923          74,667                           593,125          375,776

Fixed assets..................      80,693          64,255              --                           144,948           91,832
Contract costs and other......     100,360          35,372          (8,140)             2(iii)       127,592           80,836
Future income taxes...........      34,569              --           3,367              2(iii)        37,936           24,034
Goodwill......................     521,094         297,863         218,956              2(iii)     1,037,913          657,574
                                 ---------         -------         -------                         ---------        ---------
                                 1,107,251         545,413         288,850                         1,941,514        1,230,052
                                 =========         =======         =======                         =========        =========
LIABILITIES
Current liabilities
  Accounts payable and accrued
    liabilities...............     168,027          59,741          74,000              2(iii)       301,768          191,186
  Deferred revenue............      59,019           8,200              --                            67,219           42,587
  Future income taxes.........       5,436           1,710              --                             7,146            4,527
  Current portion of long-term
    debt......................       6,799           1,162              --                             7,961            5,044
                                 ---------         -------         -------                         ---------        ---------
                                   239,281          70,813          74,000                           384,094          243,344

Future income taxes...........      13,903             409           1,915               2(iv)        16,227           10,280
Long-term debt................      38,080          49,009              --                            87,089           55,176
Other long-term liabilities...          --           8,291              --                             8,291            5,253
                                 ---------         -------         -------                         ---------        ---------
                                   291,264         128,522          75,915                           495,701          314,053
SHAREHOLDERS' EQUITY..........     815,987              --         629,826       2(iii), 2(iv)     1,445,813          915,999
                                 ---------                         -------                         ---------        ---------
                                 1,107,251         128,522         705,741                         1,941,514        1,230,052
                                 =========         =======         =======                         =========        =========

  See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                                 CGI GROUP INC.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

                             FINANCIAL INFORMATION

                     SEPTEMBER 30, 2000 AND MARCH 31, 2001

1.  BASIS OF PRESENTATION

    The unaudited pro forma condensed consolidated balance sheet and condensed consolidated statements of earnings have been prepared to give effect to the proposed merger between IMRglobal and CGI, through a wholly owned subsidiary of CGI.

    CGI will account for the merger as a purchase under both Canadian and U.S. GAAP. The unaudited pro forma condensed consolidated financial statements have been prepared on this basis.

    The unaudited pro forma condensed consolidated statement of earnings for the year ended September 30, 2000 has been prepared by management of CGI from the audited consolidated financial statements of CGI for the year ended
September 30, 2000 included elsewhere in this proxy statement/ prospectus and the audited consolidated financial statements of IMRglobal for the year ended December 31, 2000 included in the IMRglobal Annual Report on Form 10-K incorporated by reference into this proxy statement/prospectus.

    The unaudited pro forma condensed consolidated balance sheet and statement of earnings as at and for the six months ended March 31, 2001 have been prepared by management of CGI from the unaudited consolidated financial statements for the six months ended March 31, 2001 of CGI and IMRglobal, respectively.

    These unaudited pro forma condensed consolidated financial statements and notes thereto do not purport to represent what CGI's results of operations or financial condition would actually have been, had this transaction in fact occurred on such dates or to project CGI's results of operations or financial condition for any future date or period. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of CGI, which appear elsewhere in this proxy statement/prospectus and with the IMRglobal historical consolidated financial statements and notes thereto, included in IMRglobal's Annual Report on Form 10-K incorporated by reference in this proxy statement/prospectus.

2.  SIGNIFICANT ASSUMPTIONS AND ADJUSTMENTS

    In the preparation of the unaudited pro forma condensed consolidated financial information, the following significant assumptions and adjustments have been made:

    (i) The unaudited pro forma condensed consolidated balance sheet at March 31, 2001 gives effect to the transaction discussed in Note 1 above as if it had occurred on March 31, 2001. The unaudited pro forma condensed consolidated statements of earnings for the year ended September 30, 2000 and for the six months ended March 31, 2001 give effect to the transaction as if it had occurred on October 1, 1999.

    (ii) IMRglobal presents its financial statements in U.S. dollars. Solely for convenience, the financial statement information of IMRglobal, as adjusted and restated to conform with CGI accounting policies applied under Canadian GAAP (see Note 3), has been translated into Canadian dollars. This was done using a rate of $(Cdn)1.5070 to $(US)1.00 and of $(Cdn)1.5784 to $(US)1.00, for the respective purposes of the September 30, 2000 and March 31, 2001 unaudited pro forma condensed consolidated financial information, the noon buying rates in New York City on those respective dates.

         These translations should not be construed as a representation that the U.S. dollar amounts actually represent, or could be converted into, Canadian dollars at the rates indicated.

                                 CGI GROUP INC.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

                             FINANCIAL INFORMATION

                     SEPTEMBER 30, 2000 AND MARCH 31, 2001

   (iii) The unaudited pro forma condensed consolidated financial information records the merger using the purchase method with the excess of the fair value of the consideration over the estimated fair value of net assets acquired being allocated to goodwill.

         The unaudited pro forma condensed consolidated financial information assumes that CGI will issue 1.5974 CGI Class A Subordinate Shares, in exchange for each share of IMRglobal common stock. Based upon the 43,963,742 IMRglobal shares represented in the merger agreement by IMRglobal to be outstanding as of February 14, 2001, 70,227,681 CGI Class A Subordinate Shares are assumed to be issued. For purposes of the unaudited pro forma condensed consolidated financial statements, the total purchase price assumed is based upon the CGI Class A Subordinate Share weighted average trading price on the TSE for the twenty-one-day period starting ten days before and ending ten days after the announcement date of February 21, 2001 of $(Cdn)7.58. For Canadian GAAP purposes, the final purchase price will be determined using the CGI Class A Subordinate Share average closing price on the TSE for the twenty-one-day period starting ten days before and ending ten days after the date of completion of the merger. (For U.S. GAAP, the $(Cdn)7.58 price would be used.)

         As a result of the proposed merger, outstanding IMRglobal stock options will become options to acquire CGI Class A Subordinate Shares based on the 1.5974 exchange ratio. Based upon the 6,513,093 IMRglobal options represented in the merger agreement by IMRglobal to be outstanding as of February 14, 2001, the fair value of the IMRglobal stock options outstanding on that date was estimated by management, using the Black-Scholes option pricing model, at $(Cdn)55,888,000 and has been included in the purchase consideration. The intrinsic value of the unvested stock options, established at $(Cdn)5,039,000 (including income taxes of $(Cdn)1,915,000), will be accounted for as unearned compensation costs, in a separate component of shareholders' equity, and will be amortized over approximately 3 years, being the estimated remaining future vesting (service) period. The resulting compensation cost of $(Cdn)1,683,000 for the year ended September 30, 2000 ($(Cdn)882,000 for the six months ended March 31, 2001) was included as an adjustment to the pro forma condensed consolidated statement of earnings.

         The total purchase consideration for purposes of the unaudited pro forma condensed consolidated financial information includes estimated professional fees and integration and other costs related to the acquisition of $(Cdn)74,000,000 (before income taxes of $(Cdn)28,860,000).

         As part of the proposed merger, loans to certain directors and officers of IMRglobal totaling $(Cdn)8,881,000 (before income taxes of $(Cdn)3,464,000) for purposes of the unaudited pro forma condensed consolidated financial information are to be forgiven and to be applied against the fair value of net assets acquired.

         A preliminary allocation of the purchase price to the estimated fair value of net assets acquired has been performed for purposes of the unaudited pro forma condensed consolidated financial information based on initial appraisal estimates and other valuation studies which are in process and which CGI believes are reasonable. The final allocation is subject to completion of these studies, which is expected to be within the next twelve months and, may result in the purchase price being allocated to other identifiable intangible assets besides goodwill that may have substantially shorter useful lives. A summary of the

                                 CGI GROUP INC.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

                             FINANCIAL INFORMATION

                     SEPTEMBER 30, 2000 AND MARCH 31, 2001

       preliminary allocation of the total purchase consideration, in accordance with Canadian GAAP, is shown below:

                                                              MARCH 31, 2001
                                                                  $(CDN)
                                                              --------------
                                                              (IN THOUSANDS)
Share consideration.........................................      532,526
Fair value of IMRglobal stock options.......................       55,888
Acquisition costs (net of income taxes of
  $(Cdn)28,860,000).........................................       45,140
                                                                 --------
Total purchase consideration................................      633,554
Less: Estimated fair value of net assets acquired...........     (416,891)
Plus: Expected forgiveness of loans to directors and
  officers (net of income taxes of $(Cdn)3,464,000).........        5,417
Less: Unearned compensation costs (net of income taxes of
  $(Cdn)1,915,000)..........................................       (3,124)
                                                                 --------
Goodwill....................................................      218,956
                                                                 ========

       Goodwill arising on the transaction will be amortized over a period of 20 years using the straight-line method based on the estimated useful lives of net assets acquired. Accordingly, amortization expense relating to goodwill of $(Cdn)10,948,000 and $(Cdn)5,474,000 is reflected in the unaudited pro forma condensed consolidated statements of earnings for the year ended September 30, 2000 and the six months ended March 31, 2001, respectively.

    (iv) Under the articles of incorporation of CGI, holders of CGI Class B Shares (multiple voting) have preemptive rights in connection with certain issuances of CGI Class A Subordinate Shares or of securities convertible into CGI Class A Subordinate Shares. Pursuant to these preemptive rights, holders of CGI Class B Shares (multiple voting) have a right-to-subscribe to that number of CGI Class B Shares (multiple voting) which allow them to maintain their then current percentage voting power associated with the CGI Class B Shares (multiple voting) in CGI. Under the options agreement among Bell Canada, CGI, BCE Inc. and various other shareholders of CGI, BCE Inc. has additional preemptive rights in connection with certain issuances of CGI Class A Subordinate Shares or securities convertible into such shares to purchase that number of CGI Class A Subordinate Shares to maintain its equity participation in CGI; these rights will not be exercised by BCE Inc.

         Certain holders of CGI Class B Shares (multiple voting) have committed to exercise their preemptive rights in connection with the merger pursuant to which 6,028,167 CGI Class B Shares (multiple voting) will be issued at the CGI Class A Subordinate Share weighted average trading price described in (iii) above, up to a maximum aggregate amount of $(Cdn)60,000,000. For purposes of the unaudited pro forma condensed consolidated financial statements the average closing price on the TSE for the twenty-one day period starting ten days before and ending ten days after February 21, 2001 of $(Cdn)7.58 was used in the determination of the estimated proceeds of $(Cdn)45,710,000 for the issuance of 6,028,167 CGI Class B Shares (multiple voting). As a result, the unaudited pro forma condensed consolidated balance sheet at March 31, 2001 reflects an adjustment to cash and cash equivalents of $(Cdn)45,710,000 and to shareholders' equity in the same amount. Upon

                                 CGI GROUP INC.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

                             FINANCIAL INFORMATION

                     SEPTEMBER 30, 2000 AND MARCH 31, 2001

       receipt of these proceeds, CGI management plans to use the funds to repay post-merger consolidated long-term debt, principally belonging to IMRglobal, (including the current portion of the long-term debt of $(Cdn)319,000 at March 31, 2001). However, interest expense in the pro forma condensed consolidated statements of earnings for the year ended September 30, 2000 and for the six months ended March 31, 2001 was not adjusted to give effect to savings resulting from the reduction of outstanding long-term debt. The respective interest expense savings are estimated at $(Cdn)2,880,000 and $(Cdn)1,440,000 for the year ended September 30, 2000 and the six months ended March 31, 2001, respectively based on the March 31, 2001 weighted average interest rate of 6.3% on the IMRglobal revolving facilities. The final purchase price for CGI Class B Shares (multiple voting) issued upon the exercise of preemptive rights shall be equal to the issuance price of the CGI
         Class A Subordinate Shares which shall be based on the twenty-one day weighted average trading price on the TSE of CGI Class A Subordinate Shares for the period starting the tenth day before the day the merger is completed. Accordingly, the estimated proceeds described above may differ significantly and have an impact on the post merger consolidated long-term debt repayment.

         BCE Inc., a holder of CGI Class A Subordinate Shares and Class B Shares (multiple voting), has determined not to exercise its preemptive rights to acquire additional CGI Class A Subordinate Shares. However, in the event that BCE Inc. decides to exercise its preemptive rights to acquire additional CGI Class B Shares (multiple voting), an additional 3,613,633 CGI Class B Shares (multiple voting) would be issued at the same price per share described above. Accordingly, cash and cash equivalents and shareholders' equity would be increased by estimated proceeds of $(Cdn)27,391,338; this adjustment was not reflected in the unaudited pro forma condensed consolidated balance sheet at March 31, 2001. These proceeds would be used by CGI to further repay post merger consolidated long-term debt, principally belonging to CGI. However, interest expense in the unaudited pro forma condensed consolidated statements of earnings for the year ended September 30, 2000 and for the six months ended March 31, 2001 was not adjusted to give effect to the savings resulting from the reduction of outstanding long-term debt. The respective interest expense savings, based on CGI's average interest rate of 6.4% on its revolving credit facility, are estimated at $(Cdn)1,753,000 and of $(Cdn)876,500 for the year ended
         September 30, 2000 and the six months ended March 31, 2001, respectively. Lastly, this additional subscription referred to in this paragraph would have no significant impact on pro forma basic and diluted earnings per share for both periods presented.

3.  U.S. TO CANADIAN GAAP ADJUSTMENTS TO HISTORICAL IMRGLOBAL FINANCIAL
    STATEMENTS

    IMRglobal presents its financial statements in U.S. dollars. Solely for convenience, for purposes of the financial information of IMRglobal, as adjusted and restated to conform with CGI accounting policies applied under Canadian GAAP and used in the preparation of the unaudited pro forma condensed consolidated financial information for the year ended September 30, 2000 and as at and for the six months ended March 31, 2001, have been translated into Canadian dollars. This was done using a rate of $(Cdn)1.5070 to $(US)1.00 and of $(Cdn)1.5784 to $(US)1.00, the noon buying rates in New York City on those respective dates.

                                 CGI GROUP INC.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

                             FINANCIAL INFORMATION

                     SEPTEMBER 30, 2000 AND MARCH 31, 2001

    The following table presents the reconciliation from the IMRglobal statement of earnings for the year ended December 31, 2000, prepared under U.S. GAAP and as conformed to CGI's presentation and accounting policies under Canadian GAAP.

                             STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                    IMRGLOBAL IN                                                IMRGLOBAL IN
                                     ACCORDANCE                        ADJUSTMENTS               ACCORDANCE
                                     WITH U.S.     RECLASSIFICATIONS   TO CANADIAN              WITH CANADIAN
                                        GAAP              (A)             GAAP        NOTES         GAAP
                                    ------------   -----------------   -----------   --------   -------------
                                                      (UNAUDITED)      (UNAUDITED)               (UNAUDITED)
                                               (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)

REVENUES..........................     386,051               --               --                   386,051
Operating expenses................     357,114           (8,926)          (1,605)     (b),(c)      346,583
                                       -------          -------           ------                   -------
Operating earnings before:........      28,937            8,926            1,605                    39,468
Depreciation and amortization.....      15,745           (5,041)             303     (b)            11,007
                                       -------          -------           ------                   -------
Earnings before the following
  items...........................      13,192           13,967            1,302                    28,461
Interest income (expense).........      (3,599)              --               --                    (3,599)
                                       -------          -------           ------                   -------
Earnings before income taxes,
  amortization of goodwill and
  cumulative effect of change in
  accounting method...............       9,593           13,967            1,302                    24,862
Income taxes......................       5,235              998              521      (b),(c)        6,754
                                       -------          -------           ------                   -------
Earnings before amortization of
  goodwill and cumulative effect
  of change in accounting
  method..........................       4,358           12,969              781                    18,108
Amortization of goodwill, net of
  taxes...........................          --           12,969            3,065     (d)            16,034
                                       -------          -------           ------                   -------
Net earnings before cumulative
  effect of change in accounting
  method..........................       4,358               --           (2,284)                    2,074
Cumulative effect of change in
  accounting method...............      (4,079)              --            4,079     (e)                --
                                       -------          -------           ------                   -------
NET EARNINGS......................         279               --            1,795                     2,074
                                       =======          =======           ======                   =======

                                 CGI GROUP INC.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

                             FINANCIAL INFORMATION

                     SEPTEMBER 30, 2000 AND MARCH 31, 2001

    The following tables present the reconciliation from the IMRglobal statement of earnings and balance sheet as at and for the six months ended March 31, 2001, prepared under U.S. GAAP and as conformed to CGI'S presentation and accounting policies under Canadian GAAP.

                             STATEMENT OF EARNINGS
                    FOR THE SIX MONTHS ENDED MARCH 31, 2001

                                    IMRGLOBAL IN                                                IMRGLOBAL IN
                                     ACCORDANCE                        ADJUSTMENTS               ACCORDANCE
                                     WITH U.S.     RECLASSIFICATIONS   TO CANADIAN              WITH CANADIAN
                                        GAAP              (A)             GAAP        NOTES         GAAP
                                    ------------   -----------------   -----------   --------   -------------
                                    (UNAUDITED)       (UNAUDITED)      (UNAUDITED)               (UNAUDITED)
                                               (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)

REVENUES..........................     181,331                                                     181,331
Operating expenses................     186,054           (4,012)            (490)     (b),(c)      181,552
                                       -------          -------           ------                   -------
Operating loss....................      (4,723)           4,012              490                      (221)
Depreciation and amortization.....       8,313           (3,850)             149     (b)             4,612
                                       -------          -------           ------                   -------
Loss before the following items...     (13,036)           7,862              341                    (4,833)
Interest income (expense).........      (3,132)              --               --                    (3,132)
                                       -------          -------           ------                   -------
Loss before income taxes,
  amortization of goodwill and
  cumulative effect of change in
  accounting method...............     (16,168)           7,862              341                    (7,965)
(Recovery of) provision for income
  taxes...........................      (4,123)             517              136      (b),(c)       (3,470)
                                       -------          -------           ------                   -------
Loss before amortization of
  goodwill and cumulative effect
  of change in accounting
  method..........................     (12,045)           7,345              205                    (4,495)
Amortization of goodwill, net of
  taxes...........................          --            7,345            1,601     (d)             8,946
                                       -------          -------           ------                   -------
Net loss before cumulative effect
  of change in accounting
  method..........................     (12,045)              --           (1,396)                  (13,441)
Cumulative effect of change in
  accounting method...............          --               --               --     (e)                --
                                       -------          -------           ------                   -------
NET LOSS..........................     (12,045)              --           (1,396)                  (13,441)
                                       =======          =======           ======                   =======

                                 CGI GROUP INC.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

                             FINANCIAL INFORMATION

                     SEPTEMBER 30, 2000 AND MARCH 31, 2001

                       BALANCE SHEET AS AT MARCH 31, 2001

                                                  IMRGLOBAL IN                            IMRGLOBAL IN
                                                   ACCORDANCE    ADJUSTMENTS               ACCORDANCE
                                                   WITH U.S.     TO CANADIAN              WITH CANADIAN
                                                      GAAP          GAAP        NOTES         GAAP
                                                  ------------   -----------   --------   -------------
                                                                 (UNAUDITED)               (UNAUDITED)
                                                   (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)
ASSETS
Current assets
  Cash and cash equivalents.....................      17,304            --                    17,304
  Accounts receivable...........................      74,808            --                    74,808
  Work in progress..............................      27,761            --                    27,761
  Prepaid expenses and other current assets.....       5,449            --                     5,449
  Future income taxes...........................      22,601            --                    22,601
                                                     -------        ------                   -------
                                                     147,923            --                   147,923
Fixed assets....................................      64,255                                  64,255
Contract costs and other........................      33,584         1,788     (b)            35,372
Goodwill........................................     241,449        56,414     (d)           297,863
                                                     -------        ------                   -------
                                                     487,211        58,202                   545,413
                                                     =======        ======                   =======
LIABILITIES
Current liabilities
  Accounts payable and accrued liabilities......      59,026           715     (b)            59,741
  Deferred revenue..............................       8,200            --                     8,200
  Future income taxes...........................       1,710            --                     1,710
  Current portion of long-term debt.............       1,162            --                     1,162
                                                     -------        ------                   -------
                                                      70,098           715                    70,813
Future income taxes.............................         409            --                       409
Long-term debt..................................      49,009            --                    49,009
Other long-term liabilities.....................       8,291            --                     8,291
                                                     -------        ------                   -------
                                                     127,807           715                   128,522
Shareholders' equity............................     359,404        57,487     (b),(d)       416,891
                                                     -------        ------                   -------
                                                     487,211        58,202                   545,413
                                                     =======        ======                   =======

    Accounting principles generally accepted in Canada differ in certain material respects from those generally accepted in the U.S. The differences which are material to restating the consolidated financial statements of IMRglobal as at and for the year ended December 31, 2000 and for the six months ended March 31, 2001 to comply with CGI's accounting policies under Canadian GAAP are described below.

    (A) RECLASSIFICATIONS

    Reclassifications were made to the IMRglobal financial statements prepared under U.S. GAAP to conform to CGI's presentation under Canadian GAAP. These reclassifications had no impact on IMRglobal's net income or shareholders' equity.

                                 CGI GROUP INC.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

                             FINANCIAL INFORMATION

                     SEPTEMBER 30, 2000 AND MARCH 31, 2001

    In particular, under Canadian GAAP, goodwill amortization expense may be presented net-of-tax on a separate line in the Consolidated Statement of Earnings. This presentation is not currently permitted under U.S. GAAP.

    Also, under U.S. GAAP, depreciation and amortization amounts are included in operating expenses.

    (B) CAPITALIZED SOFTWARE COSTS

    Under Canadian GAAP, certain overhead costs would have been capitalized as capitalized software costs. Under U.S. GAAP, these costs were expensed as incurred. The adjustment to operating expenses includes the capitalization of overhead costs for Canadian GAAP purposes. Amortization relating to these additional capitalized costs and income taxes under Canadian GAAP are also reflected in the adjustments.

    (C) RESTRUCTURING CHARGES

    Under U.S. GAAP, employee termination benefit charges must meet specific conditions regarding the timing of the recognition of the related accrual for restructuring charges. The adjustment to operating expenses includes the reversal of employee termination costs which would have qualified for recognition in the 1999 fiscal year-end under Canadian GAAP.

    (D) GOODWILL

    (i) Certain business combinations entered into by IMRglobal were accounted for using the pooling of interests method. Under Canadian GAAP, these acquisitions would have been accounted for using the purchase method. The adjustment includes the recognition of the resulting goodwill, net of accumulated amortization as well as the corresponding amortization.

    (ii) Under U.S. GAAP, as a result of the acquisition of a subsidiary company, amounts allocated to software and development costs incurred by the subsidiary prior to the acquisition would be considered as purchased in process research and development (R&D). Also under U.S. GAAP, purchased in process R&D that represents products in the development stage and not considered to have reached technological feasibility at the time of the acquisition is expensed. Under Canadian GAAP, these costs would have been excluded from the fair value of net assets acquired and would have therefore resulted in additional goodwill. The adjustment includes the capitalization of these costs as goodwill resulting from the acquisition of the subsidiary, net of accumulated amortization.

    (E) CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING METHOD

    Under U.S. GAAP, the cumulative effect of a change in accounting method is charged to earnings whereas under Canadian GAAP, the effect is applied to opening retained earnings. This item was excluded from the unaudited pro forma condensed consolidated financial information for the six months ended March 31, 2001, as this change in accounting method was recorded with a January 1, 2000 effective date.

4. RECONCILIATION OF UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION FROM CANADIAN GAAP TO U.S. GAAP

    The tables below set out the principal adjustments to pro forma consolidated net earnings and shareholders' equity reflected in the unaudited pro forma condensed consolidated financial information

                                 CGI GROUP INC.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

                             FINANCIAL INFORMATION

                     SEPTEMBER 30, 2000 AND MARCH 31, 2001

which would be required if U.S. GAAP had been applied. These tables should be read in conjunction with Note 15 of CGI's financial statements included elsewhere in this proxy statement/prospectus and with Note 3 above.

    Solely for convenience, the following tables have been translated into Canadian dollars using a rate of $(Cdn)1.5070 to $(US)1.00 and of $(Cdn)1.5784 to $(US)1.00, for the respective purposes of the September 30, 2000 and March 31, 2001 unaudited pro forma reconciliation from Canadian to U.S. GAAP of pro forma consolidated net earnings and shareholders' equity, the noon buying rates in New York City on those respective dates.

             RECONCILIATION OF PRO FORMA CONSOLIDATED NET EARNINGS

                                                                    YEAR ENDED
                                                                SEPTEMBER 30, 2000
                                                              -----------------------
                                                               $(CDN)         $(US)
                                                              --------       --------
                                                                (TABULAR AMOUNTS IN
                                                               THOUSANDS, EXCEPT PER
                                                                    SHARE DATA)

Pro forma net earnings under Canadian GAAP.............        45,749         30,357
Adjustments for:
  Foreign currency (ii)................................           462            307
  Goodwill amortization (iii)..........................          (309)          (204)
  Integration costs (iv)...............................        (1,764)        (1,171)
  Capitalized software costs (v).......................          (329)          (218)
  Cumulative effect of change in accounting method
    (vi)...............................................        (4,079)        (2,707)
  Other................................................          (453)          (301)
                                                               ------         ------
Pro forma net earnings under U.S. GAAP.................        39,277         26,063
                                                               ======         ======
Pro forma basic earnings per share.....................          0.11           0.08
                                                               ======         ======
Pro forma diluted earnings per share...................          0.11           0.07
                                                               ======         ======

                                                                 SIX MONTHS ENDED
                                                                  MARCH 31, 2001
                                                              -----------------------
                                                               $(CDN)         $(US)
                                                              --------       --------
                                                                (TABULAR AMOUNTS IN
                                                               THOUSANDS, EXCEPT PER
                                                                    SHARE DATA)

Pro forma net earnings under Canadian GAAP.............         6,166          3,907
Adjustments for:
  Foreign currency (ii)................................            62             39
  Goodwill amortization................................            88             55
  Integration costs (iv)...............................        (5,190)        (3,288)
  Capitalized software costs (v).......................           (86)           (55)
  Other................................................          (118)           (75)
                                                              -------         ------
Pro forma net earnings under U.S. GAAP.................           922            583
                                                              =======         ======
Pro forma basic and diluted earnings per share.........          0.00           0.00
                                                              =======         ======

                                 CGI GROUP INC.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

                             FINANCIAL INFORMATION

                     SEPTEMBER 30, 2000 AND MARCH 31, 2001

         RECONCILIATION OF PRO FORMA CONSOLIDATED SHAREHOLDERS' EQUITY

                                                                 AS AT
                                                             MARCH 31, 2001
                                                          --------------------
                                                           $(CDN)      $(US)
                                                          ---------   --------
                                                          (TABULAR AMOUNTS IN
                                                               THOUSANDS)

Pro forma shareholders' equity under Canadian GAAP......  1,445,813   915,999
Adjustments for:
  Adjustment for change in accounting policy (i)........      9,134     5,787
  Foreign currency translation (ii).....................      2,548     1,614
  Goodwill (iii)........................................        355       225
  Integration costs (iv)................................     (6,954)   (4,406)
  Capitalized software costs (v)........................     (1,073)     (680)
                                                          ---------   -------
Pro forma shareholders' equity under U.S. GAAP..........  1,449,823   918,539
                                                          =========   =======

------------------------

(i) Income taxes and adjustment for change in accounting policy

    On October 1, 1999, CGI adopted the recommendations of CICA Handbook
    Section 3465 "Income taxes." The recommendations of Section 3465 are similar to the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes" issued by the Financial Accounting Standards Board ("FASB"). Upon the implementation of Section 3465, CGI recorded an adjustment to reflect the difference between the assigned value and the tax basis of an asset acquired in a purchase business combination, which resulted in a future income tax liability; CGI offset this amount through a reduction of retained earnings as part of the cumulative adjustment. Under U.S. GAAP, this amount would have been reflected as additional goodwill.

    Prior to the issuance of Section 3465, under Canadian GAAP, accounting for income taxes was similar to the provisions of the U.S. Accounting Principles Board No. 11. Under U.S. GAAP, CGI would have followed the provisions of SFAS No. 109.

(ii) Translation of foreign currencies

    Under Canadian GAAP, the financial statements of CGI's foreign subsidiaries, which are considered integrated operations, have been translated using the temporal method. Under this method, monetary assets and liabilities are translated at the exchange rates in effect at the balance sheet dates and non-monetary assets and liabilities are translated at historical exchange rates. Revenues and expenses are translated at average rates for the period. Translation exchange gains or losses of such subsidiaries are reflected in net earnings.

    Under U.S. GAAP, SFAS No. 52, "Foreign Currency Translation," requires companies to translate functional-currency financial statements into reporting currency using the current exchange rate method whereby the rates in effect on the balance sheet dates for assets and liabilities and the weighted average rate for statement of earnings elements are used. Any translation adjustments, resulting from the process of translating the financial statements of foreign subsidiaries into Canadian dollars, are excluded from the determination of net earnings and are reported as a separate component in shareholders' equity.

                                 CGI GROUP INC.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

                             FINANCIAL INFORMATION

                     SEPTEMBER 30, 2000 AND MARCH 31, 2001

(iii) Goodwill

    As described in (i) above, goodwill recorded by CGI would be greater for U.S. GAAP purposes than for Canadian GAAP purposes. The adjustment reflects the additional goodwill amortization expense for U.S. GAAP purposes.

    In addition, as described in Note 3(d) certain business combinations entered into by IMRglobal were accounted for using the pooling of interests method for U.S. GAAP purposes. Also, purchased in-process R&D expensed under U.S. GAAP would have resulted in additional goodwill for Canadian GAAP purposes. The adjustment includes the reversal of the Canadian GAAP adjustment discussed in Note 3(d).

    Finally, the adjustment includes the adjustment resulting from the difference in the estimated fair value of net assets acquired between Canadian GAAP and U.S. GAAP.

(iv) Integration costs

    Under Canadian GAAP, certain costs relating to the purchaser may be recognized in the purchase price allocation when accounting for business combinations, subject to certain conditions. Under U.S. GAAP, only costs relating directly to the acquired business may be considered in the purchase price allocation. The adjustment represents the charge to net earnings, net of income taxes, under U.S. GAAP.

(v) Capitalized software costs

    As described in Note 3(b) under Canadian GAAP, certain overhead costs would have been capitalized as capitalized software costs. Under U.S. GAAP, these costs are expensed as incurred. The adjustment represents the reversal of the Canadian GAAP adjustment discussed in Note 3(b).

(vi) Cumulative effect of change in accounting method

    As described in Note 3(e), under U.S. GAAP, the cumulative effect relating to a change in accounting method is charged to net earnings whereas under Canadian GAAP, the effect is applied to opening retained earnings.

(vii) Proportionate consolidation

    The proportionate consolidation method is used to account for interests in joint ventures. Under U.S. GAAP, entities in which CGI owns a majority of the share capital would be fully consolidated and those which are less than majority-owned but over which CGI exercises significant influence, would be accounted for using the equity method. This would result in reclassifications in the consolidated balance sheet and statement of earnings for the year ended September 30, 2000 and as at and for the six months ended March 31, 2001. However, the differences in the case of majority-owned joint ventures were not considered material and have consequently not been presented. In accordance with practices prescribed by the Securities and Exchange Commission, CGI has elected, for the purpose of this reconciliation, to account for interests in joint ventures using the proportionate consolidation method.

(viii) Earnings before amortization of goodwill

    In Canada, the Accounting Standards Board has approved an addendum to "Business Combinations", Section No. 1580 that permits goodwill amortization expense to be presented net-of-tax on a separate line in the Consolidated Statement of Earnings. This presentation is not currently permitted under U.S. GAAP.

(ix) Depreciation and amortization

    Under U.S. GAAP, depreciation and amortization amounts would be included in operating expenses.

                           DESCRIPTION OF CGI SHARES

GENERAL

    The authorized capital stock of CGI consists of an unlimited number of shares, without par value, as follows:

    - Class A Subordinate Shares

       - carry one vote per share,

       - participate equally with Class B Shares (multiple voting) with respect to the payment of dividends and distribution of proceeds upon liquidation,

       - are convertible, at the option of the holder, into Class B Shares (multiple voting) in the event of certain takeover bids on Class B Shares (multiple voting), and

       - if BCE Inc. and any of its wholly owned subsidiaries hold in the aggregate at least 30% of the outstanding equity shares of CGI, will be automatically redesignated as "common shares" as of the earliest of:

           - January 5, 2004,

           - 90 calendar days after written notice by BCE Inc. that CGI or any of Messrs. Godin, Imbeau or Brassard or their respective holding companies is in breach in any material respect of their agreements with BCE Inc.; which breach was not cured or remedied, and

           - the date of an order issued by an arbitrator in connection with the resolution of the dispute in connection with this material breach, if CGI, or any of Messrs. Godin, Imbeau or Brassard or their respective holding companies choose to submit the matter to arbitration in accordance with their agreements with BCE Inc.;

    - Class B Shares (multiple voting)

       - carry ten votes per share,

       - participate equally with Class A Subordinate Shares with respect to the payment of dividends and distribution of proceeds upon liquidation,

       - are convertible at any time at the option of the holder into Class A Subordinate Shares, and

       - if BCE Inc. and any of its wholly owned subsidiaries hold in the aggregate at least 30% of the outstanding equity shares of CGI, are automatically convertible on a one-for-one basis into Class A Subordinate Shares, thereby eliminating the multiple votes to which the Class B Shares (multiple voting) are entitled, as of the earliest of:

           - January 5, 2004,

           - 90 calendar days after written notice by BCE Inc. that CGI or any of Messrs. Godin, Imbeau or Brassard or their respective holding companies is in breach in any material respect of their agreements with BCE Inc., which breach was not cured or remedied, and

           - the date of an order issued by an arbitrator in connection with the resolution of the dispute in connection with this material breach, if CGI, or any of Messrs. Godin, Imbeau or Brassard or their respective holding companies choose to submit the matter to arbitration in accordance with their agreements with BCE Inc.;

    - First Preferred Shares, issuable in series, carrying one vote per share, ranking senior to Second Preferred Shares, Class A Subordinate Shares and Class B Shares (multiple voting) with respect to the payment of dividends;

    - Second Preferred Shares, issuable in series, non-voting, ranking senior to Class A Subordinate Shares and Class B Shares (multiple voting) with respect to the payment of dividends.

No First Preferred Shares or Second Preferred Shares are currently outstanding or issuable upon the exercise of any options, warrants or similar rights or upon the conversion of any convertible securities.


    As of the close of business on May 31, 2001, there were 255,215,941 Class A Subordinate Shares and 34,846,526 Class B Shares (multiple voting) issued and outstanding. In addition, as of May 31, 2001, there were outstanding options to acquire 9,113,197 Class A Subordinate Shares under CGI's share option plan for certain of its employees and of its subsidiaries.


    Under the articles of incorporation of CGI, holders of Class B Shares (multiple voting) have preemptive rights in connection with certain issuances of Class A Subordinate Shares or securities convertible into Class A Subordinate Shares. Pursuant to these preemptive rights, each holder of Class B Shares (multiple voting) has a right to subscribe to that number of Class B Shares (multiple voting) which allows him to maintain his then current percentage voting power associated with the Class B Shares (multiple voting) in CGI. The current holders of Class B Shares (multiple voting) are (a) Messrs. Godin, Imbeau and Brassard, directly or indirectly through entities they control, and
(b) BCE Inc., directly or indirectly through an entity it controls. In addition, under the options agreement among BCE Inc., Bell Canada, CGI and Messrs. Godin, Imbeau and Brassard and their respective holding companies, BCE Inc. has additional preemptive rights in connection with certain issuances of Class A Subordinate Shares or securities convertible into Class A Subordinate Shares giving BCE Inc. the right to purchase Class A Subordinate Shares to maintain its equity participation in CGI. If any of the holders of Class B Shares (multiple voting) other than BCE Inc. decides not to exercise its preemptive rights, these rights can be exercised by BCE Inc. The preemptive rights to purchase additional Class B Shares (multiple voting) of CGI available to Messrs. Godin, Imbeau and Brassard and their holding companies in connection with the merger will be exercised, in full or in part, by Messrs. Godin and Imbeau and their holding companies (including, with the consent of BCE Inc., Mr. Brassard's preemptive rights) at a cash price equal to the weighted average trading price on the TSE for the Class A Subordinate Shares for the twenty-one day period starting ten days before and ending ten days after the date of the closing of the merger up to a maximum aggregate purchase price of $(Cdn)60 million. BCE Inc. has informed CGI that it will not exercise its preemptive rights to acquire additional
Class A Subordinate Shares and has indicated to CGI that it will decide prior to completion of the merger whether or not it will exercise its preemptive rights to purchase Class B Shares (multiple voting) at the same price per share described above for the other preemptive rights. If BCE Inc. does not exercise its preemptive rights, up to a maximum of an aggregate of approximately
6.0 million Class B Shares (multiple voting) will be issued to Messrs. Godin and Imbeau and their holding companies in connection with the exercise of these preemptive rights, and if BCE Inc. exercises its preemptive rights, up to a maximum of an aggregate of approximately 9.6 million Class B Shares (multiple voting) will be issued in connection with the exercise of these preemptive rights, including shares which are subscribed to by Messrs. Godin and Imbeau and their holding companies. The sale of these additional CGI shares pursuant to the exercise of preemptive rights will occur at the time that the merger is completed. The proceeds to be received by CGI in connection with the exercise of the preemptive rights will be used to repay long-term debt. In connection with the execution of the merger agreement, CGI obtained the consent of BCE Inc. which has a right to approve major transactions under its contractual arrangements with CGI. See "Related Parties and Certain Transactions" on page 151.

    The following information is a summary of the material terms of the Class A Subordinate Shares as specified in CGI's articles of incorporation as currently in effect. You are encouraged to read CGI's articles of incorporation which are an exhibit to the registration statement of which this proxy statement/prospectus forms a part. See also "Comparison of Rights of IMRglobal Shareholders and CGI Shareholders."

    All of the issued CGI shares are fully paid. CGI Class A Subordinate Shares are represented in certificated form. After the merger, all CGI Class A Subordinate Shares to be issued in the merger may be represented by certificates in registered form issued (subject to the terms of issue of the shares) by CGI's transfer agent and registrar, Computershare Trust Company of Canada, 1800 McGill College, 7th Floor, Montreal, Quebec, Canada H3A 3K9.

    Under Canadian law, persons who are neither residents nor nationals of Canada may freely hold, vote and transfer shares in the same manner and under the same terms as Canadian residents or nationals.

DIVIDENDS

    CGI's board of directors may declare dividends on its shares. No dividend may be paid other than in compliance with the Companies Act (Quebec). For a further discussion, see "Comparison of Rights of IMRglobal Shareholders and CGI Shareholders--Sources and Payment of Dividends." Dividends on CGI shares, if any, will be announced and paid in Canadian dollars. Under the terms of the options agreement among Bell Canada, CGI, BCE Inc. and various other shareholders of CGI, changes in CGI's dividend policy require prior approval of BCE Inc. CGI has not declared or paid any dividends to its shareholders and does not expect to declare or pay any dividends in the foreseeable future.

VOTING RIGHTS

    Every holder of CGI Class A Subordinate Shares present in person or present by a duly authorized representative at a meeting of shareholders has one vote per share. Every holder of CGI Class B Shares (multiple voting) present in person or present by a duly authorized representative at a meeting of shareholders has ten votes per share.

    Ordinary resolutions must be approved by at least a majority of the votes cast in person or by proxy. Special resolutions require the affirmative vote of at least 66 2/3% of the votes cast in person or by proxy to be approved. We describe the difference between ordinary and special resolutions under "Comparison of Rights of IMRglobal Shareholders and CGI Shareholders--Special Meetings of Shareholders."

    Registered holders of CGI shares may appoint a proxy to attend and vote on their behalf at any shareholders meeting.

CONVERSION RIGHTS

    The articles of incorporation of CGI provide that if a take over bid, exchange bid or an issuer bid, other than an "exempt bid" (defined in the articles as an offer made to the holders of Class B Shares (multiple voting) which is at the same time made, on the same terms and conditions, to the holders of Class A Subordinate Shares or an offer which is exempt from the obligations set forth in Title IV, entitled "Take-Over Bids and Issuer Bids", of the Securities Act (Quebec), as amended from time to time), each Class A Subordinate Share shall become convertible into one Class B Share (multiple voting), at the holder's option, and in order to entitle the holder to accept the offer from the date it is made. However, this right of conversion shall be deemed not to come into effect if the offer is not completed by its offeror or if the senior executives and full-time employees of CGI or its subsidiaries and any corporate entity under the control of one or more of these senior executives, as holders of shares in the share capital of CGI carrying more than 50% of the voting rights attached to the outstanding Class B Shares (multiple voting) do not accept the offer.

    CGI's articles of incorporation contain a complete description of the types of bids giving rise to the rights of conversion and the procedures to be followed to perform the conversion. The articles stipulate that upon such bid, CGI or the transfer agent will communicate in writing to the holders of Class A Subordinate Shares full details as to the bid and the manner of exercising the right of conversion.

    The articles of incorporation of CGI also provide that Class B Shares (multiple voting) are convertible, at any time, at the option of the holder into Class A Subordinate Shares. Furthermore, the articles of incorporation provide that if BCE Inc. and any of its wholly owned subsidiaries hold in the aggregate at least 30% of the outstanding equity shares of CGI, the Class B Shares (multiple voting) shall be automatically converted on a one-for-one basis into Class A Subordinate Shares, thereby eliminating the multiple votes attached to the Class B Shares (multiple voting), as of the earlier of:

    - January 5, 2004,

    - 90 calendar days after written notice by BCE Inc. that CGI or any of Messrs. Godin, Imbeau or Brassard or their respective holding companies is in breach in any material respect of their agreements with BCE, which breach was not cured or remedied, and

    - the date of an order issued by an arbitrator in connection with the resolution of the dispute in connection with this material breach, if CGI, or any of Messrs. Godin, Imbeau or Brassard or their respective holding companies choose to submit the matter to arbitration in accordance with their agreements with BCE.

LIQUIDATION RIGHTS

    In the event of the liquidation of CGI, after payment of all liabilities and applicable deductions under Canada laws, including payments to creditors, the remaining assets will be divided equally among the holders of the CGI Class A Subordinate Shares and Class B Shares (multiple voting) based on the number of shares owned.

PREEMPTIVE RIGHTS AND NEW ISSUES OF SHARES

    CGI's articles of incorporation provide the holders of Class B Shares (multiple voting) preemptive rights in connection with certain issuances of Class A Subordinate Shares or securities convertible into Class A Subordinate Shares. In addition, pursuant to the options agreement among Bell Canada, CGI, BCE Inc. and various other shareholders of CGI, BCE Inc. has rights to purchase additional Class A Subordinate Shares in connection with issuances of Class A Subordinate Shares or securities convertible into Class A Subordinate Shares. These preemptive rights are described under "Comparison of Rights of IMRglobal Shareholders and CGI Shareholders--Preemptive Rights."

    In addition, under the options agreement among Bell Canada, CGI, BCE Inc. and various other shareholders of CGI, CGI has agreed not to issue participating or voting shares of its capital stock without the prior approval of BCE Inc.

CHANGES IN CAPITAL

    CGI shareholders may pass a special resolution to do certain corporate actions, including any of the following:

    - change its share capital by the creation or the elimination of classes of shares;

    - convert any classes of shares of its capital stock into new classes; and

    - modify the rights, privileges, conditions or description of any classes of shares.

    CGI, without shareholder approval but subject to board of directors approval, may do certain corporate actions, including any of the following:

    - purchase its own shares;

    - issue shares in series; and

    - consolidate or divide its shares into a lesser or greater number of shares.

    BCE Inc. has certain approval rights over changes in the share capital of CGI, including any amendments to the articles of incorporation and purchases by CGI of its own shares.

GENERAL MEETINGS AND NOTICES

    Under the Companies Act (Quebec), CGI is required to hold an annual general meeting of shareholders within four months of the end of its financial year and, subject to the foregoing, the meeting may be held at a time and place determined by the directors. CGI is required to give notice of meetings of its shareholders to record holders of CGI's shares. However, a shareholder who is not registered on CGI's register of shareholders on the date of closing of the registers will not be entitled to receive notices from CGI. Pursuant to TSE rules, the date of closing of the registers must be at least 35 days and no more than 60 days prior to the meeting date. CGI must give notice to each registered holder of shares at its last known address.

LIABILITY OF DIRECTORS AND OFFICERS

    A director of CGI may be personally liable for his conduct as a director under certain circumstances. Under the Companies Act (Quebec), a director is entitled also to certain presumptions which might make it more difficult to assess liability against the director. See "Comparison of Rights of IMRglobal Shareholders and CGI Shareholders--Liability of Directors and Officers" for a discussion of the inability of a Canadian company to exempt directors and officers from certain liabilities.

REGISTRAR

    The transfer agent and registrar for CGI Class A Subordinate Shares is Computershare Trust Company of Canada, 1800 McGill College, 7th Floor, Montreal, Quebec, Canada H3A 3K9.

      COMPARISON OF RIGHTS OF IMRGLOBAL SHAREHOLDERS AND CGI SHAREHOLDERS

    As a result of the merger, holders of IMRglobal common stock will receive CGI Class A Subordinate Shares. CGI is a company incorporated under the laws of Quebec, Canada. The following is a summary comparison of material differences between the rights of a IMRglobal shareholder and a CGI shareholder arising from the differences between the corporate laws of Florida and those of Quebec, Canada, the governing instruments of the two companies, and the securities laws and regulations governing the two companies. This summary is not a complete description of the laws of Florida or of Quebec, Canada, the other rules or laws referred to in this summary, the IMRglobal articles of incorporation, the IMRglobal bylaws or the CGI articles of incorporation and bylaws. For information on how to obtain the governing instruments of IMRglobal and CGI, see "Summary--Where You Can Find More Information." You are encouraged to obtain and read these documents.

    As CGI is a reporting issuer in the provinces of Quebec, Ontario and British Columbia, Canada, it is also subject to the applicable Canadian securities legislation, as amended from time to time, and the rules, regulations, blanket orders and orders having application to CGI and forms made or promulgated under the foregoing legislation, and the policies, bulletins and notices of regulatory authorities administering such legislation. Class A Subordinate Shares are listed on the Toronto and New York Stock Exchanges and, consequently, CGI is subject to certain listing requirements of those exchanges. IMRglobal is listed on the Nasdaq National Market System and is subject to the listing requirements for such Nasdaq companies.

    Unless the context otherwise requires, references to "shareholder" or "shareholders" means the person(s) whose name(s) appear on a company's transfer books and who are the record owners of the shares concerned.


PROVISIONS CURRENTLY APPLICABLE TO IMRGLOBAL   PROVISIONS APPLICABLE TO CGI SHAREHOLDERS
                SHAREHOLDERS

                                      VOTING RIGHTS

- Under Florida law, each shareholder is      - Under the Companies Act (Quebec), each
  entitled to one vote for each share of        shareholder is entitled to one vote for
  capital stock held by the shareholder, by     each share of the share capital held by
  person or proxy, on each matter submitted     the shareholder, by person or by proxy, on
  to a vote at a shareholders meeting unless    each matter submitted to a vote at a
  the articles of incorporation provide         shareholders meeting, unless the articles
  otherwise. IMRglobal's articles of            of incorporation provide otherwise. CGI's
  incorporation do not alter the voting         articles of incorporation do not alter the
  rights of holders of IMRglobal common         voting rights of holders of CGI Class A
  stock.                                        Subordinate Shares. However, CGI's
- The IMRglobal bylaws provide that the         articles of incorporation provide that the
  presence of the holders of not less than      holders of Class B Shares (multiple
  33 1/3% of the outstanding voting power of    voting) shall be entitled to 10 votes for
  any voting group entitled to vote on a        each Class B Share (multiple voting) held.
  matter constitutes a quorum for the         - CGI's bylaws provide that the presence of
  transaction of business at a shareholders     at least two persons representing,
  meeting.                                      personally or by proxy, 35% of the
- Under Florida law, articles of                outstanding shares of the share capital of
  incorporation may provide that in             CGI conferring the right to vote at the
  elections of directors, shareholders are      meeting constitutes a quorum for the
  entitled to cumulate votes. The IMRglobal     transaction of business at a shareholders
  articles of incorporation do not provide      meeting.
  for cumulative voting for the elec-
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PROVISIONS CURRENTLY APPLICABLE TO IMRGLOBAL   PROVISIONS APPLICABLE TO CGI SHAREHOLDERS
                SHAREHOLDERS
  tion of directors; therefore, under         - Cumulative voting is not provided for in
  Florida law, directors are elected by a       the Companies Act (Quebec); however, it is
  plurality of the votes cast by the shares     not prohibited. CGI's articles of
  entitled to vote in the election at a         incorporation do not provide for
  meeting at which a quorum is present.         cumulative voting for the election of
                                                directors; therefore, directors are
                                                elected by a majority of the votes cast by
                                                the shares entitled to vote in the
                                                election at a meeting at which a quorum is
                                                present.

                                ACTION BY WRITTEN CONSENT

- Under Florida law, unless otherwise         - Under the Companies Act (Quebec), share-
  provided in the articles of incorporation,    holders are permitted to pass resolutions
  shareholders may take any action required     by written consent if the resolution is
  or permitted to be taken at a shareholders    signed by all the shareholders entitled to
  meeting without a meeting if the action is    vote on that resolution at a shareholders
  consented to in writing by shareholders       meeting. CGI's articles of incorporation
  entitled to cast the same number of votes     do not provide otherwise.
  that would be required to take that action
  at a meeting at which all shareholders
  were present and voting in person. The
  articles of incorporation of IMRglobal, do
  not provide otherwise.

              SHAREHOLDER PROPOSALS AND SHAREHOLDER NOMINATIONS OF DIRECTORS

- IMRglobal's articles of incorporation       - CGI's articles of incorporation do not
  establish an advance notice procedure for     provide for an advance notice procedure
  the nomination of candidates for election     for the nomination of candidates for
  as directors, as well as for other            election as directors or for other
  shareholder proposals and directors           shareholder proposals. The Companies Act
  nominations must be given timely in           (Quebec) does not permit shareholders to
  writing to the Secretary of IMRglobal         submit proposals for action at meetings of
  before the meeting at which such matters      shareholders unless included in the notice
  are to be acted upon or directors are to      of meeting. However, holders of 10% or
  be elected. Such notice, to be timely,        more of voting shares may ask CGI to call
  must be received at the principal             a special meeting of shareholders.
  executive offices of IMRglobal with
  respect to shareholder proposals and
  elections to be held at the annual
  meeting, not less than 60 days before the
  date of the meeting at which the
  director(s) are to be elected; however, if
  less than 70 days notice or prior public
  disclosure of the date of the scheduled
  meeting is given or made, notice by the
  shareholder, to be timely, must be
  delivered or received not later than the
  close of business on the tenth day
  following the earlier of the
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PROVISIONS CURRENTLY APPLICABLE TO IMRGLOBAL   PROVISIONS APPLICABLE TO CGI SHAREHOLDERS
                SHAREHOLDERS
  day on which notice of the date of the
  meeting is mailed to shareholders or
  public disclosure of the date of such
  meeting is made.
- Notice to IMRglobal from a shareholder who
  intends to present a proposal or to
  nominate a person for election as a
  director at a shareholders' meeting must
  contain certain information about the
  shareholder giving such notice and, in the
  case of director nominations, all
  information that would be required to be
  included in a proxy statement soliciting
  proxies for the election of the proposed
  nominee (including such person's written
  consent to serve as a director if so
  elected). If the presiding officer at the
  meeting determines that a shareholder's
  proposal or nomination is not made in
  accordance with the procedures set forth
  in the articles of incorporation, such
  proposal or nomination, at the direction
  of such presiding officer, may be
  disregarded. The notice requirement for
  shareholder proposals contained in the
  articles of incorporation does not
  restrict a shareholder's right to include
  proposals in IMRglobal's annual proxy
  materials pursuant to rules promulgated
  under the Securities Exchange Act of 1934,
  as amended.
- In addition, SEC rules allow precatory
  resolutions to be included in management's
  proxy statement for annual meetings of
  shareholders if, among other conditions
  required to be met, advance notice is
  given to the corporation.

                             SOURCES AND PAYMENT OF DIVIDENDS

- Under Florida law, subject to any           - Under the Companies Act (Quebec), subject
  restriction in the corporation's articles     to any restriction in the company's
  of incorporation, the board of directors      articles of incorporation, the board of
  may declare and pay dividends or other        directors may declare and pay dividends or
  distributions to shareholders unless,         other distributions to shareholders unless
  after giving effect to the distribution       there is a reasonable ground to believe
  (1)  the corporation would not be able to     that, as a consequence
       pay its debts as they become due in      (1)  the company could not discharge its
       the usual course of business, or              liabilities when due, or
  (2)  the corporation's total assets would     (2)  the book value of the company's
       be less than the sum of its total             assets would be less than the sum of
       liabilities plus the amount required          its liabilities and its issued and
       to satisfy out-                               paid-up share capital account.
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PROVISIONS CURRENTLY APPLICABLE TO IMRGLOBAL   PROVISIONS APPLICABLE TO CGI SHAREHOLDERS
                SHAREHOLDERS
       standing liquidation rights superior     CGI's articles of incorporation contain no
       to the liquidation rights of those       provisions restricting dividends on CGI's
       receiving the distribution.              Class A Subordinate Shares. However,
  IMRglobal's articles of incorporation         pursuant to the options agreement among
  contain no provisions restricting             Bell Canada, CGI, BCE Inc. and various
  dividends on IMRglobal common stock.          other shareholders of CGI, any change in
                                                CGI's dividend policy is subject to the
                                                prior approval of BCE Inc.

                            RIGHTS OF PURCHASE AND REDEMPTION

- Under Florida law, any corporation may      - Under the Companies Act (Quebec), a com-
  purchase, redeem or otherwise acquire its     pany may, subject to any restriction in
  own shares, except that it may not            the company's articles of incorporation,
  purchase or redeem these shares if the        purchase, redeem or otherwise acquire its
  distribution is prohibited by its articles    own shares unless there is reasonable
  of incorporation or would be prohibited       ground to believe that, as a consequence,
  under the restrictions on distributions       (1)  it could not discharge its
  described under "Sources and Payment of            liabilities when due, or
  Dividends." IMRglobal's articles of           (2)  the book value of its assets would be
  incorporation do not impose any additional         less than the aggregate of its
  restrictions on distributions.                     liabilities and the sums necessary
                                                     for the payment, in case of
                                                     redemption or winding-up, of the
                                                     shares payable by preference or
                                                     concurrently.
                                              - CGI's articles of incorporation do not
                                                impose any additional restrictions on
                                                distributions. However, pursuant to the
                                                options agreement among Bell Canada, CGI,
                                                BCE Inc. and various other shareholders of
                                                CGI, any redemption or purchase of shares
                                                is subject to the prior approval of BCE
                                                Inc.

                                AUTHORITY TO ISSUE SHARES

- Florida law provides a corporation the      - The Companies Act (Quebec) does not
  authority to issue the number of shares of    require that any maximum number of shares
  its capital stock as are authorized in its    which a corporation has authority to issue
  articles of incorporation.                    be specified in its articles. CGI's
                                                articles of incorporation currently
                                                authorize it to issue an unlimited number
                                                of shares of each class.

                                 MEETINGS OF SHAREHOLDERS

- IMRglobal's bylaws provide that all         - Under CGI's articles of incorporation, all
  meetings of shareholders are to be held at    general meetings of shareholders will be
  any place                                     held at
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PROVISIONS CURRENTLY APPLICABLE TO IMRGLOBAL   PROVISIONS APPLICABLE TO CGI SHAREHOLDERS
                SHAREHOLDERS
  designated by the IMRglobal board of          the time and place determined by the
  directors or, if no designation is made,      directors, subject to the provisions of
  at the principal office of IMRglobal. The     applicable law.
  bylaws also provide that the annual         - Under the Companies Act (Quebec), if there
  meeting of shareholders shall be held         is a quorum, a resolution is approved by
  annually within six months after the end      the shareholders if the votes cast
  of IMRglobal's fiscal year.                   favoring the action exceed the votes cast
- Under Florida law, if there is a quorum, a    against the action, unless the articles of
  resolution is approved by the shareholders    incorporation or the Companies Act
  if the votes cast favoring the action         (Quebec) require a greater number of
  exceed the votes cast against the action,     affirmative votes. The Companies Act
  unless the articles of incorporation or       (Quebec) requires special majority
  Florida law require a greater number of       approval for certain actions, including,
  affirmative votes. IMRglobal's articles of    amendments to articles of incorporation,
  incorporation do not provide for a greater    mergers and dissolution. CGI's articles of
  number of affirmative votes. However,         incorporation provide, in certain cir-
  Florida law requires absolute majority        cumstances, for a class vote. Furthermore,
  approval for amendments to the articles of    pursuant to the options agreement between
  incorporation creating dissenters rights,     Bell Canada, CGI, BCE Inc. and various
  mergers, share exchanges, sale of all or      other shareholders of CGI, certain matters
  substantially all of the company's assets     including dividend policy, major
  and dissolution.                              transactions and non- arm's length
                                                transactions, are subject to the prior
                                                approval of BCE Inc.

                             SPECIAL MEETINGS OF SHAREHOLDERS

- Florida law provides that special meetings  - The Companies Act (Quebec) provides that
  of shareholders may be called only by         special meetings of shareholders may be
  (1)  the board of directors;                  called only by
  (2)  any person or persons authorized by      (1)  the board of directors; or
       the corporation's articles of            (2)  requisition in writing signed by the
       incorporation or bylaws; or                   holders of 10% or more of the shares
  (3)  if 10% or more of all the votes               bearing right to vote, setting out
       entitled to be cast on an issue               the objects of the proposed meeting.
       proposed to be considered at the         The bylaws of CGI provide that in addition
       special meeting demand in writing        to the provisions of the Companies Act
       that a special meeting be held           (Quebec), special meetings may be called
       (provided, that the articles of          by the Chairman of the Board of Directors
       incorporation can make the threshold     or the President and Chief Executive
       percentage as high as 50% and IMR-       Officer or, in their absence, by any
       global's articles increased this         member of the Executive Committee of CGI.
       threshold to 50% of all votes          - Quebec securities law requires that an
       entitled to be cast on the issue).       issuer give shareholders notice of each
- Florida law requires that a corporation       annual and special shareholders' meeting
  give shareholders notice of each annual       at least 21 days and no more than 50 days
  and special shareholders' meeting at least    before the meeting date. However,
  10 days and no more than 60 days before       according to TSE rules, notice must be
  the meeting date.                             given by an issuer at least 33 days before
                                                the meeting date. Notice of a special
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PROVISIONS CURRENTLY APPLICABLE TO IMRGLOBAL   PROVISIONS APPLICABLE TO CGI SHAREHOLDERS
                SHAREHOLDERS
  Notice of a special meeting must identify     meeting must identify the business to be
  the business to be transacted.                transacted.
- Florida law provides that the business
  permitted to be conducted at any special
  meeting is limited to the purpose or
  purposes specified in the notice of the
  special meeting.

                                     APPRAISAL RIGHTS

- Under Florida law, shareholders of a        - While the Companies Act (Quebec) does not
  corporation have the right to dissent         provide for appraisal rights, a dissenting
  from, and obtain payment of the fair value    shareholder may apply to a court and the
  of their shares in connection with,           court may intervene in certain corporate
  certain corporate actions, including an       actions that it considers appropriate as
  amendment to the articles of incorporation    described under "Shareholders Votes on
  which materially and adversely affects the    Certain Transactions" below.
  rights or preferences of shares held by
  the dissenting shareholders, a disposition
  of all or substantially all of the
  corporation's property and assets not in
  the usual course of business, a plan of
  merger in which the shareholders may vote,
  a plan of exchange involving the
  acquisition of the corporation's shares if
  the shareholders are entitled to vote on
  the plan, and certain control share
  acquisitions. However, appraisal rights
  are not available to holders of shares
  (1)  listed on a national securities
       exchange;
  (2)  designated as a national market
       system security on an interdealer
       quotation system operated by the
       National Association of Securities
       Dealers, Inc.; or
  (3)  held of record by more than 2,000
       shareholders.

                                    PREEMPTIVE RIGHTS

- Under Florida law, a shareholder is not     - Under the Companies Act (Quebec), a share-
  entitled to preemptive rights to subscribe    holder is not entitled to preemptive
  for additional issuances of stock or any      rights to subscribe for additional
  security convertible into stock unless        issuances of stock or any security
  they are specifically granted in the          convertible into stock unless they are
  articles of incorporation.                    specifically granted in the articles of
  IMRglobal's articles of incorporation do      incorporation or contractually.
  not provide for preemptive rights.
                                              - CGI's articles of incorporation provide
                                                for preemptive rights in favor of holders
                                                of Class B Shares (multiple voting).
                                                Therefore, CGI
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PROVISIONS CURRENTLY APPLICABLE TO IMRGLOBAL   PROVISIONS APPLICABLE TO CGI SHAREHOLDERS
                SHAREHOLDERS
                                                may not issue Class A Subordinate Shares
                                                or securities convertible into Class A
                                                Subordinate Shares, without offering to
                                                each holder of Class B Shares (multiple
                                                voting), pro rata to the number of Class B
                                                Shares (multiple voting) it holds, the
                                                right to subscribe concurrently with the
                                                issue of Class A Subordinate Shares or of
                                                securities convertible into Class A
                                                Subordinate Shares, as the case may be, an
                                                aggregate number of Class B Shares
                                                (multiple voting) or securities
                                                convertible into Class B Shares (multiple
                                                voting), as the case may be, sufficient to
                                                fully maintain its proportion of voting
                                                rights associated with the Class B Shares
                                                (multiple voting). The consideration to be
                                                paid for the issuance of each Class B
                                                Share (multiple voting) or security
                                                convertible into Class B Shares (multiple
                                                voting), as the case may be, shall be
                                                equal to the issue price of each Class A
                                                Subordinate Share or security convertible
                                                into Class A Subordinate Shares then
                                                issued.
                                                The preemptive rights do not apply in the
                                                case of the issuance of Class A
                                                Subordinate Shares or securities
                                                convertible into Class A Subordinate
                                                Shares:
                                                (1)  in payment of stock dividend;
                                                (2)  pursuant to the stock option plans or
                                                     share purchase plans of CGI;
                                                (3)  in connection with the conversion of
                                                     Class B Shares (multiple voting) into
                                                     Class A Subordinate Shares pursuant
                                                     to the articles of incorporation of
                                                     CGI; or
                                                (4)  further to the exercise of the
                                                     conversion, exchange or acquisition
                                                     rights attached to securities
                                                     convertible into Class A Subordinate
                                                     Shares.
                                                Any holder of Class B Shares (multiple
                                                voting) may assign its preemptive rights
                                                to other holders of Class B Shares
                                                (multiple voting).
                                                Under the options agreement among Bell
                                                Canada, CGI, BCE Inc. and various other
                                                shareholders of CGI, Messrs. Godin, Imbeau
                                                and Brassard and their respective holding
                                                companies have undertaken to assign to BCE
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PROVISIONS CURRENTLY APPLICABLE TO IMRGLOBAL   PROVISIONS APPLICABLE TO CGI SHAREHOLDERS
                SHAREHOLDERS
                                                Inc. the right, at BCE's sole option, to
                                                acquire any portion of the Class B Shares
                                                (multiple voting) to which Messrs. Godin,
                                                Imbeau and Brassard and their respective
                                                holding companies would be entitled to
                                                subscribe pursuant to the preemptive
                                                rights provided for in the articles of
                                                incorporation of CGI and which Messrs.
                                                Godin, Imbeau and Brassard and their
                                                respective holding companies decide not to
                                                acquire.
                                                Under the options agreement, CGI may not
                                                issue Class A Subordinate Shares or any
                                                securities convertible into Class A
                                                Subordinate Shares without offering to BCE
                                                Inc. the right to subscribe to additional
                                                Class A Subordinate Shares to permit BCE
                                                to fully maintain its pro rata equity
                                                participation in the capital of CGI, at
                                                equivalent prices.
                                                BCE's preemptive rights do not apply in
                                                the case of issuances of Class A
                                                Subordinate Shares:
                                                (1)  in payment of stock dividends;
                                                (2)  upon exercise of options granted
                                                     pursuant to the CGI share option
                                                     plan;
                                                (3)  in connection with the conversion of
                                                     Class B Shares (multiple voting) into
                                                     Class A Subordinate Shares pursuant
                                                     to the articles of incorporation of
                                                     CGI; or
                                                (4)  in connection with the exercise of
                                                     the conversion, exchange or
                                                     acquisition rights attached to
                                                     securities convertible into Class A
                                                     Subordinate Shares.
                                                Notwithstanding the foregoing, CGI must,
                                                at the request of BCE Inc., issue Class A
                                                Subordinate Shares to BCE, on or before
                                                February 28 of each year, up to the
                                                aggregate number of shares which allows
                                                BCE to maintain the same proportionate
                                                holding of Class A Subordinate Shares as
                                                it had prior to each issuance of shares
                                                upon the exercise of options granted
                                                pursuant to the CGI share option plan.
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PROVISIONS CURRENTLY APPLICABLE TO IMRGLOBAL   PROVISIONS APPLICABLE TO CGI SHAREHOLDERS
                SHAREHOLDERS
                                    CONVERSION RIGHTS

- IMRglobal's articles of incorporation       - CGI articles of incorporation provide
  provide that shares of preferred stock of     conversion rights for certain classes of
  IMRglobal convertible into shares of          shares:
  common stock may be issued with all of the    (1)  Class A Subordinate Shares are
  rights, privileges, and designations as            convertible, at the option of the
  may be set by IMRglobal's board of                 holder, into Class B Shares (multiple
  directors. There are currently no out-             voting) in the event of certain
  standing shares of preferred stock of IMR-         takeover bids on Class B Shares
  global.                                            (multiple voting),
                                                (2)  Class B Shares (multiple voting) are
                                                     convertible at any time at the option
                                                     of the holder into Class A
                                                     Subordinate Shares; and
                                                (3)  If BCE Inc. and any of its wholly
                                                     owned subsidiaries hold in the
                                                     aggregate at least 30% of the
                                                     outstanding equity shares of CGI,
                                                     Class B Shares (multiple voting) are
                                                     automatically convertible on a
                                                     one-for-one basis into Class A
                                                     Subordinate Shares, thereby
                                                     eliminating the multiple votes to
                                                     which the Class B Shares (multiple
                                                     voting) are entitled, as of the
                                                     earliest of:
                                                        - January 5, 2004,
                                                        - 90 calendar days after written
                                                          notice by BCE Inc. that CGI or
                                                          any of Messrs. Godin, Imbeau or
                                                          Brassard or their respective
                                                          holding companies is in breach
                                                          in any material respect of their
                                                          agreements with BCE, which
                                                          breach was not cured or
                                                          remedied, and
                                                        - the date of an order issued by
                                                          an arbitrator in connection with
                                                          the resolution of the dispute in
                                                          connection with this material
                                                          breach, if CGI, or any of
                                                          Messrs. Godin, Imbeau or
                                                          Brassard or their respective
                                                          holding companies choose to
                                                          submit the matter to arbitration
                                                          in accordance with their
                                                          agreements with BCE.

                                              - Under the options agreement, Messrs.
                                                Godin, Imbeau and Brassard and their
                                                holding companies have agreed, until the
                                                termination of the options agreement, not
                                                to convert the Class A Subordinate Shares
                                                they own into Class B Shares (multiple
                                                voting), except as provided in the options
                                                agreement.
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PROVISIONS CURRENTLY APPLICABLE TO IMRGLOBAL   PROVISIONS APPLICABLE TO CGI SHAREHOLDERS
                SHAREHOLDERS

                            AMENDMENT OF GOVERNING INSTRUMENTS

- Florida law provides that, unless a         - The Companies Act (Quebec) provides that,
  corporation's articles of incorporation       subject to certain exceptions which
  provide otherwise, a board of directors       include creation of series and stock
  may amend certain provisions of the           splits, any amendments to the articles of
  corporation's articles of incorporation       incorporation generally requires:
  without shareholder approval. The             (1)  that the directors pass a bylaw;
  amendments so permitted are technical and,    (2)  that the bylaw be confirmed by at
  generally, do not affect shareholder               least 66 2/3% of the votes cast by
  interests. All other amendments to the             the shareholders at a special general
  articles of association require                    meeting called for that purpose; and
  (1)  the recommendation of the board of       (3)  if the amendment is a conversion of
       directors (unless there is a conflict         shares, that the bylaw be confirmed
       of interest or other special                  by all the holders of the class of
       circumstance);                                shares affected by the conversion or
  (2)  the affirmative vote of a majority of         that an arrangement be approved by at
       the outstanding stock entitled to             least 75% of the votes cast by the
       vote; and                                     shareholders of the class affected at
  (3)  the affirmative vote of a majority of         a special meeting called for that
       the outstanding stock of each class           purpose.
       adversely affected by the amendment.   - Any transaction affecting the rights of
- Under IMRglobal's articles of                 shareholders or any class of them may be
  incorporation, approval of the holders of     dealt with by way of arrangement. An
  shares representing at least 66 2/3% of       arrangement requires the confirmation by
  the voting power of the capital stock of      at least 75% of the votes cast by the
  IMRglobal entitled to vote is required to     shareholders of the class affected at a
  amend or repeal any of the provisions of      special meeting called upon for that
  the IMRglobal articles of incorporation       purpose.
  relating to:                                - The articles of incorporation of CGI
  (1)  the number of directors;                 provide that any amendment to the articles
  (2)  the classification of the IMRglobal      affecting the rights, privileges,
       board of directors;                      restrictions or conditions attaching to
  (3)  filling vacancies on the board of        the Class A Subordinate Shares or the
       directors;                               Class B Shares (multiple voting) requires,
  (4)  the removal of directors;                in addition to the requirements of the
  (5)  limitations on the liability of          Companies Act (Quebec), that the bylaw
       directors;                               amending the articles of incorporation be
  (6)  annual and special meetings of share-    confirmed by:
       holders;                                 (1)  at least 66 2/3% of the votes cast at
  (7)  the amendment to the IMRglobal                a shareholders meeting by holders of
       bylaws;                                       Class A Subordinate Shares and Class
  (8)  the amendment of the provisions of            B Shares (multiple voting) voting
       IMRglobal's articles of incorporation         together; and
       described herein;                        (2)  in the event the rights, privileges,
  (9)  the capital stock; or                         restrictions or conditions attached
                                                     to the Class A Subordinate Shares, as
                                                     a class, or the
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PROVISIONS CURRENTLY APPLICABLE TO IMRGLOBAL   PROVISIONS APPLICABLE TO CGI SHAREHOLDERS
                SHAREHOLDERS
  (10) the right of the IMRglobal board of           Class B Shares (multiple voting), as
       directors to consider clients,                a class, are affected in a manner
       creditors, employees and other                different from that of the other
       constituencies in determining whether         class of shares, at least 66 2/3% of
       to take any corporate action.                 the votes cast at a shareholders
- Under Florida law, the board of directors          meeting by holders of the class of
  has the power to adopt, amend or repeal            shares so affected in a different
  the bylaws of a company unless                     manner, voting separately, as a
  (1)  the articles of incorporation                 class.
       reserves the power to amend the
       bylaws generally or a particular
       bylaw provision exclusively to the
       shareholders, or
  (2)  the shareholders provide in a bylaw
       provision expressly that the board of
       directors may not amend the bylaws or
       a particular bylaw provision.
  The shareholders may amend or repeal
  bylaws even though the board of directors
  also have the power. The IMRglobal
  articles of incorporation authorize the
  IMRglobal board of directors to adopt,
  amend or repeal the IMRglobal bylaws by a
  vote of a majority of the directors.

                                     PREFERRED STOCK

- The IMRglobal articles of incorporation     - Subject to the options agreement among
  authorize the IMRglobal board of directors    Bell Canada, CGI, BCE Inc. and various
  (1)  to provide for the issuance of one or    other shareholders of CGI, CGI's articles
       more series of preferred stock;          of incorporation permit CGI to issue new
  (2)  to issue up to 10,000,000 shares of      series of first or second preferred shares
       preferred stock;                         with any rights granted to holders of such
  (3)  to fix the designations and number of    shares as specified in the articles of
       the shares constituting each series      incorporation including rights of priority
       of preferred stock; and                  over the CGI Class A Subordinate Shares
  (4)  to fix for each series, its relative     and Class B Shares (multiple voting). CGI
       rights.                                  currently has only outstanding Class A
                                                Subordinate Shares and Class B Shares
                                                (multiple voting).
                                    STOCK CLASS RIGHTS

- Under Florida law, any change to the        - As described under "Amendment of Gov-
  rights of holders of IMRglobal's common       erning Instruments," "Shareholders' Votes
  stock or preferred stock would require an     on Certain Transactions," and "Provisions
  amendment to the IMRglobal articles of        Relating to Share Acquisitions and Certain
  incorporation, except for certain stock       Business Combinations," certain amendments
  splits. Holders of shares of a class or       to CGI's articles of incorporation as well
  series are entitled to vote as a class        as certain
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PROVISIONS CURRENTLY APPLICABLE TO IMRGLOBAL   PROVISIONS APPLICABLE TO CGI SHAREHOLDERS
                SHAREHOLDERS
  upon a proposed amendment to the articles     transactions which, in each case, affect
  of incorporation if the amendment will        the rights of Class A Subordinate Shares
  (1)  increase or decrease the authorized      or Class B Shares (multiple voting)
       shares of the class or series;           generally require approval by holders of
  (2)  change the shares of the class or        such class voting together as a single
       series into shares of another class      class.
       or series;
  (3)  create a new class of shares having
       rights or preferences regarding
       distributions that are superior or
       equal to the shares of the class; or
  (4)  alter or change the powers,
       preferences or special rights of the
       shares of the class or series so as
       to affect them adversely.

                       SHAREHOLDERS' VOTES ON CERTAIN TRANSACTIONS

- Generally, under Florida law, unless the    - Under Quebec law, unless the articles of
  articles of incorporation provide for the     incorporation provide for the vote of a
  vote of a larger portion of the stock,        larger portion of the shares, certain
  completion of a merger or consolidation or    transactions, including completion of a
  sale of substantially all of a                merger or dissolution generally require:
  corporation's assets or dissolution           (1)  approval of the board of directors;
  requires                                      (2)  approval of the holders of shares
  (1)  the approval of the board of                  representing at least 66 2/3% of the
       directors; and                                voting power of the share capital of
  (2)  approvals by the vote of the holders          CGI entitled to vote; and
       of a majority of the outstanding         (3)  in case of a merger which affects the
       stock.                                        rights, privileges, conditions or
  IMRglobal's articles of incorporation do           restrictions of shares of a class and
  not provide for the vote of a larger               changes them in relation to another
  portion of the stock for a merger or               class, approval of the holders of the
  consolidation.                                     class of shares so affected
  - The rules of the Nasdaq National Market,         representing at least 66 2/3% of the
    on which IMRglobal's common stock is             voting power of such class of shares.
    listed, are similar to those of the NYSE    - Under the rules of the Toronto Stock
    with respect to acquisitions, except          Exchange, acquisitions do not generally
    that approval of shareholders is              require shareholder approval if the
    required in connection with an                aggregate number of securities issued in
    acquisition transaction involving an          connection with the acquisition does not
    officer, director or substantial              exceed 25% of the number of securities
    shareholder only if 5% or more of the         of the issue outstanding (on a
    outstanding stock or voting power is          non-diluted basis) prior to giving
    being issued.                                 effect to such transaction.
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PROVISIONS CURRENTLY APPLICABLE TO IMRGLOBAL   PROVISIONS APPLICABLE TO CGI SHAREHOLDERS
                SHAREHOLDERS
                                                  Notwithstanding the foregoing, the
                                                  Toronto Stock Exchange may require
                                                  shareholder approval if, in its opinion,
                                                  the proposed transaction:
                                                (1)  may materially affect control of the
                                                     company;
                                                (2)  has not been negotiated at arm's
                                                     length; or
                                                (3)  is of such nature as to make
                                                     shareholder approval desirable,
                                                     having regard to the interests of the
                                                     company's shareholders and the
                                                     investing public.
                                                - Under the rules of the NYSE,
                                                  acquisitions involving
                                                (1)  any director, officer or substantial
                                                     security holders and the issuance of
                                                     additional shares of common stock of
                                                     a listed company totaling one percent
                                                     or more of the outstanding shares of
                                                     that company's common stock or one
                                                     percent or more of the voting power
                                                     of the company; or
                                                (2)  the issuance of additional shares of
                                                     common stock of a listed company
                                                     totaling 20% or more of the
                                                     outstanding shares of common stock or
                                                     20% or more of the voting power of
                                                     the company
                                                require the approval of the holders of a
                                                majority of the shares voting on the
                                                acquisition. Other transactions do not
                                                require shareholder approval under the
                                                NYSE rules.

                                   RIGHTS OF INSPECTION

- Florida law allows any shareholder to       - Under the Companies Act (Quebec), any
  inspect the shareholders list for a           shareholder can have access and inspect
  meeting during regular business hours ten     during reasonable business hours of every
  days prior to the meeting, during the         day, except Sundays and holidays, at the
  meeting and during any adjournment of the     company's head office or chief place of
  meeting. In addition, any shareholder can     business, the constituting documents,
  inspect and copy, during regular business     bylaws, minutes of shareholders' meetings,
  hours at the corporation's principal          resolutions of shareholders, shareholder
  office, the corporation's governing docu-     records, register of transfers and
  ments, such as articles of incorporation,     director registers. Any shareholder can
  bylaws, resolutions of the board of           also obtain a copy of the articles of
  directors establishing securities and         incorporation and bylaws of the company.
  minutes of share-
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PROVISIONS CURRENTLY APPLICABLE TO IMRGLOBAL   PROVISIONS APPLICABLE TO CGI SHAREHOLDERS
                SHAREHOLDERS
  holders meetings, if the shareholder gives
  written notice of his or her demand at
  least five business days in advance. Any
  shareholder can also inspect and copy,
  during regular business hours at a
  reasonable location specified by the
  corporation, other minutes of the board of
  directors or its committees, accounting
  records, shareholder records and any other
  books and records of the corporation, if
  (1) the shareholder gives written notice
  of his or her demand at least five
  business days in advance, (2) the demand
  is made in good faith and for a proper
  purpose, (3) the purpose is described and
  the records to be inspected or copied are
  specified and (4) the records specified
  are directly connected with the share-
  holder's purpose.

                            STANDARD OF CONDUCT FOR DIRECTORS

- Florida law requires that a director        - Under Quebec law, a director is considered
  discharge his duties:                         to be the mandatary of the Company. He
  (1)  in good faith;                           must, in the performance of his duties,
  (2)  with the care of an ordinarily           conform to the obligations imposed on him
       prudent person in a like position        by law, the constituting act or the bylaws
       would exercise under similar             of the company and he must act within the
       circumstances; and                       limits of the powers conferred upon him.
  (3)  in a manner he reasonably believes to    Furthermore, Quebec law requires that a
       be in the best interests of the          director act with prudence and diligence
       corporation.                             and with honesty and loyalty in the best
  In discharging his duties, a director may     interest of the company.
  consider such factors as he considers       - CGI's board currently consists of 13
  relevant, including the long-term           members, 10 of whom are non-executive
  prospects and interests of the corporation    officers of CGI.
  and its shareholders, and the social,
  economic, legal or other effects of any
  action on the employees, suppliers, cus-
  tomers of the corporation, the community
  and society in which the corporation
  operates, and the economy of Florida and
  the United States.
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PROVISIONS CURRENTLY APPLICABLE TO IMRGLOBAL   PROVISIONS APPLICABLE TO CGI SHAREHOLDERS
                SHAREHOLDERS
- The IMRglobal board of directors currently
  consists of five members, three of whom
  are executive officers of IMRglobal.

                         CLASSIFICATION OF THE BOARD OF DIRECTORS

- Florida law permits the articles of         - The Companies Act (Quebec) does not pro-
  incorporation or a shareholder-adopted        vide for classified board of directors;
  bylaw to provide that directors be divided    however, it is not prohibited. CGI's
  into one, two or three classes, with the      articles of incorporation do not provide
  term of office of one class of directors      for a classified board of directors.
  to expire each year.
  IMRglobal's articles of incorporation
  provide that, except with regard to
  directors elected or appointed in respect
  of any class of preferred stock, the
  IMRglobal board of directors will be
  divided into three classes of directors
  with
  (1)  the number of directors divided as
       evenly as possible among the three
       classes; and
  (2)  each class elected to serve for a
       term of three years.
  The provision of IMRglobal's articles of
  incorporation relating to the
  classification of the IMRglobal board of
  directors may only be amended or repealed
  with the approval of the IMRglobal board
  of directors and by the affirmative vote
  of the holders of shares representing at
  least 66 2/3% of the combined voting power
  of the outstanding shares of capital stock
  of IMRglobal entitled to vote.

                                   REMOVAL OF DIRECTORS

- Florida law provides that, absent a         - Under the Companies Act (Quebec), unless
  provision in the articles of incorporation    otherwise provided for in the articles of
  permitting removal of directors only for      incorporation, the shareholders may, by
  cause, the directors may be removed with      ordinary resolution, remove a director at
  or without cause if the number of votes       a special meeting called for that purpose.
  cast to remove the director exceeds the       The articles of incorporation and bylaws
  number of votes cast not to remove him or     of CGI do not provide otherwise.
  her. If a corporation has cumulative
  voting, Florida law provides that a direc-
  tor is not removed from the board of
  directors
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PROVISIONS CURRENTLY APPLICABLE TO IMRGLOBAL   PROVISIONS APPLICABLE TO CGI SHAREHOLDERS
                SHAREHOLDERS
  if the votes cast against removal of the
  director would be sufficient to elect the
  director at an election of the entire
  board of directors under cumulative
  voting. The IMRglobal articles of
  incorporation do not provide for cumu-
  lative voting.
- Under IMRglobal's articles of
  incorporation, directors of IMRglobal may
  be removed only for cause by the
  affirmative vote of holders of 66 2/3% of
  the shares entitled to vote for the
  election of directors. For this purpose,
  "for cause" means: (i) misconduct as a
  director of IMRglobal or any subsidiary of
  IMRglobal which involves dishonesty with
  respect to a material corporate activity
  or material corporate assets; or (ii)
  conviction of an offense punishable by one
  or more years of imprisonment (other than
  minor regulatory infractions and traffic
  violations which do not materially and
  adversely affect IMRglobal). At least 30
  days prior to the shareholders meeting at
  which a director's removal is to be
  considered, written notice must be sent to
  the affected director.

                           VACANCIES ON THE BOARD OF DIRECTORS

- Under Florida law, unless otherwise         - Under the Companies Act (Quebec), a
  provided in the articles of incorporation,    vacancy created by the removal of a
  (1)  vacancies on a board of directors;       director may be filled at the shareholders
       and                                      meeting at which the removal took place
  (2)  newly created directorships resulting    or, if not so filled, by the directors for
       from an increase in the number of        the remainder of the term. Any other
       directors                                vacancy may be filled, for the remainder
  may be filled by a majority of the            of the term, by the directors. The
  directors in office. In the case of a         articles of incorporation and bylaws of
  classified board, directors elected to        CGI do not provide otherwise.
  fill vacancies or newly created
  directorships will hold office until the
  next election of the class for which the
  directors have been chosen.
- IMRglobal's articles of incorporation
  provide that, subject to the rights of any
  holders of preferred stock,
  (1)  any vacancies on IMRglobal's board of
       directors; or
  (2)  newly created directorships may be
       filled
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PROVISIONS CURRENTLY APPLICABLE TO IMRGLOBAL   PROVISIONS APPLICABLE TO CGI SHAREHOLDERS
                SHAREHOLDERS
       by the affirmative vote of a majority
       of the remaining directors in office,
       even if less than a quorum, or, if
       not filed by the directors, by the
       shareholders. IMRglobal's articles of
       incorporation also provide that any
       directors chosen to fill a vacancy
       will serve until the next election of
       the class to which the director was
       appointed.

                           LIABILITY OF DIRECTORS AND OFFICERS

- Florida law provides that a director is     - Under Quebec law, a director can be held
  not personally liable for monetary damages    personally liable in certain
  to the corporation or any other person for    circumstances, which include:
  any statement, vote, decision, or failure     (1)  if he does not act, in the
  to act, regarding corporate management or          performance of his duties, in
  policy unless                                      conformity with the obligations
  (1)  the director breached or failed to            imposed on him by law, the consti-
       perform his duties as a director and          tuting act, the bylaws of the company
  (2)  the director's breach or failure to           or, does not act within the limits of
       perform his duties constitute                 the powers conferred upon him;
- a violation of criminal law, unless the       (2)  if he does not act with prudence and
  director had reasonable cause to believe           diligence and honesty and loyalty in
  his conduct was lawful                             the best interest of the company;
- a transaction from which the director         (3)  if he commingles the property of the
  derived an improper personal benefit;              company with his own property or if
- conscious disregard for the best interest          he uses for his own profit or that of
  of the corporation or willful misconduct,          a third party any property of the
  in the case of actions on behalf of the            company or any information he obtains
  corporation or its shareholders;                   by reason of his duties, unless he is
- in the case of an action by someone other          authorized to do so by the members of
  than the corporation or its shareholders,          the company;
  an act committed with recklessness, bad       (4)  to its employees, for all debts not
  faith or with malicious purpose or in a            exceeding six months' wages due for
  manner exhibiting wanton and willful               services rendered to the company;
  disregard of human rights, safety or          (5)  if a financial assistance is granted
  property; or                                       by the company to a shareholder in
- intentional or negligent payment of                contravention with the provisions of
  unlawful dividends or stock purchases or           the Companies Act (Quebec);
  redemptions.                                  (6)  if the payment of a dividend is
  IMRglobal's articles of incorporation              authorized in contravention with the
  provide that a director of IMRglobal will          provisions of the Companies Act
  not be personally liable to IMRglobal or           (Quebec);
  its shareholders for monetary damages for     (7)  if the acquisition of the company's
  breach of fiduciary duty as a director             shares or payment thereof is made in
  except as provided by Florida law.                 contravention with the provisions of
                                                     the Companies Act (Quebec);
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PROVISIONS CURRENTLY APPLICABLE TO IMRGLOBAL   PROVISIONS APPLICABLE TO CGI SHAREHOLDERS
                SHAREHOLDERS
                                                (8)  if a reduction of share capital is
                                                     authorized in contravention with the
                                                     provisions of the Companies Act
                                                     (Quebec);
                                                (9)  for the debts of the company existing
                                                     at the time of dissolution of the
                                                     company, to every creditor of the
                                                     company who has not given his consent
                                                     to the fact that the debts and
                                                     obligations of the company have not
                                                     been duly provided for or pro-
                                                     tected;
                                                (10) in the event a company omits to make
                                                    withholdings at source; and
                                                (11) in the event a company omits to pay
                                                    the goods and services tax in Canada.
                                                Under the Companies Act (Quebec), a direc-
                                                tor is presumed to have acted with
                                                appropriate skill and with prudence and
                                                diligence if he relies on the opinion or
                                                report of an expert to take a decision.
                                                Also, a director present at a meeting of
                                                the board of directors or executive
                                                committee is deemed to have approved any
                                                resolution or participated in any measure
                                                taken at that meeting, unless:
                                                (1)  he demands at the meeting that his
                                                     dissent be registered in the minutes
                                                     of proceedings, or
                                                (2)  he notifies the secretary of the
                                                     meeting in writing of his dissent
                                                     before the adjournment or rising of
                                                     the meeting.

                        INDEMNIFICATION OF DIRECTORS AND OFFICERS

- Florida law provides that a corporation     - Under the Companies Act (Quebec), a com-
  may indemnify any officer or director who     pany shall assume the defense of its
  is made a party to any third party suit or    directors and officers in any action
  proceeding on account of being a director,    prosecuted by a third person for an act
  officer or employee of the corporation        done in the exercise of his duties and
  against expenses, including attorney's        shall pay damages, if any, resulting from
  fees, judgments, fines and amounts paid in    that act, unless the director or officer
  settlement reasonably incurred by him in      has committed a grievous offense or a
  connection with the action, through, among    personal offense separable from the
  other things, a majority vote of a quorum     exercise of his duties. However, in a
  consisting of directors who were not          penal or criminal proceeding, the company
  parties to the suit or proceeding, if the     shall assume only the payment of the
  officer or director                           expenses of its director or officer if he
                                                had reasonable grounds to believe
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PROVISIONS CURRENTLY APPLICABLE TO IMRGLOBAL   PROVISIONS APPLICABLE TO CGI SHAREHOLDERS
                SHAREHOLDERS
  (1)  acted in good faith and in a manner      that his conduct was in conformity with
       he reasonably believed to be in, or      the law, or the payment of the expenses of
       not opposed to, the best interests of    a director or officer, if he has been
       the corporation; and                     freed or acquitted.
  (2)  in a criminal proceeding, had no         CGI's bylaws provide that the board of
       reasonable cause to believe his          directors may purchase, for the benefit of
       conduct was unlawful.                    the directors, officers or their
  - IMRglobal's bylaws provide that             predecessors or any other person who has
  (1)  IMRglobal shall indemnify its current    assumed or who is about to assume a
       and former directors and officers as     responsibility on behalf of CGI or any
       permitted by Florida law; and            corporation controlled by it, insurance
  (2)  IMRglobal may advance payment of any     covering the liability they incur for hav-
       expenses incurred in connection with     ing acted in their capacity as directors
       any proceeding.                          or officers of the company, with the
  - IMRglobal maintains directors' and          exception of the liability resulting from
    officers' liability insurance.              their own negligence or a personal fault
                                                separable from the performance of their
                                                duties.
                                              - CGI maintains directors' and officers'
                                                liability insurance.

                      CONFLICT OF INTEREST OF DIRECTORS AND OFFICERS

- Florida law provides that no contract or    - The Quebec Civil Code provides that a
  transaction between the corporation and       director shall avoid placing himself in
  one or more of the directors, or between      any situation where his personal interest
  the corporation and any other corporation,    would be in conflict with his obligations
  partnership, association, or other            as a director. A director shall declare to
  organization in which one or more of the      the company any interest he has in an
  directors are directors or officers, or       enterprise or association that may place
  have a financial interest, shall be void      him in a situation of conflict of interest
  or voidable solely for this reason, or        and of any right he may set up against it,
  solely because the director is present at     indicating their nature and value. The
  or participates in the meeting of the         declaration of interest is recorded in the
  board of directors which authorizes the       minutes of the proceedings of the board of
  contract or transaction or solely because     directors.
  his or her or their votes are counted for
  such purpose, if:
  (1)  the fact of such relationship or
       interest is disclosed or known to the
       board of directors or committee of
       directors which authorizes, approves,
       or ratifies the contract or
       transaction by a vote or consent
       sufficient for the purpose without
       counting the votes or consents of
       these interested directors;
  (2)  the fact of such relationship or
       interest is disclosed or known to the
       shareholders entitled to vote and
       they authorize,
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PROVISIONS CURRENTLY APPLICABLE TO IMRGLOBAL   PROVISIONS APPLICABLE TO CGI SHAREHOLDERS
                SHAREHOLDERS
       approve, or ratify such contract or
       transaction by vote or written
       consent; or
  (3)  the contract or transaction is fair
       and reasonable as to the corporation
       at the time it is authorized by the
       board, a committee of directors, or
       the shareholders.

                                   SHAREHOLDERS' SUITS

- Under Florida law, a shareholder may        - Under Quebec law, a shareholder may
  initiate a derivative action to enforce a     initiate a derivative action to enforce a
  right of a corporation if the corporation     right of a company if the company fails to
  fails to enforce the right itself. An         enforce the right itself. However, the
  individual may also commence a class          shareholder must generally demonstrate
  action suit on behalf of himself and other    certain facts, including that:
  similarly situated shareholders where the     (1)  he is a shareholder of the company;
  requirements for maintaining a class               and
  action under Florida law have been met.       (2)  the decision of the company not to
  The complaint must                                 enforce its right was not taken in
  (1)  state that the plaintiff was a                the best interest of the company and
       shareholder at the time of the                was taken to advantage the directors
       transaction of which the plaintiff            of the company or persons that they
       complains or that the plaintiff's             want to protect.
       shares thereafter devolved on the        - The Quebec Civil Code also provides that
       plaintiff by operation of law; and       in case of fraud with regard to the
  (2)  allege with particularity the demand     company, the court may, on the application
       made by the plaintiff to obtain the      of an interested party, hold the founders,
       action the plaintiff desires from the    directors, other senior officers or
       directors and that the demand was        members of the company who have
       refused or ignored.                      participated in the alleged act or derived
  The corporation may request the court to      personal profit therefrom liable, to the
  dismiss the proceeding if the independent     extent it indicates, for any damage
  directors or a committee of independent       suffered by the company.
  directors determines in good faith after
  reasonable investigation that the
  maintenance of the derivative sent is not
  in the best interests of the corporation.

       PROVISIONS RELATING TO SHARE ACQUISITIONS AND CERTAIN BUSINESS COMBINATIONS

- Florida law contains a provision which      - Under the Ontario Securities Commission
  restricts many business combination           and the Quebec Securities Commission
  transactions with an interested               regulations, certain transactions
  shareholder for five years after the          including related party transactions,
  interested shareholder has acquired 10% of    require an issuer, subject to these
  the voting power of a corporation. Under      regulations in certain cases, to obtain
  Florida law, if a business combi-             formal valuation and minority
                                                shareholders' approval,
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PROVISIONS CURRENTLY APPLICABLE TO IMRGLOBAL   PROVISIONS APPLICABLE TO CGI SHAREHOLDERS
                SHAREHOLDERS
  nation, including a merger, a disposition     before proceeding with the proposed
  of substantially all assets, an issuance      transaction. Under these regulations, a
  of securities and other similar               related party includes a person or a
  transactions, occurs with a person who,       company, whether alone or jointly or in
  together with its affiliates, owns 10% or     concert with others, that holds securities
  more of the outstanding capital stock of      of the issuer or of the interested party
  the subject corporation, a related person,    sufficient to affect materially the
  then the combination must be approved by      control of the issuer or of the interested
  two-thirds of the outstanding capital         party.
  stock entitled to vote for directors.         A formal valuation will generally mean for
  However, the combination may occur without    a transaction, a valuation prepared in
  such a vote if, among other exceptions,       accordance with the applicable regulation
  (i) a majority of disinterested directors     and that contains a qualified and
  approves the transaction, (ii) the            independent appraiser's opinion as to a
  corporation has not had more than 300         value or range of values representing the
  shareholders of record during the 3 years     fair market value of the subject matter of
  prior to the announcement of the proposed     the valuation. The minority shareholder
  transaction, or (iii) the related person      approval will entail, with respect to an
  is the beneficial owner of at least 90% of    issuer, approval of the proposed
  the outstanding voting shares of the          transaction by a majority of the votes
  corporation, exclusive of shares acquired     cast by holders of each class of the
  directly from the corporation in a            affected securities at a meeting of
  transaction not approved by a majority of     shareholders of that class called to
  disinterested directors. The merger is not    consider the transaction. However, in
  subject to this provision as a result of      certain circumstances, a related party
  IMRglobal's approval of the voting            transaction may proceed without the
  agreement.                                    requirement of a formal valuation or the
- Florida law also contains a control share     approval of minority shareholders in
  provision. This provision generally           accordance with exemptions available under
  provides that shares acquired in a            the regulations including discretionary
  "control share acquisition" will not          exemptions. The merger is not subject to
  possess any voting rights unless such         the provisions of these regulations.
  voting rights are approved by a majority      Under the rules of the TSE, a company pro-
  of the corporation's disinterested            posing to enter into a property
  shareholders. A "control share                transaction with a person who, in the
  acquisition" is an acquisition, directly      opinion of the TSE, is not at arm's length
  or indirectly, by any person of owner-        to the company, may be required to
  ship of, or the power to direct the           provide, independently prepared
  exercise of voting power with respect to,     documentation such as an engineer's
  issued and outstanding "control shares" of    report. The TSE may also require
  a publicly held Florida corporation.          shareholder approval if, in its opinion,
  "Control shares" are shares, that, except     the proposed transaction has not been
  for the control share provision, would        negotiated at arm's length such as in a
  have voting power that, when added to all     related party transaction.
  other shares owned by a person or in
  respect to which such person may exer-
  cise or direct the exercise of voting
  power, would entitle such person,
  immediately after acquisition of such
  shares, directly or indirectly, along or
  as a part of a group, to exercise or
  direct the exercise of voting power in the
  election of directors within any of the
  following ranges: (a) at least 20 percent
  but less than 33 percent of all voting
  power, (b) at
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PROVISIONS CURRENTLY APPLICABLE TO IMRGLOBAL   PROVISIONS APPLICABLE TO CGI SHAREHOLDERS
                SHAREHOLDERS
  least 33 percent but less than a majority
  of all voting power, or (c) a majority or
  more of all voting power. The shares of
  IMRglobal common stock subject to the
  voting agreement are not affected by this
  provision because IMRglobal's board of
  directors approved of the agreement.
  The merger of CGI and IMRglobal is not
  governed by the limitations set forth
  above. The IMRglobal board of directors
  has unanimously approved and adopted the
  merger and the merger agreement.

                         DIRECTORS' FIDUCIARY DUTIES IN TAKEOVERS

- Under Florida law, directors generally      - Under Quebec law, directors of a company
  have a duty to act without self-interest,     have a fiduciary duty to take only those
  on a well-informed basis and in a manner      actions which are in the interests of the
  they reasonably believe to be in the best     company.
  interests of the shareholders.
- IMRglobal's articles of incorporation
  permit the IMRglobal board of directors to
  take into account, in determining whether
  to take any action, the interests of its
  employees, customers, suppliers, creditors
  and the communities in which IMRglobal
  does business.

                                 DISCLOSURE OF INTERESTS

- Acquirors of IMRglobal common stock are     - Under U.S. law, acquirors of the Class A
  subject to disclosure requirements under      Subordinate Shares are subject to the same
  Section 13(d)(1) of the Exchange Act and      reporting requirements on Schedule 13D or
  Rule 13d-1 thereunder, which provide that     Schedule 13G as are applicable to
  any person who becomes the beneficial         acquirors of IMRglobal shares. In
  owner of more than 5% of the outstanding      addition, under Canadian securities law, a
  IMRglobal common stock must, within 10        person who becomes an insider of CGI must
  days after such acquisition                   disclose to the appropriate securities
  (1)  file a Schedule 13D or Schedule 13G      commissions his control over the
       with the SEC disclosing specified        securities of CGI. An insider is:
       information; and                         (1)  CGI, its subsidiaries, its directors,
  (2)  send a copy of the Schedule 13D or            its executive officers and the
       Schedule 13G to IMRglobal and to each         directors and executive officers of
       securities exchange on which                  its subsidiaries;
       IMRglobal common stock is traded.        (2)  any person who exercises control over
                                                     more than 10% of a class of shares of
                                                     CGI to which are attached voting
                                                     rights

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


PROVISIONS CURRENTLY APPLICABLE TO IMRGLOBAL   PROVISIONS APPLICABLE TO CGI SHAREHOLDERS
                SHAREHOLDERS
- IMRglobal is required by the rules of the          or an unlimited right to a share of
  SEC to disclose in the proxy statement             the profits and its assets in case of
  relating to its annual meeting of                  winding- up;
  shareholders the identity and number of       (3)  the directors and executive officers
  shares of IMRglobal common stock                   of a person referred to in item (2)
  beneficially owned by:                             above.
  (1)  each of its directors;                   An insider of CGI must file a report in
  (2)  its chief executive officer;             accordance with the conditions and in the
  (3)  each of its four most highly             form prescribed, disclosing any change in
       compensated executive officers other     his control over the securities of CGI.
       than its chief executive officer;        CGI is required, among other things, by
  (4)  all of its directors and executive       the securities regulations in Canada to
       officers as a group; and                 disclose in the proxy statement relating
  (5)  any beneficial owner of 5% or more of    to its annual meeting of shareholders, to
       the IMRglobal common stock of whom it    the knowledge of its directors and
       is aware.                                executive officers, the name and number of
                                                securities beneficially owned or over
                                                which control or direction is exercised
                                                by:
                                                (1)  each of its directors;
                                                (2)  all of its directors and executive
                                                     officers as a group; and
                                                (3)  any person exercising control or
                                                     direction over voting securities
                                                     carrying more than 10% of the voting
                                                     rights attached to any class of
                                                     securities of CGI.

   LIMITATION ON ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. FEDERAL SECURITIES LAWS
ABILITY TO BRING SUITS, ENFORCE JUDGMENTS AND
ENFORCE U.S. LAW

- IMRglobal is a U.S. company incorporated    - CGI is a Quebec company located in Mon-
  under the laws of Florida and has             treal, Quebec, Canada. Following the
  substantial assets located in the U.S. As     merger, many of the directors and officers
  a result, investors generally can initiate    of CGI will be residents of Canada and not
  lawsuits in the U.S. against IMRglobal and    the U.S. In addition, although CGI will
  its directors and officers and can enforce    have substantial assets in the U.S.,
  lawsuits based on U.S. federal securities     following the merger, the majority of
  laws in U.S. courts.                          CGI's assets and a large portion of the
                                                assets of CGI's directors and officers
                                                will be located outside of the U.S.
                                                As a result, U.S. investors may find it
                                                difficult in a lawsuit based on the civil
                                                liability provisions of the U.S. federal
                                                securities laws
                                                (1)  to effect service within the U.S.
                                                     upon CGI and the directors and
                                                     officers of CGI located outside the
                                                     U.S.;
                                                (2)  to enforce in U.S. courts or outside
                                                     the

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


PROVISIONS CURRENTLY APPLICABLE TO IMRGLOBAL   PROVISIONS APPLICABLE TO CGI SHAREHOLDERS
                SHAREHOLDERS
                                                     U.S., judgments obtained against
                                                     those persons in U.S. courts;
                                                (3)  to enforce in U.S. courts judgments
                                                     obtained against those persons in
                                                     courts in jurisdictions outside the
                                                     U.S.; and
                                                (4)  to enforce against those persons in
                                                     Canada, whether in original actions
                                                     or in actions for the enforcement of
                                                     judgments of U.S. courts, civil
                                                     liabilities based solely upon the
                                                     U.S. federal securities laws.
SHORT SWING PROFITS

- Directors and officers of IMRglobal are     - Directors and officers of CGI are not
  governed by rules under the Exchange Act      subject to the Exchange Act's "short
  that may require directors and officers to    swing" profit rules because CGI is a
  forfeit to IMRglobal any "short swing"        foreign private issuer under the Exchange
  profits realized from purchases and sales,    Act which is not subject to these rules.
  as determined under the Exchange Act and      However, directors of CGI are subject to
  the rules thereunder, of IMRglobal equity     applicable Canadian legislation
  securities.                                   prohibiting insider trading.
                                              - Also, CGI has adopted an insider trading
                                                rule of conduct pursuant to which insiders
                                                are not entitled to trade in CGI shares
                                                when in possession of privileged
                                                information regarding CGI and during
                                                certain periods of time.

                               PROXY STATEMENTS AND REPORTS
NOTICES AND REPORTS TO SHAREHOLDERS

- Under the Exchange Act proxy rules, IMR-    - As a foreign private issuer, CGI will not
  global must comply with notice and            be governed by the proxy rules under the
  disclosure requirements relating to the       Exchange Act.
  solicitation of proxies for shareholder       However, CGI is governed by applicable
  meetings.                                     securities laws in Canada and the rules of
                                                the Toronto Stock Exchange regulating
                                                notices of shareholder meetings, which
                                                provide that notice of a shareholders
                                                meeting must be accompanied by
                                                (1)  a shareholder circular; and
                                                (2)  a form of proxy.
                                                In addition, CGI sends CGI shareholders a
                                                copy of its annual report.

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


PROVISIONS CURRENTLY APPLICABLE TO IMRGLOBAL   PROVISIONS APPLICABLE TO CGI SHAREHOLDERS
                SHAREHOLDERS
                                  REPORTING REQUIREMENTS

- As a U.S. public company, IMRglobal must    - As a foreign private issuer with
  file with the SEC, among other reports and    securities listed on the New York Stock
  notices:                                      Exchange and registered under Section 12
  (1)  an Annual Report on Form 10-K within     of the Exchange Act, CGI will be required
       90 days after the end of each fiscal     to publicly file with the SEC Annual
       year;                                    Reports on Form 40-F within six months
  (2)  a Quarterly Report on Form 10-Q          after the end of each fiscal year and
       within 45 days after the end of each     reports on Form 6-K.
       fiscal quarter; and                    - CGI is also required to notify the
  (3)  Current Reports on Form 8-K upon the     applicable Canadian securities regulators
       occurrence of important corporate        of material changes, including
       events.                                  (1)  any non-arm's length transaction;
                                                (2)  a transaction reasonably expected to
                                                     have a significant effect on the
                                                     market price or the value of the
                                                     securities of CGI;
                                                (3)  significant changes in management;
                                                (4)  a change of ownership of shares of
                                                     CGI which involves more than 20% of
                                                     the outstanding voting shares of CGI
                                                     or which is sufficient to affect the
                                                     control of CGI;
                                                (5)  a reorganization, amalgamation or
                                                     merger;
                                                (6)  a substantial change in the type of
                                                     business or affairs conducted by CGI;
                                                     and
                                                (7)  major acquisitions or dispositions.

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
              DIRECTORS AND MANAGEMENT OF CGI FOLLOWING THE MERGER

DIRECTORS AND EXECUTIVE OFFICERS

    At the time the merger is completed, the board of directors of CGI will consist of its current 13 directors. CGI has agreed that the CGI board of directors will appoint Satish K. Sanan, IMRglobal's Chairman and Chief Executive Officer, if he is an employee of CGI at that time, to the board of directors of CGI should a vacancy occur. In any event, if Mr. Sanan continues as an employee of CGI, CGI has agreed to nominate him for election to CGI's board of directors at CGI's next annual meeting of shareholders, which is expected to be held in January, 2002, subject to CGI shareholder approval.

CGI DIRECTORS

    We have set forth below the name, age, current position and business experience of the 13 persons who will serve on the CGI board of directors after the completion of the merger.

YVAN ALLAIRE--59

    Mr. Allaire is Executive Vice-President Bombardier Inc. and Chairman, Bombardier Capital. At Bombardier, Mr. Allaire is responsible for the following corporate functions: acquisitions, treasury, financial engineering, strategic initiatives, legal services, communications and public relations. His first year as a director of CGI was 1999.


WILLIAM D. ANDERSON--52


    Mr. Anderson is President of BCE Ventures, Chairman of the Board of
BCI Inc., and a director of BCE Emergis Inc. and other BCE group companies. Born June 13, 1949 in Ontario, Mr. Anderson graduated with Honours in Business from the University of Western Ontario and became a chartered accountant in 1974.
Mr. Anderson joined BCE Inc. in 1992 and returned to BCE as Senior Vice-President, Finance in 1997 and was subsequently appointed Chief Financial Officer of BCE. His first year as a director of CGI was 1999.


CLAUDE BOIVIN--67


    Mr. Boivin is a director of companies, whose first year as a CGI director was 1993. Mr. Boivin is a former President and Chief Operating Officer of Hydro-Quebec, a provincially-owned public electric utility. Mr. Boivin was born on April 20, 1934 and holds a B.A. Sc. (electrical engineering) from Ecole Polytechnique, Universite de Montreal.

JEAN BRASSARD--56

    Jean Brassard is a director of companies and until 2000, he was Chief Operating Officer of CGI. He joined CGI in 1978, which was also his first year as a director of the Company. Mr. Brassard holds a Master's degree in Management from Laval University. Prior to joining CGI, Mr. Brassard held various positions with the Quebec civil service.

CLAUDE CHAMBERLAND--61

    Mr. Chamberland is President, Alcan International Ltd. He was born in 1939 and obtained his engineering degree in metallurgy from Universite Laval in 1963. Over his 37-year career with Alcan Aluminium, his responsibilities have encompassed diverse areas, ranging from technical mandates to most management levels, including executive vice-president functions. His first year as director of CGI was 1998.

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
PAULE DORE--49

    Paule Dore joined CGI in 1990 and is currently Executive Vice-President and Chief Corporate Officer. She is responsible for Human Resources, Communications, Quality, Marketing, Knowledge Management and Corporate Secretariat. For the past twenty years, Paule Dore has held management and leadership positions. She has held several prominent positions in the community including President of the Board of Trade of Metropolitan Montreal in 1996-1997. Her first year as a CGI board member was 1996.

SERGE GODIN--51

    Serge Godin is Chairman, President and CEO of CGI. He was born in Shipshaw, Quebec (Canada) in 1949. In 1976, at the age of 26, with post-secondary education in computer technology as well as management studies from Laval University, Serge Godin founded a two-person computer consulting and management company in Quebec City: CGI. Under Serge Godin's leadership, CGI has grown to become a large Canadian independent IT consulting company with a headcount of close to 10,000 employees in March 2001.


ANDRE IMBEAU--52


    In October 1976, Andre Imbeau became co-founder of CGI Group with Serge Godin. During the company's early years, Mr. Imbeau acted as consultant to many CGI clients in addition to fulfilling his administrative and financial responsibilities. In 1983, he became head of finance and administration and he now holds the title of Executive Vice-President and Chief Financial Officer of CGI. His first year as a director of the company was 1976.

DAVID L. JOHNSTON, CC--59

    Born in Sudbury, Ontario in 1941, David Johnston completed his university studies with distinction in three countries: the United States (Harvard A.B.
1963), England (Cambridge LL.B. 1965) and Canada (Queen's LL.B. 1966). Among other academic functions, David Johnston was Dean of the Faculty of Law at the University of Western Ontario in 1974, and Principal and Vice-Chancellor of McGill University in 1979. In July 1994, Mr. Johnston returned to McGill's Faculty of Law as a full-time professor. He presently chairs the Federal Government's Advisory Board on the Information Highway. Mr. Johnston's first year as a CGI director was 1994.

C. WESLEY M. SCOTT--54

    From February 2000 until his retirement on March 1, 2001, Mr. Scott was Chief Corporate Officer of BCE Inc. His retirement marked the end of over 30 years' involvement within the BCE group. He served four years with Nortel Networks from July 1995 to January 1999 as Executive Vice-President Corporate and from April 1997 also held the position of Chief Financial Officer of that company. Mr. Scott has also served as President and Chief Executive Officer of Stentor, the marketing and engineering arm of the major Canadian Telephone Companies, and as President of Bell Ontario. Mr. Scott is a graduate of the University of Toronto (Trinity College) with a Bachelor of Commerce degree and received his M.B.A. from the Harvard Business School in 1970. Mr. Scott currently serves on a number of corporate boards, including BCE Emergis, Bell Canada International, Sears Canada, C-MAC Industries and Book4Golf.com, together with other private companies. In the not-for-profit sector he is a Trustee of the Hospital for Sick Children and a director of the Hospital for Sick Children Foundation, and a Trustee of Trinity College. Mr. Scott was appointed as a CGI board member on May 8, 2001.

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
EILEEN MERCIER--53

    Mrs. Mercier is president of her own management consulting firm, Finvoy Management Inc. Until March 1995, Mrs Mercier was Senior Vice-President and Chief Financial Officer of Abitibi-Price. Mrs. Mercier holds a Master of Arts and a Master of Business Administration degrees and her career encompasses
25 years of broad, senior financial, strategic planning and general management experience in the forest products, financial services, integrated oil and communication industries. Her first year as CGI director was 1996.

JEAN C. MONTY--53

    Jean C. Monty was appointed Chairman and Chief Executive Officer of
BCE Inc. on April 26, 2000. Prior to joining BCE Inc. in 1997, Mr. Monty was Vice-Chairman and Chief Executive Officer of Nortel (Nortel Networks Corporation). Mr. Monty began his career at Bell Canada in 1974 and has held numerous positions in the BCE group. Mr. Monty has been named a member of the Order of Canada for his contributions to business, policy and community affairs. In recognition of his achievements, Mr. Monty has been named Canada's Outstanding CEO of the Year for 1997. His first year as a CGI director was 1998.

CHARLES SIROIS--46

    Charles Sirois was born in 1954. He is the founder and principal shareholder of Telesystem Ltd. and is also the Chairman and Chief Executive Officer of this private holding company. The Company includes a network of operating companies in wireless and broadband communication infrastructures and enterprises, principally involved in the development of mobile Internet services and Web-centric business solutions. Prior to February 15, 2000, he was Chairman and Chief Executive Officer of Teleglobe Inc. Mr. Sirois's first year as a director of CGI was 1998.

    For the past five years, all of the directors have been engaged in their present occupation or in other management capacities with the companies with which they currently hold positions, except for: Mr. William D. Anderson who, prior to December 1, 2000, was Chief Financial Officer of BCE Inc., Mr. Jean Brassard who, prior to October 1, 2000, was President and Chief Operating Officer of CGI Group Inc. Mr. Charles Sirois who, prior to February 15, 2000, was Chairman and Chief Executive Officer of Teleglobe Inc., and Mr. C. Wesley M. Scott who, prior to March 1, 2001, was Chief Corporate Officer of BCE Inc.

RESPONSIBILITY AND TERMS OF MEMBERS OF THE BOARD OF DIRECTORS

    The board of directors is responsible for approving CGI policy and strategy and is responsible to shareholders for CGI's financial and operational performance.

    Each director holds office until the next annual meeting of shareholders or until that director's successor is elected, unless the office is earlier vacated.

    The board meets at least six times a year, and more frequently when business needs require. After completion of the merger, the board is expected to continue to consist of 13 directors, of whom three shall be executive officers of CGI.

MEETINGS OF THE BOARD OF DIRECTORS OF CGI; COMMITTEES OF THE BOARD

    The committees of the CGI board of directors after the merger will initially be the same as the current standing committees of the CGI board of directors, which are the audit committee and the human resources and corporate governance committee.

    The audit committee, comprised of only outside directors, is responsible to review with the auditors the scope of the audit, CGI's internal control procedures, programs and policies and the

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
adequacy and effectiveness of CGI's internal controls over the accounting and financial reporting systems within CGI, and related party transactions, the review and recommendation to the CGI board of directors of CGI's interim and audited financial statements and all public disclosure documents containing audited or unaudited financial information.

    The audit committee meets at least five times a year and currently consists of the following non-executive directors: Messrs. Claude Boivin (Chairman), Yvan Allaire and Ms. Eileen Mercier.

    The human resources and corporate governance committee has responsibility for the administration of the corporation policy covering CGI's senior officers. This committee makes recommendations on the compensation of senior officers to the full board of directors for approval.

    The human resources and corporate governance committee is composed of Messrs. David L. Johnston, Chairman, Jean C. Monty and Claude Chamberland. Mr. Godin currently participates in meetings as an ex-officio member. The committee met four times during fiscal 2000.

GOVERNANCE POLICIES

    CGI supports and conducts its business generally in accordance with the TSE guidelines for effective corporate governance. These guidelines address such matters as the constitution and independence of boards of directors, the functions to be performed by boards and their committees, and the relationship between the board of directors, management and shareholders. A brief description of CGI's corporate governance practices, in tabular form, follows:


                  GUIDELINES                                        COMMENTS
1.    The board of directors should explicitly
      assume responsibility for the stewardship
      of CGI, including:

      (a)  adoption of a strategic planning      (a)   The board of directors is involved in the
           process;                                    preparation of the 3-year strategic plan
                                                       of CGI and such plan is reviewed annually
                                                       by the board of directors.

      (b)  identification of the principal       (b)   The audit committee identifies the major
      risks of CGI's business, and                     financial and operating risks undertaken
           implementation of appropriate               by CGI and reviews the various policies
           systems to manage these risks;              and practices of CGI to manage such risk.
                                                       The audit committee regularly reports on
                                                       such matters to the board of directors.

      (c)  succession planning, including        (c)   The human resources committee reviews,
           appointing, training and monitoring         reports and, where appropriate, provides
           senior management;                          recommendations to the board of directors
                                                       on succession planning matters.

      (d)  CGI's communication policy; and       (d)   The board of directors has adopted
                                                       "Guidelines on Timely Disclosure" which
                                                       address matters such as the essential
                                                       principles of the disclosure rules of the
                                                       regulatory authorities and disclosure
                                                       guidelines.

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


                  GUIDELINES                                        COMMENTS
                                                       Under the Guidelines, the board of
                                                       directors has the responsibility to
                                                       oversee the content of CGI's major
                                                       communications to its shareholders and
                                                       the investing public. However, the board
                                                       believes that it is management's role to
                                                       communicate on behalf of CGI with its
                                                       shareholders and the investment
                                                       community. CGI maintains an effective
                                                       investor relations process to respond to
                                                       shareholder questions and concerns.

                                                       The board of directors reviews and, where
                                                       required, approves statutory disclosure
                                                       documents prior to their distribution to
                                                       shareholders.

      (e)  integrity of the CGI's internal       (e)   The board of directors' duties include
      control and management information               the assessment of the integrity of CGI's
           systems.                                    internal control and information system.
                                                       The audit committee also has the
                                                       responsibility to review the internal
                                                       control and management information
                                                       systems of CGI. The committee reports to
                                                       the board of directors with respect to
                                                       such controls and systems.

2.    The board of directors should be                 The board of directors is composed of 13
      constituted with a majority of                   directors, six of whom are unrelated
      individuals who qualify as unrelated             directors.
      directors.
                                                       The board of directors has determined
                                                       that its six unrelated directors do not
                                                       have interests in or relationships with
                                                       CGI's significant shareholder, Mr. Serge
                                                       Godin, Chairman of the Board, President
                                                       and Chief Executive Officer of CGI, that
                                                       could be considered to materially
                                                       interfere with the directors' ability to
                                                       act in the best interests of CGI. CGI
                                                       believes that such representation fairly
                                                       reflects the investment of minority
                                                       shareholders in CGI.

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


                  GUIDELINES                                        COMMENTS
3.    The analysis of the application of the     RELATED:
      principles supporting the conclusion in    William D. Anderson, President, BCE
      paragraph 2 above.                         Ventures Inc.

                                                 Jean Brassard, Vice-Chairman, CGI and Director
                                                 of Companies

                                                 Paule Dore, Executive Vice-President and Chief
                                                 Corporate Officer, and Secretary, CGI

                                                 Serge Godin, Chairman, President and Chief
                                                 Executive Officer, CGI

                                                 Andre Imbeau, Executive Vice-President and
                                                 Chief Financial Officer, and Treasurer, CGI

                                                 Jean C. Monty, Chairman and Chief Executive
                                                 Officer, BCE Inc.

                                                 UNRELATED:
                                                 Yvan Allaire
                                                 Claude Boivin
                                                 Claude Chamberland
                                                 David L. Johnston
                                                 Eileen A. Mercier
                                                 C. Wesley M. Scott
                                                 Charles Sirois

4.  The board of directors should appoint a      The human resources and corporate governance
    committee of directors:                      committee is comprised of three outside
   (a)  composed exclusively of outside          directors and two of whom are unrelated. The
        directors, i.e. non-management           Chairman of the Board and President and Chief
        directors, a majority of whom are        Executive Officer currently participates in the
        unrelated directors; and                 human resources and corporate governance
                                                 committee meetings as an ex-officio member.

      (b)  with the responsibility for           The Chairman of the Board submits to the human
      proposing to the full board of directors   resources and corporate governance committee
           new nominees to the board of          candidates to fill vacancies on the board of
           directors and for assessing           directors; if the candidacies are endorsed by
           directors on an ongoing basis.        the human resources committee, they are then
                                                 submitted to the approval of the board of
                                                 directors.

5.    The board of directors should implement a  The human resources and corporate governance
      process to be carried out by the           committee is responsible for making an annual
      nominating committee or other appropriate  assessment of the overall performance of the committee for assessing the effectiveness  contribution of the board of directors and of of the board of directors as a whole, the  its committees. The annual assessment is
      committees of the board of directors and   communicated by the chairman of the committee
      the contribution of individual directors.  to the board of directors.

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


                  GUIDELINES                                        COMMENTS
6.    Existence of an orientation and education  Each new director has access to a formal
      program for new recruits to the board of   orientation and education program of CGI and
      directors.                                 receives a record of historical public
                                                 information on CGI together with prior minutes
                                                 of applicable committees of the board of
                                                 directors.

                                                 In addition, presentations on various topics
                                                 are given, by management, on a regular basis to
                                                 the board of directors and directors are given
                                                 updates on business and governance initiatives
                                                 and in response to questions raised by the
                                                 members of the board of directors.

7.    Size of the board of directors and the     The board of directors is of the view that its
      impact of the number upon effectiveness.   size and composition are well suited to the
                                                 circumstances of CGI and allow for the
                                                 efficient functioning of the board of directors
                                                 as a decision-making body.

8.    Adequacy and form of the compensation of   The human resources and corporate governance
      directors that realistically reflects the  committee reviews periodically directors'
      responsibilities and risk involved in      compensation. In determining directors'
      being an effective director.               remuneration, the committee considers time
                                                 commitment, comparative fees, risks and
                                                 responsibilities.

9.    Committees of the board of directors       Each committee operates according to the board
      should generally be composed of:           of directors' approved written mandate
      (a)  outside directors; and                outlining its duties and responsibilities and
      (b)  a majority of whom are unrelated      are composed exclusively of outside directors,
          directors.                             a majority of whom are unrelated to CGI.

10.   The board of directors' responsibility     All corporate governance matters are dealt with
      for (or a committee of the board of        by the human resources and corporate governance
      directors' general responsibility for)     committee. The scope of the mandate of such
      developing CGI's approach to governance    committee was confirmed in a "Role Statement"
      issues.                                    adopted by the board of directors.

11.   The board of directors has developed:      The board of directors has delegated to senior
      (a)  position descriptions for the board   management the responsibility for day to day
      of directors and for the CEO, involving    management of the business of CGI. In addition
           the definition of the limits to       to those matters, which must by law be approved
           management's responsibilities; and    by the board of directors, the board of
      (b)  the corporate objectives for which    directors retains responsibility for
      the CEO is responsible for meeting.        significant changes in CGI's affairs.

12.   The structure and procedures ensuring      The board of directors acts independently of
      that the board of directors can function   management.
      independently of management.

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


                  GUIDELINES                                        COMMENTS
                                                 The board of directors has concluded, for
                                                 various reasons, that the fact that Mr. Serge
                                                 Godin occupies the office of Chairman of the
                                                 Board, President and Chief Executive Officer of
                                                 CGI does not impair the ability of the board of
                                                 directors to act independently of management.
                                                 Mr. David L. Johnston acts as lead director of
                                                 CGI and a meeting of the outside directors is
                                                 held annually and chaired by the lead director.

      (a)  The audit committee of the board of   The audit committee is comprised of only
           directors should be composed only of  outside directors.
           outside directors.

                                                 The audit committee is mandated by the board of
                                                 directors to review with the auditors the scope
      (b)  The roles and responsibilities of     of the audit review; review with the auditors
      the audit committee should be              and management the effectiveness of CGI's
           specifically defined so as to         accounting policies and practices, CGI's
           provide appropriate guidance to       internal control procedures, programs and
           audit committee members as to their   policies and the adequacy and effectiveness of
           duties.                               CGI's internal controls over the accounting and
      (c)  The audit committee should have       financial reporting systems within CGI; review
      direct communication channels with the     related party transactions; and review and
           internal and external auditors to     recommend the approval to the board of
           discuss and review specific issues    directors of CGI's interim and audited
           as appropriate.                       financial statements and all public disclosure
      (d)  The audit committee duties should     documents containing audited or unaudited
           include oversight responsibility for  financial information.
           management reporting on internal      The audit committee reviews with CGI's auditors
           control, and should ensure that
           management has designed and           and management the effectiveness of CGI's
           implemented an effective system of    accounting policies and practices, CGI's
           internal control.                     internal control procedures, programs and
                                                 policies and the adequacy and effectiveness of
                                                 CGI's internal controls over the accounting and
                                                 financial reporting systems within CGI; reviews
                                                 related party transactions; and reviews CGI's
                                                 audited financial statements with the auditors
                                                 prior to their submission to the board of
                                                 directors for approval.

                                                 The audit committee reviews CGI's internal
                                                 control procedures, programs and policies and
                                                 the adequacy and effectiveness of CGI's
                                                 internal controls over the accounting and
                                                 financial reporting systems within CGI.


                  GUIDELINES                                        COMMENTS
13.   Existence of a system which enables an     Individual directors may engage outside
      individual director to engage an outside   advisors with the authorization of the chairman
      advisor at the expense of CGI in           of the board.
      appropriate circumstances.

CGI EXECUTIVE OFFICERS

    We have set forth below the name, age, and current position of the executive officers of CGI.


NAME                                       CURRENT POSITION IN CGI               AGE
----                                       -----------------------             --------
Serge Godin....................  Chairman of the Board, President and Chief
                                   Executive Officer                              51
Francois Chasse................  Executive Vice-President, Mergers &
                                   Acquisitions, and General Manager, U.S.        50
Paule Dore.....................  Executive Vice-President, Chief Corporate
                                   Officer and Secretary                          49
Andre Imbeau...................  Executive Vice-President, Chief Financial
                                 Officer and Treasurer                            52
Andre Nadeau...................  Executive Vice-President and Chief Strategy
                                   Officer                                        50
Luc Pinard.....................  Executive Vice-President and General
                                 Manager, International                           48
Michael E. Roach...............  Executive Vice-President and General
                                 Manager, Canada                                  49
Daniel Rocheleau...............  Executive Vice-President and Chief Business
                                   Engineering Officer                            49


    All of the above-mentioned persons have held the position set out opposite their names, or other executive or management functions in the CGI or its subsidiaries during the last five years, except

    (i) Andre Nadeau, who was professional consultant until October 1997; and

    (ii) Michael E. Roach, who was President and Chief Executive Officer of Bell Sygma Inc. until June 30, 1998.

SHARE OWNERSHIP OF CGI

    The following table sets forth, as of May 31, 2001, the beneficial ownership of CGI's outstanding Class A Subordinate Shares and Class B Shares (multiple voting) of (a) each person known by CGI to own beneficially more than 5% of CGI's outstanding Class A Subordinate Shares or Class B Subordinate Shares,
(b) each director, (c) each executive officer, and (d) all executive officers and directors as a group:

                                                                                                 PERCENTAGE OF
                                                                                                COMBINED VOTING
                                                                                                POWER OF CLASS A
                             NUMBER OF    PERCENTAGE OF     NUMBER OF        PERCENTAGE OF     SUBORDINATE SHARES
                              CLASS A        CLASS A      CLASS B SHARES    CLASS B SHARES        AND CLASS B
                            SUBORDINATE    SUBORDINATE      (MULTIPLE      (MULTIPLE VOTING)         SHARES
NAME                         SHARES(1)    SHARES OWNED      VOTING)(1)           OWNED         (MULTIPLE VOTING)
----                        -----------   -------------   --------------   -----------------   ------------------
BCE Inc.(2)...............  113,000,794        44.3%         7,027,606           20.2%                30.4%
Yvan Allaire(3)...........        8,214           *                 --             --                    *
William D. Anderson.......        1,000           *                 --             --                    *
Claude Boivin(4)..........      113,549           *                 --             --                    *
Jean Brassard(5)..........      400,904           *          1,334,496            3.8%                 2.3%
Claude Chamberland(6).....       14,542           *                 --             --                    *
Francois Chasse(7)........      138,397           *                 --             --                    *
Paule Dore(8).............      585,736           *                 --             --                    *
Serge Godin(9)............      826,327           *         23,007,352           66.0%                38.2%
Andre Imbeau(10)..........      445,923           *          3,477,072           10.0%                 5.8%
David L. Johnston(11).....       80,123           *                 --             --                    *
Eileen A. Mercier(12).....       18,864           *                 --             --                    *
Jean C. Monty(13).........       20,000           *                 --             --                    *
Andre Nadeau(14)..........      224,032           *                 --             --                    *
Luc Pinard(15)............      982,081           *                 --             --                    *
Michael E. Roach(16)......      505,625           *                 --             --                    *
Daniel Rocheleau(17)......      348,120           *                 --             --                    *
C. Wesley M. Scott(18)....        3,000           *                 --             --                    *
Charles Sirois(19)........       10,737           *                 --             --                    *
Directors and Executive
  Officers as a Group
  (18 persons)............    4,727,174         1.8%        27,818,920           79.8%                46.7%

------------------------

*   Less than 1% of the outstanding shares.

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. For purposes of calculating the percentage beneficially owned, the number of shares deemed outstanding includes: (i) 255,224,941 Class A Subordinate Shares and 34,846,526 Class B Shares (multiple voting) outstanding as of May 31, 2001; and (ii) Class A Subordinate Shares issuable by CGI pursuant to options held by the respective person or group which may be exercised within 60 days following the date of this proxy statement/prospectus which are the presently exercisable options. These presently exercisable options are deemed to be outstanding and to be beneficially owned by the person or group holding these options for the purpose of computing the percentage ownership of that person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

(2) Includes 89,000,794 Class A Subordinate Shares and 72,874 Class B Shares (multiple voting) held by 3588513 Canada Inc., a wholly owned subsidiary of BCE Inc.

(3) Includes 8,042 Class A Subordinate Shares issuable upon the exercise of presently exercisable options issued under the CGI share option plan.

(4) Includes 6,953 Class A Subordinate Shares issuable upon the exercise of presently exercisable options issued under the CGI share option plan and 94,080 Class A Subordinate Shares are held by Gestion Marclo Inc., an entity controlled by Mr. Boivin.

(5) Includes 350,000 Class A Subordinate Shares issuable upon the exercise of presently exercisable options issued under the CGI share option plan and 1,285,392 Class B Shares (multiple voting) held by 9065-4476 Quebec Inc., an entity controlled by Mr. Brassard.

(6) Includes 3,146 Class A Subordinate Shares issuable upon the exercise of presently exercisable options issued under the CGI share option plan.

(7) Includes 21,000 Class A Subordinate Shares issuable upon the exercise of presently exercisable options issued under the CGI share option plan.

(8) Includes 115,000 Class A Subordinate Shares issuable upon the exercise of presently exercisable options issued under the CGI share option plan.

(9) Includes 265,000 Class A Subordinate Shares issuable upon the exercise of presently exercisable options issued under CGI share option plan. All Class B Shares (multiple voting) are held by 9058-0705 Quebec Inc., an entity controlled by Mr. Godin.

(10) Includes 400,000 Class A Subordinate Shares issuable upon the exercise of presently exercisable options issued under the CGI share option plan. All Class B Shares (multiple voting) are held by 9061-9354 Quebec Inc., an entity controlled by Mr. Imbeau.

(11) Includes 7,003 Class A Subordinate Shares issuable upon the exercise of presently exercisable options issued under the CGI share option plan.

(12) Includes 3,586 Class A Subordinate Shares issuable upon the exercise of presently exercisable options issued under the CGI share option plan.

(13) All Class A Subordinate Shares are held by Libermont Inc., an entity controlled by Mr. Monty. Excludes the shares owned by BCE Inc., which are reported separately in this table. Mr. Monty is Chairman and Chief Executive Officer of BCE Inc.

(14) Includes 154,667 Class A Subordinate Shares issuable upon the exercise of presently exercisable options issued under the CGI share option plan.

(15) Includes 15,000 Class A Subordinate Shares issuable upon the exercise of presently exercisable options issued under the CGI share option plan.

(16) Includes 496,000 Class A Subordinate Shares issuable upon the exercise of presently exercisable options issued under the CGI share option plan.

(17) Includes 15,000 Class A Subordinate Shares issuable upon the exercise of presently exercisable options issued under the CGI share option plan.

(18) Includes 2,000 Class A Subordinate Shares issuable upon the exercise of presently exercisable options issued under the CGI share option plan.

(19) Includes 8,095 Class A Subordinate Shares issuable upon the exercise of presently exercisable options issued under the CGI share option plan.


    Following completion of the merger and after the issuance of approximately
70.7 million Class A Subordinate Shares to holders of IMRglobal common stock and the issuance of up to a maximum of approximately 6.0 million Class B Shares (multiple voting) pursuant to the exercise of preemptive rights by Messrs. Godin and Imbeau and their holding companies (and if BCE Inc. does not exercise its preemptive rights), the directors and executive officers of CGI as a group and BCE Inc. will beneficially own, directly and indirectly, CGI shares representing up to a maximum of approximately 71.1% of the voting power of all CGI voting shares (and up to a maximum of approximately 72.5% if BCE Inc. exercises its preemptive rights).


REMUNERATION OF EXECUTIVE OFFICERS

    The summary compensation table shows detailed information on total compensation for the Chairman, President and Chief Executive Officer and the four other most highly paid executive officers of CGI for services rendered during the fiscal years ended on September 30, 2000, 1999 and 1998. This information is as follows:

    - salary earned;

    - bonus earned under CGI's annual bonus plan;

    - any other compensation, including perquisites and other personal benefits;

    - options granted under the CGI share option plan;

    - bonus earned under the CGI incentive plan; and

    - any other compensation not otherwise declared elsewhere.

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION             LONG-TERM COMPENSATION
       NAME AND PRINCIPAL           -----------------------------------   ---------------------------
         POSITION AS AT                                                      CLASS A       LONG-TERM
       SEPTEMBER 30, 2000                                                  SUBORDINATE     INCENTIVE
       ------------------                                 OTHER ANNUAL        SHARES         PLANS        ANY OTHER
                                     SALARY     BONUS     COMPENSATION    UNDER OPTIONS     PAYOUTS     COMPENSATION
                                    ($(CDN))   ($(CDN))     ($(CDN))       GRANTED (#)      ($(CDN))      ($(CDN))
                                    --------   --------   -------------   --------------   ----------   -------------
Serge Godin................  2000   485,162         --       229,177(a)      155,000            --         16,908(c)
  Chairman, President and    1999   459,657    345,000       229,249          65,000(b)         --         16,099(c)
  Chief Executive Officer    1998   399,204    300,000       224,969         100,000(b)         --         14,000(c)

Jean Brassard(h)...........  2000   424,692         --            (d)             --            --         14,821(c)
  President and Chief......  1999   404,232    303,750            (d)         50,000(b)         --         14,174(c)
  Operating Officer........  1998   348,863    262,500            (d)         85,000(b)         --          6,125(c)

Andre Imbeau...............  2000   361,739         --            (d)        115,000            --         12,624(c)
  Executive Vice-            1999   344,347    258,750            (d)         50,000(b)         --         12,074(c)
  President and Chief        1998   298,951    225,000            (d)         85,000(b)         --         10,500(c)
  Financial Officer

Francois Chasse............  2000   343,077         --        46,273(f)       53,000(e)         --         11,967(c)
  Executive Vice-            1999   322,464    125,000            (d)             --            --         11,105(c)
  President, Mergers &       1998   297,101     85,644            (d)             --            --         10,063(c)
  Acquisitions, and
  General Manager, US

Michael Roach(i)...........  2000   333,365         --        34,349(f)       78,000(e)         --         11,547(c)
  Executive Vice-            1999   290,693    125,000            (d)             --            --          7,671(c)
  President and General      1998    72,675         --            (d)        120,000(g)         --             --
  Manager, Canada

------------------------------

(a) This amount includes $(Cdn)190,200 representing the amount of interest and capital paid by CGI on behalf of Mr. Godin on loans taken out by him for purchase of CGI stock.

(b) Number of Class A Subordinate Shares before 2-for-1 stock split effective January 7, 2000.

(c) This amount represents CGI's contribution in the name of the executive toward the stock purchase plan available to all CGI's employees. Employees may contribute up to 3.5% of their base salary, an amount fully matched by CGI. Contributions are used to purchase CGI Class A Subordinate Shares.

(d) As the value of perquisites and other personal benefits does not exceed the lower of $(Cdn)50,000 or 10% of the aggregate salary and bonus for the fiscal year being considered, its disclosure is not required under current disclosure rules.

(e) 18,000 of those Class A Subordinate Shares are before 2-for-1 stock split effective January 7, 2000.

(f) These amounts include $(Cdn)31,650 and $(Cdn)18,556 representing the value of automobile benefit provided to Mr. Chasse and Mr. Roach respectively.

(g) Number of Class A Subordinate Shares before 2-for-1 stock splits effective May 21, 1998 and January 7, 2000.

(h) Mr. Brassard has resigned effective as of October 1, 2000, as President and Chief Operating Officer of CGI, but remains as Vice-Chairman and a director of CGI.

(i) Mr. Roach has been employed by CGI since the last quarter of 1998.

SHARE OPTIONS

    OPTIONS GRANTED DURING THE LAST FISCAL YEAR

    The table below shows, for the named executive officers of CGI, the options granted during fiscal 2000.

                    OPTIONS GRANTED DURING THE MOST RECENTLY
                             COMPLETED FISCAL YEAR

                                                                                 MARKET VALUE OF
                             CLASS A                                                 CLASS A
                           SUBORDINATE                                             SUBORDINATE
                             SHARES       % OF TOTAL OPTIONS                      SHARES UNDER
                          UNDER OPTIONS         GRANTED                          OPTIONS AT THE
                             GRANTED      TO EMPLOYEES DURING   EXERCISE PRICE    DATE OF GRANT
NAME                           (#)          THE FISCAL YEAR        ($(CDN))         ($(CDN))       EXPIRATION DATE
----                      -------------   -------------------   --------------   ---------------   ----------------
Serge Godin.............     155,000             5.07%                9.90             9.90        October 24, 2010

Andre Imbeau............     115,000             3.76%                9.90             9.90        October 24, 2010

Francois Chasse.........      25,000             1.64%                9.90             9.90        October 24, 2010
                              10,000             0.33%               14.41            14.41            May 10, 2010
                              36,000             1.18%               16.20            16.20        November 9, 2009

Michael Roach...........      25,000             1.64%                8.91             8.91        November 7, 2010
                              25,000             1.64%                9.90             9.90        October 24, 2010
                              10,000             0.33%               14.41            14.41            May 10, 2010
                              36,000             1.18%               16.20            16.20        November 9, 2009

    OPTIONS EXERCISED DURING THE LAST FISCAL YEAR

    The following table shows, for the named executive officers of CGI, the number of shares covered by the options granted, if any, exercised during the fiscal year ended on September 30, 2000, and the aggregate value realized at the time of exercise.

    The table also shows the total number of shares covered by unexercised options, if any, held as at September 30, 2000, and the value of unexercised in-the-money options at year-end.

        OPTIONS EXERCISED DURING THE MOST RECENTLY COMPLETED FISCAL YEAR
                        AND VALUE OF OPTIONS AT YEAR-END

                                  CLASS A                                                 VALUE OF UNEXERCISED IN-THE-
                                SUBORDINATE                    UNEXERCISED OPTIONS           MONEY OPTIONS AT YEAR-
                                  SHARES      AGGREGATE            AT YEAR-END                       END (A)
                                ACQUIRED ON     VALUE                  (#)                          ($(CDN))
                                 EXERCISE     REALIZED    -----------------------------   -----------------------------
NAME                                (#)       ($(CDN))    EXERCISABLE   NON-EXERCISABLE   EXERCISABLE   NON-EXERCISABLE
----                            -----------   ---------   -----------   ---------------   -----------   ---------------
Serge Godin...................          --         --       265,000         155,000               --               --
Jean Brassard.................          --         --       220,000              --        1,306,800               --
                                                            180,000
Andre Imbeau..................          --         --       220,000         115,000        1,306,800               --
                                                            180,000
Francois Chasse...............          --         --        10,000          25,000               --               --
                                                             21,000          30,000
Michael Roach.................          --         --        10,000          50,000        2,858,400               --
                                                              6,000          30,000
                                                            480,000

------------------------

(a) Based on the closing price on the TSE of Class A Subordinate Shares as of September 29, 2000, namely $(Cdn)11.70.

REMUNERATION OF DIRECTORS

    Members of the CGI board of directors who are employees of CGI are not compensated for their services as directors or members of committees of the CGI board of directors.

    Members of the board of directors who are not employees of CGI are paid an annual retainer fee of $(Cdn)10,000. An additional compensation of $(Cdn)1,000 per year is paid to members of a committee and $(Cdn)3,000 per year to a chairman of a committee. Attendance fees are $(Cdn)1,000 per board or committee meeting.

    Members who join the board of directors for the first time are entitled to receive a grant of options to purchase Class A Subordinate Shares on the date of their nomination.

    Members of the board of directors may choose to convert part or all of their retainer into deferred stock units (DSUs). The number of DSUs granted to a member is equal to the chosen annual retainer amount divided by the average closing price of Class A Subordinate Shares over the five business days preceding the calculation date. Once granted, the value of DSUs is determined based on the quoted market price of CGI Class A Subordinate Shares. The value of DSUs is payable only upon the member's departure from the Board. The amount paid corresponds to the number of DSUs accumulated to the credit of the member multiplied by the average closing price of Class A Subordinate Shares during the 30 working days preceding the member's departure. The amount is paid in cash, after statutory deductions. For each DSU purchased with the retainer, the member of the board of directors is granted two stock options under the CGI share option plan. Each option must be exercised within a period of ten years. The exercise price is equal to the average closing price of Class A Subordinate Shares over the five consecutive business days preceding the date of grant. The members of the board of directors have 30 days following their election or reelection as directors to notify the CGI's Secretary of the portion of the retainer they wish to receive in DSUs for the next fiscal year.

    For the fiscal year ended September 30, 2000, total cash remuneration of $(Cdn)187,000 was paid to the directors.

                 INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS


    As of June 21, 2001, no directors, senior officers, former directors or former senior officers of CGI were indebted to CGI.


                    RELATED PARTIES AND CERTAIN TRANSACTIONS

INFORMATION REGARDING BCE INC.

    The following information about BCE Inc., CGI's largest shareholder, is derived from publicly available information and has not been independently verified by either CGI or IMRglobal.

    BCE Inc. is a telecommunications company operating in Canada and other countries in communications services, systems integration and e-commerce, media, technology and solutions, and international communications services.

    BCE Inc.'s shares are listed on the TSE and the NYSE. Based on the closing price of its shares on the Toronto Stock Exchange on March 16, 2001, the market value of its equity was approximately $(Cdn)30.3 billion.

    BCE Inc.'s Chairman and Chief Executive Officer is Jean C. Monty. Mr. Monty serves as a director of CGI. In addition, William D. Anderson, President of BCE Ventures Inc., a wholly owned subsidiary of BCE Inc., also serves as a director of CGI.

    BCE Inc. has centered its business activities around four operating businesses: Bell Canada (Canadian connectivity); Teleglobe (global connectivity); Bell Globemedia (content), and BCE Emergis (commerce). All other investments are combined in BCE Ventures whose main investments include Bell Canada International Inc. (BCI), CGI Group Inc. (CGI), Telesat Canada, BCE Capital Inc. (BCE Capital), Bimcor Inc. (Bimcor), Excel Communications Inc. (Excel) and Look Communications Inc. (Look).

    Bell Canada: BCE Inc. owns 80% of Bell Canada Holdings Inc., which owns 100% of Bell Canada. (The remaining 20% of BCH is owned by SBC Communications Inc.) BCE Inc. also owns approximately 53% of Aliant Inc. (39% held by Bell Canada and approximately 14% by BCE Inc.). Bell Canada and Aliant provide Canadian local, national and intercontinental telecom services, digital networks, interconnected wired and wireless services, Internet services and directory services. Bell ExpressVu (owned by Bell Canada) is a major Canadian direct-to-home satellite service provider.

    Teleglobe: BCE Inc. effectively owns 95.4% of Teleglobe Communication Corporation. SBC Communications holds the remaining 4.6% of Teleglobe. Teleglobe provides, on a global basis, a broad portfolio of data and Internet services, hosting services and content distribution.

    BCE Emergis: BCE Emergis is a major Canadian provider of e-commerce solutions and is among the top electronic commerce providers in North America.

    BCE Ventures: BCE Ventures reports ownership of the following: BCI (73.6%), CGI (43.4%), Telesat (100.0%), Excel Communications (95.4%), Look Communications (25.3%), TeleReal (100.0%), Bimcor (100.0%) and BCE Capital (100.0%).

    CGI delivers a wide range of IT services to BCE Inc. companies, ranging from full or partial outsourcing of IS/IT services, to consulting and systems integration services. At Bell Canada, the wireline company of BCE Inc., CGI supplies server and desktop support services, user help desk, as well as broad applications maintenance and development services. At Bell Mobility, the wireless company, CGI supplies the whole range of IT services, ranging from data center and telecommunications operations, server and desktop support, user help desk, as well as all applications maintenance and development services.

    CGI also provides various IT services for other BCE Inc. companies such as infrastructure and store support at Bell Distribution Inc., infrastructure support at Bell Actimedia Inc., support, application maintenance and development at Telebec, and consulting/systems integration services as appropriate to many others.

    Pursuant to an outsourcing agreement between Bell Canada and CGI, CGI is the preferred supplier for Bell Canada's information systems and IT needs for an initial period of ten years ending May 25, 2008.

    The terms of the contracts which form part of this strategic relationship between CGI and BCE Inc. and its related companies were negotiated at arm's length. For the years ended September 30, 1998, 1999 and 2000, revenues attributable to these contracts accounted for 18.9%, 37.4% and 39.9% of CGI's total gross revenue, respectively. This strategic alliance is material to CGI.

DECISIONS REQUIRING PRIOR APPROVAL BY BCE INC.

    In connection with the execution of an options agreement among Serge Godin, Andre Imbeau, Jean Brassard, their respective holding companies, Bell Canada, BCE Inc. and CGI reflecting certain shareholder arrangements, Mr. Jean Monty, chief executive officer of BCE Inc., was appointed to the board of directors of CGI. This options agreement contemplates that until the earlier of January 5, 2006 and the date on which BCE acquires more than 50% of the voting power of CGI, certain matters, shall be subject to the prior approval of the chief executive officer or the chief operating officer of BCE Inc. Specifically, BCE Inc. must approve:

    - any change in the dividend policy;

    - any arrangement, amalgamation or merger of CGI with any person other than wholly owned subsidiaries of CGI or other public corporations with market capitalizations less than 10% of that of CGI;

    - any transaction with a value in excess of $(Cdn)10 million between CGI and its subsidiaries on the one hand, and any person or persons acting in concert with more than 10% or more of the voting power of CGI, other than BCE Inc. and its affiliates;

    - the appointment, from time to time, of a Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of CGI other than Serge Godin, Jean Brassard or Andre Imbeau;

    - amendments to articles of incorporation or by-laws of CGI;

    - redemptions, purchases or offers to purchase or redeem equity shares of CGI;

    - acquisitions or agreements to acquire any person or business primarily engaged in an activity other than IT services;

    - making by CGI or its subsidiaries of any acquisition or disposition of assets or securities in excess of 10% of the market capitalization of CGI;

    - launching of new lines of business for CGI or material changes in CGI's corporate strategy; and

    - any material alliance or joint venture that BCE Inc. reasonably concludes would be:

       - outside the normal course of CGI's business;

       - in any significant manner, inconsistent with CGI's strategic business plan; or

       - in any significant manner, inconsistent with the commercial interests of the BCE group.

    Messrs. Godin, Imbeau and Brassard, in their capacity as directors of CGI, subject to their fiduciary duties, and Messrs. Godin, Imbeau and Brassard, in their capacity as shareholders and directors of CGI, have agreed to vote in accordance with BCE Inc.'s position on these matters when brought before the directors or shareholders of CGI.

PUT RIGHTS OF MESSRS. GODIN, IMBEAU AND BRASSARD

    Messrs. Godin, Imbeau and Brassard and their respective holding companies have the right to sell to BCE Inc., in the aggregate,

    - up to 10,432,095 Class B Shares (multiple voting) (representing 30% of the Class B Shares (multiple voting) held by them as at July 1, 1998) at any time on and after January 5, 2002 and prior to January 5, 2003; and

    - up to all Class B Shares (multiple voting) held by them as at July 1, 1998 and not previously put to BCE Inc., at any time on and after January 5, 2003 and prior to January 5, 2004.

These put rights accelerate in the event of long-term disability or death of any of Messrs. Godin, Imbeau or Brassard or upon failure of BCE Inc. to comply with its material obligations under the options agreement.

CALL RIGHT OF BCE INC.

    For a period of two years after January 5, 2004, BCE Inc. will have the right to purchase all but not less than all the Class A Subordinate Shares and Class B Shares (multiple voting) then held by Messrs. Godin, Imbeau and Brassard and their respective holding companies. This call right accelerates in the event of a failure by any of Messrs. Godin, Imbeau or Brassard or any of their respective holding companies to comply with their material obligations under the options agreement.

PRICE ON THE PUT AND CALL RIGHTS

    The price per share on any exercise of the put rights of Messrs. Godin, Imbeau and Brassard and their respective holding companies and the call right of BCE Inc. will be 115% of the then per share market price of the Class A Subordinate Shares and will be payable in common shares of BCE Inc. at the then market price per common share of BCE Inc. at the time of the exercise.

BOARD OF DIRECTORS DESIGNEES

    So long as BCE Inc. holds at least 20% of the outstanding shares in the share capital of CGI, Messrs. Godin, Imbeau and Brassard and their holding companies must vote to elect to the board of directors of CGI the number of board designees nominated by BCE Inc. as shall represent 25% of the total number of directors on the CGI board. In addition, BCE Inc. has agreed to vote all of its CGI shares to elect Messrs. Godin, Imbeau and Brassard to the board of directors of CGI. Furthermore, until the date on which BCE Inc. acquires control of CGI, BCE Inc. undertakes to vote in favor of the election of each of Messrs. Godin, Imbeau and Brassard as a director of CGI to the extent that each of them is at that time a senior executive of CGI.

BCE INC. RIGHTS OF FIRST REFUSAL

    BCE Inc. has a right of refusal on all sales of CGI shares held by Messrs. Godin, Imbeau and Brassard and their respective holding companies, other than Class A Subordinate Shares acquired by Messrs. Godin, Imbeau and Brassard after July 1, 1998 pursuant to CGI's employee share purchase plan or pursuant to the exercise of options under CGI's share option plan and other than 2,000,000 Class B Shares (multiple voting) in the aggregate held by Messrs. Godin, Imbeau and Brassard and their respective holding companies and the Class B Shares (multiple voting) acquired by Messrs. Godin and Imbeau and their respective holding companies pursuant to the exercise of their preemptive rights in connection with the merger.

    The 2,000,000 Class B Shares (multiple voting) may be converted into
Class A Subordinate Shares and sold on the market after having been offered among Messrs. Godin, Imbeau and Brassard and their respective holding companies and then to BCE Inc. at the market price of Class A Subordinate Shares. The Class B Shares (multiple voting) acquired by Messrs. Godin and Imbeau and their respective holding companies pursuant to the exercise of their preemptive rights in connection with the merger may be converted into Class A Subordinate Shares and sold on the market after having been offered among Messrs. Godin and Imbeau and their respective holding companies and then to BCE Inc. at the market price of Class A Subordinate Shares.

CHANGE OF CONTROL OFFERS

    If, before BCE Inc. acquires control of CGI, an offer is made to buy shares of CGI such that control of CGI would change, which offer Messrs. Godin, Imbeau and Brassard and their holding companies wish to accept, and BCE Inc. elects not to exercise its rights of first refusal on these shares, Messrs. Godin, Imbeau and Brassard and their holding companies may sell their shares in such change of control sale, provided that, as soon as practicable after the sale, Bell Canada has the right to terminate its outsourcing agreement with CGI and buy from CGI, at the fair market value as defined in the outsourcing agreement, all or part of the assets used in providing services under the outsourcing agreement between CGI and Bell Canada and to engage all or part of the employees rendering services to Bell Canada under this outsourcing agreement and to terminate the agreement. The termination of the outsourcing agreement with Bell Canada, which produced for the three months ended December 31, 2000 approximately 22% of CGI's revenues, would likely have a material adverse effect on CGI.

TERMINATION

The options agreement shall terminate on the earliest of

    - January 5, 2006, subject to outstanding notices with respect to the right of refusal of BCE Inc. under the agreement;

    - the date on which BCE Inc. acquires all CGI shares held by Messrs. Godin, Imbeau and Brassard and their holding companies, and covered by the put options; and

    - the date on which a person, other than BCE Inc. or any of its affiliates, acquires all of the shares of CGI held by Messrs. Godin, Imbeau and Brassard and their holding companies.

    All of the rights under the options agreement described in this section "Related Parties and Certain Transactions" terminate upon termination of the options agreement except the non-competition provisions thereunder restricting Messrs. Godin, Imbeau and Brassard and their respective holding companies from competing in the fields of IT services or telecommunications in some geographical areas in Canada for a period of three years.

                               FEES AND EXPENSES

    Pursuant to the merger agreement, CGI and IMRglobal have agreed to each pay half of certain expenses. See "The Merger Agreement--Expenses."

    CGI and its subsidiary, CGI Florida Corporation, estimate that they will incur fees and expenses in connection with the merger of approximately $(US)7.0 million.

    IMRglobal estimates that it will incur fees and expenses in connection with the merger of approximately $(US)4.0 million.

    These fees and expenses related to the merger will be financed from generally available funds of CGI and IMRglobal.

    Neither CGI nor IMRglobal will pay any fees or commissions to any broker or dealer or any person for soliciting IMRglobal Shareholders with respect to the merger. Upon request, IMRglobal will reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers.

                             VALIDITY OF SECURITIES

    McCarthy Tetrault will pass upon the validity under Canadian law of the CGI Class A Subordinate Shares to be issued pursuant to the merger.

                                    EXPERTS

    Ernst & Young LLP, independent certified public accountants, have audited the consolidated financial statements of IMRglobal included in IMRglobal's Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this proxy statement/prospectus and elsewhere in the registration statement on Form F-4. Such consolidated financial statements are incorporated by reference in reliance upon Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

    The audited consolidated financial statements of CGI as of September 30, 2000 and 1999, and for each of the three years in the period ended
September 30, 2000 included elsewhere in this proxy statement/prospectus, have been audited by Samson Belair/Deloitte & Touche, independent auditors, as indicated in their report with respect hereto, and are included in reliance upon the authority of said firm as experts in giving said reports.

    The opinions of Updata Capital, Inc., described herein and attached as Appendix B to this proxy statement/prospectus, are described and included based on the authority of such firm as experts in the valuation of businesses and securities.

  SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING OF IMRGLOBAL SHAREHOLDERS


    If the merger is completed as expected, IMRglobal will not hold an annual meeting of IMRglobal shareholders in 2001. If the merger is not approved by IMRglobal shareholders or is delayed or not completed for any other reason, IMRglobal expects it will hold its 2001 Annual Meeting of Shareholders in August 2001. Any eligible shareholder of IMRglobal wishing to have a proposal considered for inclusion in the Company's 2001 proxy solicitation materials under Rule 14a-8 of the Securities Exchange Act of 1934, must set forth the proposal in writing and file it with the Secretary of IMRglobal Corp., 100 South Missouri Avenue, Clearwater, Florida 33756, at a reasonable time in advance of the date of mailing of IMRglobal's proxy statement. IMRglobal will consider any proposal filed on or before December 30, 2000 to be in compliance with this requirement. An eligible shareholder is one who is the record or beneficial owner of the lesser of 1% or $(US)2,000 in market value of securities entitled to be voted at that annual meeting and has held such securities for at least one year and who shall continue to own those securities through the date on which the annual meeting is held.


    In addition, under IMRglobal's bylaws, a shareholder who wishes to propose business for consideration at the 2001 Annual Meeting of Shareholders or to nominate persons for election to IMRglobal's board of directors must deliver to IMRglobal the information specified in IMRglobal's bylaws not later than 60 days in advance of the date of the 2001 Annual Meeting of Shareholders as originally scheduled; but, if less than 70 days notice of the date of the meeting is given, then notice from the shareholder must be received no later than the tenth day following the earlier of the date IMRglobal first mails notice of the date of its 2001 Annual Meeting of Shareholders or the date on which public disclosure is made. Under Rule 14a-4 of the Exchange Act, IMRglobal may exercise discretionary voting authority under proxies it solicits for the 2001 Annual Meeting of Shareholders to vote on any proposal made by a shareholder that the shareholder does not seek to include in IMRglobal's proxy statement pursuant to Rule 14a-8, unless IMRglobal is notified about the proposal before the above notice deadline and the proposing shareholder states an intention to, and submits proof that it did, distribute proxies to a percentage of the shareholders sufficient to carry the proposal.

                 INDEX TO CGI CONSOLIDATED FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
Auditors' report............................................    F-2

Consolidated statements of earnings.........................    F-3

Consolidated statements of retained earnings................    F-4

Consolidated balance sheets.................................    F-5

Consolidated statements of cash flows.......................    F-6

Notes to the Consolidated Financial Statements..............    F-7

                                AUDITORS' REPORT

To the Directors of
CGI Group Inc.

    We have audited the consolidated balance sheets of CGI Group Inc. as at September 30, 2000 and 1999 and the consolidated statements of earnings, retained earnings and cash flows for each of the years in the three-year period ended September 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

    In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 2000 and 1999 and the results of its operations and its cash flows for each of the years in the three-year period ended September 30, 2000 in accordance with Canadian generally accepted accounting principles.


(signed) Samson Belair/Deloitte & Touche
Chartered Accountants
Montreal, Quebec
November 7, 2000 (except for Notes 7 a), 15 a) to f) and 17 which are dated June 27, 2001)


  COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA -- U.S. REPORTING DIFFERENCE

    In the United States of America, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) outlining changes in accounting principles that have been implemented in the financial statements. As discussed in Note 2 to the financial statements, the Company changed its method of accounting for income taxes from the deferral method to the liability method and has changed its method of calculation and presentation for earnings per share from the inputed earnings approach to the treasury stock method.


(signed) Samson Belair/Deloitte & Touche
Chartered Accountants
Montreal, Quebec
June 27, 2001

                                 CGI GROUP INC.

                      CONSOLIDATED STATEMENTS OF EARNINGS

          (IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                  SIX MONTHS ENDED
                                                     MARCH 31,              YEARS ENDED SEPTEMBER 30,
                                                --------------------   -----------------------------------
                                                  2001        2000        2000          1999        1998
                                                ---------   --------   -----------   ----------   --------
                                                    $          $            $            $           $
                                                    (UNAUDITED)
REVENUE.......................................    708,161    785,206     1,436,008    1,409,458    740,963
                                                ---------   --------   -----------   ----------   --------
Operating expenses
  Costs of services, selling and
    administrative expenses...................    606,770    661,783     1,254,351    1,185,563    633,616
  Research and development....................      5,519      5,410         9,960        9,618      5,980
                                                ---------   --------   -----------   ----------   --------
                                                  612,289    667,193     1,264,311    1,195,181    639,596
                                                ---------   --------   -----------   ----------   --------
  Operating earnings before:..................     95,872    118,013       171,697      214,277    101,367
                                                ---------   --------   -----------   ----------   --------
  Depreciation and amortization of fixed
    assets....................................     14,774     13,794        26,387       27,415     16,851
  Amortization of contract costs..............     11,814     11,496        21,991       19,002     11,321
  Amortization of software and development
    costs.....................................         --         --            --        1,874      2,105
                                                ---------   --------   -----------   ----------   --------
                                                   26,588     25,290        48,378       48,291     30,277
                                                ---------   --------   -----------   ----------   --------
Earnings before the following items...........     69,284     92,723       123,319      165,986     71,090
                                                ---------   --------   -----------   ----------   --------
Interest
  Long-term debt..............................     (1,834)    (1,879)       (3,624)      (1,389)      (816)
  Other.......................................       (155)      (182)         (130)        (120)      (107)
  Income......................................      1,277      2,503         3,898        5,310      1,987
                                                ---------   --------   -----------   ----------   --------
                                                     (712)       442           144        3,801      1,064
                                                ---------   --------   -----------   ----------   --------
Earnings before income taxes, entity subject
  to significant influence, non-controlling
  interest and amortization of goodwill.......     68,572     93,165       123,463      169,787     72,154
Income taxes (Note 8).........................     30,239     38,079        49,985       69,943     29,285
                                                ---------   --------   -----------   ----------   --------
Earnings before entity subject to significant
  influence, non-controlling interest and
  amortization of goodwill....................     38,333     55,086        73,478       99,844     42,869
Entity subject to significant influence.......          7         51            64           62         44
Non-controlling interest......................         --         --            --           --        253
                                                ---------   --------   -----------   ----------   --------
Earnings before amortization of goodwill......     38,340     55,137        73,542       99,906     43,166
Amortization of goodwill, net of income
  taxes.......................................     12,712      8,766        17,876       16,090      8,338
                                                ---------   --------   -----------   ----------   --------
NET EARNINGS..................................     25,628     46,371        55,666       83,816     34,828
                                                =========   ========   ===========   ==========   ========
BASIC AND DILUTED EARNINGS PER SHARE BEFORE
  AMORTIZATION OF GOODWILL....................       0.14       0.20          0.27         0.37       0.18
                                                =========   ========   ===========   ==========   ========
BASIC EARNINGS PER SHARE (NOTE 7).............       0.09       0.17          0.21         0.31       0.15
                                                =========   ========   ===========   ==========   ========
DILUTED EARNINGS PER SHARE (NOTE 7)...........       0.09       0.17          0.20         0.31       0.15
                                                =========   ========   ===========   ==========   ========

               See Notes to the Consolidated Financial Statements

                                 CGI GROUP INC.

                  CONSOLIDATED STATEMENTS OF RETAINED EARNINGS

                       (IN THOUSANDS OF CANADIAN DOLLARS)

                                              SIX MONTHS ENDED
                                                  MARCH 31,          YEARS ENDED SEPTEMBER 30,
                                             -------------------   ------------------------------
                                               2001       2000       2000       1999       1998
                                             --------   --------   --------   --------   --------
                                                $          $          $          $          $
                                                 (UNAUDITED)
RETAINED EARNINGS, BEGINNING OF YEAR, AS
  PREVIOUSLY REPORTED......................   183,156    139,080    139,080     55,264    20,436
Adjustment for change in accounting
  policy (Note 2)..........................        --    (11,590)   (11,590)        --        --
                                             --------   --------   --------   --------   -------
Retained earnings, beginning of year, as
  restated.................................   183,156    127,490    127,490     55,264    20,436
                                             --------   --------   --------   --------   -------
Net earnings...............................    25,628     46,371     55,666     83,816    34,828
                                             --------   --------   --------   --------   -------
RETAINED EARNINGS, END OF YEAR.............   208,784    173,861    183,156    139,080    55,264
                                             ========   ========   ========   ========   =======

               See Notes to the Consolidated Financial Statements

                                 CGI GROUP INC.

                          CONSOLIDATED BALANCE SHEETS

                       (IN THOUSANDS OF CANADIAN DOLLARS)

                                                                 AS AT
                                                               MARCH 31,    AS AT SEPTEMBER 30,
                                                              -----------   -------------------
                                                                 2001         2000       1999
                                                              -----------   --------   --------
                                                                   $           $          $
                                                              (UNAUDITED)
ASSETS
Current assets
  Cash and cash equivalents.................................      28,190      49,341     42,229
  Accounts receivable (Note 3)..............................     232,396     211,188    208,392
  Income taxes..............................................      21,299      10,483         --
  Work in progress..........................................      48,702      49,117     79,899
  Prepaid expenses and other current assets.................      32,997      19,442     13,631
  Future income taxes (Note 8)..............................       6,951       7,052         --
                                                              ----------    --------   --------
                                                                 370,535     346,623    344,151
Investment in an entity subject to significant influence....          --       1,261        683
Fixed assets (Note 4).......................................      80,693      58,900     63,094
Contract costs (Note 5).....................................     100,360      93,716     99,774
Future income taxes (Note 8)................................      34,569      24,470         --
Goodwill....................................................     521,094     395,903    358,787
                                                              ----------    --------   --------
                                                               1,107,251     920,873    866,489
                                                              ==========    ========   ========
LIABILITIES
Current liabilities
  Accounts payable and accrued liabilities..................     168,027     142,754    204,397
  Income taxes..............................................          --          --     10,177
  Deferred revenue..........................................      59,019      25,512     21,351
  Future income taxes (Note 8)..............................       5,436       7,963      5,531
  Current portion of long-term debt (Note 6)................       6,799       5,770      5,139
                                                              ----------    --------   --------
                                                                 239,281     181,999    246,595
Future income taxes (Note 8)................................      13,903      23,929      2,214
Long-term debt (Note 6).....................................      38,080      37,644     54,625
                                                              ----------    --------   --------
                                                                 291,264     243,572    303,434
                                                              ----------    --------   --------
SHAREHOLDERS' EQUITY
  Capital stock (Note 7)....................................     600,145     491,807    423,764
  Contributed surplus.......................................         211         211        211
  Retained earnings.........................................     208,784     183,156    139,080
  Foreign currency translation adjustment (Note 2)..........       6,847       2,127         --
                                                              ----------    --------   --------
                                                                 815,987     677,301    563,055
                                                              ----------    --------   --------
                                                               1,107,251     920,873    866,489
                                                              ==========    ========   ========

               See Notes to the Consolidated Financial Statements

                                 CGI GROUP INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                       (IN THOUSANDS OF CANADIAN DOLLARS)

                                                            SIX MONTHS ENDED
                                                                MARCH 31,           YEARS ENDED SEPTEMBER 30,
                                                           -------------------   -------------------------------
                                                             2001       2000       2000       1999        1998
                                                           --------   --------   --------   ---------   --------
                                                              $          $          $           $          $
                                                               (UNAUDITED)
OPERATING ACTIVITIES
  Net earnings...........................................    25,628     46,371     55,666      83,816     34,828
  Adjustments for:
    Depreciation and amortization of fixed assets........    14,774     13,794     26,387      27,415     16,851
    Loss (gain) on disposal of fixed assets..............        --        131      1,454        (135)        --
    Amortization of contract costs.......................    11,814     11,496     21,991      19,002     11,321
    Amortization of software and development costs.......        --         --         --       1,874      2,105
    Amortization of goodwill.............................    13,444      9,433     19,153      16,584      8,434
    Future income taxes..................................    (1,872)     1,532      2,214      12,364      2,526
    Foreign exchange loss (gain).........................     2,098        (99)      (497)        988     (1,547)
    Entity subject to significant influence..............        (7)       (51)       (64)        (62)       (44)
    Other................................................        --         --         --         190       (468)
                                                           --------   --------   --------   ---------   --------
Operating cash flow......................................    65,879     82,607    126,304     162,036     74,006
                                                           --------   --------   --------   ---------   --------
  Changes in non-cash operating working capital items:
    Accounts receivable..................................     1,696     (2,188)    17,206     (10,229)   (35,774)
    Work in progress.....................................    (4,861)   (11,584)    31,725     (56,552)     2,957
    Prepaid expenses and other current assets............   (12,014)   (14,812)    (5,486)     (1,389)    (1,216)
    Accounts payable and accrued liabilities.............   (11,261)   (37,254)   (92,027)    (10,998)    89,722
    Income taxes.........................................   (10,797)     2,111    (13,647)    (16,218)    24,052
    Deferred revenue.....................................    27,863     (7,363)     3,475       9,860     (3,300)
                                                           --------   --------   --------   ---------   --------
                                                             (9,374)   (71,090)   (58,754)    (85,526)    76,441
                                                           --------   --------   --------   ---------   --------
Cash provided by operating activities....................    56,505     11,517     67,550      76,510    150,447
                                                           --------   --------   --------   ---------   --------
FINANCING ACTIVITIES
  Addition of long-term debt.............................    20,000         --         --      46,200         --
  Reduction of long-term debt............................   (31,694)    (3,385)   (22,107)     (9,670)   (25,321)
  Issuance of shares.....................................       485     10,148     10,931       4,992     47,720
                                                           --------   --------   --------   ---------   --------
Cash (used for) provided by financing activities.........   (11,209)     6,763    (11,176)     41,522     22,399
                                                           --------   --------   --------   ---------   --------
INVESTING ACTIVITIES
  Business acquisitions (net of cash) (Note 9)...........   (47,123)    (2,892)   (18,395)   (119,106)     1,720
  Investment in an entity subject to significant
    influence............................................        --       (514)      (514)         --       (577)
  Purchase of fixed assets...............................   (10,577)    (9,091)   (18,090)    (20,678)   (19,002)
  Proceeds from sale of fixed assets.....................        --        297        845       2,201      1,334
  Contract costs.........................................   (10,375)   (10,446)   (14,177)    (58,884)   (21,288)
                                                           --------   --------   --------   ---------   --------
Cash used for investing activities.......................   (68,075)   (22,646)   (50,331)   (196,467)   (37,813)
                                                           --------   --------   --------   ---------   --------
Foreign exchange gain (loss) on cash held in foreign
  currencies.............................................     1,628       (467)     1,069        (754)     1,207
                                                           --------   --------   --------   ---------   --------
Net (decrease) increase in cash and cash equivalents.....   (21,151)    (4,833)     7,112     (79,189)   136,240
                                                           --------   --------   --------   ---------   --------
Cash and cash equivalents at beginning of year...........    49,341     42,229     42,229     121,418    (14,822)
                                                           --------   --------   --------   ---------   --------
CASH AND CASH EQUIVALENTS AT END OF YEAR.................    28,190     37,396     49,341      42,229    121,418
                                                           ========   ========   ========   =========   ========

Supplementary cash flow information (Note 10)

               See Notes to the Consolidated Financial Statements

                                 CGI GROUP INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (TABULAR AMOUNTS ONLY ARE IN THOUSANDS OF CANADIAN DOLLARS)

1. DESCRIPTION OF BUSINESS

    CGI Group Inc. (the "Company"), directly or through its subsidiaries, provides a full range of information technology ("IT") services including management of IT and business functions, systems integration and consulting. The Company's primary focus is large-scale systems integration and outsourcing contracts for both private and public sector organizations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    UNAUDITED INTERIM FINANCIAL STATEMENTS--MARCH 31, 2001 AND 2000

    In the opinion of management, the unaudited interim consolidated financial statements contain all adjustments of a normal recurring nature necessary to present fairly the financial position, results of operations and cash flows for the periods presented. Operating results for the six months ended March 31, 2001 are not necessarily indicative of the results that may be expected for the year ending September 30, 2001.

    PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS

    The consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles ("GAAP") which differ in certain material respects with United States GAAP. Significant differences relevant to the Company are presented in Note 15.

    USE OF ESTIMATES

    The preparation of the consolidated financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

    PRINCIPLES OF CONSOLIDATION

    The financial statements of entities controlled by the Company are consolidated; entities jointly controlled by the Company, referred to as joint ventures, are accounted for using the proportionate consolidation method; the associated company, which the Company has the ability to significantly influence, is accounted for using the equity method.

    REVENUE RECOGNITION AND WORK IN PROGRESS

    The Company provides professional services under level-of-effort, cost-based and fixed-price contracts. Work in progress is valued at estimated net realizable value. Under level-of-effort contracts, revenue is recorded as services are provided. For cost-based contracts, revenue is recorded as reimbursable costs are incurred. Revenue from fixed-price contracts is recorded using the percentage-of-completion method, whereby revenue and profit are based on a ratio of costs incurred to total estimated costs of the project. Deferred revenue principally represents billings to customers in excess of work in progress. Losses, if any, on long-term contracts are recognized during the period they are determined. Revenue from the sale of software licences is recognized when the product is delivered

                                 CGI GROUP INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (TABULAR AMOUNTS ONLY ARE IN THOUSANDS OF CANADIAN DOLLARS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) to the customer and when no significant vendor obligations remain and the collection of the receivable is reasonably assured. Where license agreements include multiple elements, revenues from the sale of licenses are recognized on the same basis provided the services do not include significant customization or modification of the base product and the payment terms for licenses are not subject to acceptance criteria. If an acceptance period is stipulated, revenues are recognized upon the earlier of customer acceptance or expiration of the acceptance period. Revenue from software maintenance and support agreements is recognized on a straight-line basis over the term of the related agreements.

    CASH AND CASH EQUIVALENTS

    Cash and cash equivalents consist primarily of unrestricted cash and short-term investments having an initial maturity of three months or less.

    DEPRECIATION AND AMORTIZATION

    Fixed assets are recorded at cost and are depreciated and amortized over their estimated useful lives, using principally the straight-line method. The annual depreciation and amortization periods by fixed asset category are as follows:

Leasehold improvements.................  Term of lease plus first renewal option
Furniture and fixtures.................  3 to 10 years
Computer equipment.....................  3 to 5 years
Software...............................  1 to 5 years

    CONTRACT COSTS

    These costs include expenses incurred in the course of IT management contracts obtained by the Company for periods varying from two to ten years. These expenses are recorded at cost and amortized using the straight-line method over the term of the respective contracts.

    Contract costs comprise principally the following:

    a) Value assigned to a specific long-term outsourcing contract entered into by an acquired company.

    b) Software specifically designed or acquired, namely software used by the Company to provide long-term outsourcing contracts to clients or group of clients.

    SOFTWARE AND DEVELOPMENT COSTS

    Costs incurred for the design and development of software and products are capitalized only after technological feasibility is established. Purchased computer software is recorded at cost.

    Capitalized software and development costs are amortized on a straight-line basis from the time the software and products are in use, over their estimated useful lives, ranging between three and five years.

                                 CGI GROUP INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (TABULAR AMOUNTS ONLY ARE IN THOUSANDS OF CANADIAN DOLLARS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    GOODWILL

    Goodwill represents the excess of the purchase price over the fair values of the net assets of entities acquired at the respective dates of acquisition. Goodwill is amortized on a straight-line basis over its expected useful life of 20 years.

    IMPAIRMENT OF LONG-LIVED ASSETS

    The Company evaluates the carrying value of its long-lived assets, including goodwill, on an ongoing basis. In order to determine whether an impairment exists, management considers the undiscounted cash flows estimated to be generated by those assets as well as other indicators. An impairment loss is measured as the amount by which the carrying amount of assets exceeds their fair value. Any permanent impairment in the carrying value of assets is charged against earnings in the period an impairment is determined.

    STOCK OPTION PLAN

    The Company has a stock option plan, which is described in Note 7. No compensation expense is recognized for this plan when stock options are granted to employees and directors. Any consideration paid by employees and directors on exercise of stock options is credited to share capital.

    RESEARCH AND DEVELOPMENT

    Research and development expenses are charged to earnings in the year they are incurred, net of related investment tax credits.

    INCOME TAXES

    On October 1, 1999, the Company adopted the recommendations of the Canadian Institute of Chartered Accountants ("CICA") Handbook section 3465, Income taxes, which replaces the deferral method with the liability method of tax allocation. The Company applied the recommendations retroactively without restating prior years.

    Future income taxes relate to the expected future tax consequences of differences between the carrying amount of balance sheet items and their corresponding tax values. Future tax assets are recognized only to the extent that, in the opinion of management, it is more likely than not that the future income tax assets will be realized. Future income tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment or substantive enactment.

                                 CGI GROUP INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (TABULAR AMOUNTS ONLY ARE IN THOUSANDS OF CANADIAN DOLLARS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The change had the following cumulative effect on the October 1, 1999 accounts:

                                                             INCREASE   DECREASE
                                                                $          $
                                                             --------   --------
Retained earnings..........................................              11,590
Goodwill...................................................              16,869
Current future income tax assets...........................   9,060
Long-term future income tax assets.........................   4,722
Current future income tax liabilities......................      15
Long-term future income tax liabilities....................   8,488

    TRANSLATION OF FOREIGN CURRENCIES

    On January 1, 2000, the Company reclassified its U.S. subsidiary companies from integrated foreign operations to self-sustaining foreign operations as a result of changes in the economic facts and circumstances.

    Accordingly, self-sustaining subsidiaries are accounted for using the current-rate method. Assets and liabilities denominated in a foreign currency are translated into Canadian dollars at exchange rates in effect at the balance sheet date. Revenues and expenses are translated at average exchange rates prevailing during the year. Resulting unrealized gains or losses are accumulated and reported as translation adjustment in shareholders' equity. This change has been applied prospectively.

    TRANSLATION OF FOREIGN CURRENCIES (CONTINUED)

    The accounts of foreign subsidiaries, which are financially or operationally dependent on the parent company, are accounted for using the temporal method. Under this method, monetary assets and liabilities are translated at the exchange rates in effect at the balance sheet dates and non-monetary assets and liabilities are translated at historical exchange rates. Revenues and expenses are translated at average rates for the period. Translation exchange gains or losses of such subsidiaries are reflected in net earnings.

    Revenues and expenses denominated in foreign currencies are recorded at the rate of exchange prevailing at the transaction date. Monetary assets and liabilities denominated in foreign currencies are translated at exchange rates prevailing at the balance sheet dates. Other unrealized translation gains and losses are reflected in net earnings.

    EARNINGS PER SHARE

    The Company adopted the recommendations of CICA Handbook Section 3500, EARNINGS PER SHARE ("EPS"), effective October 1, 2000. The revised section requires the use of the treasury stock method to compute the dilutive effect of potential common shares. Prior to October 1, 2000, the Company used the inputed earnings approach to calculate diluted earnings per share. Basic and diluted earnings per share figures for each of the years in the three-year period ended September 30, 2000 and the two six-month periods ended March 31, 2001 and 2000 were computed using the treasury stock method.

                                 CGI GROUP INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (TABULAR AMOUNTS ONLY ARE IN THOUSANDS OF CANADIAN DOLLARS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    FUTURE ACCOUNTING CHANGES

    On October 1, 2000, the Company adopted the recommendations of the CICA Handbook Section 3461, EMPLOYEE FUTURE BENEFITS. This standard requires companies to accrue the costs of post-retirement benefits other than pensions over the expected working lives of employees in a manner similar to pension costs. Under current practice, such costs are charged to income as incurred. The standard also requires a change in the discount rate used to value liabilities and service costs from an estimated long-term interest rate to a market-based interest rate. The adoption of the recommendations of Section 3461 did not have a material effect on the consolidated financial statements of the Company.

3. ACCOUNTS RECEIVABLE

                                                             SEPTEMBER 30,
                                                       -------------------------
                                                         2000             1999
                                                       --------         --------
                                                          $                $
Trade................................................  202,108          204,405
Other(1).............................................    9,080            3,987
                                                       -------          -------
                                                       211,188          208,392
                                                       =======          =======

------------------------

(1) The Ministere des Finances (Quebec) granted the Company refundable tax credits on salaries, calculated at the rate of 25% on salaries paid in Quebec, for a maximum of $10,000 a year per eligible employee. The period covered by the agreement varies from five to ten years and takes effect starting May 11, 2000, the date the agreement was signed, and is conditional upon the Company's relocation to the Cite du commerce electronique. Accordingly, other accounts receivable, as at September 30, 2000, include an amount of approximately $7,800,000 in refundable tax credits on salaries receivable.

                                 CGI GROUP INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (TABULAR AMOUNTS ONLY ARE IN THOUSANDS OF CANADIAN DOLLARS)

4. FIXED ASSETS

                                                        SEPTEMBER 30, 2000
                                                ----------------------------------
                                                           ACCUMULATED
                                                           DEPRECIATION
                                                               AND        NET BOOK
                                                  COST     AMORTIZATION    VALUE
                                                --------   ------------   --------
                                                   $           $             $
Leasehold improvements........................   25,887        5,917       19,970
Furniture and fixtures........................   24,260       11,569       12,691
Computer equipment............................   72,886       52,002       20,884
Software......................................   15,516       10,161        5,355
                                                -------       ------       ------
                                                138,549       79,649       58,900
                                                =======       ======       ======

                                                         SEPTEMBER 30, 1999
                                                 ----------------------------------
                                                            ACCUMULATED
                                                            DEPRECIATION
                                                                AND        NET BOOK
                                                   COST     AMORTIZATION    VALUE
                                                 --------   ------------   --------
                                                    $           $             $
Leasehold improvements.........................   17,914        1,229       16,685
Furniture and fixtures.........................   16,189        3,715       12,474
Computer equipment.............................   45,568       16,856       28,712
Software.......................................   11,770        6,547        5,223
                                                  ------       ------       ------
                                                  91,441       28,347       63,094
                                                  ======       ======       ======

    Fixed assets include assets acquired under capital leases totalling $10,549,000 ($12,463,000 in 1999), net of accumulated depreciation and amortization of $7,981,000 ($6,911,000 in 1999).

                                 CGI GROUP INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (TABULAR AMOUNTS ONLY ARE IN THOUSANDS OF CANADIAN DOLLARS)

5. CONTRACT COSTS

                                                        SEPTEMBER 30, 2000
                                                ----------------------------------
                                                           ACCUMULATED    NET BOOK
                                                  COST     AMORTIZATION    VALUE
                                                --------   ------------   --------
                                                   $           $             $
Software acquired and developed...............   41,022        9,241       31,781
Software licenses and other expenses..........   95,225       33,290       61,935
                                                -------       ------       ------
                                                136,247       42,531       93,716
                                                =======       ======       ======

                                                        SEPTEMBER 30, 1999
                                                ----------------------------------
                                                           ACCUMULATED    NET BOOK
                                                  COST     AMORTIZATION    VALUE
                                                --------   ------------   --------
                                                   $           $             $
Software acquired and developed...............   34,564        4,740       29,824
Software licenses and other expenses..........   98,896       28,946       69,950
                                                -------       ------       ------
                                                133,460       33,686       99,774
                                                =======       ======       ======

6. LONG-TERM DEBT

                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
                                                                 $          $
Unsecured revolving credit facility, bearing interest at
  bankers' acceptance rate plus 0.375% with no principal
  payments before 2004(1)...................................   30,000     46,200
Obligations under capital leases, bearing interest at
  various interest rates varying from 5.7% to 14.7% and
  repayable in blended monthly installments maturing at
  various dates until 2005..................................   12,777     13,398
Other unsecured loans, without interest, repayable ending in
  September 2001............................................      637        166
                                                               ------     ------
                                                               43,414     59,764
Current portion.............................................    5,770      5,139
                                                               ------     ------
                                                               37,644     54,625
                                                               ======     ======

------------------------

(1) An amount of $195,000,000 is available under the terms of this unsecured revolving credit facility. In addition to this revolving credit facility, the Company also has available lines of credit totalling $25,500,000, bearing interest at the prime rate of a Canadian Chartered bank, under which approximately $1,650,000 has been used to cover letters of credit issued for contracts with major outsourcing and systems integration customers. The effective interest rate at September 30, 2000 on this facility was 7.50%.

                                 CGI GROUP INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (TABULAR AMOUNTS ONLY ARE IN THOUSANDS OF CANADIAN DOLLARS)

6. LONG-TERM DEBT (CONTINUED)
    At September 30, 2000, principal repayments on long-term debt over the next five years are as follows:

                                                                    $
2001.......................................................          637
2002.......................................................           --
2003.......................................................           --
2004.......................................................       30,000
2005.......................................................           --

    At September 30, 2000, minimum capital lease payments are as follows:

                                                     PAYMENT    INTEREST   PRINCIPAL
                                                     --------   --------   ---------
                                                        $         $           $
2001...............................................    5,969       836       5,133
2002...............................................    3,523       512       3,011
2003...............................................    2,609       290       2,319
2004...............................................    2,343        51       2,292
2005...............................................       22        --          22
                                                      ------     -----      ------
Total minimum capital lease payments...............   14,466     1,689      12,777
                                                      ======     =====      ======

                                 CGI GROUP INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (TABULAR AMOUNTS ONLY ARE IN THOUSANDS OF CANADIAN DOLLARS)

7. CAPITAL STOCK

    Authorized, an unlimited number without par value

        First preferred shares, carrying one vote per share, ranking prior to second preferred shares, Class A Subordinate Shares and Class B Shares with respect to the payment of dividends

        Second preferred shares, non-voting, ranking prior to Class A Subordinate Shares and Class B Shares with respect to the payment of dividends

        Class A Subordinate Shares, carrying one vote per share, participating equally with Class B Shares with respect to the payment of dividends and convertible into Class B Shares under certain conditions in the event of certain takeover bids on Class B Shares

        Class B Shares, carrying ten votes per share, participating equally with Class A Subordinate Shares with respect to the payment of dividends, convertible at any time at the option of the holder into Class A Subordinate Shares

                                                                AS AT     AS AT SEPTEMBER 30,
                                                              MARCH 31,   -------------------
                                                                2001        2000       1999
                                                              ---------   --------   --------
                                                                 $           $          $
                                                              (UNAUDITED)
Issued and paid
  Class A Subordinate Shares................................    598,983     490,645    423,616
  Class B Shares............................................      1,162       1,162        148
                                                                -------     -------    -------
                                                                600,145     491,807    423,764
                                                                =======     =======    =======

    On June 18, 1998, the Company modified its authorized capital stock by creating Series 6 first preferred shares. Series 6 first preferred shares are convertible into Class A Subordinate Shares on the basis of one Class A Subordinate Share for each first preferred share, Series 6.

    On June 29, 1998, the Company modified its authorized capital stock by converting the first preferred shares, Series 1 into Class A Subordinate Shares on a one-for-one basis and canceling the unissued first preferred shares, Series 1, 2, 3, 4 and 5 from the Company's authorized share capital.

                                 CGI GROUP INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (TABULAR AMOUNTS ONLY ARE IN THOUSANDS OF CANADIAN DOLLARS)

7. CAPITAL STOCK (CONTINUED)
    For the six months ended March 31, 2001 and the years ended September 30, 2000, 1999 and 1998 and after giving retroactive effect to the subdivision of the Company's shares that occurred on December 15, 1997, May 21, 1998 and January 7, 2000, the Class A Subordinate Shares, Class B Shares and first preferred shares changed as follows:

                                      CLASS A SUBORDINATE            CLASS B              FIRST PREFERRED
                                             SHARES                  SHARES                   SHARES
                                     ----------------------   ---------------------   -----------------------
                                       NUMBER       AMOUNT      NUMBER      AMOUNT       NUMBER       AMOUNT
                                     -----------   --------   ----------   --------   ------------   --------
                                                      $                      $                          $
Balance at September 30, 1997......   87,962,160    33,037    43,718,624      187       36,800,000     18,400
Issued for cash....................           --        --            --       --       17,512,864     43,672
Issued as consideration for
  business acquisitions............    3,015,712     1,800            --       --       76,521,600    317,628
Options exercised..................    1,340,388     4,048            --       --               --         --
Conversion.........................  139,779,436   379,739    (8,944,972)     (39)    (130,834,464)  (379,700)
                                     -----------   -------    ----------    -----     ------------   --------
Balance at September 30, 1998......  232,097,696   418,624    34,773,652      148               --         --
Options exercised..................    1,790,278     4,992            --       --               --         --
                                     -----------   -------    ----------    -----     ------------   --------
Balance at September 30, 1999......  233,887,974   423,616    34,773,652      148               --         --
Issued for cash....................      287,914     4,003            --       --               --         --
Issued as consideration for
  business acquisitions............    5,626,369    57,112            --       --               --         --
Options exercised..................      953,410     5,914        72,874    1,014               --         --
                                     -----------   -------    ----------    -----     ------------   --------
BALANCE AT SEPTEMBER 30, 2000......  240,755,667   490,645    34,846,526    1,162               --         --
Issued as consideration for
  business acquisitions
  (unaudited)......................   14,299,441   107,853            --       --               --         --
Options exercised (unaudited)......      164,833       485            --       --               --         --
                                     -----------   -------    ----------    -----     ------------   --------
BALANCE AT MARCH 31, 2001
  (UNAUDITED)......................  255,219,941   598,983    34,846,526    1,162               --         --
                                     ===========   =======    ==========    =====     ============   ========

    STOCK OPTION PLAN

    Under a Stock option plan for certain employees and directors of the Company and its subsidiaries, the Board of Directors may grant, at its discretion, options to purchase company stock to certain employees and directors of the Company and its subsidiaries. The exercise price is established by the Board of Directors but may not be lower than the average closing price for Class A Subordinate Shares over the five business days preceding the date of the grant. Options are exercisable from the date of grant. Each option must be exercised within a ten-year period, except in the event of retirement, termination of employment or death. At September 30, 2000, options for 23,307,734 Class A Subordinate Shares have been reserved for issuance under the stock option plan.

                                 CGI GROUP INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (TABULAR AMOUNTS ONLY ARE IN THOUSANDS OF CANADIAN DOLLARS)

7. CAPITAL STOCK (CONTINUED)
    The following table presents information concerning all stock options granted to certain employees and directors by the Company:

                             SIX MONTHS                                YEARS ENDED SEPTEMBER 30,
                                ENDED           ------------------------------------------------------------------------
                           MARCH 31, 2001                2000                     1999                     1998
                        ---------------------   ----------------------   ----------------------   ----------------------
                                    WEIGHTED                 WEIGHTED                 WEIGHTED                 WEIGHTED
                                     AVERAGE                  AVERAGE                  AVERAGE                  AVERAGE
                                    EXERCISE                 EXERCISE                 EXERCISE                 EXERCISE
                        NUMBER OF   PRICE PER   NUMBER OF    PRICE PER   NUMBER OF    PRICE PER   NUMBER OF    PRICE PER
                         OPTIONS      SHARE      OPTIONS       SHARE      OPTIONS       SHARE      OPTIONS       SHARE
                        ---------   ---------   ----------   ---------   ----------   ---------   ----------   ---------
                                       $                        $                        $                       $
                             (UNAUDITED)
Outstanding, beginning
  of period...........  6,413,181     11.46      4,996,414      8.23      5,497,696      4.85      3,834,640     2.77
Granted during the
  period..............  2,565,800      9.66      2,565,594     15.93      1,415,980     14.65      3,027,444     6.71
Exercised, forfeited
  and expired during
  the period..........   (638,556)    11.54     (1,148,827)     7.44     (1,917,262)     3.26     (1,364,388)    3.02
                        ---------     -----     ----------     -----     ----------     -----     ----------     ----
Outstanding, end of
  period..............  8,340,425     10.90      6,413,181     11.46      4,996,414      8.23      5,497,696     4.85
                        =========     =====     ==========     =====     ==========     =====     ==========     ====

    The following table summarizes information about outstanding stock options granted to certain employees and directors of the Company at September 30, 2000:

                          OPTIONS OUTSTANDING                                 OPTIONS EXERCISABLE
-----------------------------------------------------------------------   ----------------------------
                                      WEIGHTED AVERAGE
                                         REMAINING          WEIGHTED                       WEIGHTED
      RANGE OF            NUMBER      CONTRACTUAL LIFE      AVERAGE         NUMBER         AVERAGE
   EXERCISE PRICE       OUTSTANDING       (YEARS)        EXERCISE PRICE   EXERCISABLE   EXERCISE PRICE
---------------------   -----------   ----------------   --------------   -----------   --------------
          $                                                    $                              $
             0.98          181,000            2               0.98           181,000         0.98
             1.88          175,000            2               1.88           175,000         1.88
     3.15 to 4.44          565,496            2               4.07           565,496         4.07
     5.39 to 5.75        1,215,500            3               5.71         1,038,000         5.71
    9.03 to 13.33        1,084,490            5              12.02           917,654        11.90
   14.00 to 16.63        3,146,127           10              15.73           632,724        15.33
   24.51 to 26.03           45,568           10              25.99             1,068        24.51
                         ---------           --              -----         ---------        -----
                         6,413,181            7              11.46         3,510,942         8.37
                         =========           ==              =====         =========        =====

                                 CGI GROUP INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (TABULAR AMOUNTS ONLY ARE IN THOUSANDS OF CANADIAN DOLLARS)

7. CAPITAL STOCK (CONTINUED)
A) EARNINGS PER SHARE

    The following table sets forth the computation of basic and diluted earnings per share:

                                    SIX MONTHS ENDED                      YEARS ENDED
                                        MARCH 31,                        SEPTEMBER 30,
                                -------------------------   ---------------------------------------
                                   2001          2000          2000          1999          1998
                                -----------   -----------   -----------   -----------   -----------
                                     $             $             $             $             $
                                       (UNAUDITED)
NUMERATOR:
Net earnings..................       25,628        46,371        55,666        83,816        34,828
                                ===========   ===========   ===========   ===========   ===========
DENOMINATOR:
Denominator for basic earnings
  per share -- weighted
  average shares..............  281,893,441   269,709,197   270,442,354   267,969,082   234,614,324
Dilutive effect of employee
  stock options...............      845,704     3,393,168     2,317,858     1,127,202     3,191,550
                                -----------   -----------   -----------   -----------   -----------
Denominator for diluted
  earnings per share --
  adjusted weighted average
  shares and assumed
  conversions.................  282,739,145   273,102,365   272,760,212   269,096,284   237,805,874
                                ===========   ===========   ===========   ===========   ===========
Basic earnings per share......         0.09          0.17          0.21          0.31          0.15
                                ===========   ===========   ===========   ===========   ===========
Diluted earnings per share....         0.09          0.17          0.20          0.31          0.15
                                ===========   ===========   ===========   ===========   ===========

8. INCOME TAXES

    As described in Note 2, the Company adopted the recommendations of CICA Handbook Section 3465, Income Taxes, effective October 1, 1999 and prior year figures have not been restated. The terminology used to describe comparative figures is consistent with the terminology used to describe current year figures calculated using the liability method of tax allocation.

    The income tax provision for the years ended September 30, is as follows:

                                                      LIABILITY
                                                       METHOD       DEFERRAL METHOD
                                                      ---------   -------------------
                                                        2000        1999       1998
                                                      ---------   --------   --------
                                                         $           $          $
Current.............................................   46,494      57,085     26,663
Future(1)...........................................    3,491      12,858      2,622
                                                       ------      ------     ------
                                                       49,985      69,943     29,285
                                                       ======      ======     ======

------------------------

(1) Includes $1,277,000 ($494,000 in 1999 and $96,000 in 1998) of future income taxes related to goodwill amortization.

                                 CGI GROUP INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (TABULAR AMOUNTS ONLY ARE IN THOUSANDS OF CANADIAN DOLLARS)

8. INCOME TAXES (CONTINUED)
    The Company's effective income tax rate differs from the combined Canadian statutory tax rate for the following reasons:

                                                          LIABILITY        DEFERRAL
                                                           METHOD           METHOD
                                                          ---------   -------------------
                                                            2000        1999       1998
                                                          ---------   --------   --------
                                                            %           %          %
Combined federal and provincial statutory tax rates.....    40.6        41.9       41.9
Non-deductible items....................................     4.7         5.1        6.8
Utilization of non-recognized tax benefits of a
  subsidiary............................................      --        (1.1)      (2.6)
Other...................................................     1.5        (0.6)      (0.3)
                                                            ----        ----       ----
Effective income tax rate before goodwill
  amortization..........................................    46.8        45.3       45.8
Goodwill amortization...................................    (6.3)       (4.1)      (5.2)
                                                            ----        ----       ----
Effective income tax rate...............................    40.5        41.2       40.6
                                                            ====        ====       ====

    At September 30, 2000, future income taxes are as follows:

                                                                 $
Future income tax assets:
  Provision for integration costs...........................   10,415
  Tax benefits on losses....................................   23,654
  Unclaimed research and experimental development
    expenses................................................    2,041
  Other.....................................................    1,201
                                                              -------
                                                               37,311
                                                              -------

Future income tax liabilities:
  Fixed assets..............................................    1,958
  Contract costs............................................   21,550
  Work in progress..........................................    7,190
  Goodwill..................................................    1,049
  Other.....................................................      145
                                                              -------
                                                               31,892
                                                              -------
Valuation allowance.........................................    5,789
                                                              -------
Future income taxes, net....................................     (370)
                                                              =======

Future income taxes are classified as follows:
                                                                 $
Current future income tax assets.                                7,052
Long-term future income tax assets..........................   24,470
Current future income tax liabilities.......................   (7,963)
Long-term future income tax liabilities.....................  (23,929)
                                                              -------
Future income tax liabilities, net..........................     (370)
                                                              =======

                                 CGI GROUP INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (TABULAR AMOUNTS ONLY ARE IN THOUSANDS OF CANADIAN DOLLARS)

8. INCOME TAXES (CONTINUED)
    Comparative figures for future income tax assets and liabilities are not presented as they would not provide any additional useful information.

    Certain of the Company's subsidiaries have losses carried forward aggregating approximately $64,500,000, of which approximately $50,400,000 originates from the Company's U.S. subsidiaries, available to reduce future taxable income and expiring at various dates to 2020. In addition, losses approximating $3,700,000 can be used to offset future years' taxable income indefinitely. The benefit of these losses has been reflected in the consolidated financial statements to the extent that it was considered to be more likely than not that the related future income tax assets would be realized.

9. BUSINESS ACQUISITIONS

    During the year ended September 30, 2000, the Company made the following acquisitions:

        The Company acquired all the outstanding shares of MCM Technology Inc. ("MCM") and of APG Solutions & Technologies inc. ("APG") on October 26, 1999, and on September 1, 2000, respectively and began recording the results of operations from these entities as of their respective effective acquisition dates. MCM is an information technology consulting firm serving clients mainly in the health care and telecommunications industries. APG is an information technology consulting firm specializing in the implementation of enterprise resource planning packages ("ERP"), system evolution, electronic commerce and knowledge management.

    These acquisitions were accounted for using the purchase method, as follows:

                                                       MCM        APG       TOTAL
                                                     --------   --------   --------
                                                        $          $          $
Non-cash working capital items.....................   (1,208)    (8,079)    (9,287)
Fixed assets.......................................      872      2,089      2,961
Contract costs.....................................       --      1,501      1,501
Future income taxes................................      363      9,570      9,933
Goodwill...........................................    8,925     64,349     73,274
Assumption of long-term debt.......................     (635)    (2,240)    (2,875)
                                                      ------    -------    -------
                                                       8,317     67,190     75,507
Cash position at acquisition.......................    1,008     (7,162)    (6,154)
                                                      ------    -------    -------
                                                       9,325     60,028     69,353
                                                      ======    =======    =======
Consideration
  Cash.............................................    2,900      9,341     12,241
  Issuance of 5,626,369 Class A Subordinate
    Shares.........................................    6,425     50,687     57,112
                                                      ------    -------    -------
                                                       9,325     60,028     69,353
                                                      ======    =======    =======

                                 CGI GROUP INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (TABULAR AMOUNTS ONLY ARE IN THOUSANDS OF CANADIAN DOLLARS)

9. BUSINESS ACQUISITIONS (CONTINUED)

    On October 29, 1999, the Company entered into a partnership agreement with third parties that involved the creation of PT Information Systems ("PT-SI"). The Company accounts for its 26.4% interest in PT-SI using the proportionate consolidation method. Furthermore, during the six months ended March 31, 2001, the Company acquired 49% of the outstanding shares of AGTI Consulting Services Inc. ("AGTI") and increased its interest in Conseillers en informatique d'affaires ("CIA") from 35% to 49% on November 27, 2000 and January 12, 2001, respectively. The Company accounts for its AGTI and CIA interests using the proportionate consolidation method. The Company's proportionate share of PT-SI, AGTI and CIA operations included in the consolidated financial statements is as follows:

                                                AS OF AND FOR          AS OF AND FOR
                                               THE SIX MONTHS         THE YEAR ENDED
                                            ENDED MARCH 31, 2001    SEPTEMBER 30, 2000
                                            ---------------------   -------------------
                                                      $                      $
                                                 (UNAUDITED)
BALANCE SHEET
  Current assets..........................         15,681                  1,347
  Non-current assets......................         18,393                    192
  Current liabilities.....................          3,497                  1,335
  Non-current liabilities.................             29                     --

STATEMENT OF EARNINGS
  Revenues................................         12,259                 10,814
  Expenses(1).............................         12,286                 10,312
                                                   ------                 ------
  Net (loss) earnings.....................            (27)                   502
                                                   ======                 ======
STATEMENT OF CASH FLOWS
  Funds provided by (used for):
    Operations............................            287                    502
    Financing activities..................             --                    234
    Investing activities..................           (203)                    --

------------------------

(1) Excludes strictly the Company's share of management fees charged by the Company to PT-SI.

                                 CGI GROUP INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (TABULAR AMOUNTS ONLY ARE IN THOUSANDS OF CANADIAN DOLLARS)

9. BUSINESS ACQUISITIONS (CONTINUED)
    During the year ended September 30, 1999, the Company made the following acquisitions:

        On January 1, 1999, the Company acquired all the outstanding shares of 9061-9313 Quebec Inc., a corporation incorporated by Mouvement Desjardins and into which the assets of Technologie Desjardins Laurentienne ("TDL") were transferred. On July 1, 1999, the Company acquired substantially all of the assets related to the businesses of DRT Systems International and DRT Systems International L.P. (jointly, "DRT"). These acquisitions were accounted for using the purchase method, as follows:

                                                       TDL        DRT       TOTAL
                                                     --------   --------   --------
                                                        $          $          $
Non-cash working capital items.....................    1,072     23,952     25,024
Fixed assets.......................................    2,516      3,207      5,723
Contract costs.....................................    1,053         --      1,053
Goodwill...........................................   18,541     68,765     87,306
                                                      ------     ------    -------
                                                      23,182     95,924    119,106
                                                      ------     ------    -------
Cash consideration.................................   23,182     95,924    119,106
                                                      ======     ======    =======

                                 CGI GROUP INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (TABULAR AMOUNTS ONLY ARE IN THOUSANDS OF CANADIAN DOLLARS)

9. BUSINESS ACQUISITIONS (CONTINUED)
    During the year ended September 30, 1998, the Company made the following acquisitions:

        On October 22, 1997, the Company acquired all the outstanding shares of ISI Systems Inc., 3420035 Canada Inc. and Teleglobe Limited, which represented the Insurance Systems group of Teleglobe Inc. ("Insurance Systems"). On May 26, 1998, the Company increased its 50% interest in Solfitech Inc. ("Solfitech"), a subsidiary, from 50% to 100%, following the exercise by Societe financiere d'Innovation Inc. ("Sofinov"), a shareholder of Solfitech, of its option to exchange its Solfitech shares for shares of the Company. Since May 26, 1998, the results of operations have been fully consolidated. On July 1, 1998, the Company acquired all the outstanding shares of 3439470 Canada Inc. ("Telecom Solutions"), a corporation incorporated by Bell Canada and into which the assets of the Bell Sygma Telecom Solutions and the Bell Sygma International operations of Bell Sygma Inc. (with the exception of certain units) were transferred. Finally, on September 1, 1998, the Company acquired all the outstanding shares of Perigon Solutions Inc. These acquisitions were accounted for using the purchase method, as follows:

                                          INSURANCE    TELECOM
                                           SYSTEMS    SOLUTIONS    OTHER      TOTAL
                                          ---------   ---------   --------   --------
                                             $           $           $          $
Non-cash working capital items..........    10,494     (21,120)     2,004     (8,622)
Fixed assets............................    12,702      17,570      1,124     31,396
Contract costs..........................     5,000      25,000        271     30,271
Deferred income taxes...................     9,431          --        890     10,321
Goodwill................................    90,005     163,593      2,225    255,823
Assumption of long-term debt............      (636)         --     (1,092)    (1,728)
Non-controlling interest................        --          --        247        247
                                           -------    --------     ------    -------
                                           126,996     185,043      5,669    317,708

Cash position at acquisition............    23,334      29,356     (1,255)    51,435
                                           -------    --------     ------    -------
                                           150,330     214,399      4,414    369,143
                                           =======    ========     ======    =======
Consideration
  Cash..................................    30,330      16,771      2,614     49,715
  Issuance of 1,507,856 Class A
    Subordinate Shares..................        --          --      1,800      1,800
  Issuance of 21,060,800 First Preferred
    Shares, Series 4 and 5..............   120,000          --         --    120,000
  Issuance of 17,200,000 First Preferred
    Shares, Series 6....................        --     197,628         --    197,628
                                           -------    --------     ------    -------
                                           150,330     214,399      4,414    369,143
                                           =======    ========     ======    =======

                                 CGI GROUP INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (TABULAR AMOUNTS ONLY ARE IN THOUSANDS OF CANADIAN DOLLARS)

10. SUPPLEMENTARY CASH FLOW INFORMATION

                                                       YEARS ENDED SEPTEMBER 30,
                                                     ------------------------------
                                                       2000       1999       1998
                                                     --------   --------   --------
                                                        $          $          $
i) Non-cash investing and financing activities

  Investing activities
    Business acquisitions..........................   57,112         --    319,428
    Purchase of fixed assets under capital
      leases.......................................    2,882     11,943      6,479
                                                      ------     ------    -------
                                                      59,994     11,943    325,907
                                                      ======     ======    =======
  Financing activities
    Issuance of capital stock......................   57,112         --    319,428
    Increase in obligations under capital leases...    2,882     11,943      6,479
                                                      ------     ------    -------
                                                      59,994     11,943    325,907
                                                      ======     ======    =======

ii) Interest paid and income taxes paid (recovered) for the years ended
  September 30, are as follows:

                                                       2000       1999       1998
                                                     --------   --------   --------
                                                        $          $          $
  Interest paid....................................    3,754      1,509        923
  Income taxes paid (recovered)....................   67,154     73,303       (865)

11. SEGMENTED INFORMATION

    During the fourth quarter of fiscal 2000, the Company announced changes to its organizational structure. The Company's six strategic business units ("SBU"), that were organized along geographic lines, except for the Telecommunications SBU, were regrouped into three SBUs: Canada, U.S. and International. Each SBU is evaluated primarily on its revenue, operating earnings and net contribution (net contribution being defined as earnings before interest, income taxes, entity subject to significant influence and amortization of goodwill) by its respective senior executive, who reports directly to the chief executive officer.

    Each business unit, with the exception of the corporate segment, offers end-to-end IT services including management of IT and business functions, systems integration and consulting services to clients in industry sectors such as telecommunications, financial services and manufacturing/retail/ distribution. The corporate segment comprises management of cash and cash equivalents and general corporate activities such as strategy and market development, coordination of large projects and capital investment decisions. Costs, which have not been allocated to the other segments, are included in this segment as they represent common costs and general head office expenses; the allocation of these costs to the other segments would not assist in the evaluation of the respective segments' contributions.

    Because the Company has undergone significant changes of its internal organization in a manner that causes the composition of its reportable segments to change, those internal organization changes

                                 CGI GROUP INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (TABULAR AMOUNTS ONLY ARE IN THOUSANDS OF CANADIAN DOLLARS)

11. SEGMENTED INFORMATION (CONTINUED)
had a major impact on the financial reporting system of the Company and it is impracticable to present 1998 comparative figures under the new segmentation basis.

                                                     AS OF AND FOR THE YEAR ENDED SEPTEMBER 30, 2000
                                       ---------------------------------------------------------------------------
                                                                                          INTERSEGMENT
                                        CANADA       U.S.     INTERNATIONAL   CORPORATE   ELIMINATION      TOTAL
                                       ---------   --------   -------------   ---------   ------------   ---------
                                           $          $           $              $            $              $
Revenue..............................  1,131,872   215,442       179,531            --       (90,837)    1,436,008
Operating expenses...................    956,546   208,249       166,498        23,855       (90,837)    1,264,311
                                       ---------   -------       -------       -------       -------     ---------
Operating earnings before:...........    175,326     7,193        13,033       (23,855)           --       171,697
Depreciation and amortization........     41,023     4,009         2,046         1,300            --        48,378
                                       ---------   -------       -------       -------       -------     ---------
Earnings before interest, income
  taxes, entity subject to
  significant influence and
  amortization of goodwill...........    134,303     3,184        10,987       (25,155)           --       123,319
                                       =========   =======       =======       =======       =======     =========
Total assets.........................    590,047   207,469        95,095        28,262            --       920,873
                                       =========   =======       =======       =======       =======     =========

                                                     AS OF AND FOR THE YEAR ENDED SEPTEMBER 30, 1999
                                       ---------------------------------------------------------------------------
                                                                                          INTERSEGMENT
                                        CANADA       U.S.     INTERNATIONAL   CORPORATE   ELIMINATION      TOTAL
                                       ---------   --------   -------------   ---------   ------------   ---------
                                           $          $           $              $            $              $
Revenue..............................  1,204,719   140,617       121,179            --       (57,057)    1,409,458
Operating expenses...................    995,938   123,077       108,002        25,221       (57,057)    1,195,181
                                       ---------   -------       -------       -------       -------     ---------
Operating earnings before:...........    208,781    17,540        13,177       (25,221)           --       214,277
Depreciation and amortization........     41,991     3,992           905         1,403            --        48,291
                                       ---------   -------       -------       -------       -------     ---------
Earnings before interest, income
  taxes, entity subject to
  significant influence and
  amortization of goodwill...........    166,790    13,548        12,272       (26,624)           --       165,986
                                       =========   =======       =======       =======       =======     =========
Total assets.........................    500,014   186,315       150,238        29,922            --       866,489
                                       =========   =======       =======       =======       =======     =========

    GEOGRAPHIC INFORMATION

                                                 YEARS ENDED SEPTEMBER 30,
                            --------------------------------------------------------------------
                                    2000                    1999                    1998
                            ---------------------   ---------------------   --------------------
                             REVENUE    ASSETS(1)    REVENUE    ASSETS(1)   REVENUE    ASSETS(1)
                            ---------   ---------   ---------   ---------   --------   ---------
                                $          $            $          $           $          $
Canada....................  1,043,978    412,138    1,143,874    369,399    614,911     315,055
U.S.......................    215,401    104,845      136,479    115,658     94,535      55,474
Other.....................    176,629     31,536      129,105     36,598     31,517      30,606
                            ---------    -------    ---------    -------    -------     -------
Total.....................  1,436,008    548,519    1,409,458    521,655    740,963     401,135
                            =========    =======    =========    =======    =======     =======

------------------------

(1) Includes fixed assets, contract costs and goodwill.

                                 CGI GROUP INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (TABULAR AMOUNTS ONLY ARE IN THOUSANDS OF CANADIAN DOLLARS)

11. SEGMENTED INFORMATION (CONTINUED)

    REVENUE BY SERVICE LINE

                                                                  YEARS ENDED SEPTEMBER 30,
                                                              ---------------------------------
                                                                2000        1999        1998
                                                              ---------   ---------   ---------
                                                                  $           $           $
Management of IT and business functions (outsourcing).......    891,726   1,009,844     517,078
Systems integration.........................................    326,569     239,768     134,331
Consulting..................................................    217,713     159,846      89,554
                                                              ---------   ---------   ---------
Total.......................................................  1,436,008   1,409,458     740,963
                                                              =========   =========   =========

    The Canada and International segments comprise revenues from contracts with a shareholder, its subsidiaries and its affiliated companies. Other than that group, no single customer represents more than 10% of the Company's revenue (see
Note 12).

                                                    AS OF AND FOR THE SIX MONTHS ENDED MARCH 31, 2001
                                        --------------------------------------------------------------------------
                                                                                          INTERSEGMENT
                                         CANADA      U.S.     INTERNATIONAL   CORPORATE   ELIMINATION      TOTAL
                                        --------   --------   -------------   ---------   ------------   ---------
                                           $          $           $              $            $              $
                                                                       (UNAUDITED)
Revenue...............................  590,265    100,880       38,828             --       (21,812)      708,161
Operating expenses....................  473,384    104,246       39,328         17,143       (21,812)      612,289
                                        -------    -------       ------        -------       -------     ---------
Operating earnings before:............  116,881     (3,366)        (500)       (17,143)           --        95,872
Depreciation and amortization.........   23,592      1,602          837            557            --        26,588
                                        -------    -------       ------        -------       -------     ---------
Earnings before interest, income
  taxes, entity subject to significant
  influence and amortization of
  goodwill............................   93,289     (4,968)      (1,337)       (17,700)                     69,284
                                        =======    =======       ======        =======       =======     =========
Total assets..........................  797,867    198,360       63,615         47,409            --     1,107,251
                                        =======    =======       ======        =======       =======     =========

                                                      AS OF AND FOR THE SIX MONTHS ENDED MARCH 31, 2000
                                          -------------------------------------------------------------------------
                                                                                            INTERSEGMENT
                                           CANADA      U.S.     INTERNATIONAL   CORPORATE   ELIMINATION     TOTAL
                                          --------   --------   -------------   ---------   ------------   --------
                                             $          $           $              $            $             $
                                                                         (UNAUDITED)
Revenue.................................  603,176    105,990       119,211            --       (43,171)    785,206
Operating expenses......................  498,556     96,216       103,023        12,569       (43,171)    667,193
                                          -------    -------       -------       -------       -------     -------
Operating earnings before:..............  104,620      9,774        16,188       (12,569)           --     118,013
Depreciation and amortization...........   21,363      2,382           882           663            --      25,290
                                          -------    -------       -------       -------       -------     -------
Earnings before interest, income taxes,
  entity subject to significant
  influence and amortization of
  goodwill..............................   83,257      7,392        15,306       (13,232)           --      92,723
                                          =======    =======       =======       =======       =======     =======
Total assets............................  516,187    169,302       147,372        60,462            --     893,323
                                          =======    =======       =======       =======       =======     =======

                                 CGI GROUP INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (TABULAR AMOUNTS ONLY ARE IN THOUSANDS OF CANADIAN DOLLARS)

12. RELATED PARTY TRANSACTIONS

    In the normal course of business, the Company is party to contracts with certain of BCE Inc.'s (a shareholder) subsidiaries and affiliated companies, pursuant to which the Company is its preferred supplier for information systems and IT needs. Transactions and resulting balances as of and for the years ended September 30, which were measured at exchange amounts, are presented below:

                                                     2000       1999       1998
                                                   --------   --------   --------
                                                      $          $          $
Revenue..........................................  572,630    526,696    140,000
Purchase of services.............................  169,910    110,009     12,213
Accounts receivable..............................   53,235     11,961      8,000
Accounts payable.................................   12,645     20,960     13,550
Work in progress.................................   12,072     38,561         --
Deferred revenue.................................   11,998      5,912     11,313
Contract costs and other items...................   25,711     31,200         --

13. COMMITMENTS AND CONTINGENCIES

    At September 30, 2000, the Company is committed under terms of operating leases with various expiration dates, primarily for rental of premises and computer equipment used in outsourcing contracts, in the aggregate amount of approximately $210,456,000. At September 30, 2000, minimum lease payments due in each of the next five years are as follows:

                                                                $
2001.......................................................   56,713
2002.......................................................   43,426
2003.......................................................   30,772
2004.......................................................   21,359
2005.......................................................   18,169

    The Company concluded four long-term services agreements representing a total commitment of $77,649,000. At September 30, 2000, minimum payments under these agreements due in each of the next four years are as follows:

                                                                $
2001.......................................................   28,332
2002.......................................................   24,652
2003.......................................................   19,810
2004.......................................................    4,855

                                 CGI GROUP INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (TABULAR AMOUNTS ONLY ARE IN THOUSANDS OF CANADIAN DOLLARS)

14. FINANCIAL INSTRUMENTS

    FAIR VALUE

    At September 30, 2000 and 1999, the estimated fair values of cash and cash equivalents, accounts receivable, work in progress and accounts payable and accrued liabilities approximate their respective carrying values.

    The estimated fair values of long-term debt and obligations under capital leases are not significantly different than their respective carrying values at September 30, 2000 and 1999.

    The Company does not hold or issue financial instruments for trading purposes.

    CREDIT RISK

    Credit risk concentration with respect to trade receivables is limited due to the Company's large client base. Furthermore, as described in Note 12, the Company generates a significant portion of its revenues from a shareholder's subsidiaries and affiliates. Management does not believe that the Company is subject to any significant credit risk.

15. RECONCILIATION OF RESULTS REPORTED IN ACCORDANCE WITH CANADIAN GAAP TO U.S. GAAP AND OTHER SUPPLEMENTARY U.S. GAAP DISCLOSURES

    The material differences between Canadian and U.S. GAAP affecting the Company's consolidated financial statements are detailed as follows:

    RECONCILIATION OF NET EARNINGS

                                                      SIX MONTHS ENDED
                                                          MARCH 31,          YEARS ENDED SEPTEMBER 30,
                                                     -------------------   ------------------------------
                                                       2001       2000       2000       1999       1998
                                                     --------   --------   --------   --------   --------
                                                        $          $          $          $          $
                                                         (UNAUDITED)
Net earnings--Canadian GAAP........................   25,628     46,371     55,666     83,816     34,828
Adjustments
  Foreign currency translation (ii)................       62        232        462        389     (1,869)
  Goodwill amortization (iii)......................      (76)      (250)      (500)      (142)        --
  Integration costs (iv)...........................   (5,190)        --     (1,764)        --         --
  Income taxes (i).................................       --         --         --        550     (1,649)
  Research and development (v).....................       --         --         --      2,178        264
  Purchased in-process R&D (vi)....................       --         --         --       (741)     1,220
                                                     -------     ------     ------     ------     ------
Net earnings--U.S. GAAP............................   20,424     46,353     53,864     86,050     32,794
                                                     =======     ======     ======     ======     ======
Basic EPS--U.S. GAAP...............................     0.07       0.17       0.20       0.32       0.14
                                                     =======     ======     ======     ======     ======
Diluted EPS--U.S. GAAP.............................     0.07       0.17       0.20       0.32       0.14
                                                     =======     ======     ======     ======     ======

                                 CGI GROUP INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (TABULAR AMOUNTS ONLY ARE IN THOUSANDS OF CANADIAN DOLLARS)

15. RECONCILIATION OF RESULTS REPORTED IN ACCORDANCE WITH CANADIAN GAAP TO U.S. GAAP AND OTHER SUPPLEMENTARY U.S. GAAP DISCLOSURES (CONTINUED)
    RECONCILIATION OF SHAREHOLDERS' EQUITY

                                                                                 AS AT
                                                          AS AT              SEPTEMBER 30,
                                                        MARCH 31,    ------------------------------
                                                           2001        2000       1999       1998
                                                        ----------   --------   --------   --------
                                                           $            $          $          $
                                                        (UNAUDITED)
Shareholders' equity--Canadian GAAP...................    815,987     677,301    563,055    474,247
Adjustments
  Adjustment for change in accounting policy (i)......      9,134       9,134         --         --
  Foreign currency translation (ii)...................      2,548       1,659      1,562      1,039
  Goodwill amortization (iii).........................       (718)       (642)      (142)        --
  Integration costs (iv)..............................     (6,954)     (1,764)        --         --
  Income taxes (i)....................................         --          --     (2,456)    (3,006)
  Research and development (v)........................         --          --         --     (2,178)
Purchased in-process R&D (vi).........................         --          --         --        741
                                                          -------     -------    -------    -------
Shareholders' equity--U.S. GAAP.......................    819,997     685,688    562,019    470,843
                                                          =======     =======    =======    =======

------------------------

 (i) Income taxes and adjustment for change in accounting policy

     On October 1, 1999, the Company adopted the recommendations of CICA Handbook Section 3465 "Income taxes" (see Note 2). The recommendations of
     Section 3465 are similar to the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes" issued by the Financial Accounting Standards Board ("FASB"). Upon the implementation of Section 3465, the Company recorded an adjustment to reflect the difference between the assigned value and the tax basis of an asset acquired in a purchase business combination, which resulted in a future income tax liability; the Company offset this amount through a reduction of retained earnings as part of the cumulative adjustment. Under U.S. GAAP, this amount would have been reflected as additional goodwill.

     Prior to the issuance of Section 3465, under Canadian GAAP, accounting for income taxes was similar to the provisions of the United States Accounting Principles Board No. 11. Under U.S. GAAP, the Company would have followed the provisions of SFAS No. 109. Comparative adjustments represent the difference between the deferral and liability methods.

                                 CGI GROUP INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (TABULAR AMOUNTS ONLY ARE IN THOUSANDS OF CANADIAN DOLLARS)

15. RECONCILIATION OF RESULTS REPORTED IN ACCORDANCE WITH CANADIAN GAAP TO U.S. GAAP AND OTHER SUPPLEMENTARY U.S. GAAP DISCLOSURES (CONTINUED)
 (ii) Translation of foreign currencies

      Under Canadian GAAP, the financial statements of the Company's foreign subsidiaries, which are considered integrated operations, have been translated using the temporal method. Under this method, monetary assets and liabilities are translated at the exchange rates in effect at the balance sheet dates and non-monetary assets and liabilities are translated at historical exchange rates. Revenues and expenses are translated at average rates for the period. Translation exchange gains or losses of such subsidiaries are reflected in net earnings.

      Under U.S. GAAP, SFAS No. 52, "Foreign Currency Translation", requires companies to translate functional-currency financial statements into reporting currency using the current exchange rate method whereby the rates in effect on the balance sheet dates for assets and liabilities and the weighted average rate for statement of earnings elements are used. Any translation adjustments, resulting from the process of translating the financial statements of foreign subsidiaries into Canadian dollars, are excluded from the determination of net earnings and are reported as a separate component in shareholders' equity.

(iii) Goodwill amortization

      As described in (i) above, goodwill recorded by the Company as a result of a purchase business combination is greater for U.S. GAAP purposes than for Canadian GAAP purposes. The adjustment reflects the additional goodwill amortization expense for U.S. GAAP purposes.

 (iv) Integration costs

      Under Canadian GAAP, certain costs relating to the purchaser may be recognized in the purchase price allocation when accounting for business combinations, subject to certain conditions. Under U.S. GAAP, only costs relating directly to the acquired business may be considered in the purchase price allocation. The adjustment represents the charge to net earnings, net of income taxes, under U.S. GAAP.

 (v) Research and development (R&D)

     Under U.S. GAAP, software and development costs capitalized by a subsidiary company would have been expensed. The adjustment represents the reversal of the amortization expense, net of income taxes.

 (vi) Purchased in-process R&D

      As a result of the acquisition of a subsidiary company, an amount was allocated to software and development costs incurred by a subsidiary company prior to its acquisition. Under U.S. GAAP, this charge would be considered as purchased in-process R&D. Purchased in-process R&D that represents products in the development stage and not considered to have reached technological feasibility at the time of the acquisition is required to be expensed. The adjustment represents the reversal of the amortization expense, net of income taxes.

(vii) Comprehensive income

      Cumulative other comprehensive income is comprised solely of foreign currency translation adjustments which result from the process of translating the financial statements of foreign subsidiaries (see (ii)). As at March 31, 2001, cumulative other comprehensive income amounts to $10,351,000 (unaudited). As at September 30, 2000 and 1999, cumulative other comprehensive income amounts to $4,804,000 and $3,042,000, respectively.

                                 CGI GROUP INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (TABULAR AMOUNTS ONLY ARE IN THOUSANDS OF CANADIAN DOLLARS)

15. RECONCILIATION OF RESULTS REPORTED IN ACCORDANCE WITH CANADIAN GAAP TO U.S. GAAP AND OTHER SUPPLEMENTARY U.S. GAAP DISCLOSURES (CONTINUED)

    The following table presents comprehensive income in accordance with SFAS 130 "Reporting Comprehensive Income":

                                       SIX MONTHS ENDED              YEARS ENDED
                                           MARCH 31,                SEPTEMBER 30,
                                      -------------------   ------------------------------
                                        2001       2000       2000       1999       1998
                                      --------   --------   --------   --------   --------
                                         $          $          $          $          $
                                          (UNAUDITED)
Net earnings--
  U.S. GAAP.........................   20,424     46,353     53,864     86,050     32,794
Other comprehensive income:
    Foreign currency translation
      adjustment, net of tax........    5,547       (169)     1,762        134      2,908
                                       ------     ------     ------     ------     ------
Comprehensive income................   25,971     46,184     55,626     86,184     35,702
                                       ======     ======     ======     ======     ======

    (viii) Proportionate consolidation

    The proportionate consolidation method is used to account for interests in joint ventures. Under U.S. GAAP, entities in which the Company owns a majority of the share capital would be fully consolidated and those which are less than majority-owned but over which the Company exercises significant influence, would be accounted for using the equity method. This would result in reclassifications in the consolidated balance sheet and statement of earnings as at and for the year ended September 30, 2000. However, the differences in the case of majority-owned joint ventures were not considered material and have consequently not been presented (see Note 9). In accordance with practices prescribed by the U.S. Securities and Exchange Commission, the Company has elected, for the purpose of this reconciliation, to account for interests in joint ventures using the proportionate consolidation method.

    (ix) Recent pronouncements

    In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement, as amended by SFAS No. 138 in June 2000, is effective for year ends beginning after June 15, 2000. SFAS
No. 133 requires all derivatives, including those embedded in other contracts, to be recorded on the balance sheet at fair value. Changes in the fair values of derivatives are recorded either in current earnings or other comprehensive income, depending on whether or not the derivative is designated as a part of a hedge transaction and the type of hedge transaction. The ineffective portion of all hedges will be recorded in current earnings.

    The Company has adopted SFAS No. 133 effective October 1, 2000, and accordingly, the Company will be required to periodically revalue any derivative instruments to fair values and record any resulting gains or losses to current earnings or other comprehensive income, as appropriate. The adoption of SFAS
No. 133 did not have a material impact on its consolidated results of operations or financial position.

                                 CGI GROUP INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (TABULAR AMOUNTS ONLY ARE IN THOUSANDS OF CANADIAN DOLLARS)

15. RECONCILIATION OF RESULTS REPORTED IN ACCORDANCE WITH CANADIAN GAAP TO U.S. GAAP AND OTHER SUPPLEMENTARY U.S. GAAP DISCLOSURES (CONTINUED)
    Furthermore, the Company determined that the adoption of Staff Accounting Bulletin No. 101, Revenue Recognition in financial statements, had no material adverse effect on the business, results of operations and financial condition.

    (x) Earnings before interest, taxes, depreciation and amortization ("EBITDA") and other non-U.S. GAAP measures

    Under Canadian GAAP, companies are permitted to provide supplementary measures of earnings, such as EBITDA, in the notes to the consolidated financial statements, provided that these measures are not given the same prominence as reported earnings per share. For the purpose of reporting under U.S. GAAP, companies do not disclose these supplementary measures.

    EBITDA is equal to operating earnings before depreciation and amortization. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and incur debt. EBITDA should not be considered by an investor as an alternative to operating income or net income, as an indicator of operating performance or to the statement of cash flows or as a measure of liquidity. EBITDA as presented may not be comparable to similarly titled measures of other companies.

    (xi) Earnings before amortization of goodwill

    In Canada, the Accounting Standards Board has approved an addendum to "Business Combinations", Section No. 1580 that permits goodwill amortization expense to be presented net-of-tax on a separate line in the Consolidated Statement of Earnings. This presentation is not currently permitted under U.S. GAAP.

    (xii) Depreciation and amortization

    Under U.S. GAAP, depreciation and amortization amounts would be included in operating expenses.

    (xiii) Consolidated statements of cash flows

    The Company's consolidated statements of cash flows for each of the years in the three-year period ended September 30, 2000 and for the six months ended March 31, 2001 and 2000 were prepared in accordance with Section No. 1540, CASH FLOW STATEMENTS, of the CICA Handbook the provisions of which are substantially similar to those of SFAS No. 95, STATEMENT OF CASH FLOWS."

    The following items present other supplementary U.S. GAAP disclosures:

    A) ACCOUNTS RECEIVABLE

    Accounts receivable at September 30, 2000 and 1999 are net of an allowance for doubtful accounts of approximately $6,559,000 and $4,449,000, respectively.

                                 CGI GROUP INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (TABULAR AMOUNTS ONLY ARE IN THOUSANDS OF CANADIAN DOLLARS)

15. RECONCILIATION OF RESULTS REPORTED IN ACCORDANCE WITH CANADIAN GAAP TO U.S. GAAP AND OTHER SUPPLEMENTARY U.S. GAAP DISCLOSURES (CONTINUED)
    B) GOODWILL

    The carrying value of goodwill at September 30, is as follows:

                                                           ACCUMULATED    NET BOOK
                                                  COST     AMORTIZATION    VALUE
                                                --------   ------------   --------
                                                   $            $            $
2000..........................................  467,269       71,366      395,903
1999..........................................  411,000       52,213      358,787

    C) ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

    Accounts payable and accrued liabilities at September 30, comprise the following:

                                                              2000       1999
                                                            --------   --------
                                                               $          $
Trade.....................................................   70,088    114,931
Accrued payroll...........................................   41,211     51,063
Other.....................................................   31,455     38,403
                                                            -------    -------
                                                            142,754    204,397
                                                            =======    =======

    D) FAIR VALUE OF STOCK OPTIONS

    The fair value of each option is estimated at the date of grant using the Black-Scholes option pricing model, regarding the Company's Stock option plan. The following assumptions were used for grants, for the years ended
September 30:

                                                     2000       1999       1998
                                                   --------   --------   --------
Dividend yield...................................      0.0%      0.0%       0.0%
Expected volatility..............................     88.6%     90.0%      95.6%
Risk-free interest rates.........................      5.9%      5.1%       5.4%
Expected life....................................   5 YEARS   5 years    5 years

    The Company applied U.S. Accounting Principles Board ("APB") No. 25 and related interpretations in accounting for its stock-based compensation plans. No compensation expense was charged against income for the years ended
September 30, 2000, 1999 and 1998. Had costs for the stock-based compensation plans been determined based on the fair value at the grant dates for awards

                                 CGI GROUP INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (TABULAR AMOUNTS ONLY ARE IN THOUSANDS OF CANADIAN DOLLARS)

15. RECONCILIATION OF RESULTS REPORTED IN ACCORDANCE WITH CANADIAN GAAP TO U.S. GAAP AND OTHER SUPPLEMENTARY U.S. GAAP DISCLOSURES (CONTINUED) consistent with SFAS 123, the Company's pro-forma net earnings and earnings per share for the years ended September 30 would have been as follows:

                                                        2000       1999       1998
                                                      --------   --------   --------
                                                         $          $          $
Net earnings--U.S. GAAP
  As reported.......................................   53,864     86,050     32,794
  Pro forma.........................................   41,681     76,139     29,604
Basic and diluted earnings per share--U.S. GAAP
  As reported.......................................     0.20       0.32       0.14
  Pro forma.........................................     0.15       0.28       0.12
Weighted average fair value of options granted by
  the Company.......................................    11.52      10.61       4.83

    E) COSTS OF SERVICES, SELLING AND ADMINISTRATIVE EXPENSES

    Costs of services, selling and administrative expenses for the years ended September 30, were as follows:

                                                  2000        1999        1998
                                                ---------   ---------   --------
                                                    $           $          $
Cost of services..............................  1,061,540     998,094   533,494
Selling and administrative expenses...........    192,811     187,469   100,122
                                                ---------   ---------   -------
                                                1,254,351   1,185,563   633,616
                                                =========   =========   =======

    F) PRO FORMA INFORMATION

    The following unaudited table compares CGI's reported operating results to pro forma information prepared on the basis that the acquisitions completed during 2000 (see Note 9) had taken place at the beginning of the fiscal years presented.

                                                                   YEARS ENDED
                                                                  SEPTEMBER 30,
                                                              ---------------------
                                                                2000        1999
                                                              ---------   ---------
As reported:
  Revenue...................................................  1,436,008   1,409,458
  Net earnings..............................................     53,864      86,050
  Basic earnings per share..................................       0.20        0.32
  Diluted earnings per share................................       0.20        0.32

Pro forma (unaudited):
  Pro forma revenue.........................................  1,498,065   1,475,647
  Pro forma net earnings....................................     48,787      81,486
  Pro forma basic earnings per share........................       0.18        0.30
  Pro forma diluted earnings per share......................       0.18        0.30

                                 CGI GROUP INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (TABULAR AMOUNTS ONLY ARE IN THOUSANDS OF CANADIAN DOLLARS)

16. COMPARATIVE FIGURES

    Certain comparative figures have been reclassified in order to conform to the presentation adopted in 2000.

17. SUBSEQUENT EVENTS

    a) During the six months ended March 31, 2001, the Company made the following acquisitions:

    The Company acquired all the outstanding shares of C.U. Processing Inc. and RSI Realtime Inc. on October 4, 2000, and on December 12, 2000, respectively, and acquired 49% of the outstanding shares of AGTI (see Note 9) on November 27, 2000. In addition, the Company acquired all the outstanding shares of Groupe-conseil CDL Inc. on January 4, 2001. Furthermore, on January 9, 2001, the Company announced that its offer to purchase all of the outstanding common shares of Star Data Systems Inc. ("Star Data") on the basis of 0.737 Class A Subordinate Shares of the Company for each Star Data common share, was successful with all the conditions of its offer having been satisfied. Finally, on January 12, 2001, the Company increased its interest in CIA from 35% to 49% (see Note 9) and began using the proportionate consolidation method to account for this investment; prior to January 12, 2001, the Company used the equity method to account for this investment. A contingent payment of $1,640,000 for AGTI was made in the three months ended March 31, 2001 based on the accomplishment of specified financial goals as of December 31, 2000. The contingent payment resulted in a corresponding increase of the purchase price and the resulting goodwill.

                                   STAR                   C.U.
                                   DATA       AGTI     PROCESSING    OTHER      TOTAL
                                 --------   --------   ----------   --------   --------
                                    $          $           $           $          $
Non-cash working capital
  items........................  (15,791)     2,216      (9,811)      2,543    (20,843)
Fixed assets...................   21,211        448       3,296         485     25,440
Contract costs.................    7,613         --         447          --      8,060
Future income taxes............   16,013         10       4,228         428     20,679
Goodwill.......................   71,814     14,602      39,351      10,214    135,981
Assumption of long-term debt...  (10,799)        --        (812)     (1,462)   (13,073)
                                 -------    -------      ------      ------    -------
                                  90,061     17,276      36,699      12,208    156,244

Cash position at acquisition...   12,759      7,639       1,837         635     22,870
                                 -------    -------      ------      ------    -------
                                 102,820     24,915      38,536      12,843    179,114
                                 =======    =======      ======      ======    =======

Consideration
  Cash.........................       --     24,915      38,536       6,542     69,993
  Issuance of 14,299,441
    Class A Subordinate
    Shares.....................  102,820         --          --       5,033    107,853
                                 -------    -------      ------      ------    -------
  Equity value of CIA
    investment at acquisition
    date.......................       --         --          --       1,268      1,268
                                 -------    -------      ------      ------    -------
                                 102,820     24,915      38,536      12,843    179,114
                                 =======    =======      ======      ======    =======


    b) On February 21, 2001, the Company signed a definitive merger agreement providing for the acquisition by the Company of all outstanding shares of common stock of IMRglobal Corp. ("IMR"),

                                 CGI GROUP INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (TABULAR AMOUNTS ONLY ARE IN THOUSANDS OF CANADIAN DOLLARS)

17. SUBSEQUENT EVENTS (CONTINUED)

on the basis of 1.5974 Class A Subordinate Shares of the Company for each share of IMR common stock. As a result of the proposed merger, based on the number of outstanding shares of IMRglobal common stock and IMR stock options outstanding at June 21, 2001, the Company will issue approximately 70.7 million Class A Subordinate Shares and outstanding IMR stock options will become up to approximately 8.7 million options to acquire Class A Subordinate Shares. The total purchase price will be determined using the Class A Subordinate Share weighted average trading price on the Toronto Stock Exchange for the twenty-one-day period starting ten days before and ending ten days after the merger date. Estimated professional fees and integration costs related to the acquisition of approximately $(Cdn)74,000,000 will be included in the total purchase consideration.


    Certain holders of Class B Shares have committed to exercise their preemptive rights in connection with the merger pursuant to which approximately
6.0 million Class B Shares will be issued, up to a maximum aggregate amount of $(Cdn)60,000,000. BCE Inc., a shareholder, has determined not to exercise its preemptive rights to acquire additional Class A Subordinate Shares and has indicated that it will decide prior to closing of the merger whether or not it will exercise these preemptive rights to acquire additional Class B Shares. However, in the event BCE Inc. decides to exercise its preemptive rights to acquire additional Class B Shares, approximately 3.6 million additional Class B Shares of the Company would be issued at the same price per share described above.


    Completion of the transaction is subject to customary conditions, including satisfaction of regulatory requirements. The merger is also subject to approval of IMRglobal shareholders at a special meeting, to be held on July 27, 2001, by resolution adopted by a majority of shareholders. The transaction will be accounted for using the purchase method and the excess of the purchase price over the estimated fair value of net assets acquired will be accounted for as goodwill and will be amortized on a straight-line basis over 20 years.



    c) On May 1, 2001, Mouvement Desjardins and the Company signed a 10-year strategic outsourcing contract for the management of data and micro-computing of Mouvement Desjardins operations. In the context of this agreement, a warrant was issued by the Company to La Confederation des Caisses Populaires et d'Economie Desjardins du Quebec which is entitled to subscribe, until April 30, 2006, for up to 4,000,000 Class A Subordinate Shares of the Company at a price of $(Cdn)6.55 per share. The fair value of the warrant was estimated by management using the Black-Scholes option pricing model, at $(Cdn)14,320,000 and will be accounted for as contract costs and amortized on a straight-line basis over the initial term of the contract.



    Upon the exercise of this warrant, Class B shareholders may elect to subscribe to additional Class B Shares in order to maintain their then current voting rights associated with those shares at a price of $(Cdn)6.55 per share. Furthermore, BCE, through its additional rights in connection with certain issuances of Class A Subordinate Shares, will also have the right to elect to acquire additional Class A Subordinate Shares, at the same price as above, allowing it to maintain its equity participation in the Company.



    d) On June 13, 2001, the Company signed a 10-year outsourcing contract with Laurentian Bank of Canada worth approximately US$194 million. In connection with the signing of the contract, the Company issued a warrant to Laurentian Bank of Canada entitling it to subscribe to 1,118,210 Class A Subordinate Shares at a price of $(Cdn)8.88 per share. The fair value of the warrant was estimated by

                                 CGI GROUP INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (TABULAR AMOUNTS ONLY ARE IN THOUSANDS OF CANADIAN DOLLARS)

17. SUBSEQUENT EVENTS (CONTINUED)

management, using the Black-Scholes option pricing model at $(Cdn)5,485,000 and will be accounted for as contract costs and amortized on a straight-line basis over the term of the contract.



    Upon the exercise of this warrant Class B shareholders may elect to subscribe to additional Class B Shares in order to maintain their then current voting rights associated with those shares at a price of $(Cdn)8.88 per share. Furthermore, BCE through its additional rights in connection with certain issuances of Class A Subordinate Shares, will also have the right to elect to acquire additional Class A Subordinate Shares, at the same price as above, allowing it to maintain its equity participation in the Company.

                                                                     Appendix A


                          Agreement and Plan of Merger

                                  by and among

                                IMRglobal CORP.,

                                 CGI GROUP INC.

                                       and

                             CGI FLORIDA CORPORATION

                          Dated as of February 21, 2001

                                TABLE OF CONTENTS


ARTICLE I  THE MERGER.......................................................A-2

Section 1.1.  The Merger....................................................A-2
Section 1.2.  Conversion and Exchange of Shares.............................A-2
Section 1.3.  Surrender and Exchange........................................A-3
Section 1.4.  Company Stock Options.........................................A-6
Section 1.5.  Fractional Shares.............................................A-6
Section 1.6.  The Surviving Corporation.....................................A-7
Section 1.7.  Lost, Stolen or Destroyed Certificates........................A-8
Section 1.8.  Dissenters' Rights............................................A-8
Section 1.9.  Withholding Rights............................................A-8
Section 1.10. Shares Held by Company Affiliates.............................A-8

ARTICLE II  REPRESENTATIONS AND WARRANTIES..................................A-9

Section 2.1.  Representations and Warranties of the Company.................A-9
              2.1.1.  Organization, Good Standing and Qualification.........A-9
              2.1.2.  Capital Structure....................................A-10
              2.1.3.  Authority, Approval and Fairness Opinion.............A-11
              2.1.4.  Governmental Filings, No Violations..................A-12
              2.1.5.  Reports; Financial Statements........................A-13
              2.1.6.  Absence of Certain Changes...........................A-14
              2.1.7.  Litigation and Liabilities...........................A-15
              2.1.8.  Employee Benefit Plans...............................A-16
              2.1.9.  Labor and Employment Matters.........................A-18
              2.1.10. Non-competition Agreements...........................A-19
              2.1.11. Absence of Sensitive Payments........................A-19
              2.1.12. Affiliate Transactions...............................A-20
              2.1.13. Licenses.............................................A-20
              2.1.14. Intellectual Property................................A-20
              2.1.15. Continuity of Business...............................A-22
              2.1.16. Compliance with Laws.................................A-23
              2.1.17. Certain Contracts....................................A-23
              2.1.18. Tax Treatment........................................A-23
              2.1.19. Tax Matters..........................................A-24
              2.1.20. Environmental Matters................................A-25
              2.1.21. Registration Rights Agreements.......................A-26
              2.1.22. Takeover Statutes....................................A-26
              2.1.23. Real Property........................................A-27
              2.1.24. Brokers and Finders..................................A-28
Section 2.2.  Representations and Warranties of Parent.....................A-29

              2.2.1.  Organization, Good Standing and Qualification........A-29
              2.2.2.  Capital Structure....................................A-30
              2.2.3.  Corporate Authority and Approval.....................A-30
              2.2.4.  Governmental Filings, No Violations..................A-31
              2.2.5.  Reports; Financial Statements........................A-32
              2.2.6.  Absence of Certain Changes...........................A-32
              2.2.7.  Litigation and Liabilities...........................A-33
              2.2.8.  Employee Benefit Plans...............................A-33
              2.2.9.  Labor and Employment Matters.........................A-34
              2.2.10. Licenses.............................................A-35
              2.2.11. Intellectual Property................................A-35
              2.2.12. Continuity of Business...............................A-37
              2.2.13. Compliance with Laws.................................A-37
              2.2.14. Tax Treatment........................................A-37
              2.2.15. Merger Sub's Operations..............................A-37
              2.2.16. Tax Matters..........................................A-37
              2.2.17. Environmental Matters................................A-39
              2.2.18. Brokers and Finders..................................A-39

ARTICLE III   COVENANTS....................................................A-39

Section 3.1.  Interim Operations of the Company............................A-39
Section 3.2.  Interim Operations of Parent.................................A-43
Section 3.3.  Acquisition Proposals........................................A-44
Section 3.4.  Information Supplied.........................................A-46
              3.4.1.  Registration Statement; Other SEC Filings............A-46
Section 3.5.  Meetings.....................................................A-48
Section 3.6.  Filings; Other Actions; Notification.........................A-48
Section 3.7.  Access.......................................................A-50
Section 3.8.  Publicity....................................................A-50
Section 3.9.  Benefits and Other Matters...................................A-51
              3.9.1.  Employee Benefits....................................A-51
              3.9.2.  Director and Officer Indemnification and Insurance...A-52
Section 3.10. Expenses.....................................................A-53
Section 3.11. Other Actions by the Company and Parent......................A-53
              3.11.1. Takeover Statutes....................................A-53
              3.11.2. Notices of Certain Events............................A-53
Section 3.12. Listing Applications; Establishment of Parent Common Shares..A-54
Section 3.13. Letters of Accountants.......................................A-54
Section 3.14. Agreements of Company Affiliates.............................A-55
Section 3.15. Tax Representation Letters...................................A-55
Section 3.16. Information to be Supplied to Five Percent Transferee
              Shareholder..................................................A-55

ARTICLE IV  CONDITIONS.....................................................A-55

Section 4.1.  Conditions to Each Party's Obligation to Effect the Merger...A-55
              4.1.1.  Company Shareholder Approval.........................A-56
              4.1.2.  Regulatory Consents..................................A-56
              4.1.3.  Laws and Orders......................................A-56
              4.1.4.  Effectiveness of Form F-4............................A-56
              4.1.5.  Listing..............................................A-56
              4.1.6.  Third Party Consents.................................A-56
              4.1.7.  Parent Shareholder Approval..........................A-57
Section 4.2.  Conditions to Obligations of Parent and Merger Sub...........A-57
              4.2.1.  Representations and Warranties of the Company........A-57
              4.2.2.  Performance of Obligations of the Company............A-58
              4.2.3.  Tax Opinion..........................................A-58
              4.2.4.  Executive Agreements.................................A-58
              4.2.5.  Affiliate Letters....................................A-58
              4.2.6.  Voting Agreement.....................................A-58
Section 4.3.  Conditions to Obligation of the Company......................A-58
              4.3.1.  Representations and Warranties of Parent and Merger
                      Sub..................................................A-59
              4.3.2.  Performance of Obligations of Parent.................A-59
              4.3.3.  Tax Opinion..........................................A-59

ARTICLE V  TERMINATION.....................................................A-60

Section 5.1.  Termination by Mutual Consent................................A-60
Section 5.2.  Termination by Either Parent or the Company..................A-60
Section 5.3.  Termination by the Company...................................A-60
Section 5.4.  Termination by Parent........................................A-61
Section 5.5.  Effect of Termination and Abandonment........................A-61

ARTICLE VI   MISCELLANEOUS AND GENERAL.....................................A-63

Section 6.1.  Survival.....................................................A-63
Section 6.2   Modification or Amendment....................................A-63
Section 6.3.  Waiver of Conditions.........................................A-63
Section 6.4.  Failure or Indulgence not Waiver; Remedies Cumulative........A-63
Section 6.5.  Counterparts.................................................A-64
Section 6.6.  Governing Law................................................A-64
Section 6.7.  Notices......................................................A-64
Section 6.8.  Entire Agreement.............................................A-65
Section 6.9   Severability.................................................A-65
Section 6.10. Interpretation...............................................A-66
Section 6.11. Assignment...................................................A-66
Section 6.12. Specific Performance.........................................A-66

Section 6.13. Forms of Currency............................................A-66


                                    EXHIBITS

Exhibit A   Executive Agreements
Exhibit B   Form of Company Affiliate Letter
Exhibit C   Voting Agreement

                                   DEFINITIONS


TERM                                                                    SECTION
----                                                                    -------

Acquisition Proposal.....................................................3.3.1
Affiliate...............................................................2.1.12
Agreement...........................................................  preamble
Antitrust Division.......................................................3.6.6
Bankruptcy and Equity Exception..........................................2.1.3
Business Day...............................................................6.7
Canadian GAAP............................................................2.2.5
CCA....................................................................2.1.4.1
Certificate..............................................................1.2.3
Class B Shares...........................................................2.2.2
Closing..................................................................1.1.3
Closing Date.............................................................1.1.3
Code..................................................................recitals
Company...............................................................preamble
Company Affiliates........................................................3.14
Company Balance Sheet....................................................2.1.5
Company Balance Sheet Date...............................................2.1.5
Company Common Shares.................................................recitals
Company Disclosure Schedule................................................2.1
Company Employee Plans.................................................2.1.8.1
Company Employees......................................................2.1.8.1
Company Employment Agreements..........................................2.1.8.1
Company Foreign Plan...................................................2.1.8.1
Company Indemnification Rights..........................................2.1.20
Company Lease Consents..................................................2.1.23
Company Lease List......................................................2.1.23
Company Officers.................................................2.1.11. 2.1.7
Company Preference Shares................................................2.1.2
Company Proxy Statement................................................3.4.1.1
Company Reports..........................................................2.1.5
Company Required Consents..............................................2.1.4.1
Company Requisite Vote...................................................2.1.3
Company Shareholders' Meeting..............................................3.5
Company Stock Option.....................................................1.4.1
Company Stock Plans......................................................2.1.2
Confidentiality Agreement................................................3.3.1
Contracts..............................................................2.1.4.2
control.................................................................2.1.12
Disclosure Schedules.......................................................2.2
Effective Time...........................................................1.1.2
Environmental Laws......................................................2.1.20
ERISA..................................................................2.1.8.1
ERISA Affiliate........................................................2.1.8.2
Excess Shares..............................................................1.5
Excess Shares Trust........................................................1.5
Exchange Act...........................................................2.1.4.1
Exchange Agent...........................................................1.3.1
Exchange Ratio...........................................................1.2.2
Excluded Share...........................................................1.2.1
Executive Agreements..................................................recitals
FBCA.....................................................................1.1.1
Five-Percent Transferee Shareholder.......................................3.16
Form F-4...............................................................3.4.1.1
FTC......................................................................3.6.6
Governmental Consents....................................................4.1.2
Governmental Entity....................................................2.1.4.1
HSR Act................................................................2.1.4.1
Indemnitee...............................................................3.9.2
IP Rights...............................................................2.1.14
Law....................................................................2.1.4.2
Licenses................................................................2.1.13
Lien...................................................................2.1.4.2
Material Adverse Effect..................................................2.1.1
Merger................................................................recitals
Merger Agreement......................................................preamble
Merger Sub............................................................preamble
Nasdaq...................................................................1.3.4
NYSE...................................................................2.1.4.1
Orders...................................................................4.1.3
Parent................................................................preamble
Parent Balance Sheet.....................................................2.2.5
Parent Balance Sheet Date................................................2.2.5
Parent Certificates......................................................1.3.1
Parent Common Shares.....................................................1.2.2
Parent Disclosure Schedule.................................................2.2
Parent Employee Plans..................................................2.2.8.1
Parent Employees.......................................................2.2.8.1
Parent Executive Officers................................................2.2.7
Parent Foreign Plan....................................................2.2.8.1

Parent Reports...........................................................2.2.5
Parent Required Consents...............................................2.2.4.1
Parent Shareholder Approval..............................................4.1.7
Payment.................................................................2.1.11
Person...................................................................2.1.1
Reports..................................................................2.2.5
Representatives..........................................................3.3.1
SEC......................................................................1.4.2
Securities Act...........................................................1.4.2
Subsidiary...............................................................2.1.1
Superior Proposal........................................................3.3.1
Surviving Corporation....................................................1.1.1
Takeover Statute........................................................2.1.22
Tax Representation Letter.................................................3.15
Tax Returns..........................................................2.1.19(a)
Taxes................................................................2.1.19(c)
Termination Date...........................................................5.2
TSE....................................................................2.1.4.1
U.S. GAAP................................................................2.1.5
Voting Agreement......................................................recitals

                          AGREEMENT AND PLAN OF MERGER

            THIS AGREEMENT AND PLAN OF MERGER, dated as of February 21, 2001 (this "AGREEMENT" or the "MERGER AGREEMENT"), by and among CGI GROUP INC., a company incorporated under the laws of Quebec ("PARENT"), IMRglobal CORP., a Florida corporation (the "COMPANY") and CGI FLORIDA CORPORATION, a Florida corporation and a direct, wholly owned subsidiary of Parent ("MERGER SUB").

                              W I T N E S S E T H :

            WHEREAS, the respective Boards of Directors of the Company, Parent and Merger Sub have adopted this Agreement and have determined that it is advisable and in the best interests of their respective shareholders to consummate the merger of Merger Sub with and into the Company on the terms and conditions set forth in this Agreement (the "MERGER");

            WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE"), and the rules and regulations promulgated thereunder;

            WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent to enter into this Agreement, Parent and Merger Sub are entering into a Voting Agreement, dated as of the date of this Agreement (the "VOTING AGREEMENT"), with certain shareholders of the Company pursuant to which these shareholders, among other things, are agreeing to vote all of their shares of common stock, par value $0.10, of the Company ("COMPANY COMMON SHARES") in favor of the approval of this Agreement and the Merger, and the Board of Directors of the Company has approved the entry into the Voting Agreement by the parties thereto; and

            WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent to enter into this Agreement, Parent, the Company and Merger Sub are entering into a Letter Agreement, dated as of the date of this Agreement, with Mr. Satish K. Sanan, the Chairman and Chief Executive Officer of the Company, and the Company and Parent are entering into an Executive Employment Agreement, dated as of the date of this Agreement, with Mr. Sanan, each in the form attached hereto as EXHIBIT A (together, the "EXECUTIVE AGREEMENTS").

            NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   THE MERGER

      Section 1.1. THE MERGER.

            1.1.1. At the Effective Time (as defined in Section 1.1.2), Merger Sub shall be merged with and into the Company in accordance with the Florida Business Corporation Act (the "FBCA"), whereupon the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation in the Merger (the "SURVIVING CORPORATION") and shall continue as a wholly owned subsidiary to be governed by the laws of the State of Florida, and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers, franchises, restrictions, disabilities and duties, shall continue unaffected by the Merger except as set forth in this Article I. The Merger shall have the effects specified in the FBCA.

            1.1.2. On the Closing Date (as defined in Section 1.1.3), the Company and Merger Sub will file articles of merger with the Secretary of State of the State of Florida and make all other filings or recordings required by applicable Law (as defined in Section 2.1.4.2) in connection with the Merger. The Merger shall become effective at the time the articles of merger are duly filed with the Secretary of State of the State of Florida or at any later time as Parent and the Company shall agree and shall specify in the articles of merger (the "EFFECTIVE TIME").

            1.1.3. The consummation of the Merger (the "CLOSING") shall take place (i) at 10:00 A.M. (New York City time) at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York, as soon as practicable, but in any event within three Business Days (as defined in Section 6.7) after the day on which the last to be fulfilled or waived of the conditions set forth in Article IV (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of these conditions) shall be fulfilled or waived in accordance with this Agreement unless otherwise agreed by the Company and Parent (the "CLOSING DATE").

            1.1.4. Parent shall have the right to elect to cause Merger Sub to be a second-tier, wholly-owned subsidiary of Parent; provided that this election shall not in any material respect adversely affect the rights of the Company under this Agreement, the benefits to the Company shareholders of the Merger (including the tax-free nature of the Merger) or otherwise materially delay the consummation of the Merger.

      Section 1.2. CONVERSION AND EXCHANGE OF SHARES. At the Effective Time, automatically by virtue of the Merger and without any action on the part of any party or shareholder:

            1.2.1. Each Company Common Share held by the Company or any wholly-owned subsidiary of the Company as treasury stock or held by Parent or any Subsidiary (as defined in Section 2.1.1) of Parent immediately prior to the Effective Time (each, an "EXCLUDED SHARE") shall be canceled and no consideration shall be exchanged with respect to these shares.

            1.2.2. Subject to Section 1.5, each Company Common Share outstanding immediately prior to the Effective Time, other than the Excluded Shares, shall be converted into and shall be canceled in exchange for the right to receive
1.5974 (the "EXCHANGE RATIO") Class A Subordinate Shares, without par value, of Parent ("PARENT COMMON SHARES").

            1.2.3. At the Effective Time, all Company Common Shares shall no longer be outstanding, shall be canceled and retired and shall cease to exist, and each certificate (a "CERTIFICATE") formerly representing any Company Common Shares (other than Excluded Shares) shall thereafter represent only the right to receive Parent Common Shares as provided in Section 1.2.2 and the right, if any, to receive cash in lieu of fractional interests in Parent Common Shares pursuant to Section 1.5 and any distribution or dividend pursuant to Section 1.3.6, in each case without interest.

            1.2.4. Each share of common stock of Merger Sub, par value $0.10 per share, outstanding immediately prior to the Effective Time shall be converted into one newly issued, fully-paid and non-assessable share of common stock, par value $0.10 per share, of the Surviving Corporation.

            1.2.5. At the Effective Time, the Surviving Corporation will issue shares of its common stock to Parent in consideration for Parent's issuing Parent Common Shares to the holders of Company Common Shares. The fair market value and number of shares issued to Parent will be equal to the fair market value and number of Company Common Shares (other than Excluded Shares) outstanding immediately before the Effective Time.

            1.2.6. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the Company changes the number of Company Common Shares, or Parent changes the number of Parent Common Shares, issued and outstanding, as a result of a stock split, reverse stock split, stock dividend, recapitalization or redenomination of share capital, the Exchange Ratio and other items dependent thereon shall be appropriately adjusted.

      Section 1.3. SURRENDER AND EXCHANGE.

            1.3.1. Prior to the Effective Time, Parent shall appoint an agent reasonably acceptable to the Company as exchange agent (the "EXCHANGE AGENT") in connection with the Merger for the purpose of exchanging Certificates for certificates representing Parent Common Shares ("PARENT CERTIFICATES"), and cash in lieu of fractional Parent Common Shares in accordance with Section 1.5, in connection with the Merger. Parent shall deposit with the Exchange Agent, from time to time that number of Parent Certificates, in any denominations as the Exchange Agent shall specify, as are issuable in respect of Company Common Shares for which Certificates have been properly delivered to the Exchange Agent. Parent shall also from time to time deposit or cause to deposit with the Exchange Agent U.S. dollars in an amount sufficient to provide the Exchange Agent with the cash to fund payments to be made pursuant to Section 1.3.6.

            1.3.2. As promptly as reasonably practicable after the Effective Time, the Surviving Corporation shall send, or shall cause the Exchange Agent to send, to each holder of record as of the Effective Time of Company Common Shares (other than holders of shares that constitute Excluded Shares) a letter of transmittal, in a form upon which the Company and Parent may reasonably agree, for use in effecting delivery of Certificates to the Exchange Agent. Each holder of Company Common Shares that have been converted in the Merger into the right to receive the consideration set forth in Section 1.2.2 shall, upon surrender to the Exchange Agent of a Certificate or Certificates, together with a properly completed letter of transmittal covering the Company Common Shares represented by the Certificate or Certificates, be entitled to receive (i) the number of whole Parent Common Shares into which all of the Company Common Shares, represented by the holder's Certificate or Certificates, are converted in accordance with Section 1.2.2 and (ii) a check in an amount of U.S. dollars (after giving effect to any required tax withholdings) of (A) any cash in lieu of fractional interests in shares to be paid pursuant to Section 1.5 without interest, plus (B) any cash dividends or other distributions that any holder has the right to receive pursuant to Section 1.3.6. Until so surrendered, each Certificate shall, after the Effective Time, represent for all purposes only the right to receive the number of whole Parent Common Shares into which the Company Common Shares represented by that Certificate are converted in accordance with
Section 1.2.2 and the applicable amounts provided in the foregoing clause (ii).

            1.3.3. If any Parent Common Shares are to be issued, or if any cash in lieu of fractional interests pursuant to Section 1.5 or any cash dividends or distributions pursuant to Section 1.3.6 are to be paid, to a person other than the registered holder of Company Common Shares represented by a Certificate or Certificates surrendered with respect thereto, it shall be a condition to this issuance or payment that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person (as defined in Section 2.1.1) requesting this issuance or payment shall pay to the Exchange Agent any transfer or other taxes required as a result of this issuance or payment to a Person other than the registered holder of these Company Common Shares or establish to the satisfaction of the Exchange Agent that this tax has been paid or is not payable.

            1.3.4. The stock transfer books of the Company shall be closed on the close of trading on the Nasdaq National Market System ("NASDAQ") on the day prior to the Effective Time, and thereafter there shall be no further registration of transfers of Company Common Shares that were outstanding prior to the Effective Time. After the Effective Time, Certificates presented to the Surviving Corporation for transfer shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article I.

            1.3.5. Any Parent Common Shares issued in respect of Company Common Shares pursuant to this Article I and any cash in lieu of fractional interests in Parent Common Shares to be paid pursuant to Section 1.5, plus any cash dividend or other distribution that a former holder of Company Common Shares has the right to receive pursuant to Section 1.3.6, that remains unclaimed by any former holder of Company Common Shares six months after the Effective Time shall be delivered by the Exchange Agent to Parent and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate which had represented Company Common Shares may surrender such Certificate to the Surviving Corporation or Parent and (subject to the provisions of this Section and applicable abandoned property, escheat and similar laws) receive in exchange therefor Parent Common Shares, together with any cash for the payment of any fractional shares referred to in Section 1.5, into which the Company Common Shares theretofore represented by the Certificate were converted by virtue of the Merger. Parent shall not be liable to any former holder of Company Common Shares for any securities delivered or any amount paid by the Exchange Agent or its nominee to a public official pursuant to applicable abandoned property, escheat or similar laws. Any cash and Parent Common Shares remaining unclaimed by holders of Company Common Shares three years after the Effective Time (or any earlier date immediately prior to that time as this cash would otherwise escheat to or become property of any Governmental Entity (as defined in Section 2.1.4.1)) or as is otherwise provided by applicable Law shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation or Parent, as Parent may determine, free and clear of any claims or interest of any Person previously entitled thereto.

            1.3.6. No dividends or other distributions with respect to Parent Common Shares payable with respect to the Company Common Shares shall be paid to the holder of any unsurrendered Certificates until those Certificates are surrendered as provided in this Article I. Upon surrender, there shall be issued and/or paid to the holder of Parent Common Shares issued in exchange therefor, without interest, (A) at the time of surrender, the dividends or other distributions payable with respect to those Parent Common Shares with a record date on or after the date of the Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to those Parent Common Shares with a record date on or after the date of the Effective Time but with a payment date subsequent to surrender. For purposes of dividends or other distributions in respect of Parent Common Shares, all Parent Common Shares to be issued and delivered pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time.

      Section 1.4. COMPANY STOCK OPTIONS.

            1.4.1. At the Effective Time, all employee and director stock options to purchase Company Common Shares (each, a "COMPANY STOCK OPTION") which are then outstanding and unexercised shall cease to represent a right to acquire Company Common Shares and shall be converted automatically into options to acquire Parent Common Shares as provided below, and Parent shall assume each Company Stock Option subject to the terms of any of the Company Stock Plans (as defined in Section 2.1.2) and the agreements evidencing grants thereunder. From and after the Effective Time, (i) the number of Parent Common Shares purchasable upon exercise of each outstanding Company Stock Option shall be equal to the product of (x) the number of Company Common Shares that were purchasable under that Company Stock Option immediately prior to the Effective Time multiplied by
(y) the Exchange Ratio (subject to adjustment as provided in Section 1.2.5), rounded down to the nearest whole Parent Common Share, and (ii) the exercise price per Parent Common Share under each Company Stock Option shall be obtained by dividing (x) the exercise price per Company Common Share of each Company Stock Option immediately prior to the Effective Time by (y) the Exchange Ratio (subject to adjustment as provided in Section 1.2.5), and rounding up or down to the nearest cent. The Board of Directors of the Company (or a duly empowered committee thereof) has adopted all resolutions and otherwise taken all action necessary to effectuate the foregoing. If any further action is necessary or appropriate to implement the foregoing, each of Parent and the Company agrees to take such action.

            1.4.2. Prior to the Effective Time, Parent shall reserve for issuance and make available for issuance in accordance with Section 1.4.1 the number of Parent Common Shares necessary to satisfy Parent's obligations under
Section 1.4.1. As soon as reasonably practicable after the Effective Time, but no later than three business days after the Effective Time, Parent shall file with the U.S. Securities and Exchange Commission (the "SEC") a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to Parent Common Shares which are subject to the Company Stock Options as provided in Section 1.4.1, and shall use reasonable best efforts to maintain the current status of the prospectus contained therein, as well as comply with any applicable state securities or "blue sky" laws, for so long as those options remain outstanding.

      Section 1.5. FRACTIONAL SHARES. No fraction of a Parent Common Share will be issued pursuant to the Merger, but in lieu thereof each former holder of Company Common Shares otherwise entitled to receive a fractional interest in a Parent Common

Share will be entitled to receive in accordance with the provisions of this
Section 1.5 a cash payment in lieu of that fractional interest in a Parent Common Share representing the holder's proportionate interest in the net proceeds from the sale by the Exchange Agent on behalf of all holders otherwise entitled to fractional interests in Parent Common Shares which would otherwise be issued pursuant to the Merger (the "EXCESS SHARES"). The sale of the Excess Shares by the Exchange Agent shall be executed through the NYSE. Until the net proceeds of the sale of the Excess Shares have been distributed to the former holders of Company Common Shares, the Exchange Agent will hold the proceeds in trust for those former holders (the "EXCESS SHARES TRUST"). Commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation, of the Exchange Agent incurred in connection with the sale of the Excess Shares shall be paid from cash held in the Excess Shares Trust. The Exchange Agent shall determine the portion of the Excess Shares Trust to which each former holder of Company Common Shares shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Excess Shares Trust by a fraction the numerator of which shall be the fractional interest of Parent Common Shares to which such former holder would otherwise be entitled and the denominator of which is the aggregate amount of fractional interests in Parent Common Shares to which all former holders of Company Common Shares would otherwise be entitled. As soon as practicable after the determination of the amount of cash, if any, to be paid to former holders of Company Common Shares in lieu of fractional interests in a Parent Common Share, the Exchange Agent shall make available those amounts to the former holders without interest. The parties hereto acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting problems that would otherwise be caused by the issuance of fractional shares.

      Section 1.6. THE SURVIVING CORPORATION.

            1.6.1. The articles of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation until amended as provided herein or in accordance with applicable Law; provided, however, that at the Effective Time, such certificate shall be amended by virtue of this Agreement as follows:

                   (i) Article I shall be amended to read: "The name of the Corporation is IMRglobal Corp.";

                   (ii) Section 3.1 shall be amended to read: "The Corporation is authorized to issue seventy-five million five hundred (75,000,500) shares, of which 75,000,000 shall be shares of common stock par value $0.10 per share and 500 shares shall be shares of preferred stock, par value $0.10 per share."

            1.6.2. The by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until amended as provided herein or in accordance with applicable Law.

            1.6.3. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, (i) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation, and (ii) the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

      Section 1.7. LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificate shall have been lost, stolen or destroyed, upon the holder's compliance with the replacement requirements established by the Exchange Agent, including, if necessary, the posting by the holder of a bond in customary amount as indemnity against any claim that may be made against it with respect to the Certificate, the Exchange Agent will issue and deliver in exchange for the lost, stolen or destroyed Certificate the applicable number of whole Parent Common Shares (including cash in lieu of fractional shares in accordance with Section 1.5), and any unpaid dividends or other distributions deliverable pursuant to
Section 1.3.6 in respect of Company Common Shares represented by the Certificate pursuant to this Agreement.

      Section 1.8. DISSENTERS' RIGHTS. In accordance with Section 607.1302 of the FBCA, no dissenters' rights shall be available to holders of Company Common Shares in connection with the Merger.

      Section 1.9. WITHHOLDING RIGHTS. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any person pursuant to this Article I such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Shares in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

      Section 1.10. SHARES HELD BY COMPANY AFFILIATES. Anything to the contrary herein notwithstanding, no Parent Common Shares (or certificates therefor) shall be issued in exchange for any Certificate to any Person who may be an "affiliate" of the Company (identified pursuant to Section 3.14) until such Person shall have delivered to Parent a duly executed letter as contemplated by
Section 3.14. Such Person shall be subject to the restrictions described in such letter, and such Parent Common Shares (or certificates therefor) shall bear a legend describing such restrictions.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

      Section 2.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as disclosed in the Company Reports (as defined in Section 2.1.5) filed with the SEC prior to the date of this Agreement and except as set forth in the corresponding sections of the disclosure schedule to this Agreement (the "COMPANY DISCLOSURE SCHEDULE") (it being agreed that disclosure of any item under a subsection of this Section 2.1 in the Company Disclosure Schedule shall be deemed disclosure with respect to other subsections of this Section 2.1 if the applicability of such item to any such other subsection is reasonably apparent from the face of the Company Disclosure Schedule), the Company represents and warrants to Parent and Merger Sub as follows:

            2.1.1.  ORGANIZATION, GOOD STANDING AND QUALIFICATION.

            Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing or with active status (with respect to jurisdictions that recognize the concept of good standing or active status) under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority, and all government licenses, authorizations, consents and approvals required to own, operate and lease its properties and assets and to carry on its business as presently conducted and is duly qualified to do business and is in good standing or with active status (with respect to jurisdictions that recognize the concept of good standing or active status) in each jurisdiction where the ownership, operation or leasing of its assets or properties or conduct of its business requires qualification, except where the failure to be so organized, qualified or in good standing or with active status (with respect to jurisdictions that recognize the concept of good standing or active status) or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below) on the Company. The Company has made available to Parent complete and correct copies of the articles of incorporation and by-laws, in each case as amended to the date of this Agreement, of the Company and each of its Subsidiaries listed on Schedule 2.1.1 hereto. These articles of incorporation and by-laws, as so made available, are in full force and effect. As used in this Agreement, the term (i) "SUBSIDIARY" means, with respect to the Company or Parent, any entity, whether incorporated or unincorporated, in which the Company or Parent, as the case may be, owns, directly or indirectly, more than fifty percent of the securities or other ownership interests having by their terms ordinary voting power to elect more than fifty percent of the directors or other persons performing similar functions, or the management and policies of which the Company or Parent, as the case may be, otherwise has the power to direct; (ii) "MATERIAL ADVERSE EFFECT", with respect to any party, means a material adverse effect on the business, properties, results of operations, or financial condition of such party and its Subsidiaries taken as a whole, other than any conditions, events, changes or effects that result from or arise out of (a) changes in the economy in general or (b) changes or circumstances affecting the industries in which such party operates which change or circumstance does not affect the Company or Parent, as the case may be, disproportionately relative to the other entities in such industry; and (iii) "PERSON" shall mean any individual, corporation, general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

            2.1.2. CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 100,000,000 Company Common Shares and 10,000,000 shares of Preferred Stock, par value $0.10 per share (the "COMPANY PREFERRED Shares"). As of the close of business on February 14, 2001, (i) 43,963,742 shares of Company Common Shares were issued and outstanding (ii) no Company Preferred Shares were issued and outstanding, (iii) 331,360 Company Common Shares and no Company Preferred Shares were held as treasury shares by the Company or any of its Subsidiaries and (iv) 19,340,955 Company Common Shares were reserved for issuance upon exercise of options issued pursuant to the Company Stock Plans (as hereinafter defined) and there were outstanding options to purchase an aggregate of 6,513,093 Company Common Shares under the Company Stock Plans. All of the outstanding Company Common Shares have been duly authorized and validly issued and are fully paid and nonassessable and are free of preemptive rights. The exercise prices, vesting schedules and expiration dates of the stock options issued by the Company, the plans or agreements pursuant to which these stock options have been issued (the "COMPANY STOCK PLANS") and the holders of these stock options are set forth in Section 2.1.2 of the Company Disclosure Schedule. Except as set forth in this Section, the Company has no outstanding stock or securities convertible into or exchangeable for any shares of its equity securities, or any outstanding rights (either preemptive or other) to subscribe for or to purchase, or any outstanding options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any outstanding calls, commitments, obligations to purchase or redeem, or claims of any character relating to, any equity securities or any stock or securities convertible into or exchangeable for any equity securities of the Company, including any rights plan or any other anti-takeover agreement. Since February 14, 2001, except as permitted by this Agreement, the Company has not (i) issued, granted or sold any Company Common Shares or any other shares of its capital stock, other than pursuant to the exercise of Company Stock Options outstanding on February 14, 2001 or pursuant to the Company's Employee Stock Purchase Plan or (ii) issued or granted any options, warrants, or securities convertible into or exercisable for shares of its capital stock.

            Each of the outstanding shares of capital stock or other ownership interests of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or a direct or indirect wholly owned

Subsidiary of the Company, in each case free and clear of any lien, pledge, security interest, claim or other encumbrance and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Except as set forth above, as of the date of this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind which obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire from the Company or any of its Subsidiaries, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing any rights are authorized, issued or outstanding. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations (i) the holders of which have the right to vote with the shareholders of the Company or of any of its Subsidiaries on any matter or (ii) which are convertible, exchangeable or exercisable for or into shares of capital stock or other voting securities or ownership interests in the Company or in any significant Subsidiary of the Company. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of its outstanding securities.

            2.1.3. AUTHORITY, APPROVAL AND FAIRNESS OPINION. (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby, subject only to the approval of this Agreement by the affirmative vote of the holders of record of not less than a majority of all of the votes entitled to be cast by holders of Company Common Shares at the Company Shareholders' Meeting (as defined in Section 3.5) (the "COMPANY REQUISITE VOTE"). Each Company Common Share entitles its record holder to one vote per share in connection with a vote of the shareholders of the Company with respect to the approval of this Agreement. The execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to approval of the Merger Agreement by the shareholders of the Company pursuant to the Company Requisite Vote, and assuming the due authorization, execution and delivery of this Agreement by Parent and Merger Sub, this Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (collectively, the "BANKRUPTCY AND EQUITY EXCEPTION"). The Board of Directors of the Company has adopted resolutions (A) adopting this Agreement and approving the Merger and the other transactions contemplated hereby and thereby, (B) declaring the advisability of this Agreement, (C) determining that this Agreement, the Merger and the other transactions contemplated hereby are in the best interests of the Company's shareholders, (D) recommending that the Company's shareholders vote in favor of the approval of this Agreement at the Company Shareholders' Meeting,
(E) approving the Voting Agreement and the execution thereof by Parent and Merger Sub and certain shareholders of the Company, and (F) approving the Executive Agreements and the execution thereof by the Company, Parent and Mr. Satish K. Sanan. The Board of Directors of the Company has received the opinion of its financial advisor, Updata Capital Inc., to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to the holders of Company Common Shares from a financial point of view.

            2.1.4.  GOVERNMENTAL FILINGS, NO VIOLATIONS.

                    2.1.4.1. Other than the necessary filings, notices, approvals, confirmations, consents, declarations and/or decisions (A) pursuant to Sections 1.1.2 and 3.4, (B) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the Securities Act, the Canadian Securities laws, and the Competition Act (Canada) (the "CCA"), and any approvals for the European Commission or the European Union, (C) to comply with the rules and regulations of the New York Stock Exchange (the "NYSE"), the Toronto Stock Exchange (the "TSE") and the Nasdaq and (D) under the "blue sky" laws in the United States and similar Canadian securities laws (such filings, notices, approvals, confirmations, consents, declarations and/or decisions to be made, given or obtained by the Company being, if any, the "COMPANY REQUIRED CONSENTS"), no filings, notices, declarations and/or decisions are required to be made by the Company or any of its Subsidiaries with, nor are any approvals or other confirmations or consents required to be obtained by the Company or any of its Subsidiaries from, any governmental or regulatory (including stock exchange) authority, agency, court, commission, body or other governmental entity (each, a "GOVERNMENTAL ENTITY"), in connection with the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, except those the failure of which to make, give or obtain, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company or prevent, materially delay or materially impair the Company's ability to consummate the Merger or any of the other transactions contemplated by this Agreement.

                    2.1.4.2. The execution, delivery and performance of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement will not, constitute or result in (A) a breach or violation of, or a default under, the Company's articles of incorporation or by-laws (as amended from time to time), (B) a breach or violation of, or a default under, or the acceleration or creation of any obligations, or the creation of a lien, pledge, security interest, right of purchase, sale or termination or other encumbrance (each a "LIEN") on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) under any provisions of any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, (C) subject to making, giving or obtaining all necessary filings, notices, approvals, confirmations, declarations and/or decisions specified by Section 2.1.4.1, a breach or violation of, or a default under, the acceleration or creation of any obligations or the creation of any Lien pursuant to any agreement, license, contract, note, mortgage, indenture, arrangement or other obligation ("CONTRACTS") binding upon the Company or any of its Subsidiaries or any law, ordinance, regulation, judgment, order, decree, injunction, arbitration, award, license or permit of any Governmental Entity ("LAW") or governmental or non-governmental permit or license to which the Company or any of its Subsidiaries is subject, or (D) any change in the rights or obligations of any party under any of these Contracts, except, in the case of clause (B), (C) or (D) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company or prevent, materially delay or materially impair the Company's ability to consummate the Merger or any of the other transactions contemplated by this Agreement.

            2.1.5. REPORTS; FINANCIAL STATEMENTS. Since December 31, 1997, the Company has filed with the SEC all material forms, statements, reports and documents (including all exhibits, post-effective amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder (such filings through the date hereof collectively, the "COMPANY REPORTS"). As of their respective dates, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, in all material respects, the financial position of the Company and its Subsidiaries as of its date, and each of the related consolidated statements of operations, cash flows and charges in equity (deficit) included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, in all material respects, the results of operations and cash flows of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in conformity with generally accepted accounting principles in the United States ("U.S. GAAP") consistently applied during the periods involved except as may be noted therein. "COMPANY BALANCE SHEET" means the consolidated balance sheet of the Company as of December 31, 2000 set forth in
Schedule 2.1.5 and "COMPANY BALANCE SHEET Date" means December 31, 2000.

            2.1.6. ABSENCE OF CERTAIN CHANGES. Except as expressly contemplated by this Agreement, since the Company Balance Sheet Date, the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction or incurred any material expenditure other than in accordance with, the ordinary and usual course of such businesses, and since the Company Balance Sheet Date there has not been (i) any change in the financial condition, properties, business or results of operations of it and its Subsidiaries except those changes that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company; (ii) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of its capital stock or any securities convertible, exchangeable or exercisable for or into shares of its capital stock, except for dividends paid by Subsidiaries of the Company solely to the Company or any of its wholly owned Subsidiaries; (iii) any redemption, repurchase or other acquisition of any shares of its capital stock or any securities convertible, exchangeable or exercisable for or into shares of its capital stock; (iv) any split in its capital stock, combination, subdivision or reclassification of any of its capital stock or issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (v) any change by it in accounting principles, practices or methods except as required by changes in U.S. GAAP;
(vi) any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries; (vii) any transaction or commitment made, or any contract, agreement or settlement entered into, by (or judgment, order or decree affecting) the Company or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any of its Subsidiaries of any contract or other right, in either case, material to the Company and its Subsidiaries taken as a whole, other than transactions, commitments, contracts, agreements or settlements (including without limitation settlements of litigation and tax proceedings) in the ordinary course of business consistent with past practice, those contemplated by this Agreement, or as agreed to in writing by Parent;
(viii) any (a) grant of any severance or termination pay to (or amendment to any such existing arrangement with) any director, officer or employee of the Company or any of its Subsidiaries other than pursuant to existing arrangements or, with respect to employees who are not directors or executive officers, consistent with past practice, not to exceed, in any event, more than thirty (30) days' pay, (b) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its Subsidiaries except with respect to persons who are not directors or executive officers and whose agreements do not provide for more than a maximum severance or other obligation upon termination of thirty days' pay, (c) except as set forth in Section 2.1.6 of the Company Disclosure Schedule, increase in benefits payable under any existing severance or termination pay policies or employment agreements or (d) increase in (or amendments to the terms of) compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of its Subsidiaries, other than as permitted by this Agreement, or as agreed to in writing by Parent; (ix) any material Tax election made or changed, any audit settled or any amended Tax returns filed; (x) any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money or any other agreement or arrangement entered into by the Company or any of its Subsidiaries except pursuant to loan and other financing agreements disclosed in the Company Reports; (xi) any loans, advances or capital contributions by the Company to or investments in, any other person, other than to any direct or indirect wholly-owned Subsidiary of the Company and other than payroll (not to exceed $3,000 with respect to any one employee) travel and entertainment advances to employees of the Company in the ordinary course of business consistent with past practices or in connection with development projects disclosed to Parent; (xii) except for this Agreement and any other agreement executed and delivered pursuant to this Agreement, any material expenditure incurred by the Company other than in the ordinary course of business or permitted under other Sections of this Agreement or in connection with the transactions contemplated hereby; and (xiii) except as specifically contemplated by Section 2.1.6 of the Company Disclosure Schedule, any payments or other distributions by the Company or any of its Subsidiaries to any of its officers, directors or affiliates, except for compensation for service as a director or officer as disclosed in the Company Reports.

            2.1.7. LITIGATION AND LIABILITIES. (a) There are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the Company's executive officers (as defined in the Exchange Act) ("COMPANY OFFICERS"), threatened against the Company or any of its Subsidiaries or to which any of their respective properties, assets, or rights are reasonably likely to be subject, nor is there any judgment, decrees, injunction, rule or order of any court or arbitrator or any governmental body, agency or official outstanding against the Company or any of its Subsidiaries except, in each case, for those that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or prevent, materially delay or materially impair the Company's ability to consummate the Merger or any of the other transactions contemplated by this Agreement.

            (b) Neither the Company nor any of its Subsidiaries had at Company Balance Sheet Date, or has incurred since that date and as of the date of this Agreement, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (i) liabilities, obligations or contingencies (1) which are accrued or reserved against in the Company Balance Sheet or reflected in the notes thereto, (2) which would not, individually or in the aggregate, be reasonably expected to have a Material

Adverse Effect on the Company (3) which have been disclosed in the Company Reports filed prior to the date of this Agreement (4) which were incurred after Company Balance Sheet Date in the ordinary course of business and consistent with past practices, or (5) which have been discharged or paid in full prior to the date of this Agreement in the ordinary course of business.

            2.1.8.  EMPLOYEE BENEFIT PLANS.

                    2.1.8.1. Set forth in Section 2.1.8.1 of the Company Disclosure Schedule is a list of each stock option, stock purchase, stock appreciation right or stock based incentive plan, or other similar arrangement or policy applicable to any current, former, or retired employee, officer, consultant, independent contractor, agent or director of the Company or any of its Subsidiaries (collectively, the "COMPANY EMPLOYEES"), each plan, program, or policy providing for bonuses, profit-sharing or other forms of incentive or deferred compensation, vacation benefits, insurance coverage and self-insured arrangements, health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits or other employee benefits of any kind, whether funded or unfunded, which is maintained, administered or contributed to by the Company or any of its Subsidiaries and covers any Company Employee employed or providing services or formerly employed or providing services in the United States or Canada to the Company or any of its Subsidiaries, or under which the Company or any of its Subsidiaries has any liability, contingent or otherwise (including but not limited to each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), but excluding any plan that is a "multiemployer plan" as defined in Section 3(37) of ERISA) (collectively, the "COMPANY EMPLOYEE PLANS"), and each employment, severance, consulting, non-compete, or similar agreement or contract between the Company or any Subsidiary and any Company Employee employed or providing services or formerly employed or providing services in the United States or Canada to the Company or any of its Subsidiaries who received in 2000 total salary and bonuses in excess of $125,000 ("COMPANY EMPLOYMENT AGREEMENTS"). True and complete copies of all Company Employee Plans, including, but not limited to, any trust instruments and insurance contracts forming a part of any Company Employee Plan, and all amendments have been provided or made available to Parent. For purposes of this Agreement, the term "COMPANY FOREIGN PLAN" shall refer to each plan, program or contract maintained, sponsored or contributed to by the Company or a Subsidiary that is subject to or governed by the laws of any jurisdiction other than the United States or Canada, and which would have been treated as a Company Employee Plan had it been a United States or Canada plan, program or contract. The Company shall use its reasonable commercial efforts to make available to Parent, within forty-five (45) days following the date of this Agreement, a list and copies of the Company Foreign Plans.

                    2.1.8.2. Each Company Employee Plan, Company Foreign Plan and Company Employment Agreement has been established and maintained in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (including but not limited to ERISA and the Code) which are applicable to the plan or agreement, except where failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company, any of its Subsidiaries nor any ERISA Affiliate contributes to, or is or has ever been required to contribute to, any "multiemployer plan" as defined in Section 3(37) of ERISA. Neither the Company, any of its Subsidiaries, nor any of its ERISA Affiliates presently sponsors, maintains, contributes to, nor is the Company, any of its Subsidiaries or any of its ERISA Affiliates required to contribute to, nor has the Company, any of its Subsidiaries, nor any of its ERISA Affiliates ever sponsored, maintained, contributed to, or been required to contribute to, an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA which is subject to Title IV of ERISA. For purposes of this Agreement, "ERISA AFFILIATE" means, with respect to the Company or Parent, as applicable, each business or entity which is a member of a "controlled group of corporations," under "common control" or an "affiliated service group" with the Company or Parent, as applicable, within the meaning of Sections 414(b), (c) or
(m) of the Code, or required to be aggregated with the Company or Parent, as applicable, under Section 414(o) of the Code, or is under "common control" with the Company or Parent, as applicable, within the meaning of Section 4001(a)(14) of ERISA. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, all contributions required to be made under the terms of any Company Employee Plan or Company Foreign Plan have been made. Each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified, and each trust forming a part thereof is exempt from federal income tax pursuant to Section 501(a) of the Code and, to the knowledge of the Company Officers, no circumstances exist which would reasonably be expected to adversely affect qualification or exemption. There is no pending or, to the knowledge of the Company Officers, threatened litigation or governmental audit, examination or investigation relating to any Company Employee Plan or Company Foreign Plan, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                    2.1.8.3. Neither the Company, any of its Subsidiaries nor any of its ERISA Affiliates (i) maintains, contributes to or is party to any Company Employee Plan, any Company Foreign Plan, or any Company Employment Agreement which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any Company Employee upon his retirement or termination of employment, except as may be required by
Section 4980B of the Code; or (ii) has ever represented, promised or contracted (whether in oral or written form) to any Company

Employee (either individually or to the Company Employees as a group) that the Company Employee(s) would be provided with life insurance, medical, severance or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by Section 4980B of the Code.

                    2.1.8.4. Except as set forth in Section 2.1.8.4 of the Company Disclosure Schedule, the execution, delivery of and performance by the parties hereto of their obligations under, and the consummation of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Company Employee Plan, any Company Foreign Plan or any trust or loan related to a plan or agreement, that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Employee, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company, any of its Subsidiaries or Parent to amend or terminate any Company Employment Agreement, any Company Foreign Plan or any Company Employee Plan. No payment or benefit which will or may be made by the Company, any of the Subsidiaries of the Company, Parent or any of their respective ERISA Affiliates with respect to any Company Employee will be characterized as an "excess parachute payment" within the meaning of
Section 280G(b)(1) of the Code. There is no commitment covering any Company Employee that, individually or in the aggregate, would reasonably be expected to give rise to the payment of any amount that would result in a material loss of tax deductions pursuant to Section 162(m) of the Code.

                    2.1.8.5. There has been no amendment to, written interpretation or announcement (whether or not written) by the Company, or, to the knowledge of the Company's Officers, any of its Subsidiaries or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any Company Employee Plan, Company Foreign Plan or Company Employment Agreement which would significantly increase the expense of maintaining the plan or agreement above the level of the expense incurred in respect thereof for the 12 months ended on December 31, 2000. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, all Company Foreign Plans (i) have been maintained in accordance with all applicable requirements; (ii) if they are intended to qualify for special tax treatment, meet all requirements for that treatment; and (iii) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

            2.1.9. LABOR AND EMPLOYMENT MATTERS. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, the Company and each Subsidiary (i) is in compliance with all applicable Laws respecting employment, employment practices, labor, terms and conditions of employment and wages and hours; and (ii) is not liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other similar benefits for the Company Employees outside the ordinary course of business. No work stoppage or labor strike against the Company or any Subsidiary is pending or, to the knowledge of the Company Officers, threatened. Neither the Company, nor any Subsidiary (i) is involved in or threatened with any labor dispute, grievance, or litigation relating to labor matters, including, without limitation, violation of any federal, state or local labor, safety or employment laws (domestic or foreign), charges of unfair labor practices or discrimination complaints; or (ii) except as previously disclosed to Parent regarding the Company Employees located in France, is presently, nor has been in the past a party to, or bound by, any collective bargaining agreement or union contract with respect to Company Employees and no such agreement or contract is currently being negotiated by the Company or any Subsidiary.

            2.1.10. NON-COMPETITION AGREEMENTS. Neither the Company nor any of its Subsidiaries is a party to any agreement which (i) purports to restrict or prohibit in any material respect any of them or any corporation affiliated with any of them from, directly or indirectly, engaging in any business and (ii) would restrict or prohibit Parent or any Subsidiary of Parent (other than the Company and its Subsidiaries that are currently so restricted or prohibited) from engaging in such business.

            2.1.11. ABSENCE OF SENSITIVE PAYMENTS. To the knowledge, of the Company Officers none of the Company, or any Subsidiary or affiliate or any officer or director of any of them acting alone or together, has performed any of the following acts, except to the extent that such acts, individually or collectively, would not reasonably be expected to have a Material Adverse Effect on the Company: (i) the making of any contribution, payment, remuneration, gift or other form of economic benefit (a "PAYMENT") to or for the private use of any governmental official, employee or agent where the Payment or the purpose of the payment was illegal under the laws of the United States or the jurisdiction in which such payment was made, (ii) the establishment or maintenance of any unrecorded fund, asset or liability for any purpose or the making of any false or artificial entries on its books, (iii) the making of any Payment to any person or the receipt of any Payment with the intention or understanding that any part of the Payment was to be used for any purpose other than that described in the documents supporting the Payment, or (iv) the giving of any Payment to, or the receipt of any Payment from, any person who was or could have been in a position to help or hinder the business of the Company or any Subsidiary (or assist the Company or any Subsidiary in connection with any actual or proposed transaction) which (A) would reasonably have been expected to subject the Company or any Subsidiary to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (B) if not given in the past, would have had a Material Adverse Effect on the Company or (C) if it had not continued in the future, would have had a Material Adverse Effect on the Company. "COMPANY

OFFICERS" means the officers (as such term is defined in Rule 16(a)-1(f) under the Exchange Act) of the Company.

            2.1.12. AFFILIATE TRANSACTIONS. Except to the extent disclosed in any Company Report or set forth in Section 2.1.12 of the Company Disclosure Schedule, there are no other transactions, agreements, arrangements or understandings between the Company or its Subsidiaries, on the one hand, and the Company's Affiliates (other than wholly-owned Subsidiaries of the Company) or other Persons, on the other hand, that would be required to be disclosed under Regulation S-K under the Securities Act. For purposes of this Agreement, the term "AFFILIATE" when used with respect to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in the definition of Affiliate the term "CONTROL" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            2.1.13. LICENSES. Each of the Company and its Subsidiaries has all material permits, licenses, certificates, waivers or authorizations ("LICENSES") from all Governmental Entities having jurisdiction over any part of its business necessary for the conduct of any of its activities and all Licenses are valid and in full force and effect, except for any Licenses the failure of which to have or to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, no event has occurred or other fact exists with respect to any of the Licenses held by the Company or any of its Subsidiaries which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any of the Licenses.

            2.1.14. INTELLECTUAL PROPERTY. (a) Each of the Company and its Subsidiaries owns or has a valid right to use patents, trademarks, trade names, domain names, service marks, copyrights, processes, formulae, methods, schedules, technology, know-how, computer software programs and applications and other proprietary information ("IP RIGHTS") as are necessary in connection with its respective businesses, except where the failure to own or have a valid right to use the IP Rights, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

            (b) Section 2.1.14(b) of the Company Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of the following categories of IP Rights of the Company and its Subsidiaries: (A) trademarks that are registered or for which an application for registration is pending; (B) patents; (C) software (other than commercial shrink-wrap, click-wrap or other similarly available off-the-shelf-type software); (D) copyrights that are registered or for which an application for registration is pending; (E) key trade secrets; (F) mask works that are registered or for which an application for registration is pending. Where listed IP Rights are registered with a Governmental Entity or an application for registration is pending, the jurisdiction, registration or application number, date of registration or application, named owner and/or assignee, and international classes of registration are indicated, as applicable.

            (c) Section 2.1.14(c) of the Company Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of (A) all material licenses, sublicenses and other agreements under which the Company or its Subsidiaries are licensed to use third party IP Rights (other than (1) shrink-wrap, click-wrap or other similarly available off-the-shelf type software and any related trade secrets and (2) customary rights included in confidentiality, non-disclosures or similar agreements) and (B) all material licenses and sublicenses, except for rights granted specifically for use with a hardware product sold by the Company or its Subsidiaries, under which the Company or its Subsidiaries have granted rights to third parties to use IP Rights of the Company or its Subsidiaries. The Company and its Subsidiaries are not currently required to pay any royalties, fees or other amounts to any Person in connection with the use of the their respective IP Rights.

            (d) The Company and its Subsidiaries have good and valid title to all IP Rights owned by any of them and valid and enforceable license rights to all IP Rights used under license, free and clear, to the knowledge of the Company Officers, of all material liens, security interests and other encumbrances (other than Taxes not yet due and payable), and to the knowledge of the Company Officers, all IP Rights are in full force and effect and will remain in full force and effect immediately following the Effective Time.

            (e) The Company and its Subsidiaries have a practice to secure, and have secured, from all current and former employees, consultants and independent contractors who contribute or have contributed to the creation or development of their IP Rights valid written assignments by such persons to the Company and its Subsidiaries of the rights to such contributions the Company and its Subsidiaries do not already own by operation of law. The Company and its Subsidiaries have taken reasonable steps to protect and preserve the confidentiality of all of their trade secrets, and to the knowledge of the Company Officers (i) as of the date of this Agreement, there are no unauthorized uses, disclosures or infringements of any IP Rights of the Company or its Subsidiaries, and (ii) as of the date of this Agreement, all use by, and disclosure to, any Person of trade secrets that comprise any part of the IP Rights of the Company or its Subsidiaries has been pursuant to the terms of a written agreement with such Person, and (iii) all use by the Company and its Subsidiaries of trade secrets owned by another Person has been pursuant to the terms of a written agreement with such Person or is otherwise lawful. If after the date of this Agreement the Company has knowledge of any of the foregoing conditions, the Company shall take appropriate and prompt action to remedy such conditions. Neither the IP Rights owned by the Company or its Subsidiaries or incorporated into any products or services currently provided by the Company or its Subsidiaries nor the use or other exploitation thereof by the Company or its Subsidiaries in the conduct of their business, nor any product or service currently provided by the Company or its Subsidiaries, infringes on, misappropriates, breaches or violates any third party IP Rights.

            (f) Neither the Company nor any of its Subsidiaries: (A) has been notified or has knowledge of any actual or threatened adverse proceeding brought by any Person pertaining to any challenge to the scope, validity or enforceability of (provided, however, no representation or warranty is made regarding the scope, validity or enforceability of any patent application), or the Company's ownership of, any of the IP Rights owned by the Company and its Subsidiaries; (B) is the subject of any claim of infringement or misappropriation by the Company or any of its Subsidiaries of any third party IP Rights; or (C) to the knowledge of the Company Officers, has any claim for infringement or misappropriation of, or breach of any license or agreement involving, any of the IP Rights owned by the Company and its Subsidiaries.

            (g) (A) The Company has not taken any action or failed to take any action (including the manner in which it has conducted its business, or used or enforced, or failed to use or enforce, any of the IP Rights of the Company and its Subsidiaries) that would result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of the IP Rights of the Company and its Subsidiaries, (B) the Company has taken reasonable steps (based on standard industry practices) to protect and maintain the Company's and its Subsidiaries' rights in and to IP Rights of the Company and its Subsidiaries, (C) all registered trademarks and all IP registered copyrights of the Company and its Subsidiaries and registered mask works of the Company and its Subsidiaries have been registered and all owned patents of the Company and its Subsidiaries have been filed and obtained, in accordance with all applicable legal requirements and are currently in effect and in compliance with all applicable legal requirements, and without limiting the generality of any of the foregoing, the Company has timely paid all filing, examination, issuance, post-registration and maintenance fees, annuities and the like associated or required with respect to any of the IP Rights of the Company and its Subsidiaries.

            2.1.15. CONTINUITY OF BUSINESS. Section 2.1.15 of the Company Disclosure Schedule sets forth certain clients of the Company and its Subsidiaries. No client of the Company or any of its Subsidiaries identified on
Section 2.1.15 of the Company Disclosure Schedule has advised the Company or any Subsidiary orally or in writing that it (y) is terminating or considering terminating the handling of its business by the Company or any of its Subsidiaries, as applicable, as a whole or in respect of any particular project or service or (z) is planning to reduce the amount contracted with the Company or any of its Subsidiaries in any material manner.

            2.1.16. COMPLIANCE WITH LAWS. Except with respect to Taxes and Environmental Laws, which are the subject of Sections 2.1.19 and 2.1.20, respectively, (a) neither the Company nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any Laws except for any violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

            (b) Neither the Company nor any of its Subsidiaries has received since January 1, 1998 any written notification or communication from any Governmental Entity (A) asserting that the Company or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Entity enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization, except for notices or other written communication asserting or relating to noncompliance with any statute, regulation or ordinance or threatening to revoke any license, franchise, permit or governmental authorization that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Company.

            2.1.17. CERTAIN CONTRACTS. Section 2.1.17 of the Company Disclosure Schedule sets forth a list of all material Contracts to which the Company or any of its Subsidiaries is a party. Within two weeks of the date hereof, the Company shall deliver to Parent additional information with respect to such material Contracts as follows: (1) Contracts with customers - the project or engagement name, the contract date, the parties to the contract, and the contract value,
(ii) credit facilities - the parties, the date of the contract and the amount of the credit line; (iii) any material performance bonds - name of the parties and the amount, (iv) material technology agreements - the date of the contract, the parties and the nature of the contract, and (v) any other material Contracts - the parties and the date. Neither the Company nor any of its Subsidiaries is in default under any material Contract to which it is a party, by which its respective assets, business, or operations may be bound or affected, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default, except for such defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

            2.1.18. TAX TREATMENT. From and after the date of this Agreement, neither the Company nor any of its Subsidiaries has taken or agreed to take any action, and the Company Officers do not know of any other action taken by any other Person, which action would jeopardize the treatment of the Merger as a reorganization within the meaning of Section 368 of the Code or the ability of counsel to render the opinions described in Sections 4.2.3 and 4.3.3 of this Agreement.

            2.1.19. TAX MATTERS.

            (a) All returns, declarations, reports, estimates, information returns and statements required to be filed on or before the Effective Time under United States federal or state or local or any foreign tax laws ("TAX RETURNS") with respect to (i) the Company and its Subsidiaries, and (ii) any of their respective income, properties, or operations, have been or will be timely filed, or requests for extensions have been timely filed and have not expired, except where a failure or failures to so timely file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

            (b) All material Tax Returns filed by the Company and its Subsidiaries are complete and accurate in all material respects.

            (c) The Company and its Subsidiaries have paid all Taxes due and payable (without regard to whether those taxes have been assessed), or adequate reserves have been established for the payment of those Taxes. No governmental authority in a jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return has made a claim, assertion, or threat that the Company or any of its Subsidiaries is or may be subject to Taxes in such jurisdiction. For purposes of this Agreement, "TAXES" shall mean all taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Time.

            (d) Except as set forth in Section 2.1.19(d) of the Company Disclosure Schedule, there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any material Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries.

            (e) The proper and accurate amounts have been withheld from all employees, customers, and other applicable payees (and timely paid to the appropriate Governmental Entity or set aside in an account for these purposes) for all periods through the Closing Date in compliance in all material respects with all Tax withholding provisions of applicable federal, state, local and foreign laws (including, without limitation, income, social security, and employment Tax withholding for all types of compensation).

            (f) Neither the Company nor any of its Subsidiaries is a party to any Tax sharing or similar agreement or any agreement pursuant to which it or any of its

Subsidiaries has an obligation to indemnify any party (other than the Company or one of its Subsidiaries) with respect to Taxes or has been a member of an affiliated group filing consolidated or combined tax returns (other than a group the common parent of which was the Company).

            (g) All Taxes due with respect to completed and settled examinations or concluded litigation relating to the Company or any of its Subsidiaries have been paid in full or adequate reserves have been established for the payment thereof.

            (h) Except as set forth in Section 2.1.19(h) of the Company Disclosure Schedule, no material audit or examination or refund litigation with respect to any Tax Return is pending.

            (i) The Company is not, nor has it ever been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

            2.1.20. ENVIRONMENTAL MATTERS.

            (a) As used in this Agreement, "ENVIRONMENTAL LAWS" means all environmental, health and safety Laws (including common law) and regulations in effect on the date of this Agreement, relating to the protection of human health and safety as affected by exposure to pollutants, contaminants, or hazardous or toxic wastes, substances or materials and to the protection of the environment including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

            (b) (x) Neither the conduct or operations of the Company or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them violates or, within the applicable statute or limitations period, violated Environmental Laws, except for violations that are not material and (y) no condition has existed or event has occurred with respect to any of them or any such property that would reasonably be expected to result in a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Entity that it or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, held as collateral or held as a fiduciary by any of them are or were in material violation of or otherwise are alleged to have material liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

            (c) To the knowledge of the Company Officers, none of the property currently owned, leased or operated by the Company or by its Subsidiaries is subject to, or as a result of this transaction would be subject to, (i) any Environmental Laws which would impose restrictions, such as notice, disclosure or obtaining advance approval prior to this transaction, or (ii) any liens under any Environmental Laws.

            (d) All indemnification provisions and rights in any contract, agreement, license, permit, authorization, or other arrangement which are in favor of the Company or any of its Subsidiaries as set forth on Schedule 2.1.20(d) hereto (the "COMPANY INDEMNIFICATION RIGHTS") are, and shall remain, in full force and effect, and the execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder will not, and the consummation of the Merger and the other transactions contemplated hereby will not, affect any such Company Indemnification Rights in any manner adverse to the Company or any of its Subsidiaries or Parent or any of its Subsidiaries. In addition, the Company and any of its applicable Subsidiaries are, and shall remain, in compliance with all their duties and obligations under any agreement, contract, license, permit, authorization or other arrangement granting the Company or any of its Subsidiaries any Company Indemnification Rights, and the Company Indemnification Rights are, and shall remain, fully assignable and transferable by the Company and any of its applicable Subsidiaries to Parent or any of its Subsidiaries, free and clear of any Liens and without the consent of any third parties or any Governmental Entity.

            2.1.21. REGISTRATION RIGHTS AGREEMENTS. Schedule 2.1.21 hereto is a complete list of each agreement which requires the Company to register any Company Common Shares under the Securities Act.

            2.1.22. TAKEOVER STATUTES. The Board of Directors of the Company has taken all action appropriate and necessary to render Section 607.0901 of the FBCA, and any other potentially applicable control share acquisition, anti-takeover or similar statute or regulation inapplicable to this Agreement, the Merger and the other transactions contemplated hereby or by the Voting Agreement. No other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation, including Section 607.0902 of the FBCA (each, a "TAKEOVER STATUTE"), and no anti-takeover or similar provision in the articles of incorporation or by-laws of the Company, is applicable to this Agreement, the Merger or any of the other transactions contemplated hereby or by the Voting Agreement. Without limiting the foregoing, the Board of Directors of the Company has approved the entry into the Voting Agreement by Parent, Merger Sub and certain shareholders of the Company and (i) neither Parent nor Merger Sub shall be an "interested person" for purposes of Section
607.0901 of the FBCA and the provisions of such Section shall not apply to the Merger and (ii) the entry into the Voting Agreement shall not result in a "control share acquisition" within the meaning of Section 607.0902 of the FBCA and the record holders of the Company Common Shares subject to the Voting Agreement, Parent or Merger Sub shall not be restricted by such Section from voting those Company Common Shares.

            2.1.23. REAL PROPERTY. (a) Schedule 2.1.23(a) hereto sets forth all real property owned of record or beneficially by the Company or any of its Subsidiaries and all leases or subleases of real property to which any of them is a party (including through assignment, change of control or otherwise) and a brief description of each property, with the annual rental of each lease, the size of each property in square feet, the termination date of each lease being given in each case. In addition, Schedule 2.1.23(a) hereto sets forth all leases of personal property to which the Company or any of its Subsidiaries is a party (including through assignment, change of control or otherwise) with any vendor, who, together with its Affiliates, receives annual rental payments of $200,000 or more pursuant to such leases. Except as set forth on Schedule 2.1.23(a) hereto, the Company and its Subsidiaries have good, valid, marketable and fee simple title to all of their real properties listed on Schedule 2.1.23(a) and have good title to, or valid and enforceable leasehold interests in, their leased real properties and all their other properties and assets listed on
Schedule 2.1.23(a) hereto, in each such case, free and clear of all Liens, individually or in the aggregate, except, in the case of owned real property,
(i) Liens for current taxes, payments of which are not yet delinquent, and (ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Company's and its Subsidiaries' business operations (in the manner presently carried on by the Company and its Subsidiaries). The leases pursuant to which the Company or any of its Subsidiaries leases any real or personal property as listed on Schedule 2.1.23(a) hereto are valid and binding on the Company or the applicable Subsidiary and valid and binding on all other respective parties to such leases in accordance with their respective terms. Except as set forth on Schedule 2.1.23(a), none of the rights of the Company or any of its Subsidiaries under any such leases of real or personal property is subject to termination or modification as a result of or in connection with the transactions contemplated hereby. None of the Company or any of its Subsidiaries is subject to, or will be subject to, as a result of the consummation of the transactions contemplated hereby, any penalties, liabilities or charges (including any increases in rental payments or any liabilities incurred due to the modification, termination or replacement of such leases or subleases) under any leases or subleases of real or personal property to which it, its Subsidiaries or any of their respective predecessors or acquired companies is a party, except for those which, individually or in the aggregate, would not reasonably be expected to have aggregate economic costs of more than $3 million. There are not under any leases or subleases of real or personal property set forth on Schedule 2.1.23(a) any existing breaches, defaults, events of default by the Company or any of its Subsidiaries or events which with notice and/or lapse of time would constitute a breach, default or event of default by the Company or any of its Subsidiaries, nor does the Company know, nor has the Company received any notice of, or made a claim with respect to, any breach of default, the consequences of which, individually or in the aggregate, would have a Material Adverse Effect on the Company and its Subsidiaries. True and complete copies of all the leases and subleases (including any amendments, annexes or schedules thereto) of real and personal property (in the case of leases or subleases of personal property, those with annual rental payments of $200,000 or more) to which the Company, any of its Subsidiaries, or any of their respective predecessors or acquired companies is a party and true and complete copies of which have not, as of the date of this Agreement, yet been provided to Parent shall have been delivered to Parent and Merger Sub on or prior to March 31, 2001. In addition, all the information the Company is required to disclose pursuant to this Section 2.1.23(a) on Schedule 2.1.23(a) hereto shall have been delivered to Parent as Schedule 2.1.23(a), in the form and substance reasonably acceptable to Parent on or prior to March 31, 2001. The Company shall promptly notify Parent on a Business Day that the delivery of all such leases and subleases and of Schedule 2.1.23(a) to Parent and Merger Sub has been completed. Within fourteen (14) days after the receipt of such notice from the Company regarding the completion of the delivery of true and complete copies of all such leases and subleases and of Schedule 2.1.23(a), Parent shall notify the Company whether it will reasonably require the Company to obtain required consents under any leases or subleases to which the Company or any of its Subsidiaries, or any of their respective predecessors or acquired companies is a party (the "COMPANY LEASE CONSENTS") and provide the Company with a list of any such leases or subleases under which such Company Lease Consents are to be obtained (the "COMPANY LEASE List"), and the Company (with reasonable support from Parent) shall use its reasonable best efforts to obtain any such Company Lease Consents. If Parent does not so notify the Company within such fourteen (14) day period, the Company shall not be obligated to obtain any such Company Lease Consents. The real properties owned, leased or licensed by the Company or any of its Subsidiaries listed on Schedule 2.1.23(a) constitute all real properties used or held for use in, and necessary to, the conduct of the business of the Company and its Subsidiaries as presently conducted or proposed to be conducted.

            (b) Except as set forth on Schedule 2.1.23(b), the buildings, facilities, machinery, equipment, furniture, leasehold and other improvements, fixtures, vehicles, structures, any related items and other tangible property that are owned or leased by the Company or any of its Subsidiaries or that are required to properly conduct the business of the Company and its Subsidiaries are in good operating condition and repair (normal wear and tear excepted), free of any material structural or engineering defects, are being maintained and replaced in accordance with good business practice, and are suitable for their current and intended uses.

            2.1.24. BROKERS AND FINDERS. Neither the Company nor any of its Subsidiaries, officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the execution and delivery of this Agreement or the Merger or the other transactions contemplated by this Agreement, except that the Company has retained Updata Capital Inc. as its financial advisor, the fees and expenses of which will be paid by the Company and the arrangements with which have been disclosed to Parent prior to the date of this Agreement. The Company has delivered to Parent true and complete copies of all agreements under which any such fees or expenses are payable and all indemnifications and other agreements related to the engagement of the persons to whom such fees are payable. The Company has previously provided Parent with its good faith current estimate of the aggregate of the fees and expenses of any accountant, broker, financial advisor, consultant, legal counsel or other person retained by the Company or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby which will be paid by or on behalf of the Company in connection with this Agreement and the transactions contemplated hereby.

      Section 2.2. REPRESENTATIONS AND WARRANTIES OF PARENT. Except as disclosed in the Parent Reports (as defined in Section 2.2.5) filed with the SEC or with the Canadian securities regulatory authorities prior to the date of this Agreement and except as set forth in the corresponding sections of Parent's disclosure schedule to this Agreement (the "PARENT DISCLOSURE SCHEDULE" and, together with the Company Disclosure Schedule, the "DISCLOSURE SCHEDULES") (it being agreed that disclosure of any item under a subsection of this Section 2.2 in the Parent Disclosure Schedule shall be deemed disclosure with respect to other subsections of this Section 2.2 if the applicability of such item to any such other subsection is reasonably apparent from the face of the Parent Disclosure Schedule), Parent represents and warrants to the Company that:

            2.2.1. ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of Parent and its Subsidiaries is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of its jurisdiction or organization and has all requisite corporate or similar power and authority, and all government licenses, authorizations, consents and approvals required to own, operate and lease its properties and assets and to carry on its business as presently conducted and is duly qualified to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction where the ownership, operation or leasing of its assets or properties or conduct of its business requires this qualification, except where the failure to be so organized, qualified or in good standing (with respect to jurisdictions that recognize the concept of good standing), or to have this power or authority, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Parent has made available to the Company complete and correct copies of its certificate of incorporation, as amended to the date of this Agreement. This certificate of incorporation, as so made available, is in full force and effect.

            2.2.2. CAPITAL STRUCTURE. The authorized share capital of Parent is comprised of an unlimited number of First Preferred Shares, Second Preferred Shares, Parent Common Shares and Class B Shares (multiple voting) ("CLASS B SHARES") of which, as at February 14, 2001, 255,162,941 Parent Common Shares and 34,846,526 Class B Shares were validly issued and outstanding. All of the outstanding Parent Common Shares and Class B Shares are, and all of Parent Common Shares to be issued pursuant to the Merger are, or will be when issued, duly authorized and validly issued and fully paid and non-assessable. Except as set forth in Section 2.22 of the Parent Disclosure Schedule, as of the date of this Agreement, Parent has no Parent Common Shares reserved for or otherwise subject to issuance, except no more than 8,506,275 Parent Common Shares subject to issuance pursuant to outstanding options to purchase Parent Common Shares. As of the date of this Agreement, except as set forth above, Parent or any of its Subsidiaries does not have outstanding any bonds, debentures, notes or other obligations (i) the holders of which have the right to vote with the shareholders of Parent or any of its Subsidiaries on any matter or (ii) which are convertible into or exercisable for shares of capital stock or other voting securities or ownership interests in Parent or any Significant Subsidiary of Parent.

            (b) Each of the outstanding shares of capital stock or other ownership interests of each of Parent's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by Parent or a direct or indirect wholly owned Subsidiary of Parent, in each case free and clear of any material lien, pledge, security interest, claim or other encumbrance and free of any other material limitation or restriction (including any restriction or the right to vote, sell or otherwise dispose of such capital stock or ownership interests).

            2.2.3. CORPORATE AUTHORITY AND APPROVAL. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery by each of Parent and Merger Sub of this Agreement, the performance by each of Parent and Merger Sub of its obligations hereunder and, subject to the Company's shareholders' approval of this Agreement, the Merger, and the other transactions contemplated hereby, the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, and assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes valid and binding agreement of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception. The Board of Directors of Parent has approved this Agreement and the Merger and the other transactions contemplated hereby.

            2.2.4.  GOVERNMENTAL FILINGS, NO VIOLATIONS.

                    2.2.4.1. Other than the necessary filings, notices, approvals, confirmations, consents, declarations and/or decisions (A) pursuant to Sections 1.1.2 and 3.4, (B) under the HSR Act, the Exchange Act, the Securities Act, the Canadian securities laws, and the CCA, and any approvals from the European Commission or the European Union, (C) to comply with the rules and regulations of the NYSE, the TSE and the Nasdaq, and (D) under the "blue sky" laws in the United States and similar Canadian securities laws (such filings, notices, approvals, confirmations, consents, declarations and/or decisions to be made, given or obtained by Parent being the "PARENT REQUIRED CONSENTS"), no filings, notices, declarations and/or decisions are required to be made by Parent with, nor are any approvals or other confirmations or consents required to be obtained by Parent from, any Governmental Entity, in connection with the execution and delivery by Parent and Merger Sub of this Agreement, the performance by Parent and Merger Sub of their obligations hereunder and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement, except those the failure of which to make, give or obtain, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent or prevent, materially delay or materially impair Parent's or Merger Sub's ability to consummate the Merger or any of the other transactions contemplated by this Agreement.

                    2.2.4.2. The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of Parent and Merger Sub of their obligations hereunder and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby (including the issuance of Parent Common Shares) will not, constitute or result in (A) a breach or violation of, or a default under Parent's certificate of incorporation or by-laws (as amended from time to time) or the articles of incorporation and by-laws of Merger Sub (as amended from time to time), (B) a breach or violation of or a default under, or the acceleration or creation of any obligations, or the creation of any Lien on the assets of Parent or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to any provisions of any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, (C) subject to making, giving or obtaining all necessary filings, notices, approvals, confirmations, declarations and/or decisions specified by Section 2.2.4.1, a breach or violation of, or a default under, the acceleration of any obligations or the creation of any Lien on the assets of Parent or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to any Contract binding upon Parent or any of its Subsidiaries or any Law or governmental or non-governmental permit or license to which Parent or any of its Subsidiaries is subject, or (D) any change in the rights or obligations of any party under any of its Contracts, except, in the case of clause (B), (C) or (D) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent or prevent, materially delay or materially impair Parent's or Merger Sub's ability to consummate the Merger or any of the other transactions contemplated by this Agreement.

            2.2.5. REPORTS; FINANCIAL STATEMENTS. Since December 31, 1998, Parent has filed with the SEC and the appropriate Canadian securities regulatory authorities all material forms, statements and documents (including all exhibits, post-effective amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder (such filings through the date hereof, collectively the "PARENT REPORTS" and, together with the Company Reports, the "REPORTS"). As of their respective dates, the Parent Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of Parent and its subsidiaries included in or incorporated by reference into the Parent Reports (including the related notes and schedules) presents fairly, in all material respects, the financial position of Parent and its subsidiaries as of its date, and each of the related consolidated statements of income, changes in equity (deficit) and cash flows included in or incorporated by reference into the Parent Reports (including any related notes and schedules) presents fairly, in all material respects, the results of operations and cash flows of Parent and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in conformity with generally accepted accounting principles in Canada ("CANADIAN GAAP") consistently applied during the periods involved except as may be noted therein. The related notes reconciling to U.S. GAAP the consolidated financial statements of Parent, or any portion thereof, as applicable, comply in all material respects with the requirements of the SEC applicable to such reconciliation. "PARENT BALANCE SHEET" means the consolidated balance sheet of Parent as of September 30, 2000 set forth in the Parent 2000 Annual Report and "PARENT BALANCE SHEET DATE" means September 30, 2000.

            2.2.6. ABSENCE OF CERTAIN CHANGES. Since the Parent Balance Sheet Date there has not been (i) any change in the financial condition, properties, business or results of operations of Parent and its Subsidiaries except those changes that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Parent; (ii) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of Parent's capital stock, except for regular cash dividends in the ordinary course, or (iii) any change by Parent in accounting principles, practices or methods, except as required by changes in Canadian GAAP or U.S. GAAP, as applicable.

            2.2.7. LITIGATION AND LIABILITIES. (a) There are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of Parent's executive officers (the "PARENT EXECUTIVE OFFICERS"), threatened against Parent or any of its Subsidiaries or to which any of their respective properties, assets or rights are reasonably likely to be subject nor is there any judgment, decrees, injunction, rule or order of court arbitrator or any governmental body, agency or official outstanding against Parent or any of its Subsidiaries, except, in each case, for those that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent or prevent, materially delay or materially impair Parent's or Merger Sub's ability to consummate the Merger or any of the other transactions contemplated by this Agreement.

            (b) Neither Parent nor any of its Subsidiaries had at Parent Balance Sheet Date, or has incurred since that date and as of the date of this Agreement, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (i) liabilities, obligations or contingencies (1) which are accrued or reserved against in the Parent Balance Sheet or reflected in the notes thereto, (2) which were incurred after Parent Balance Sheet Date in the ordinary course of business and consistent with past practices, (3) which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent, (4) which have been discharged or paid in full prior to the date of this Agreement in the ordinary course of business, or (5) which are of a nature not required to be reflected in the consolidated financial statements of Parent and its Subsidiaries prepared in accordance with Canadian GAAP consistently applied.

            2.2.8.  EMPLOYEE BENEFIT PLANS.

                    2.2.8.1. Each stock option, stock purchase, stock appreciation right or stock based incentive plan, or other similar arrangement or policy, each plan, program, or policy providing for bonuses, profit-sharing or other forms of incentive or deferred compensation, vacation benefits, insurance coverage and self-insured arrangements, health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits or other employee benefits of any kind, whether funded or unfunded, and each "employee pension benefit" plan as defined in Section 3(2) of ERISA, and each "registered pension plan" as that term is defined in subsection 248(1) of the Income Tax Act, Canada, in which directors, former directors, employees and former employees of Parent or any of its Subsidiaries (collectively "PARENT EMPLOYEES") may participate are collectively referred to as "PARENT EMPLOYEE PLANS". For purposes of this Agreement, the term "PARENT FOREIGN PLAN" shall refer to each plan, program or contract maintained, sponsored or contributed to by the Parent or a Subsidiary that is subject to or governed by the laws of any jurisdiction other than the United States or Canada, and which would have been treated as a Parent Employee Plan had it been a United States or Canada plan, program or contract.

                    2.2.8.2. Each Parent Employee Plan and Parent Foreign Plan has been established and maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such plan, except where failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent, neither Parent, any of its Subsidiaries nor any ERISA Affiliate contributes to, or is or has ever been required to contribute to, any "multiemployer plan" as defined in
Section 3(37) of ERISA. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent, neither Parent, any of its Subsidiaries nor any of its ERISA Affiliates has incurred a liability, contingent or otherwise, under Title IV of ERISA that has not been satisfied in full.

                    2.2.8.3. The execution, delivery of and performance by the parties hereto of their obligations under and the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Parent Employee Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Parent Employee, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of Parent or any of its Subsidiaries to amend or terminate any Parent Employee Plan and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes.

                    2.2.8.4. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Parent, all Parent Foreign Plans (i) have been maintained in accordance with all applicable requirements; (ii) if they are intended to qualify for special tax treatment, meet all requirements for that treatment; and (iii) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

            2.2.9. LABOR AND EMPLOYMENT MATTERS. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent, Parent and each Subsidiary (i) is in compliance with all applicable Laws respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to the Parent Employees; and (ii) is not liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits for the Parent Employees. No work stoppage or labor strike against Parent or any Subsidiary by the Parent Employees is pending or, to the knowledge of the Parent Executive Officers, threatened.

            2.2.10. LICENSES. Each of Parent and its Subsidiaries has all material Licenses from all Governmental Entities having jurisdiction over any part of its business necessary for the conduct of any of its activities and all such material Licenses are valid and in full force and effect, except for any Licenses the failure of which to have or to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent, no event has occurred or other fact exists with respect to any of the Licenses held by Parent or any of its Subsidiaries which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any of the Licenses.

            2.2.11. INTELLECTUAL PROPERTY. (a) Each of Parent and its Subsidiaries own or have a valid right to use IP Rights as are necessary in connection with its respective businesses, except where the failure to own or have a valid right to use such IP Rights, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. Except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, neither Parent nor any of its Subsidiaries has infringed on any IP Rights of any third party.

            (b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent, Parent and its Subsidiaries have good and valid title to all IP Rights owned by any of them and valid and enforceable license rights to all IP Rights used under license, free and clear, to Parent's knowledge, of all material liens, security interests and other encumbrances (other than Taxes not yet due and payable), and to Parent's knowledge, all IP Rights are in full force and effect and will remain in full force and effect immediately following the Effective Time, except for IP Rights, the failure of which to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

            (c) Parent and its Subsidiaries have a practice to secure, and have secured, from all current and former employees, consultants and independent contractors who contribute or have contributed to the creation or development of their IP Rights valid written assignments by such persons to Parent and its Subsidiaries of the rights to such contributions Parent and its Subsidiaries do not already own by operation of law, except where the failure to secure such written assignments would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Parent and its Subsidiaries have taken reasonable steps to protect and preserve the confidentiality of all of their trade secrets, and to Parent's knowledge (i) as of the date of this Agreement, there are no unauthorized uses, disclosures or infringements of any IP Rights of Parent or its Subsidiaries, and (ii) as of the date of this Agreement, all use by, and disclosure to, any Person of trade secrets that comprise any part of the IP Rights of Parent or its Subsidiaries has been pursuant to the terms of a written agreement with such Person, and (iii) all use by Parent and its Subsidiaries of trade secrets owned by another Person has been pursuant to the terms of a written agreement with such Person or is otherwise lawful, except, in each case, for such uses, disclosures or infringements, that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. If after the date of this Agreement Parent has knowledge of any of the foregoing conditions, Parent shall take appropriate and prompt action to remedy such conditions. Neither the IP Rights owned by Parent or its Subsidiaries or incorporated into any products or services currently provided by Parent or its Subsidiaries nor the use or other exploitation thereof by Parent or its Subsidiaries in the conduct of their business, nor any product or service currently provided by Parent or its Subsidiaries, infringes on, misappropriates, breaches or violates any third party IP Rights, except for such infringements, misappropriations, breaches and violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (d) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent, neither Parent nor any of its Subsidiaries: (A) has been notified or has knowledge of any actual or threatened adverse proceeding brought by any Person pertaining to any challenge to the scope, validity or enforceability of (provided, however, no representation or warranty is made regarding the scope, validity or enforceability of any patent application), or Parent's ownership of, any of the IP Rights owned by Parent and its Subsidiaries; (B) is the subject of any claim of infringement or misappropriation by Parent or any of its Subsidiaries of any third party IP Rights; or (C) to Parent's knowledge, has any claim for infringement or misappropriation of, or breach of any license or agreement involving, any of the IP Rights owned by Parent and its Subsidiaries.

            (e) Except as would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect on Parent, (A) Parent has not taken any action or failed to take any action (including the manner in which it has conducted its business, or used or enforced, or failed to use or enforce, any of the IP Rights of Parent and its Subsidiaries) that would result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of the IP Rights of Parent and its Subsidiaries, (B) Parent has taken reasonable steps (based on standard industry practices) to protect and maintain Parent's and its Subsidiaries' rights in and to IP Rights of Parent and its Subsidiaries, (C) all registered trademarks and all IP registered copyrights of Parent and its Subsidiaries and registered mask works of Parent and its Subsidiaries have been registered and all owned patents of Parent and its Subsidiaries have been filed and obtained, in accordance with all applicable legal requirements and are currently in effect and in compliance with all applicable legal requirements, and without limiting the generality of any of the foregoing, Parent has timely paid all filing, examination, issuance, post-registration and maintenance fees, annuities and the like associated or required with respect to any of the IP Rights of Parent and its Subsidiaries.

            2.2.12. CONTINUITY OF BUSINESS. Section 2.2.12 of the Parent Disclosure Schedule sets forth certain clients of Parent and its Subsidiaries. No client of Parent or any of its Subsidiaries identified on Section 2.2.12 of Parent Disclosure Schedule has advised Parent or any Subsidiary orally or in writing that it (y) is terminating or considering terminating the handling of its business by Parent or any of its Subsidiaries, as applicable, as a whole or in respect of any particular project or service or (z) is planning to reduce the amount contracted with Parent or any of its Subsidiaries in any material manner.

            2.2.13. COMPLIANCE WITH LAWS. (a) Except with respect to Taxes and Environmental Laws, which are the subject of Sections 2.2.16 and 2.2.17, respectively, neither Parent nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any Laws except for any violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent.

            (b) Neither Parent nor any of its Subsidiaries has received since January 1, 1998 any written notification or communication from any Governmental Entity (A) asserting that Parent or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Entity enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization.

            2.2.14. TAX TREATMENT. From and after the date of this Agreement, neither Parent nor any of its Subsidiaries has taken or agreed to take any action, and the Parent Executive Officers do not know of any action taken by any other Person, which action would jeopardize the treatment of the Merger as a reorganization within the meaning of Section 368 of the Code or the ability of counsel to render the opinions described in Sections 4.2.3 and 4.3.3 of this Agreement.

            2.2.15. MERGER SUB'S OPERATIONS. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has not (i) engaged in any business activities, (ii) conducted any operations or (iii) incurred any liabilities other than pursuant to this Agreement and in connection with the Merger and other transactions contemplated by this Agreement, the Executive Agreements and the Voting Agreement.

            2.2.16. TAX MATTERS. (a) All Tax Returns required to be filed on or before the Effective Time under Canadian federal or provincial or United States Federal or state or local or any foreign tax laws with respect to (i) Parent and its Subsidiaries, and (ii) any of their income, properties, or operations have been or will be timely filed, or requests for extensions have been timely filed and have not expired, except where a failure or failures to so timely file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

            (b) All material Tax Returns filed by Parent and its Subsidiaries are complete and accurate in all material respects.

            (c) Parent and its Subsidiaries have paid all Taxes due and payable (without regard to whether those taxes have been assessed), or adequate reserves have been established for the payment of those Taxes. No governmental authority in a jurisdiction where Parent or any of its Subsidiaries does not file a Tax Return has made a claim, assertion, or threat that Parent or any of its Subsidiaries is or may be subject to Taxes in such jurisdiction. All Taxes shown to be due and payable (without regard to whether those such Taxes have been assessed) on the Tax Returns of Parent or any of its Subsidiaries have been paid or adequate reserves have been established for the payment of those Taxes.

            (d) There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any material Tax Returns required to be filed by or with respect to Parent or any of its Subsidiaries.

            (e) The proper and accurate amounts have been withheld from all employees, customers, and other applicable payees (and timely paid to the appropriate Governmental Entity or set aside in an account for these purposes) for all periods through the Closing Date in compliance in all material respects with all Tax withholding provisions of applicable federal, state, local and foreign laws (including, without limitation, income, social security, and employment Tax withholding for all types of compensation).

            (f) Neither Parent nor any of its Subsidiaries is a party to any Tax sharing or similar agreement or any agreement pursuant to which it or any of its Subsidiaries has an obligation to indemnify any party (other than Parent or one of its Subsidiaries) with respect to Taxes or has been a member of an affiliated group filing consolidated or combined tax returns (other than a group the common parent of which was Parent).

            (g) All Taxes due with respect to completed and settled examinations or concluded litigation relating to Parent or any of its Subsidiaries have been paid in full or adequate reserves have been established for the payment thereof.

            (h) No material audit or examination or refund litigation with respect to any Tax Return is pending.

            (i) Parent is not, nor has it ever been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

            2.2.17. ENVIRONMENTAL MATTERS. (a) (x) Neither the conduct or operations of Parent or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them violates or, within the applicable statute of limitations period, violated Environmental Laws, except for violations that are not material and (y) no condition has existed or event has occurred with respect to any of them or any such property that would reasonably be expected to result in a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries has received any written notice from any Governmental Entity that it or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, held as collateral or held as a fiduciary by any of them are or were in material violation of or otherwise are alleged to have material liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

            (b) To Parent's knowledge, none of the property currently owned, leased or operated by Parent or by its Subsidiaries is subject to, or as a result of this transaction would be subject to, (i) any Environmental Laws which would impose restrictions, such as notice, disclosure or obtaining advance approval prior to this transaction, or (ii) any liens under any Environmental Laws.

            2.2.18. BROKERS AND FINDERS. Neither Parent nor any of its Subsidiaries, officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the execution and delivery of this Agreement, the Merger or the other transactions contemplated hereby, except that Parent has employed Salomon Smith Barney as its financial advisor.

                                   ARTICLE III

                                    COVENANTS

      Section 3.1. INTERIM OPERATIONS OF THE COMPANY. During the period from the date of this Agreement until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to (unless Parent shall otherwise approve in writing (which consent shall not be unreasonably withheld) and except as otherwise expressly contemplated by or provided in this Agreement):

            3.1.1. conduct its businesses in the ordinary and usual course consistent with past practice in all material respects and, to the extent consistent therewith, use reasonable best efforts to preserve its business organization intact and maintain its existing relations and goodwill with employees, customers, clients, suppliers, creditors, lessors, employees and business associates;

            3.1.2. not (i) amend, or propose any change in, the articles of incorporation or by-laws of the Company or any of its Subsidiaries; (ii) split, combine, subdivide or reclassify any of the outstanding shares of capital stock of the Company or any of its Subsidiaries; or (iii) adopt a plan of complete or partial liquidation;

            3.1.3. (i) not declare, set aside or pay any dividend or distribution payable in cash, stock or property in respect of any of its capital stock or any securities convertible, exchangeable or exercisable for or into shares of its capital stock, other than dividends paid to the Company or to wholly owned Subsidiaries of the Company by any of the Subsidiaries of the Company; and (ii) not repurchase, redeem or otherwise acquire any shares of its capital stock, or any securities convertible, exchangeable or exercisable for or into any shares of its capital stock;

            3.1.4. not (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind to acquire, its capital stock (other than Company Common Shares issuable upon the exercise of Company Stock Options outstanding on the date of this Agreement under the Company Stock Plans or pursuant to the Company's Employee Stock Purchase Plan); (ii) incur or modify in any material respect (x) any material indebtedness or any of the terms of any material indebtedness or (y) any other liability except in the ordinary and usual course of business; (iii) enter into any merger, reorganization, consolidation or share exchange; (iv) sell, lease, license to any Person(s) or otherwise dispose of any business or any assets, outside the ordinary and usual course of business (by merger, consolidation, stock or asset disposition or otherwise); or (v) purchase, lease or license from any Person or otherwise acquire any assets and/or business(es) (by merger, consolidation, stock or asset acquisition or otherwise), except for such purchases, leases, or acquisitions requiring payments which do not in the aggregate exceed $300,000 in any single purchase, lease or acquisition (or series of related transactions), or enter into any agreement with respect to any of the foregoing;

            3.1.5. except as set forth on Schedule 3.1.5 of the Company Disclosure Schedule, not (i) terminate, establish, adopt, enter into, implement, make any new grants or awards of equity-based compensation or other benefits under, amend or otherwise modify any compensation or benefit plan or outstanding award thereunder or agreement or increase the salary, wage, bonus or other compensation of any directors, officers or employees, or enter into or adopt any employment or severance agreement or arrangement except for increases in salary, wages or non-equity bonus compensation or non-equity benefits for employees other than directors or executive officers in the ordinary and usual course of business consistent with past practice, (ii) cause the acceleration of the time of payment or vesting or trigger any payment or funding of any compensation, benefits or awards, under any Company Employment Agreement, any Company Employee Plan or any Company Foreign Plan, except in each case as required by applicable Company Employment Agreement, Company Employee Plan or Company Foreign Plan pursuant to the terms in effect as of the date of this Agreement, (iii) permit a cashless exercise of stock options, except as currently permitted by the Company Stock Plans, or (iv) settle the exercise of stock options in other than Company Common Shares;

            3.1.6. not take any action or omit to take any action which to the knowledge of the Company Officers would prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement, or take any action that would cause the Merger to fail to qualify as a reorganization under Section 368 of the Code;

            3.1.7. not waive any of its rights under, or release any other party from, amend, or fail to enforce its rights under, any provision of any standstill agreement;

            3.1.8. not enter into, or modify, amend the terms of, or terminate any material joint venture, partnership or similar arrangement or any material contract;

            3.1.9. not (i) change its (w) Tax accounting policies, practices or methods, or (x) Tax elections; and (ii) settle any material audits, examinations or litigation with respect to Taxes;

            3.1.10. not take any action to cause the Company Common Shares to cease to be listed on the Nasdaq;

            3.1.11. except for any change which is not material or which is required by reason of a concurrent change in U.S. GAAP, not change any method or principle of accounting or accounting practice used by it;

            3.1.12. not take any action that would make any representation or warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time;

            3.1.13. not adopt, enter into or amend to increase benefits or obligations any pension or retirement plan, trust or fund and not adopt, enter into or amend in any material respect any bonus, profit sharing, compensation, stock option, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employees or retirees generally, other than in the ordinary course of business, except (i) as required to comply with changes in applicable law, (ii) any of the foregoing involving any such then existing plans, agreements, trusts, funds or arrangements of any company acquired after the date hereof, or (iii) as required pursuant to an existing contractual arrangement or agreement;

            3.1.14. not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than (A) borrowings in the ordinary course of business (other than pursuant to credit facilities) or borrowings under the existing credit facilities of the Company or any of its Subsidiaries or borrowings under the credit facilities to be entered into substantially on the terms set forth in Section 3.1.14 of the Company Disclosure Schedule as such facilities may be amended in a manner that does not have a Material Adverse Effect on the Company up to the existing borrowing limit on the date hereof;

            3.1.15. not enter into any contract or commitment or make expenditures, including, but not limited to, capital expenditures, or enter into any binding commitment or contract to make expenditures, (i) other than any contract or commitment (or series of related contracts or commitments) providing for the provision of services by the Company or any of its Subsidiaries to any new client of the Company or any of its Subsidiaries which is reasonably expected to generate less than $2 million in revenues over its term or (ii) other than contracts or commitments which are reasonably expected to involve payments by or to the Company or any of its Subsidiaries of less than $300,000 in any single contract or commitment (or series of contracts or commitments relating to the same matter) over its term; PROVIDED, that this clause (ii) does not apply to those contracts or commitments which are referred to in clause (i) of this paragraph;

            3.1.16. timely satisfy, or cause to be timely satisfied, all applicable Tax reporting and filing requirements contained in the Code with respect to the transactions contemplated by this Agreement, including, without limitation, the reporting requirements contained in United States Treasury Regulation Section 1.367(a)-3(c)(6), which covenant shall continue after the Effective Time until such time as all such reporting and filing requirements are satisfied;

            3.1.17. use best efforts to obtain waivers, by March 15, 2001, under its credit facility with First Union Bank dated December 28, 1999, as amended from time to time, and its credit facility with AmSouth Bank dated December 8, 2000, as amended from time to time, so that the Company shall no longer be in violation of its covenants thereunder;

            3.1.18. subject to restrictions imposed by applicable law, confer with one or more representatives of Parent to report operational matters of
materiality and the general status of ongoing operations; or3.1.19.     not
authorize or enter into an agreement to take any of the actions referred to in subsections 3.1.2 through 3.1.15.

      Section 3.2. INTERIM OPERATIONS OF PARENT. During the period from the date of this Agreement until the Effective Time, Parent shall, and shall cause each of its Subsidiaries to, as applicable (unless the Company shall otherwise approve in writing (which consent shall not be unreasonably withheld) and except as otherwise expressly contemplated by or provided in this Agreement or as set forth in the corresponding section of the Parent Disclosure Schedule):

            3.2.1. not take any action which would reasonably be expected to materially impair or delay the ability of Parent or Merger Sub to consummate the Merger;

            3.2.2. not (i) amend, or propose any change in, the certificate of incorporation of Parent; (ii) split, combine, subdivide or reclassify the outstanding share capital of Parent or (iii) adopt a plan of complete or partial liquidation;

            3.2.3. (i) not declare, set aside or pay any dividend or distribution payable in cash, stock or property in respect of any of its capital stock, other than regular cash dividends, consistent with past practice (including increases consistent with past practice); or (ii) repurchase, redeem or otherwise acquire (except for repurchases, redemptions or acquisitions (A) required by the terms of its capital stock or securities outstanding on the date of this Agreement, (B) required by the terms as of the date of this Agreement of, or in the ordinary course of the operation of, any Parent employee stock option or other employee plan or scheme or (C) otherwise in the ordinary course) any shares of its capital stock or any securities convertible, exchangeable or exercisable for or into shares of its capital stock;

            3.2.4. not take any action or omit to take any action which, to the knowledge of the Parent Executive Officers, would prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement or take any action that would cause the Merger to fail to qualify as a reorganization under Section 368 of the Code;

            3.2.5. not take any action to cause Parent Common Shares to cease to be listed on the NYSE or the TSE;

            3.2.6. except for any change which is not material or which is required by reason of a concurrent change in Canadian GAAP, not change any method of accounting practice used by it;

            3.2.7. not take any action that would make any representation or warranty of Parent hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time;

            3.2.8. timely satisfy, or cause to be timely satisfied, all applicable Tax reporting and filing requirements contained in the Code with respect to the transactions contemplated by this Agreement, including, without limitation, the reporting requirements contained in United States Treasury Regulation Section 1.367(a)-3(c)(6), which covenant shall continue after the Effective Time until all such reporting and filing requirements are satisfied; or

            3.2.9. not authorize or enter into an agreement to take any of the actions referred to in subsections 3.2.1 through 3.2.7.

      Section 3.3.  ACQUISITION PROPOSALS.

            3.3.1. After the execution of this Agreement and prior to the Effective Time, the Company agrees that neither it nor any of its Subsidiaries nor any of its or any of its Subsidiaries' officers or directors shall, and the Company shall direct and use its best efforts to cause its and its Subsidiaries' officers, directors, employees, investment bankers, attorneys, accountants, financial advisors, agents or other representatives (collectively, the "REPRESENTATIVES") not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries by any Person not a party to this Agreement or the making of any proposal or offer by any Person not a party to this Agreement with respect to, a merger, reorganization, share exchange, business combination, liquidation, dissolution, recapitalization, consolidation or similar transaction involving the Company or any purchase of, or offer to purchase, (i) 10% or more of the outstanding shares of the capital stock of the Company or capital stock of, or other equity or voting interests in, any of the Company's Subsidiaries, or (ii) assets or businesses of the Company and its Subsidiaries taken as a whole that constitute or represent 10% or more of the assets or businesses of the Company and its Subsidiaries (any indication of interest in any of the foregoing or inquiry, proposal or offer relating to or reasonably likely to lead to any of the foregoing being an "ACQUISITION PROPOSAL"). The Company further agrees that neither it nor any of its Subsidiaries nor any of its or any of its Subsidiaries' officers or directors will, and that it will direct and use its best efforts to cause its Representatives not to, directly or indirectly, engage in or continue any discussions or negotiations with or provide any confidential information or data to any Person not a party to this Agreement relating to an Acquisition Proposal or engage in any negotiations concerning an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Notwithstanding the foregoing, prior to receipt of the Company Requisite Vote, in the event that (i) the Company shall receive an Acquisition Proposal and has not at any time violated the terms of this Section 3.3.1, (ii) the Board of Directors of the Company determines in its good faith judgment (x) after receiving the advice of its financial advisor that this Acquisition Proposal is reasonably likely to result in a Superior Proposal and (y) after receiving the advice of its outside counsel that, in light of this Acquisition Proposal, if the Company fails to participate in discussions or negotiations with, or furnish confidential information or data to, the Person making the Acquisition Proposal, that the Board of Directors would be in violation of its fiduciary duties under applicable Law and (iii) after giving Parent three Business Days notice of its intention to do so, the Company may, prior to the receipt of the Company Requisite Vote, engage in discussions and/or negotiations with the Person that made the Acquisition Proposal and/or furnish confidential information and data to that Person pursuant to a customary confidentiality agreement containing terms no less restrictive than those set forth in the Confidentiality Agreement previously entered into by the Company and Parent (the "CONFIDENTIALITY AGREEMENT"); PROVIDED that a copy of all written information furnished to the Person that made the Acquisition Proposal is promptly provided to Parent. For purposes of this Agreement, a "SUPERIOR PROPOSAL" means any bona fide written Acquisition Proposal that (A) shall have a value of at least 105% of the value of the consideration offered pursuant to the Merger and (B) the Board of Directors of the Company determines in its good faith judgment (x) after consultation with its financial advisors (and taking into account all the terms and conditions of the Acquisition Proposal deemed relevant by the Company's Board of Directors, including any break-up fees, expense reimbursement provisions, conditions to consummation, and the ability of the Person making the Acquisition Proposal to obtain any financing necessary to effect the transactions contemplated by the Acquisition Proposal), to be more favorable from a financial point of view to its shareholders than the Merger, and (y) taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal, to constitute a transaction that is reasonably likely to be consummated on the terms set forth in the Acquisition Proposal.

            3.3.2. As of the date of this Agreement, the Company has and has caused each of its Subsidiaries and Representatives to have (i) terminated any existing activities, discussions or negotiations with any Person not a party to this Agreement conducted heretofore with respect to any Acquisition Proposal and
(ii) requested the prompt return of all confidential information relating to the Company or any of its Subsidiaries previously furnished to any such third parties.

            3.3.3. The Company agrees that it will take the necessary steps promptly to inform its Subsidiaries and its Subsidiaries' Representatives of the obligations undertaken in this Section 3.3. The Company agrees that it will promptly (and in no event later than 24 hours after receipt of an Acquisition Proposal) notify Parent (which notice shall be provided orally and in writing and shall identify the Person making the Acquisition Proposal and set forth its material terms) after receipt of an Acquisition Proposal, or if any nonpublic information is requested from, or any discussions or negotiations are sought to be initiated or continued with, any of its or its Subsidiaries' Representatives and thereafter shall keep Parent informed, on a current basis, of the status and material terms of any proposals or offers.

            3.3.4. Except as provided in Section 3.3.5, nothing contained in this Agreement shall prohibit the Company from (i) taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act with respect to an Acquisition Proposal by means of a tender or exchange offer or (ii) making any disclosure to its shareholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with applicable Law.

            3.3.5. The Board of Directors of the Company shall recommend that the shareholders of the Company vote to approve this Agreement (and this recommendation shall be included in the Company Proxy Statement (as defined in Section 3.4.1.1)) and it may not withdraw or modify its recommendation in a manner adverse to Parent or recommend that the Company's shareholders vote in favor of or accept an Acquisition Proposal; PROVIDED that the Board of Directors of the Company (i) will not be required to make its recommendation described above, (ii) may withdraw or modify its recommendation described above, and (iii) may recommend that its shareholders vote in favor of or accept an Acquisition Proposal, if (w) after receiving an Acquisition Proposal that constitutes a Superior Proposal, the Board of Directors of the Company determines in its good faith judgment, after receiving the advice of outside counsel that, in light of this Superior Proposal, if it makes its recommendation described above, fails to withdraw or modify its recommendation described above or fails to recommend that its shareholders vote in favor of or accept the Superior Proposal, as applicable, there is a reasonable possibility that the Board of Directors of the Company would be in violation of its fiduciary duties under applicable Law, (x) after five Business Days have elapsed following delivery by the Board of Directors of the Company of written notice advising Parent that it intends to do so absent modification to the terms and conditions of this Agreement, (y) assuming this Agreement were amended by Parent before the expiration of this five Business Day period, the Acquisition Proposal would nonetheless constitute a Superior Proposal, and (z) the Company has complied with its obligations set forth in Section 3.3.1.

      Section 3.4.  INFORMATION SUPPLIED.

            3.4.1.  REGISTRATION STATEMENT; OTHER SEC FILINGS.

                    3.4.1.1. Each of Parent and the Company shall cooperate and as promptly as reasonably practicable prepare and Parent shall file with the SEC as soon as reasonably practicable a Registration Statement on Form F-4 (or any successor form) (the "FORM F-4") under the Securities Act with respect to Parent Common Shares issuable and deliverable pursuant to this Agreement. A portion of the Form F-4 shall serve as a prospectus with respect to Parent Common Shares issuable and deliverable pursuant to the terms of this Agreement and as the Company's proxy statement with respect to the Company Shareholders' Meeting (as defined in Section 3.5) (the "COMPANY PROXY

STATEMENT"). The parties hereto will cause the Form F-4 to comply as to form in all material applicable respects with the applicable provisions of the Securities Act and Exchange Act and the rules and regulations under the Securities Act and Exchange Act. Each of Parent and the Company shall use reasonable best efforts to have the Form F-4 declared effective by the SEC as promptly as reasonably practicable after the filing. Parent shall use reasonable best efforts to obtain, prior to the effective date of the Form F-4, all necessary state securities law or "blue sky" permits or approvals required to effect the transactions contemplated by this Agreement. Parent will advise the Company, as promptly as practicable after it receives notice, of the time when the Form F-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Parent Common Shares issuable and deliverable in connection with the Merger for offering or sale in any jurisdiction.

                    3.4.1.2. The Company and Parent each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the Form F-4 or the Company Proxy Statement, including any amendment or supplement, will, at the time the Form F-4 becomes effective under the Securities Act, or in the case of the Company Proxy Statement, at the date of mailing to shareholder and at the time of Company Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time prior to the date of the consummation of the Merger any information relating to the Company or Parent, or any of their respective Affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment and/or a supplement to the Form F-4 or the Company Proxy Statement, so that the Form F-4 or the Company Proxy Statement would not, at the time the Form F-4 becomes effective under the Securities Act, or, in the case of the Company Proxy Statement, at the date of mailing to shareholders and at the time of the Company Shareholder Meeting, include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers this information shall promptly notify the other party and, to the extent required by Law, an appropriate amendment or supplement describing such information shall be as promptly as reasonably practicable filed with the SEC or any other applicable Governmental Entity and, to the extent required by Law, disseminated to the Company's shareholders.

                    3.4.1.3. The Company will use reasonable best efforts to cause the Company Proxy Statement to be mailed to its shareholders as promptly as practicable after the date of this Agreement.

      Section 3.5. MEETINGS. The Company will take all action necessary to convene a meeting to be held as promptly as reasonably practicable after the Form F-4 has been declared effective by the SEC, of the holders of Company Common Shares at which those shareholders will vote with respect to the approval of this Agreement (the "COMPANY SHAREHOLDERS' MEETING").

      Section 3.6. FILINGS; OTHER ACTIONS; NOTIFICATION.

            3.6.1. The Company and Parent shall each cooperate with the other and (i) use (and shall cause their respective Subsidiaries to use) their reasonable best efforts as promptly as practicable to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable Laws to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as reasonably practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, and
(ii) use (and shall cause their respective Subsidiaries to use) reasonable best efforts to obtain as promptly as practicable all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third party, including the Company Required Consents and the Parent Required Consents, necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement; PROVIDED, HOWEVER, that neither party shall be required by this Section 3.6.1 to take any action, including to accept or agree to any conditions, terms or restrictions or any disposition of assets or businesses, as the case may be, which, individually or in the aggregate, would reasonably be expected to have either a Material Adverse Effect on Parent or a Material Adverse Effect on the Company. The Company shall not accept or agree to any conditions, terms, or restrictions or any disposition of assets or business pursuant to this Section 3.6.1 without the prior written consent of Parent (not to be unreasonably withheld). Subject to applicable Laws relating to the exchange of information, the Company and Parent shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the Company and its Subsidiaries or Parent and its Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

            3.6.2. The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and shareholders and shareholders, as applicable, and any other matters as may be reasonably necessary or advisable in connection with the Form F-4, the Company Proxy Statement, or any other necessary filing, notice, statement, registration, submission of information or application made by or on behalf of the Company or Parent or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

            3.6.3. The Company and Parent each shall keep the other apprised of the status of matters relating to the Merger and the other transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices or other communications received by the Company or Parent, as the case may be, or any of its Subsidiaries, from any third party whose consent or approval is required or advisable and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. The Company and Parent each shall give prompt notice to the other of any change that would reasonably be expected to have a Material Adverse Effect on it or of any failure of any condition set forth in Article IV to the other party's obligations to effect the Merger.

            3.6.4. Prior to making any filing, notice, petition, statement, registration, submission of information or application to or with any third party and/or Governmental Entity (including any securities exchange) in connection with the consummation of the Merger and the other transactions contemplated by this Agreement and except as may be required by Law or by obligations pursuant to any listing agreement with or the rules of any securities exchange, each party shall make all reasonable best efforts to consult with the other party with respect to the content of the filing, notice, petition, statement, registration, submission of information or application and to provide the other party with copies of the proposed filing, notice, petition, statement, registration, submission of information or application. The Company and Parent each shall not agree to participate in any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry relating to the Merger and the other transactions contemplated by this Agreement unless it consults with the other party in advance and, to the extent practicable and permitted by the Governmental Entity, gives the other party the opportunity to attend and participate thereat.

            3.6.5. In the event any claim, action, suit, investigation or other proceeding by any Governmental Entity or other Person or other legal or administrative proceeding is commenced that questions the validity or legality of this Agreement, the Merger or the other transactions contemplated hereby or claims or damages in connection therewith, the parties hereto agree to cooperate and use commercially reasonable efforts, subject to the limitations set forth in
Section 3.6.1, to defend against and respond thereto.

            3.6.6. Without limitation of the foregoing, each of Parent and the Company undertakes and agrees to file as promptly as practicable, and in any event prior to 15 days after the date hereof, a Notification and Report Form under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Justice Department (the "ANTITRUST DIVISION"). Each of Parent and the Company shall (i) respond as promptly as practicable to any inquiries received from the FTC or the Antitrust Division for additional information or documentation and to all inquires and requests received from any State Attorney General or other governmental authority in connection with antitrust matters, and (ii) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto. Parent shall take all reasonable steps necessary to avoid or eliminate impediments under any antitrust, competition, or trade regulation law that may be asserted by the FTC, the Antitrust Division, any State Attorney general or any other governmental entity with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible. Each party shall promptly notify the other parties hereto of any written communication to that party from the FTC, the Antitrust Division, any State Attorney General or any other governmental entity and permit the other parties hereto to review in advance any proposed written communication to any of the foregoing.

      Section 3.7. ACCESS. In order to facilitate the consummation of the Merger and the other transactions contemplated by this Agreement, the Company agrees that, upon reasonable request to any executive officer of the Company designated for the purpose, and except as may otherwise be required by applicable Law, the Company shall (and shall cause its Subsidiaries to) provide reasonable access to Parent and the Representatives of Parent, during normal business hours throughout the period prior to the Effective Time, to its and its Subsidiaries' properties, books, contracts, commitments and records (including any tax returns) and, during this period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested by Parent or Merger Sub and furnish promptly a copy of each report, schedule and other document filed or received by the Company or its Subsidiaries promptly pursuant to the requirements of federal or state securities laws; PROVIDED that no receipt of information pursuant to this Section 3.7 shall affect or be deemed to modify any representation or warranty made by the Company hereunder; and PROVIDED, FURTHER, that the foregoing shall not require the Company to permit any inquiry, or to disclose any information, that in the reasonable judgment of the Company, would (i) violate any antitrust or competition Law or (ii) result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality to third parties if the Company shall have used commercially reasonable efforts to obtain the consent of the third party to inspection or disclosure.

      Section 3.8. PUBLICITY. The initial press release concerning this Agreement, the Merger and the other transactions contemplated by this Agreement shall be a joint press release, and thereafter the Company and Parent shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement.

      Section 3.9. BENEFITS AND OTHER MATTERS.

            3.9.1.  EMPLOYEE BENEFITS.

                    3.9.1.1. For at least the twelve month period immediately following the Effective Time, Parent intends to, and intends to cause the Surviving Corporation to, provide to Company Employees (i) employee benefits (other than salary, incentive compensation or stock-based benefits) which in the aggregate are substantially comparable to the benefits provided pursuant to the Company Employee Plans and Company Foreign Plans as in effect on the date hereof and (ii) salary, incentive compensation and stock-based benefits pursuant to criteria and procedures established by Parent which will be substantially similar to the criteria and procedures applied to similarly situated employees of Parent or its Subsidiaries; PROVIDED, HOWEVER, that, (x) with respect to Company Employees who are subject to collective bargaining or other labor agreements, all benefits shall be provided in accordance with the applicable collective bargaining or other labor agreements and (y) with respect to Company Employees party to an employment agreement with the Company, all salary, incentive compensation and other employee benefits shall be provided in accordance with the employment agreement with the Company Employee; and PROVIDED, FURTHER, that the foregoing shall not be construed to limit Parent's flexibility in determining the design of any benefit plan or program, or prevent the amendment or termination of any Company Employee Plan or Company Foreign Plan to the extent permitted by the terms and conditions thereof as in effect on the date hereof.

                    3.9.1.2. As of and after the Effective Time, Parent will, or will cause the Surviving Corporation to, give Company Employees full credit for purposes of eligibility and vesting, but not benefit accrual, under any employee benefit plans, programs, policies and arrangements maintained for the benefit of Company Employees as of and after the Effective Time by Parent, its Subsidiaries or the Surviving Corporation for the Company Employees' service with the Company, its Subsidiaries and their predecessor entities to the same extent recognized by the Company immediately prior to the Effective Time.

                    3.9.1.3 Parent agrees to grant options to purchase an aggregate of 1,000,000 Parent Common Shares as promptly as practicable after the Effective Time, but in no event later than 90 days thereafter. Such options shall be issued to current members of senior management of the Company who remain with the Company after the Effective Time, as determined by Parent after consultation with the Chief Executive Officer of the Company. Such options shall be granted at fair market value at the time of grant and shall have such other terms as are consistent with Parent's stock option plans.

                    3.9.1.4. Nothing expressed or implied in this Agreement shall confer upon any employee or any beneficiary, dependent, legal representative, or collective bargaining agent of such employee any right or remedy or any nature or kind whatsoever under or by reason of this Agreement, including without limitation any right to employment or continued employment for any specified period, at any specified location or under any specified job category.

            3.9.2. DIRECTOR AND OFFICER INDEMNIFICATION AND INSURANCE. (a) Parent agrees that all rights to indemnification and all limitations on liability existing in favor of each present or former director or officer of the Company or any of its Subsidiaries (each, an "INDEMNITEE") in respect of acts or omissions of such Indemnitees on or prior to the Effective Time as provided in an agreement between an Indemnitee and the Company or its Subsidiaries in effect as of the date of this Agreement shall continue in full force and effect in accordance with its terms as obligations of the Surviving Corporation.

            (b) The articles of incorporation and by-laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the articles of incorporation and the by-laws of the Company, which provisions shall not be amended, modified or otherwise repealed for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder as of the Effective Time of individuals who at the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required after the Effective Time by law and then only to the minimum extent required by such law.

            (c) For six years after the Effective Time, Parent shall procure the provision of officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and in amounts no less favorable than those of the policy in effect on this date; PROVIDED, HOWEVER, that during this period, Parent shall not be required to procure any coverage in excess of the amount that can be obtained for the remainder of the period for an annual premium of 250% of the current annual premium paid by the Company for its existing coverage.

            (d) For six years after the Effective Time, Parent shall indemnify and hold harmless the Indemnitees (i) with respect to all acts or omissions by them in their capacities as officers or directors of the Company or any of its Subsidiaries in connection with the adoption and approval of this Agreement and the transactions contemplated hereby and (ii) to the fullest extent permitted under applicable law, with respect to all other actions or omissions by them prior to the Effective Time in their capacities as officers or directors of the Company or any of its Subsidiaries or taken by them at the request of, the Company or any of its Subsidiaries. In the event any claim in respect of which indemnification is available pursuant to the foregoing provisions is asserted or made within such six-year period, all rights to indemnification shall continue until such claim is disposed of or all judgments, orders, decrees or other rulings in connection with such claim are duly satisfied.

      Section 3.10. EXPENSES. Except as otherwise provided in Section 5.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby and thereby shall be paid by the party incurring the expense, except that the Company and Parent shall share equally the costs and expenses of filing, printing and distributing the Form F-4, the Company Proxy Statement and related documents, provided, however, that Parent shall pay all fees required in connection with any filing required under the HSR Act.

      Section 3.11. OTHER ACTIONS BY THE COMPANY AND PARENT.

            3.11.1. TAKEOVER STATUTES. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement the Company and its Board of Directors shall, subject to applicable Law, grant any approvals and take any actions as are necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement, and otherwise act to eliminate or minimize the effects of any Takeover Statute on these transactions.

            3.11.2. NOTICES OF CERTAIN EVENTS.

                    3.11.2.1. The Company shall as promptly as practicable after executive officers of the Company acquire knowledge thereof, notify Parent of:
(i) any notice or other communication from any person alleging that the consent of such person (or another person) is or may be required in connection with the transactions contemplated by this Agreement which consent relates to a material Contract to which the Company or any of its Subsidiaries is a party or the failure of which to obtain would materially delay the consummation of the Merger; (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or which relate to the consummation of the transactions contemplated by this Agreement.

                    3.11.2.2. Each of Parent and Merger Sub shall as promptly as practicable after executive officers of Parent acquire knowledge thereof, notify the Company of: (i) any notice or other communication from any person alleging that the consent of such person (or other person) is or may be required in connection with the transactions contemplated by this Agreement which consent relates to a material Contract to which Parent or its Subsidiaries are a party or the failure of which to obtain would materially delay the Merger, (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement, and (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened, against Parent or Merger Sub, which relate to consummation of the transactions contemplated by this Agreement.

                    3.11.2.3. Each of the Company, Parent and Merger Sub agrees to give prompt notice to each other of, and to use commercially reasonable efforts to remedy, (i) the occurrence or failure to occur of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate at the Effective Time unless such failure or occurrence would not have a Material Adverse Effect on such party giving notice and (ii) any failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder unless such failure or occurrence would not have a Material Adverse Effect on such party giving notice; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 3.11.2.3 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      Section 3.12. LISTING APPLICATIONS; ESTABLISHMENT OF PARENT COMMON SHARES. Parent shall as promptly as reasonably practicable prepare and submit to the NYSE and the TSE a listing application with respect to Parent Common Shares issuable pursuant to the Merger, and shall use reasonable best efforts to obtain, approval for the listing, subject to official notice of issuance, of such Parent Common Shares.

      Section 3.13. LETTERS OF ACCOUNTANTS.

            (a) The Company shall use commercially reasonable efforts to cause to be delivered to Parent "comfort" letters of Ernst & Young, the Company's independent public accountants, dated the effective date of the Form F-4 and the Closing Date, respectively, and addressed to the Company and its directors and Parent and its directors, in form reasonably satisfactory to Parent and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form F-4.

            (b) Parent shall use commercially reasonable efforts to cause to be delivered to the Company "comfort" letters of Samson, Belair, Deloitte & Touche, Parent's independent public accountants, dated the effective date of the Form F-4 and the Closing Date, respectively, and addressed to Parent and its directors and the Company and its directors, in form reasonably satisfactory to the Company and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form F-4.

      Section 3.14. AGREEMENTS OF COMPANY AFFILIATES. The Company shall promptly cause to be prepared and delivered to Parent a list identifying all persons who may be deemed to be as of the date of the Company Shareholders' Meeting "affiliates" of the Company for purposes of Rule 145 under the Securities Act (the "COMPANY AFFILIATES"), and shall use reasonable best efforts to cause each Company Affiliate to deliver to Parent an executed agreement in the form attached as EXHIBIT B as promptly as practicable prior to the Closing Date.

      Section 3.15. TAX REPRESENTATION LETTERS. Parent shall deliver to counsel to Parent and to counsel to the Company as of the Closing Date a "TAX REPRESENTATION LETTER" containing such customary representations as shall be necessary to enable counsel to render the opinions described in Sections 4.2.3 and 4.3.3 of this Agreement. The Company shall deliver to counsel to the Company and to counsel to Parent as of the Closing Date a Tax Representation Letter containing such customary representations as shall be necessary to enable counsel to render the opinions described in Sections 4.2.3 and 4.3.3 of this Agreement.

      Section 3.16. INFORMATION TO BE SUPPLIED TO FIVE PERCENT TRANSFEREE SHAREHOLDER. Parent shall cooperate with any reasonable request by any "five-percent transferee shareholder" with respect to Parent within the meaning of the United States Treasury Regulation Section 1.367(a)-3(c)(5)(ii) (a "FIVE-PERCENT TRANSFEREE SHAREHOLDER"), in order for the Five-Percent Transferee Shareholder to be able to comply with the gain recognition agreement requirements of United States Treasury Regulation Section 1.367(a)-8, including the annual certification required thereunder. This cooperation shall solely require the provision of information upon specific written request for information to Parent, with sufficient advance notice, on a timely basis to the Five-Percent Transferee Shareholder as to transfers of shares of stock or assets of the Company that are required to be reported by the Five-Percent Transferee Shareholder to the Internal Revenue Service pursuant to United States Treasury Regulation Section 1.367(a)-8, in each case in a manner consistent with Parent's obligations under applicable securities and other law, as determined by Parent in its discretion. Each Five-Percent Transferee Shareholder agrees to keep confidential all information received from the Company pursuant to this Section
3.16 and not use such information for any purpose other than compliance with United States Treasury Regulation Section 1.367(a)-8.

                                   ARTICLE IV

                                   CONDITIONS

      Section 4.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each of Parent, Merger Sub and the Company to effect the Merger are subject to the satisfaction or waiver of each of the following conditions:

            4.1.1. COMPANY SHAREHOLDER APPROVAL. This Agreement shall have been approved by the shareholders of the Company by the Company Requisite Vote.

            4.1.2. REGULATORY CONSENTS. All the Company Required Consents and the Parent Required Consents from or with any Governmental Entity (collectively, "GOVERNMENTAL CONSENTS") in connection with the consummation of the Merger and the other transactions contemplated by this Agreement shall have been made or obtained, except where the failure to obtain any Governmental Consent would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or on the Company after the Effective Time or would result in a violation of the civil or criminal law of that jurisdiction. No Governmental Consents shall contain any terms or impose any condition or restriction relating or applying to, or requiring changes in or limitations on, the operation of any asset or businesses of the Company, Parent or any of their respective Subsidiaries which term, condition or restriction, individually or in the aggregate, would reasonably be expected to have either a Material Adverse Effect on Parent or a Material Adverse Effect on the Company. Any applicable waiting period under the HSR Act or the CCA relating to the Merger shall have expired.

            4.1.3. LAWS AND ORDERS. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits the consummation of the Merger, or that would materially frustrate the express intent and purposes of this Agreement (collectively, "ORDER") and no Government Entity shall have instituted or threatened any proceeding seeking any Order.

            4.1.4. EFFECTIVENESS OF FORM F-4. The Form F-4 shall have become effective and no stop order suspending the effectiveness of the Form F-4 shall then be in effect, and no proceeding for that purpose shall then be threatened by the SEC or shall have been initiated by the SEC and not concluded or withdrawn; and all state securities or "blue sky" permits or approvals required to consummate the Merger shall have been received.

            4.1.5. LISTING. Parent Common Shares to be issued pursuant to the Merger and those to be reserved for issue upon exercise of stock options shall have been authorized for listing on the NYSE and the TSE, subject to official notice of issuance.

            4.1.6. THIRD PARTY CONSENTS. Any consents of third parties required in connection with the consummation of the Merger and the other transactions contemplated by this Agreement shall have been obtained, except where the failure to obtain such consents would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or Parent after the Effective Time. In addition, the obligations of each of Parent and Merger Sub to effect the Merger are subject to the condition that (i) any consents or waivers of third parties listed on Schedule 4.1.6(a) which may be required in connection with the consummation of the Merger and the transactions contemplated by this Agreement shall have been obtained, and (ii) the Company shall have used its reasonable best efforts to avoid the termination or modification of the agreements, contracts or arrangements listed on Schedule 4.1.6(b) by any of the respective parties thereto and to avoid any adverse effect to, or change in, the benefits to the Company or its Subsidiaries thereunder, which termination, modification, effect or change arises in connection with or as a result of the consummation of the Merger and the transactions contemplated by this Agreement, and (iii) any penalties, liabilities or charges arising in connection with or as a result of the consummation of the transactions contemplated hereby under any leases or subleases of real or personal property listed or referred to on the Company Lease List (including any penalties, liabilities or charges arising pursuant to any of the provisions of such leases or subleases and any penalties, liabilities or charges incurred due to the modification, termination, amendment, re-negotiation or replacement of such leases or subleases (including increased rentals payments or replacement values) and any penalties, liabilities or charges in connection with or arising out of the failure to obtain any Company Lease Consents), shall not have exceeded, in Parent's reasonable and informed assessment, aggregate economic costs of more than $3 million, and that the Company shall have used reasonable best efforts to help Parent assess such aggregate economic costs.

            4.1.7. PARENT SHAREHOLDER APPROVAL. If any approvals by the shareholders of Parent for the issuance of Parent Common Shares, this Agreement or the transactions required hereby are required by the rules of the NYSE or the TSE ("PARENT SHAREHOLDER APPROVAL"), then such approvals shall have been obtained.

      Section 4.2. CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligation of Parent to effect the Merger is also subject to the satisfaction or waiver by Parent prior to the Closing Date of the following conditions:

            4.2.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The representations and warranties of the Company set forth in Section 2.1.2 of this Agreement shall be true and correct in all material respects, all representations and warranties set forth in this Agreement (other than Section 2.1.2) that are qualified as to material, materiality or Material Adverse Effect shall be true and correct in all respects, and all representations and warranties set forth in this Agreement other than Section 2.1.2 not so qualified shall be true and correct except as would not reasonably be expected to have a Material Adverse Effect on the Company in each case when made and as of the Closing Date as if made on and as of that date (provided that, in either case, those representations and warranties which are by their express provisions made as of a specific date need be true and correct only as of the specified date), and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to that effect.

            4.2.2. PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations and covenants required to be performed by it or complied with by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to that effect.

            4.2.3. TAX OPINION. Parent shall have received an opinion from Fried, Frank, Harris, Shriver & Jacobson (or, if Fried, Frank, Harris, Shriver & Jacobson refuses to issue such opinion, from other counsel reasonably satisfactory to Parent), dated as of the Closing Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, (i) the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368 of the Code, (ii) Parent will be treated as a corporation under Section 367(a) of the Code with respect to each transfer of property thereto pursuant to the Merger, (iii) no gain or loss will be recognized by the shareholders of the Company who exchange Company Common Shares solely for Parent Common Shares pursuant to the Merger (except with respect to cash received in lieu of fractional interests in Parent Common Shares), and (iv) each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368 of the Code. The opinion set forth in clause (ii) shall not address the Tax consequences applicable to any shareholder of the Company who, immediately after the Merger, will be a "five-percent transferee shareholder" with respect to Parent within the meaning of United States Treasury Regulation Section 1.367(a)-3(c)(5)(ii). In rendering its opinion, counsel shall be entitled to rely upon customary representations of Parent and the Company reasonably requested by counsel.

            4.2.4. EXECUTIVE AGREEMENTS. Mr. Satish Sanan shall have executed and delivered to the other parties thereto the Executive Agreements in the form attached hereto as EXHIBIT A, and the Executive Agreements shall be in full force and effect. In addition, Mr. Satish Sanan shall have performed all of his duties and obligations under the Executive Agreements which are required to be performed by him prior to or at the Effective Time pursuant to the terms of the Executive Agreements.

            4.2.5. AFFILIATE LETTERS. Each Company Affiliate shall have executed and delivered to Parent an Affiliate Letter in the form attached as EXHIBIT B, and each such Affiliate Letter shall be in full force and effect.

            4.2.6. VOTING AGREEMENT. Mr. Satish Sanan and A&S Family Limited Partnership shall have executed and delivered to Parent a Voting Agreement in the form attached as EXHIBIT C, and each such Voting Agreement shall be in full force and effect.

      Section 4.3. CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company prior to the Closing Date of the following conditions:

            4.3.1. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB. The representations and warranties of Parent set forth in Section 2.2.2 of this Agreement shall be true and correct in all material respects, all representations and warranties set forth in this Agreement (other than Section 2.2.2) that are qualified as to material, materially or Material Adverse Effect shall be true and correct in all respects, and all representations and warranties set forth in this Agreement (other than Section 2.2.2) not so qualified shall be true and correct except as would not reasonably be expected to have a Material Adverse Effect on Parent, in each case when made and as of the Closing Date as if made on and as of that date (provided that, in either case, those representations and warranties which are by their express provisions made of a specific date need be true and correct only as of the specified date), and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to that effect.

            4.3.2. PERFORMANCE OF OBLIGATIONS OF PARENT. Parent shall have performed in all material respects all obligations and covenants required to be performed by it or complied with by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to that effect.

            4.3.3. TAX OPINION. The Company shall have received an opinion from Holland & Knight LLP (or, if Holland & Knight LLP refuses to issue such opinion, from other counsel reasonably satisfactory to the Company), dated as of the Closing Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, (i) the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368 of the Code, (ii) Parent will be treated as a corporation under Section 367(a) of the Code with respect to each transfer of property thereto pursuant to the Merger, (iii) no gain or loss will be recognized by the shareholders of the Company who exchange Company Common Shares solely for Parent Common Shares pursuant to the Merger (except with respect to cash received in lieu of fractional Parent Common Shares) and (iv) each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368 of the Code. The opinion set forth in clause (ii) shall not address the Tax consequences applicable to any shareholder of the Company who, immediately after the Merger, will be a "five-percent transferee shareholder" with respect to Parent within the meaning of United States Treasury Regulation Section 1.367(a)-3(c)(5)(ii). In rendering this opinion, counsel shall be entitled to rely upon customary representations of Parent and the Company reasonably requested by counsel.

                                    ARTICLE V

                                   TERMINATION

      Section 5.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the shareholders of the Company by mutual written consent of the Company and Parent, by action of their respective Boards of Directors.

      Section 5.2. TERMINATION BY EITHER PARENT OR THE COMPANY. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or the Company if (i) the Merger shall not have been consummated by the eight month anniversary of the date of this Agreement (the "TERMINATION DATE"), whether this date is before or after the date of approval of this Agreement by shareholders of the Company; PROVIDED that the right to terminate this Agreement pursuant to this clause (i) shall not be available to any party whose failure to fulfill in any material respect its obligations under this Agreement has caused or resulted in the failure of the Merger to have been consummated on or before the Termination Date; (ii) a Governmental Entity of competent jurisdiction shall have enacted any Law or issued a final non-appealable permanent injunction or order that prohibits the consummation of the Merger; PROVIDED that the right to terminate this Agreement pursuant to this clause (ii) shall not be available to any party who has not used reasonable best efforts to prevent this injunction or order from being issued or this injunction or order is due to a material breach by a party of its obligations under this Agreement; (iii) the Company Requisite Vote shall not have been obtained at a duly held Company Shareholders' Meeting after such Company Shareholders' Meeting has been held, including any adjournments or postponements; or (iv) if Parent Shareholder Approval is required, such Approval shall not have been obtained at a meeting of Parent shareholders, duly held, after such meeting has been held (or has not been obtained by written consent of shareholders).

      Section 5.3. TERMINATION BY THE COMPANY. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of this Agreement by the shareholders of the Company, by action of the Board of Directors of the Company, if (i) any representation or warranty of Parent contained in this Agreement shall be inaccurate or Parent shall breach any covenant or agreement contained in this Agreement, in either case as a result of which (because of the failure of Parent to cure within twenty (20) Business Days following written notice of this breach from the Company) a condition set forth in Sections 4.3.1 or 4.3.2 would not be satisfied prior to or as of the Termination Date, (ii) prior to receipt of the Company Requisite Vote, the Company receives a Superior Proposal, resolves to accept such Superior Proposal, and the Company shall have given Parent five days' prior written notice of its intention to terminate pursuant to this provision; PROVIDED, HOWEVER, that such termination shall not be effective until such time as the payment required by Section 5.5.2 shall have been received by Parent, or (iii) prior to receipt of the Company Requisite Vote (A) a tender or exchange offer is commenced by a potential acquirer for all outstanding shares of Company Common Shares, (B) the Company's Board of Directors determines, in good faith and after consultation with an independent financial advisor, that such offer constitutes a Superior Proposal and resolves to accept such Superior Proposal or recommend to the shareholders that they tender their shares in such tender or exchange offer, and (C) the Company shall have given Parent five days' prior written notice of its intention to terminate pursuant to this provision; PROVIDED, HOWEVER, that such termination shall not be effective until such time as the payment required by Section 5.5.2 shall have been received by Parent.

      Section 5.4. TERMINATION BY PARENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the Board of Directors of Parent, if (i) the Board of Directors of the Company shall have withdrawn or adversely modified its recommendation that the Company's shareholders vote to approve this Agreement and the transactions contemplated by this Agreement or failed to reconfirm this recommendation within two Business Days after a written request by Parent to do so; (ii) the Company or its Board of Directors shall recommend an Acquisition Proposal to its shareholders; or (iii) any representation or warranty of the Company contained in this Agreement shall be inaccurate or the Company shall breach any covenant or agreement contained in this Agreement, in either case as a result of which (because of the failure of the Company to cure within twenty (20) Business Days following written notice of this breach from Parent) a condition set forth in Sections 4.2.1 or 4.2.2 would not be satisfied prior to or as of the Termination Date.

      Section 5.5. EFFECT OF TERMINATION AND ABANDONMENT.

            5.5.1. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article V, this Agreement (other than as set forth in Section 6.1) shall become void and of no effect with no liability on the part of either party (or of any of their Representatives); PROVIDED, HOWEVER, that no termination shall relieve either Parent or the Company of any liability for damages resulting from any willful and intentional breach of this Agreement or from any obligation to pay, if applicable, the amounts payable pursuant to Section 5.5.2 or 5.5.3.

            5.5.2.  (a)   If:

            (i) Parent shall terminate this Agreement pursuant to clauses (i) or (ii) of Section 5.4;

            (ii) any Person shall have made a bona fide Acquisition Proposal relating to the Company or shall have publicly announced such an Acquisition Proposal (or an intention to make such an Acquisition Proposal) and thereafter (x) this Agreement is terminated pursuant to clause (i) of Section 5.2, and (y) within 9 months after the termination of this Agreement, the Company enters into an agreement in respect of any Acquisition Proposal or a transaction pursuant to an Acquisition Proposal is consummated;

            (iii) Parent shall terminate this Agreement pursuant to clause (iii) of Section 5.4 and either (x) prior thereto a bona fide Acquisition Proposal relating to the Company shall have been made by any Person to the Company or a Person shall have publicly announced such an Acquisition Proposal (or an intention to make such an Acquisition Proposal) or (y) within 9 months after termination of this Agreement, the Company enters into an agreement in respect of an Acquisition Proposal or a transaction pursuant to an Acquisition Proposal is consummated;

            (iv) either the Company or Parent shall terminate this Agreement pursuant to clause (iii) of Section 5.2 and (x) prior thereto a bona fide Acquisition Proposal relating to the Company shall have been made or a Person shall have publicly announced such an Acquisition Proposal Company (or any intention to make such an Acquisition Proposal) and (y) within 9 months after the termination of this Agreement, the Company enters into an agreement in respect of any Acquisition Proposal or a transaction with respect to an Acquisition Proposal is consummated; or

            (v) the Company shall terminate this Agreement pursuant to clauses (ii) or (iii) of Section 5.3,

then in any case as described in clause (i), (ii), (iii), (iv) or (v) the Company shall pay to Parent (by wire transfer of immediately available funds not later than, in the case of clauses (i), (iv) and (v) the date of termination of this Agreement or, in the case of clauses (ii) and (iii), the date of the agreement in respect of the Acquisition Proposal or, if earlier, consummation of the transaction in respect thereof) an amount equal to $13 million. The termination of this Agreement by the Company under Sections 5.3(ii) and 5.3(iii) hereto shall not be effective until such time as the payment required by this Section shall have been received by Parent.

            5.5.3. If Parent or the Company shall terminate this Agreement pursuant to clause (iv) of Section 5.2, Parent shall pay to the Company (by wire transfer of immediately available funds no later than the date of termination of this Agreement) an amount equal to $3.0 million.

            The parties acknowledge that the agreements contained in Sections
5.5.2 and 5.5.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement; accordingly, if the Company or Parent fails promptly to pay any amounts due pursuant to Sections 5.5.2 or 5.5.3, as the case may be, and, in order to obtain the payment, either the Company or Parent commences a suit which results in a judgment against the other party for the payments set forth in this
Section 5.5.2 or 5.5.3, as the case may be, the prevailing party shall be entitled to its costs and expenses (including attorneys' fees) in connection with its suit from the non-prevailing party, together with interest on the amounts due from each date for payment until the date of the payment at the prime rate of Citibank, N.A. in effect on the date the payment was required to be made plus 2 percent.

                                   ARTICLE VI

                            MISCELLANEOUS AND GENERAL

      Section 6.1. SURVIVAL. This Article VI and the agreements of the Company and Parent contained in Section 3.9 shall survive the Effective Time. This
Article VI, the representations and warranties contained in Sections 2.1.24 and 2.2.17, the agreements of the Company and Parent contained in Sections 3.10 and
5.5 shall survive the termination of this Agreement. All other representations, warranties, agreements and covenants in this Agreement shall not survive the Effective Time or the termination of this Agreement.

      Section 6.2 MODIFICATION OR AMENDMENT. This Agreement may be modified or amended by agreement of the parties, by action taken or authorized by their respective Boards of Directors, at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after approval by shareholders of the Company of the matters presented at the Company Shareholders' Meeting, no modification or amendment shall be made which under applicable Law requires further approval by the shareholders without such further approval. This Agreement may not be modified or amended except by an instrument in writing executed and delivered by duly authorized officers of each of the parties.

      Section 6.3. WAIVER OF CONDITIONS. Any provision of this Agreement may be waived prior to the Effective Time if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective.

      Section 6.4. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES Cumulative. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise herein provided, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

      Section 6.5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all counterparts shall together constitute the same agreement.

      Section 6.6. GOVERNING LAW. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Florida applicable to contracts to be performed wholly in such state.

      Section 6.7. NOTICES. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given,
(i) when sent if sent by facsimile, provided that the facsimile is promptly confirmed by telephone confirmation thereof, (ii) when delivered, if delivered personally to the intended recipient, and (iii) one Business Day later, if sent by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for that party:

            If to IMRglobal CORP.:

            Mr. Satish K. Sanan
            IMRglobal Corp.
            100 South Missouri Avenue
            Clearwater, FL  33756
            Facsimile:  (727) 467-9688

            with a copy to:

            HOLLAND & KNIGHT LLP
            400 North Ashley Drive
            Suite 2300
            Tampa, Florida  33602
            Attention:  Robert Grammig
            Facsimile:  (813) 229-0134

            If to CGI GROUP INC. or CGI FLORIDA CORPORATION:

            CGI GROUP INC.
            1130 Sherbrooke Street West
            Montreal, Quebec
            Canada  H3A 2M8
            Attention:  Executive Vice President
                        Mergers and Acquisitions
            Facsimile:  (514) 841-3294

            with a copy to:

            McCARTHY TETRAULT
            Windsor Tower, 5th Floor
            1170 Peel Street
            Montreal, Quebec
            H3B 4S8
            Canada
            Attention:  Christiane Jodoin
            Facsimile:  (514) 875-6246

            and

            FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
            One New York Plaza
            New York, New York  10004
            United States
            Attention:  Peter Golden, Esq.
            Facsimile:  (212) 859-4000


or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above. For purposes of this Agreement, "BUSINESS DAY" means any day other than a Saturday, Sunday or a bank holiday in the United States or Canada.

      Section 6.8. ENTIRE AGREEMENT. This Agreement (including the exhibits), the Disclosure Schedules (including the exhibits thereto), constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, between the parties hereto with respect to the subject matter of this Agreement. References to this Agreement shall for all purposes be deemed to include references to the Disclosure Schedules (including the exhibits). Except as set forth in Section 3.9.2, this Agreement is not intended to confer upon any Person other than the parties hereto any rights (including third party beneficiary rights) or remedies hereunder.

      Section 6.9 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions. If any provision of this Agreement, or the application to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision unless the substitution of that provision would materially frustrate the express intent and purposes of this Agreement and (b) the remainder of this Agreement and the application of this provision to other Persons or circumstances shall not be affected by its invalidity or unenforceability, nor shall invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

      Section 6.10. INTERPRETATION. The headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

      Section 6.11. ASSIGNMENT. Except as provided in Section 1.1.4, this Agreement shall not be assignable by operation of law or otherwise, and any purported assignment in violation of this provision shall be void.

      Section 6.12. SPECIFIC PERFORMANCE. Each party hereto acknowledges and agrees that the other parties hereto could be irreparably damaged in the event that its obligations contained in this Agreement are not performed in accordance with their specific terms or are otherwise breached in each case on or prior to the Effective Time. Accordingly, each party hereto agrees that the other parties will be entitled to an injunction or injunctions to enforce specifically such covenants in any action in any court having personal and subject matter jurisdiction, in addition to any other remedy to which each such party may be entitled at law or in equity.

      Section 6.13. FORMS OF CURRENCY. Unless otherwise specified in this Agreement, all forms of currency shall be denominated in United States dollars.

            IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of Parent, the Company and Merger Sub as of the date of this Agreement.

                                    IMRglobal CORP.



                                    By: /s/ Vincent Addonisio
                                       -----------------------------------------
                                       Name:   Vincent Addonisio
                                       Title:  Executive Vice President
                                               and Chief Administrative Officer



                                    CGI GROUP INC.



                                    By: /s/ Serge Godin
                                       -----------------------------------------
                                       Name:   Serge Godin
                                       Title:  Chairman, president and chief
                                               executive officer



                                    CGI FLORIDA CORPORATION



                                    By: /s/ Andre Imbeau
                                       -----------------------------------------
                                       Name:   Andre Imbeau
                                       Title:  Executive vice president and
                                               chief financial officer

                                                                      APPENDIX B

                            FAIRNESS OPINION LETTER

February 16, 2001

CONFIDENTIAL

Board of Directors
IMR Global Corporation
100 South Missouri Avenue
Clearwater, FL 33756

Dear Members of the Board:

    We understand that IMRglobal Corporation, a Florida corporation (the "Company"), CGI Inc., a stock corporation organized under the laws of Quebec (the "Parent"), and CGI Merger Corp., a Florida corporation and wholly-owned subsidiary of Parent (the "Merger Subsidiary"), propose to enter into an Agreement and Plan of Merger (the "Agreement"), which provides, among other things, for the merger of Merger Subsidiary with and into the Company, with the Company surviving the merger (the "Transaction").

    Pursuant to the Transaction, each share of common stock, par value $.10 per share, of the Company ("Company Common Stock"), other than shares owned or held, directly or indirectly, by the Company or the Parent, will be converted into the right to receive 1.6 shares (the "Exchange Ratio") of Class A Subordinate Shares, each without par value, of Parent ("Parent Stock"). The other terms and conditions of the Transaction are set forth in the Agreement.

    You have requested our opinion as to whether the Exchange Ratio pursuant to the Agreement is fair, from a financial point of view, to the Company and its shareholders. Updata Capital, Inc. focuses on providing merger and acquisition advisory services to information technology companies. In this capacity, we are continually engaged in valuing such businesses, and we maintain extensive databases for comparative purposes.

    In rendering our opinion, we have, among other things:

    1. reviewed a draft of the Agreement dated February 9, 2001 and related documents, and based our opinion on our understanding that the terms and conditions of the Agreement will not materially change;

    2. reviewed the Company's and the Parent's respective historical and projected financial statements;

    3. reviewed certain internal financial and operating information, including certain projections relating to the Company and Parent prepared by their respective managements (including projections under various financing and operating assumptions);

    4. participated in discussions with Company management and Parent management concerning the operations, business strategy, financial performance and prospects for each of the Company and the Parent;

    5. reviewed the recent reported closing prices and trading activity for the Company Common Stock and the Parent Stock;

                                                                      APPENDIX B

    6. compared certain aspects of the financial and market performance of the Company and Parent with public companies we deemed comparable in whole or in part;

    7. analyzed available information, both public and private, concerning other mergers and acquisitions we believe to be comparable in whole or in part to the Transaction;

    8. reviewed certain publicly available financial statements and other information of the Parent;

    9. reviewed the Company's Annual Reports on Form 10-K for the fiscal years ended December 31, 1999 and December 31, 1998, including the audited financial statements included therein, and Quarterly Reports on Form 10-Q for the fiscal quarters ending March 31, 2000, June 30, 2000 and September 30, 2000;

    10. reviewed the Company's unaudited financial statements for the fiscal year ended December 31, 2000;

    11. assessed, based on discussions with the Company's senior management and the Parent's senior management, the strategic rationale for the Transaction;

    12. assisted in negotiations and discussions related to the Transaction among the Company, the Parent and their respective legal and investment banking advisors; and

    13. conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

    In rendering our opinion, we have relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation, the representations and warranties contained in the Agreement) that was publicly available or furnished to us by the Company or the Parent and have relied on the assurances of management of the Company and the Parent that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections examined by us, we have assumed that they were reasonably prepared and reflect the best available estimates and good faith judgments of Company management and Parent management as to the future performance of the Company or the Parent, as the case may be. We have neither made nor obtained an independent appraisal or valuation of any of the Company's or the Parent's respective assets and have conducted only a limited inspection of the respective properties and facilities of the Company and the Parent. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated only as of the date of this opinion. Any change in such conditions may impact this opinion.

    For purposes of this opinion, we have assumed that the Company is not currently involved in any material transaction other than the Transaction and those activities undertaken in the ordinary course of conducting its business.

    Based upon and subject to the foregoing, we are of the opinion that the Exchange Ratio is fair, from a financial point of view, to the Company and the holders of Company Common Stock.

    We have acted as financial advisor to the Company in connection with the Transaction and will receive a fee for our services. In addition, the Company has agreed to indemnify us for certain liabilities which may arise out the rendering of this opinion.

                                                                      APPENDIX B

    This opinion speaks only as of the date hereof, which is the day prior to the public announcement of the proposed Transaction. It is understood that this opinion is solely for the information of the Board of Directors of the Company in connection with its consideration of the Transaction and does not constitute a recommendation to any Company shareholder as to whether such shareholder should vote its, his or her shares of Company Common Stock in favor of the Transaction. Updata does not believe that any other person other than the Board of Directors of IMRglobal has the legal right under state law to rely on this opinion, and, in the absence of any governing precedents, we would resist any assertion otherwise by any such person. THIS OPINION MAY NOT BE PUBLISHED OR REFERRED TO, IN WHOLE OR PART, WITHOUT OUR PRIOR WRITTEN PERMISSION.

                                            Sincerely,

                                            /s/ Updata Capital, Inc.

                                            Updata Capital, Inc.

                 PART II INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article 17 of CGI's bylaws provide:

    "INDEMNIFICATION. In addition to the provisions of the applicable laws governing the indemnification of the Company's representatives, the Board of Directors may purchase, to the benefit of the directors, officers or their predecessors or any other person who has assumed or who is about to assume a responsibility on behalf of the Company or any corporation controlled by it, insurance covering the liability they incur for having acted in their capacity as directors or officers of the Company, with the exception of the liability resulting from their own negligence or a personal fault separable from the performance of their duties."

    Sections 123.87, 123.88 and 123.89 of the Companies Act (Quebec) provide as follows:

    "123.87 [DEFENCE]. A company shall assume the defence of its mandatary prosecuted by a third person for an act done in the exercise of his duties and shall pay damages, if any, resulting from that act, unless the mandatary has committed a grievous offence or a personal offence separable from the exercise of his duties.

    [CRIMINAL PROCEEDINGS]. However, in a penal or criminal proceeding the company shall assume only the payment of the expenses of its mandatary if he had reasonable grounds to believe that his conduct was in conformity with the law, or the payment of the expenses of its mandatary if he has been freed or acquitted.

    123.88 [EXPENSES]. A company shall assume the expenses of its mandatary if, having prosecuted him for an act done in the exercise of his duties it loses its case and the court so decides.

    [EXPENSES]. If the company wins its case only in part, the court may determine the amount of the expenses it shall assume.

    123.89 [OBLIGATIONS]. A company shall assume the obligations contemplated in sections 123.87 and 123.88 in respect of any person who acted at its request as director for a legal person of which it is a shareholder or creditor."

    CGI maintains directors' and officers' insurance coverage, which, subject to policy terms and limitations will include coverage to reimburse CGI for amounts that it may be required or permitted by law to pay directors or officers of CGI.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES.

    (a) The following Exhibits are filed herewith unless otherwise indicated:


       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------   ------------------------------------------------------------
         *2.1           Agreement and Plan of Merger, dated as of February 21, 2001, by and among CGI Group Inc., IMRglobal Corp. and CGI Florida
                        Corporation (included as Appendix A to the proxy
                        statement/prospectus which is part of this Registration
                        Statement).
         *3.1           Articles of Incorporation of CGI Group Inc.
         *3.2           By-Laws of CGI Group Inc.
          5             Opinion of McCarthy Tetrault regarding validity of
                        securities being registered.
         *8.1           Opinion of Fried, Frank, Harris, Shriver & Jacobson
                        regarding United States tax consequences of the merger.
         *8.2           Opinion of Holland & Knight LLP regarding United States tax consequences of the merger.

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------   ------------------------------------------------------------
        *10.1           Voting Agreement, dated as of February 21, 2001, by and
                        among CGI Group Inc., CGI Florida Corporation, Satish K.
                        Sanan and A&S Family Limited Partnership.
        *10.2           Letter Agreement dated February 21, 2001 among CGI Group
                        Inc., IMRglobal Corp. and Satish K. Sanan.
        *10.3           Executive Employment Agreement, dated as of February 21,
                        2001, by and between IMRglobal Corp. and Satish K. Sanan.
        *10.4           Amendment to Executive Employment Agreement of Philip
                        Shipperlee.
        *10.5           Amendment to Executive Employment Agreement of Vincent
                        Addonisio.
         23.1           Consent of Samson Belair/Deloitte & Touche
         23.2           Consent of Ernst & Young LLP.
        *23.3           Consent of McCarthy Tetrault (included in the opinion filed as Exhibit 5 to this Registration Statement and incorporated herein by reference).
        *23.4           Consent of Fried, Frank, Harris, Shriver & Jacobson
                        (included in the opinion filed as Exhibit 8.1 to this
                        Registration Statement and incorporated herein by
                        reference).
        *23.5           Consent of Holland & Knight LLP (included in the opinion
                        filed as Exhibit 8.2 to this Registration Statement and
                        incorporated herein by reference).
        *23.6           Consent of Updata Capital.
        *24             Powers of Attorney (included in the signature page of this
                        Registration Statement).
         99.6           Form of Proxy Card of IMRglobal Corp.

------------------------

    *   Previously filed.

    (b) Financial Statement Schedules. All supporting schedules have been omitted because they are either not required, are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.

    (c) Reports, Opinions and Appraisals. Included as Appendix B to the proxy statement/prospectus which is part of this Registration Statement.

ITEM 22. UNDERTAKINGS.

    (a)  The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) To include any prospectus required by Section 10(a)(3) of the
                 Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial BONA FIDE offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by
           Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial BONA FIDE offering thereof.

    (c) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

       (2)  The undersigned registrant hereby undertakes that every prospectus
            (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial BONA FIDE offering thereof.

    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (e) The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on June 27, 2001.



                                                       CGI GROUP INC.

                                                       BY:               /S/ SERGE GODIN
                                                            -----------------------------------------
                                                                           Serge Godin
                                                            CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF
                                                                        EXECUTIVE OFFICER



    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the following capacities as of June 27, 2001.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                   /s/ SERGE GODIN                          Chairman of the Board, President and Chief
     -------------------------------------------              Executive Officer
                     Serge Godin                              (Principal Executive Officer and Director)

                                                            Executive Vice President, Chief Financial
         /s/ SERGE GODIN as Attorney-in-Fact                  Officer and Treasurer
     -------------------------------------------              (Principal Financial Officer, Principal
                    Andre Imbeau                              Accounting Officer and Director)

         /s/ SERGE GODIN as Attorney-in-Fact                Director
     -------------------------------------------
                    Yvan Allaire

         /s/ SERGE GODIN as Attorney-in-Fact                Director
     -------------------------------------------
                  David L. Johnston

         /s/ SERGE GODIN as Attorney-in-Fact                Director
     -------------------------------------------
                 Claude Chamberland

         /s/ SERGE GODIN as Attorney-in-Fact                Director
     -------------------------------------------
                    Claude Boivin

         /s/ SERGE GODIN as Attorney-in-Fact                Director
     -------------------------------------------
                     Paule Dore

                      SIGNATURE                                                TITLE
                      ---------                                                -----
         /s/ SERGE GODIN as Attorney-in-Fact                Director
     -------------------------------------------
                    Jean Brassard

         /s/ SERGE GODIN as Attorney-in-Fact                Director
     -------------------------------------------
                   Charles Sirois

         /s/ SERGE GODIN as Attorney-in-Fact                Authorized Representative in the U.S.
     -------------------------------------------
                   Pierre Turcotte

                                 EXHIBIT INDEX


       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------   ------------------------------------------------------------
         *2.1           Agreement and Plan of Merger, dated as of February 21, 2001, by and among CGI Group Inc., IMRglobal Corp. and CGI Florida
                        Corporation (included as Appendix A to the proxy
                        statement/prospectus which is part of this Registration
                        Statement).

         *3.1           Articles of Incorporation of CGI Group Inc.

         *3.2           By-Laws of CGI Group Inc.

            5 Opinion of McCarthy Tetrault regarding validity of securities being registered.

         *8.1 Opinion of Fried, Frank, Harris, Shriver & Jacobson regarding United States tax consequences of the merger.

         *8.2           Opinion of Holland & Knight LLP regarding United States tax consequences of the merger.

        *10.1 Voting Agreement, dated as of February 21, 2001, by and among CGI Group Inc., CGI Florida Corporation, Satish K.
                        Sanan and A&S Family Limited Partnership.

        *10.2           Letter Agreement dated February 21, 2001 among CGI Group
                        Inc., IMRglobal Corp. and Satish K. Sanan.

        *10.3           Executive Employment Agreement, dated as of February 21,
                        2001, by and between IMRglobal Corp. and Satish K. Sanan.

        *10.4           Amendment to Executive Employment Agreement of Philip
                        Shipperlee.

        *10.5           Amendment to Executive Employment Agreement of Vincent
                        Addonisio.

         23.1           Consent of Samson Belair/Deloitte & Touche

         23.2           Consent of Ernst & Young LLP.

        *23.3           Consent of McCarthy Tetrault (included in the opinion filed as Exhibit 5 to this Registration Statement and incorporated herein by reference).

        *23.4           Consent of Fried, Frank, Harris, Shriver & Jacobson
                        (included in the opinion filed as Exhibit 8.1 to this Registration Statement and incorporated herein by reference).

        *23.5 Consent of Holland & Knight LLP (included in the opinion filed as Exhibit 8.2 to this registration statement and incorporated herein by reference).

        *23.6           Consent of Updata Capital.

          *24 Powers of Attorney (included in the signature page of this registration statement).

         99.6           Form of Proxy Card of IMRglobal Corp.


------------------------

*   Previously filed.